Filed Pursuant to Rule 424(b)(5)
Registration Statement Nos. 333-278415-01 and 333-278415

Prospectus
$600,000,000
Series 2024-4 Asset Backed Notes*
Verizon Master Trust
Issuing Entity or Trust
(CIK Number: 0001844964)
Verizon ABS II LLC Depositor (CIK Number: 0001836995)	Cellco Partnership d/b/a Verizon Wireless Sponsor and Servicer (CIK Number: 0001175215)
Before you purchase any notes, be sure you understand the structure and the risks.  You should review carefully the risk factors beginning on page 38 of this prospectus.
The issuing entity’s assets consist primarily of an interest in a revolving pool of device payment plan agreements originated by Cellco Partnership d/b/a Verizon Wireless and certain other affiliates of Verizon Communications Inc.  The notes are secured by all of the issuing entity’s assets and will be paid from collections on and proceeds of the issuing entity’s device payment plan agreements designated to “group 1” that are allocated to the notes under the transaction documents.  The issuing entity has issued nineteen other series of notes and has entered into two series of loans, and expects to issue or enter into in the future other series of notes and loans. The notes and loans of any series are only entitled to the portion of collections on and proceeds of the device payment plan agreements designated to the related group that are allocated to it under the transaction documents. The assets of the issuing entity may also include device payment plan agreements that are designated to groups other than group 1, but collections on or proceeds of any device payment plan agreements designated to a group other than group 1 will not be available to the notes except in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default.”  The notes will be obligations of the issuing entity only and will not be obligations of or interests in the sponsor, the originators, the servicer, the depositor, the parent support provider, the marketing agent or any of their respective affiliates.  The issuing entity has also issued certificates representing the equity interest in the issuing entity.  The certificates will be retained by the depositor and by Verizon DPPA True-up Trust.  The issuing entity will issue the notes in the table below as part of Series 2024-4 and only these notes are offered by this prospectus.

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$288,686,000	5.21%(2)	30/360	June 22, 2026	June 20, 2029
Class A-1b notes	$245,918,000	Compounded SOFR + 0.55%(2)(3)(4)	Actual/360	June 22, 2026	June 20, 2029
Class B notes	$40,872,000	5.40%(2)	30/360	June 22, 2026	June 20, 2029
Class C notes	$24,524,000	5.60%(2)	30/360	June 22, 2026	June 20, 2029
Total	$600,000,000

	Initial Public Offering Price	Underwriting Discounts and Commissions		Net Proceeds(5)
Class A-1a notes	$288,670,006.80	0.22500%		$288,020,463.30
Class A-1b notes	$245,918,000.00	0.22500%		$245,364,684.50
Class B notes	$40,865,435.96	0.32500%		$40,732,601.96
Class C notes	$24,522,145.99	0.42500%		$24,417,918.99
Total	$599,975,588.75			$598,535,668.75
__________________
*    The issuing entity expects to issue another series of notes on the closing date.
(1)
In addition to the notes described above, Series 2024-4 will also include the Class R interests, which will not have a principal balance, will not accrue interest and will only be entitled to certain excess cash flow.

(2)
If the notes have not been redeemed as of the payment date in June 2026, beginning on such payment date, in addition to interest at the stated interest rate, each class of notes will accrue additional interest at the additional interest rate applicable to that class of notes, which additional interest amounts will be distributed to noteholders as set forth under “Description of the Notes—Priority of Payments.”

(3)
The Class A-1b notes will accrue interest at a floating rate based on a spread over a benchmark, which initially will be compounded SOFR. However, the benchmark may change in certain situations. For more information on how compounded SOFR is determined and the circumstances in which the benchmark may change, you should read “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”

(4)
If the sum of compounded SOFR or any other applicable benchmark and the spread set forth above is less than 0.00% for any interest accrual period, then the interest rate for the Class A-1b notes for that interest accrual period will be deemed to be 0.00%.  See “Description of the Notes—Payments of Interest—General.”

(5)	Before deducting expenses estimated to be $887,396.

•
The issuing entity will pay interest on the notes on the 20th day of each month (or if not a business day, the next business day).  The first payment date will be July 22, 2024.  It is not expected that any payments of principal will be made on the notes prior to the payment date in June 2026, unless the amortization period begins or the notes are redeemed prior to such date.

•
The notes may be subject to optional redemption on any date on or after the payment date in July 2025.  If the issuing entity effects an optional redemption on any date prior to the payment date occurring in April 2026, the issuing entity will be required to pay a make-whole payment in connection with such redemption.

•
The notes are expected, but not required, to be redeemed by the issuing entity on or before the payment date in June 2026.  If the notes have not been redeemed as of the payment date in June 2026, an amortization event will occur on such payment date and, beginning on such payment date, in addition to interest at the stated interest rate, each class of notes will accrue additional interest at the additional interest rate applicable to that class of notes, which accrued additional interest amounts will be distributed to noteholders as set forth under “Description of the Notes—Priority of Payments”. See “Description of the Notes—Optional Redemption.”

•
On the closing date, the credit and payment enhancement for the notes will consist of a reserve account, overcollateralization, excess spread and, in the case of the Class A notes, subordination of the Class B notes and Class C notes, and in the case of the Class B notes, subordination of the Class C notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The issuing entity is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and in making this determination, the issuing entity will be relying on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although there may be additional exemptions or exclusions available to the issuing entity.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

The notes will be delivered in book-entry form through the facilities of The Depository Trust Company to purchasers on or about June 28, 2024, which is the “closing date.”

JOINT BOOKRUNNERS
Citigroup (sole structurer)	Barclays	BNP PARIBAS	Truist Securities
CO-MANAGERS
Academy Securities	AmeriVet Securities	R. Seelaus & Co., LLC	Scotiabank	SOCIETE GENERALE
________________
The date of this prospectus is June 25, 2024

TABLE OF CONTENTS

Important Notice About Information in this Prospectus	5
Reading this Prospectus	5
Forward-Looking Statements	6
Copies of the Documents	6
Note Legend	6
Notice to Investors: United Kingdom	7
Notice to Investors: European Economic Area	7
Trust and Transaction Structure Diagram	9
Transaction Credit and Payment Enhancement Diagram	11
Transaction Parties and Documents Diagram	12
Transaction Payments Diagram	13
Summary	14
Glossary	38
Risk Factors	38
Summary of Principal Risk Factors	38
Descriptions of the Transaction Documents	74
The Trust	74
Addition of Receivables	76
Release of Receivables	77
Issuance of Additional Group 1 Series	78
Depositor	79
Owner Trustee	79
Master Collateral Agent and Indenture Trustee	81
Master Collateral Agent	82
Indenture Trustee	84
Asset Representations Reviewer	87
Sponsor, Servicer, Custodian, Marketing Agent and Administrator	88
General	88
Sponsor	89
Servicer, Custodian, Marketing Agent and Administrator	90
Parent Support Provider	91
The Originators	93
Additional Transferor	93
Origination and Description of Device Payment Plan Agreement Receivables	94
Wireless Equipment and Distribution	94
Wireless Device Payment Plan Agreements	95
Insurance on Wireless Devices	96
Underwriting Criteria	97
Upgrade Offers	99
Account Credits	99
Transfer of Service	100
Bankruptcy Surrendered Devices	100
Origination Characteristics	100
Servicing the Receivables and the Securitization Transaction	101
General	101
Servicing Duties	101
Collections and Other Servicing Procedures	102
Delinquency and Write-Off Experience	104
Servicing Fees	106
Servicer Modifications and Obligation to Acquire Receivables	106
Bank Accounts	107
Deposit of Collections	107
Custodial Obligations of Cellco	108
Servicing Obligations of Cellco	108
Limitations on Liability	109
Amendments to Transfer and Servicing Agreement	109
Resignation and Termination of Servicer	109
Notice Obligations of Cellco	111
Receivables	112

Receivables, Group 1 Assets and Series 2024-4 Assets	112
Description of the Receivables	113
Criteria for Selecting the Receivables	113
Composition of the Receivables	114
Additional Receivables	119
Series 2024-4 Concentration Limits	119
Representations About the Receivables	120
Asset Representations Review	121
Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments	125
Dispute Resolution	128
Review of Receivables	129
Static Pool Information	130
Description of the Notes	131
Pool Balance and Required Pool Balance	131
Allocation of Group 1 Available Funds	131
Series 2024-4 Available Funds	132
Payments of Interest	132
Payments of Principal	135
Revolving Period	136
Amortization Period	136
Earliest Redemption Date; Optional Redemption of the Notes	137
Anticipated Redemption Date	137
Make-Whole Payments	138
Priority of Payments	138
Post-Acceleration Priority of Payments	141
Controlling Class; Voting Rights	142
Events of Default	142
Notes Owned by Transaction Parties	145
List of Noteholders	145
Noteholder Communications	146
Satisfaction and Discharge of Indenture	146
Amendments to Master Collateral Agreement	147
Amendments to Indenture	148
Equity Interest	150
Book-Entry Registration	150
Definitive Securities	151
Computing the Outstanding Note Balance of the Notes	152
Credit and Payment Enhancement	152
Reserve Account	152
Letter of Credit	153
Subordination	154
Overcollateralization	155
Excess Spread	155
U.S. Credit Risk Retention	155
EU Securitization Regulation and UK Securitization Regulation	161
Some Important Legal Considerations	163
Matters Relating to Bankruptcy	163
Security Interests in Receivables	168
Realization on the Receivables	168
Use of Proceeds	170
Transaction Fees and Expenses	170
Fees and Expenses for the Notes	170
Monthly Investor Reports	172
Annual Compliance Reports	174
Certain U.S. Federal Income Tax Consequences	174
Tax Characterization of the Trust	175
Treatment of the Notes as Indebtedness	175
Tax Consequences to U.S. Owners	176
Tax Consequences to Foreign Owners of the Notes	177
Backup Withholding	179
Possible Alternative Treatments of the Notes	179

Foreign Account Tax Compliance	179
Reportable Transactions	180
Material State Tax Consequences	180
Certain Considerations for ERISA and Other Benefit Plans	180
General Investment Considerations for Fiduciaries Investing Plan Assets	180
Prohibited Transactions	181
Benefit Plans Not Subject to ERISA or the Code	182
Additional Considerations	182
Affiliations and Relationships and Related Transactions	183
Where You Can Find More Information About Your Notes	183
The Trust	183
The Depositor	183
Static Pool Data	184
Legal Proceedings	184
Underwriting	184
Legal Opinions	187
Available Information	188
Schedule I: Glossary of Defined Terms	S‑I-1
Annex A: Static Pool Data: Master Trust Receivables	A‑1
Annex B: Other Group 1 Series of Credit Extensions Outstanding	B‑1

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

This prospectus has been prepared by Verizon ABS II LLC, as depositor, and Cellco Partnership d/b/a Verizon Wireless, as sponsor. The U.S. Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” information filed with it by the issuing entity or by the depositor on behalf of the issuing entity, which means that we can disclose important information to you by referring you to those documents.  Verizon ABS II LLC has met the registrant requirements of General Instruction I.A.1 of Form SF-3.  The information incorporated by reference is considered to be part of this prospectus.  Information that we file later with the SEC will automatically update the information in this prospectus.  In all cases, you should rely on the later information over different information included in this prospectus.  We will incorporate by reference the issuing entity’s latest annual report on Form 10-K that contains financial statements for the issuing entity’s latest fiscal year for which a Form 10-K was required to be filed.  We note however that the issuing entity does not expect to include financial statements in its reports on Form 10-K.  We also incorporate by reference any current reports on Form 8-K or any distribution reports on Form 10-D filed with the SEC by or on behalf of the issuing entity pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before the termination of the offering of the notes.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus.  We and the underwriters have not authorized anyone to provide you with any other information.  If you receive any other information, you should not rely on it.

We and the underwriters are offering to sell the notes only in places where offers and sales are permitted.

You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of such information.

READING THIS PROSPECTUS

This prospectus begins with the following brief introductory sections:

•	Trust and Transaction Structure Diagram – illustrates the structure of the trust, this securitization transaction and the credit and payment enhancement available for the notes,

•
Transaction Credit and Payment Enhancement Diagram – illustrates the credit and payment enhancement available for the notes on the closing date and how credit and payment enhancement is used to absorb losses on the receivables,

•	Transaction Parties and Documents Diagram – illustrates the role of each transaction party and the obligations that are governed by each transaction document relating to the notes,

•	Transaction Payments Diagram – illustrates how series 2024-4 available funds will be paid on each payment date,

•
Summary – describes the transaction parties, the main terms of the issuance of and payments on the notes, the assets of the issuing entity, the cash flows in this securitization transaction and the credit and payment enhancement available for the notes, and

•	Risk Factors – describes the most significant risks of investing in the notes.

The other sections of this prospectus contain more detailed descriptions of the parties to this securitization transaction, the assets of the issuing entity and the servicing of the assets, the notes and the structure of this securitization transaction.  Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus.  The Table of Contents contains references to key topics.  The information set forth in any Schedule attached to this prospectus and in Annex A and Annex B is deemed to be a part of and is incorporated into this prospectus.

Capitalized terms used in this prospectus, if not defined when first used, will have the meanings ascribed thereto in “Schedule I—Glossary of Defined Terms.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “will,” “may,” “should,” “continue,” “anticipate,” “believe,” “expect,” “plan,” “appear,” “project,” “estimate,” “intend,” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in this prospectus and our periodic reports filed with the SEC.

Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus, and we undertake no obligation to update publicly these forward-looking statements to reflect new information, future events or otherwise, except as and to the extent required by the federal securities laws. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

COPIES OF THE DOCUMENTS

If you have received a copy of this prospectus, you may request a copy of any information that we have incorporated by reference in this prospectus, excluding any exhibit to that information unless the exhibit is specifically incorporated by reference in that information, at no cost by contacting Verizon ABS II LLC at the following address or telephone number:

Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone number: 212-395-1525
Attention: Investor Relations

You may also read these materials through the SEC’s EDGAR system at http://www.sec.gov.

NOTE LEGEND

Each note will bear the following legend:

“EACH HOLDER OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A FEDERAL, STATE, LOCAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (A “SIMILAR LAW”), AND ANY FIDUCIARY ACTING ON BEHALF OF THE HOLDER, BY ACCEPTING THIS NOTE (OR

AN INTEREST OR PARTICIPATION IN THIS NOTE), IS DEEMED TO REPRESENT THAT ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR AN INTEREST OR PARTICIPATION IN THIS NOTE) DOES NOT AND WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE (OR, IF THE HOLDER IS SUBJECT TO ANY SIMILAR LAW, ITS ACQUISITION, HOLDING AND DISPOSITION DOES NOT AND WILL NOT RESULT IN A VIOLATION OF ANY SIMILAR LAW).”

NOTICE TO INVESTORS: UNITED KINGDOM

THIS PROSPECTUS MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM (THE “UK”) TO PERSONS (I) HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(5) (INVESTMENT PROFESSIONALS) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”), OR (II) FALLING WITHIN ARTICLE 49(2) (A)-(D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS ETC.) OF THE ORDER OR (III) TO WHOM THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). NEITHER THIS PROSPECTUS NOR THE NOTES ARE OR WILL BE AVAILABLE TO PERSONS IN THE UK WHO ARE NOT RELEVANT PERSONS AND THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON IN THE UK BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE NOTES, IS AVAILABLE IN THE UK ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN, IN THE UK, ONLY WITH RELEVANT PERSONS.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK. FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97 (SUCH RULES OR REGULATIONS, AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF THE DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA (AS AMENDED, THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EU

RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED) WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO EU RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EU RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

TRUST AND TRANSACTION STRUCTURE DIAGRAM

The following diagram provides a simplified overview of the structure of the Trust, this securitization transaction and the credit and payment enhancement available for the Notes.  You should read this prospectus in its entirety for a more detailed description of this securitization transaction.

(1)
The Certificates are held by the Depositor and Verizon DPPA True-up Trust, as nominee of the Originators.  The Certificates represent the ownership interest in the Trust and are entitled to (i) distributions of the Transferor’s Allocation on each Payment Date, (ii) any collections on or proceeds of any Trust DPPAs allocated to any other Series not needed to make payments on the related Credit Extensions, or to make any other required payments or deposits according to the priority of payments for such Series and (iii) investment earnings on amounts held in the Collection Account or any Series Bank Accounts.  Series 2024-4 also includes the Class R Interest, which represents an “eligible horizontal residual interest” pursuant to the U.S. Risk Retention Rules representing the right to any Series 2024-4 Available Funds not needed on any Payment Date to make payments on the Notes, or to make any other required payments or deposits according to the priority of payments described under “Description of the Notes—Priority of Payments.”  For more details about the Class R Interest, see “U.S. Credit Risk Retention.”

(2)
The Trust has issued nineteen other Series of notes (Series 2021-1, Series 2021-2, Series 2022-1, Series 2022-2, Series 2022-3, Series 2022-4, Series 2022-5, Series 2022-6, Series 2022-7, Series 2023-1, Series 2023-2, Series 2023-3, Series 2023-4, Series 2023-5, Series 2023-6, Series 2023-7, Series 2024-1, Series 2024-2 and Series 2024-3), and has entered into two Series of loans (Loan Series 2021-A and Loan Series 2021-B).  The main terms of each such Group 1 Series Outstanding are summarized in Annex B.  The Trust expects to issue another Series of notes (Series 2024-5) on the Closing Date, and expects to issue or enter into in the future other Series of notes and loans.  The notes and loans of any Series are secured by all of the Trust’s assets but are only entitled to the portion of collections on and proceeds of the Trust DPPAs designated to the related Group that are allocated to it under the transaction documents, except to the extent Trust DPPAs designated to any other Group are sold upon the occurrence of an Event of Default and an acceleration of the Notes in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default.”

(3)
On the Closing Date, the Reserve Account will be fully funded with an amount equal to $6,539,509.54, which is the Required Reserve Amount as of the Closing Date.  For more details about the Reserve Account, you should read “Credit and Payment Enhancement—Reserve Account.”

(4)
All Notes other than the Class C Notes benefit from subordination of more junior classes to more senior classes.  The order of subordination varies depending on whether interest or principal is being paid and whether an Event of Default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes—Priority of Payments,” “—Post-Acceleration Priority of Payments” and “Credit and Payment Enhancement—Subordination.”

(5)
Overcollateralization is the amount by which, on any date of determination, (x) the Series 2024-4 Allocated Pool Balance exceeds (y) the aggregate Note Balance of the Notes.  The Series 2024-4 Required Overcollateralization Percentage is 8.25% and the Series 2024-4 Required Overcollateralization Amount is initially equal to $53,950,953.68.  For more details about overcollateralization, you should read “Credit and Payment Enhancement—Overcollateralization.”

(6)
Excess spread for Series 2024-4 on any Payment Date will be equal to the excess of (i) the product of (a) the Series 2024-4 Discount Rate and (b) the Series 2024-4 Available Funds for such Payment Date over (ii) the sum of (a) the aggregate amount of interest payments required to be made on the Notes on such Payment Date and (b) the aggregate amount of senior fees and expenses of the Trust that are allocated to Series 2024-4 on such Payment Date.

(7)
The Class A-1b Notes bear interest at a floating rate based on a spread over a Benchmark, which initially will be Compounded SOFR, as described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”  Although the Receivables are non-interest bearing and any additional Receivables may also be non-interest bearing, the Receivables are discounted at a fixed rate, thereby creating basis risk between the Receivables and the floating rate Class A-1b Notes.

TRANSACTION CREDIT AND PAYMENT ENHANCEMENT DIAGRAM

This diagram is a simplified overview of the credit and payment enhancement available for the Notes on the Closing Date and how credit and payment enhancement is used to absorb losses on the Receivables.  If losses on the Receivables and other shortfalls in cash flows exceed the amount of available credit and payment enhancement, the amount available to make payments on the Notes will be reduced to the extent of these losses.  The risk of loss will be borne first by the Class C Notes, then the Class B Notes, and finally, the Class A Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the applicable Payment Date.  You should read this prospectus completely, including “Credit and Payment Enhancement,” for more details about the credit and payment enhancement available for the Notes.

________________________
(1)
The Class A Notes consist of the Class A-1a Notes and the Class A-1b Notes, which Notes rank pari passu.  All Notes other than the Class C Notes benefit from subordination of more junior classes to more senior classes.  The order of the subordination varies depending on whether interest or principal is being paid and whether an Event of Default that results in acceleration has occurred.  For more details about subordination, you should read “Description of the Notes—Priority of Payments,” “—Post-Acceleration Priority of Payments” and “Credit and Payment Enhancement—Subordination.”

(2)
On the Closing Date, the Reserve Account will be fully funded with an amount equal to $6,539,509.54, which is the Required Reserve Amount as of the Closing Date.  For more details about the Reserve Account, you should read “Credit and Payment Enhancement—Reserve Account.”

(3)
Overcollateralization is the amount by which, on any date of determination, (x) the Series 2024-4 Allocated Pool Balance exceeds (y) the aggregate Note Balance of the Notes.  The Series 2024-4 Required Overcollateralization Percentage is 8.25% and the Series 2024-4 Required Overcollateralization Amount is initially equal to $53,950,953.68.  For more details about overcollateralization, you should read “Credit and Payment Enhancement—Overcollateralization.”

(4)
Excess spread for Series 2024-4 on any Payment Date will be equal to the excess of (i) the product of (a) the Series 2024-4 Discount Rate and (b) the Series 2024-4 Available Funds for such Payment Date over (ii) the sum of (a) the aggregate amount of interest payments required to be made on the Notes on such Payment Date and (b) the aggregate amount of senior fees and expenses of the Trust that are allocated to Series 2024-4 on such Payment Date.

TRANSACTION PARTIES AND DOCUMENTS DIAGRAM

The following diagram shows the role of each transaction party and the obligations that are governed by each transaction document relating to the Notes.

Cellco Partnership d/b/a/ Verizon Wireless and other Originators and the Additional Transferor
RECEIVABLES TRANSFER AGREEMENTS
- the Originators and the Additional Transferor, as applicable, have transferred, and the Originators will transfer, Receivables to the Depositor
- each Originator or the Servicer (for Receivables transferred by the Additional Transferor) makes representations to the Depositor about the Receivables transferred by such Originator or the Additional Transferor, as applicable, and agrees to reacquire or acquire Receivables that materially breach such representations
PARENT SUPPORT AGREEMENT
- the Parent Support Provider will guarantee all payment and deposit obligations of the Originators, and Cellco, as Servicer and Marketing Agent, to the Trust, but will not guarantee any payments on the Notes or the Receivables
TRUST AGREEMENT
- the Trust is established as a Delaware statutory trust
- Wilmington Trust, National Association appointed as Owner Trustee
- the rights of the holders of the equity interest in the Trust established
VERIZON ABS II LLC
(depositor)
MASTER COLLATERAL AGREEMENT
- U.S. Bank Trust Company, National Association appointed Master Collateral Agent
- the Trust designates Device Payment Plan Agreements to Groups and pledges such Device Payment Plan Agreements to the Master Collateral Agent to secure the Credit Extensions of each Series of such Group
- the Trust allocates Collections to each Group 1 Series and the Transferor's Interest
- the Trust applies payments on the Receivables allocated to Series 2024-4 and other Series 2024-4 Available Funds to make payments on the Notes
TRANSFER AND SERVICING AGREEMENT
- the Depositor transfers the Receivables to the Trust
- Cellco appointed as Servicer and is entitled to the Servicing Fee
- the Servicer agrees to acquire Receivables that materially breach its covenants
- the Servicer makes representations about the Receivables designated to Group 1 on a Designation Date and agrees to acquire Receivables that materially breach such representations
- Cellco is appointed as Marketing Agent and Custodian
ADMINISTRATION AGREEMENT
- Cellco appointed Administrator
- the Administrator performs administrative duties of the Trust under the Master Collateral Agreement, the Trust Agreement and the Indenture
VERIZON MASTER TRUST
(trust)
ASSET REPRESENTATIONS REVIEW AGREEMENT
- Pentalpha Surveillance LLC appointed Asset Representations Reviewer
- the Asset Representations Reviewer reviews ARR Receivables for compliance with representations in certain circumstances
INDENTURE
- U.S. Bank Trust Company, National Association appointed as Indenture Trustee
- the Trust issues the Notes
- the Trust applies Series 2024-4 Available Funds and other available amounts to pay the applicable portion of expenses of the Trust and to make payments on the Notes
UNDERWRITING AGREEMENT
- the Trust sells the Notes to the underwriters
- the underwriters purchase the Notes and offer them to investors
Underwriters
Investors

TRANSACTION PAYMENTS DIAGRAM

This diagram shows how Series 2024-4 Available Funds will be paid on each Payment Date.  The priority of payments shown in this diagram will apply unless the Notes are accelerated after an Event of Default.  You should read this prospectus completely, including “Description of the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments,” for more details about the priority of payments for the Notes.

SUMMARY

This summary describes the transaction parties, the main terms of the issuance of and payments on the Notes, the Receivables, the cash flows in this securitization transaction and the credit and payment enhancement available for the Notes.  It does not contain all of the information that you should consider in making your investment decision.  To understand fully the terms of the Notes and the transaction structure, you should read this prospectus, especially “Risk Factors” beginning on page 38, in its entirety, including any documents incorporated by reference herein. Capitalized terms used in this prospectus, if not defined when first used, will have the meanings ascribed thereto in “Schedule I—Glossary of Defined Terms.”

Transaction Overview

Cellco Partnership d/b/a Verizon Wireless and other affiliates of Verizon Communications Inc. originate device payment plan agreements for consumer customers and business customers (each, a “Device Payment Plan Agreement”).  The issuing entity is a master trust that owns a revolving pool of Device Payment Plan Agreements originated by the Originators, including all amounts received and applied on, and all proceeds of, those Device Payment Plan Agreements after the end of the calendar day on the related cutoff date.  We refer to the issuing entity as the “Trust” and the Device Payment Plan Agreements owned by the Trust as the “Trust DPPAs.”  The Trust has issued nineteen other series of notes and has entered into two series of loans, as described under “Other Group 1 Series” below. The Trust expects to issue another series of notes on the Closing Date, and expects to issue or enter into in the future other series of notes and loans.  Each series of notes issued by the Trust or loans entered into by the Trust is referred to as a “Series” and the related notes or loans are referred to as “Credit Extensions.”  Each Series of Credit Extensions will be secured by all of the Trust DPPAs. For purposes of allocations of cash flows to a particular Series, the Trust (or the Administrator, on behalf of the Trust) has designated and will designate the Trust DPPAs into different pools, called “Groups.”  Initially, all Trust DPPAs will be designated to Group 1.  In the future, for purposes of allocations of cash flows, Trust DPPAs may be designated to different Groups. The Series 2024-4 notes (the “Notes”) will be allocated collections solely from the revolving pool of Trust DPPAs and related rights designated to Group 1, which Trust DPPAs are referred to as the “Receivables.” The Notes will not be entitled to receive collections on or proceeds of any Trust DPPAs other than the Receivables, except to the extent Trust DPPAs designated to any other Group are sold upon the occurrence of an Event of Default and an acceleration of the Notes, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default.”  We refer to each Series related to Group 1 as a “Group 1 Series,” all Credit Extensions that are part of a Group 1 Series as “Group 1 Credit Extensions” and the holders of such Group 1 Credit Extensions as “Group 1 Creditors.”  The Group 1 Credit Extensions are only entitled to the portion of Collections on and proceeds of the Receivables that are allocated to it under the transaction documents. Other Group 1 Series may have different discount rates, eligibility criteria, concentration limits, interest rates, required overcollateralization percentages, revolving periods, amortization events, anticipated redemption dates, final maturity dates and/or other characteristics than Series 2024-4.  The conditions described under “The Trust—Issuance of Additional Group 1 Series” in this prospectus must be satisfied in connection with any new issuance of a Group 1 Series.

No information is provided in this prospectus with respect to any Trust DPPAs other than the Receivables, other than as specifically set forth under “Servicing the Receivables and the Securitization Transaction” or any Credit Extensions other than the Notes, except for certain information with respect to the Group 1 Credit Extensions Outstanding set forth in Annex B.

The equity interest in the Trust is represented by the Certificates, which are not offered by this prospectus.  The Depositor and Verizon DPPA True-up Trust hold the Certificates.  Verizon DPPA True-up Trust is a majority owned affiliate of the Sponsor and is beneficially owned by the Originators. The Certificates do not have an interest rate.

Each of the Originators and the Additional Transferor have transferred prior to the Closing Date and each of the Originators is expected to transfer from time to time after the Closing Date all of its right, title and interest in certain Device Payment Plan Agreements to the Depositor, who has transferred and will transfer all of its right, title and interest in such Device Payment Plan Agreements to the Trust.  On the Closing Date, the Trust will issue the Notes and sell the Notes to the underwriters who will sell them to investors.  The net proceeds from the sale of the Notes may be used by the Trust to acquire Device Payment Plan Agreements from the Originators, to make the initial deposit in the Reserve Account, to redeem other Credit Extensions, to make payments of principal on any other Credit Extensions (to the extent permitted thereby) and for other general corporate purposes.

Transaction Parties

Sponsor, Servicer, Custodian, Marketing Agent and Administrator

Cellco Partnership d/b/a Verizon Wireless is a Delaware general partnership and a subsidiary of Verizon Communications.

Cellco will be the Sponsor of the securitization transaction in which the Notes will be issued.   As Sponsor, Cellco will be responsible for structuring the securitization transaction, selecting the transaction parties and (together with its affiliates) paying the costs and expenses of forming and maintaining the Trust, legal fees of some of the transaction parties, rating agency fees for rating the Notes and other transaction expenses.

Cellco is the Servicer, the Custodian and the Marketing Agent and the Administrator for the Trust.

As Servicer, Cellco is responsible for collecting payments on the Receivables and administering payoffs, prepayments, defaults and delinquencies, as further described under “Servicing the Receivables and the Securitization Transaction—Servicing Obligations of Cellco.”  Cellco will also act as Custodian and maintain custody of the Receivable files, as further described under “Servicing the Receivables and the Securitization Transaction—Custodial Obligations of Cellco.”

Cellco, in its capacity as Marketing Agent, will, or will cause the Originators to, make certain prepayments, apply certain credits on the Receivables and manage certain account transfers, as further described under
“Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Cellco, in its capacity as Administrator of the Trust, will perform certain administrative duties of the Trust pursuant to the terms of the Administration Agreement, as further described under “Sponsor, Servicer, Custodian, Marketing Agent and Administrator” and will (on behalf of the Trust) be responsible for selecting Device Payment Plan Agreements for transfer to the Trust from time to time, for designating Trust DPPAs to a Group and, subject to the conditions set forth under “The Trust—Addition of Receivables,” re-designating Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to another Group.

Although Cellco is responsible for the performance of its obligations as Sponsor, Servicer, Custodian, Marketing Agent and Administrator, certain affiliates or third parties may undertake the actual performance of those obligations, as permitted by the terms of the transaction documents.

For more information about the Sponsor, Servicer, Custodian, Marketing Agent and Administrator, you should read “Sponsor, Servicer, Custodian, Marketing Agent and Administrator.”

Depositor

Verizon ABS II LLC is a Delaware limited liability company and a special purpose company wholly owned by Cellco.

Issuing Entity or Trust

Verizon Master Trust is a Delaware statutory trust governed by the Trust Agreement and will issue the Notes.  The Trust was formed on February 3, 2021.

Originators

Cellco and certain other affiliates of Verizon Communications are the Originators who have originated or will originate the Receivables under contracts entered into by Verizon Wireless Services, as agent of each Originator or another affiliated agent as may be appointed by the Originators from time to time.  All of the Originators originate the Receivables under the same underwriting guidelines as determined by the Sponsor.  For additional information regarding the Originators, see “The Originators.”

Additional Transferor

Verizon DPPA Master Trust was a Delaware statutory trust that was terminated in December 2023.  All Device Payment Plan Agreements owned by Verizon DPPA Master Trust and subsequently transferred to the Trust were originated by the Originators.  For additional information regarding Verizon DPPA Master Trust, see “The Additional Transferor.”

Parent Support Provider

Verizon Communications Inc. is a Delaware corporation.  Under the Parent Support Agreement, Verizon Communications will guarantee the payment obligations of the Originators and Cellco, in its capacities as Servicer and Marketing Agent, including, but not limited to, their respective reacquisition, acquisition and prepayment obligations.  The Parent Support Provider will not guarantee any payments on the Notes or any payments on the Receivables.  For additional information regarding the obligations of the Parent Support Provider, see “Parent Support Provider,” “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” “—Account Credits” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Master Collateral Agent

U.S. Bank Trust Company, National Association is a national banking association.

Owner Trustee

Wilmington Trust, National Association is a national banking association.

Indenture Trustee and Paying Agent

U.S. Bank Trust Company, National Association is a national banking association.

Asset Representations Reviewer

Pentalpha Surveillance LLC is a Delaware limited liability company.
True-up Trust

Verizon DPPA True-up Trust is a Delaware statutory trust beneficially owned by the Originators.

Closing Date

June 28, 2024.  The Trust expects to issue the Notes on or about the Closing Date.

Revolving Period

The period beginning on the Closing Date and ending on the date when the Amortization Period begins. In no event will the Revolving Period end later than the Anticipated Redemption Date.

Amortization Period

The period beginning on the Payment Date on or immediately following the occurrence of an Amortization Event and ending on the Final Maturity Date or an earlier date on which the Notes are paid in full.  For additional information, see “Amortization Events” below.

Cutoff Date

The Trust will be entitled to Collections on each Receivable on and after the related Cutoff Date.

Statistical Calculation Date

May 19, 2024.

Statistical Information

The statistical information in this prospectus is based on the Receivables as of the Statistical Calculation Date.  The pool of Receivables on the Closing Date may (i) not include certain Receivables designated to Group 1 as of the Statistical Calculation Date as a result of payments in full or delinquencies on certain Device Payment Plan Agreements after the Statistical Calculation Date and other reasons for which the Device Payment Plan Agreements would not constitute Eligible Receivables for Group 1 as of the Cutoff Date related to the Closing Date and (ii) include other Receivables designated to Group 1 after the Statistical Calculation Date.

Collection Period

The period commencing on the first day of the applicable month and ending on the last day of the applicable month; provided that, for any Payment Date, the applicable month will be the immediately preceding calendar month.

Notes

The Notes will consist of the following classes:

	Initial Note Balance	Interest Rate
Class A-1a Notes	$288,686,000	5.21%(1)
Class A-1b Notes	$245,918,000	Compounded SOFR + 0.55%(1)(2)
Class B Notes	$40,872,000	5.40%(1)
Class C Notes	$24,524,000	5.60%(1)
_________
(1) If the Notes have not been redeemed as of the Anticipated Redemption Date, beginning on such Payment Date, in addition to interest at the stated interest rate, each class of Notes will accrue additional interest at the Additional Interest Rate applicable to that class of Notes, which accrued Additional Interest Amounts will be distributed to Noteholders as set forth under “—Priority of Payments” below.
(2) The Class A-1b Notes will accrue interest at a floating rate based on a spread over a Benchmark, which initially will be Compounded SOFR. However, the Benchmark may change in certain situations. For more information on how Compounded SOFR is determined and the circumstances under which the Benchmark may change, you should read “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”

In addition to the Notes, Series 2024-4 will also include the Class R Interests, which will not have a principal balance, will not accrue interest and will only be entitled to certain excess cash flow.

Final Maturity Dates

The Final Maturity Date for each class of Notes is the date on which the entire Note Balance of that class of Notes is due and payable.  Any failure to pay the Note Balance of a class of Notes in full on its Final Maturity Date constitutes an Event of Default.

Class A-1a Notes: June 20, 2029.
Class A-1b Notes: June 20, 2029.
Class B Notes: June 20, 2029.
Class C Notes: June 20, 2029.

Series 2024-4 Discount Rate

10.99%.
Earliest Redemption Date; Optional Redemption of the Notes

The Trust may not effect an Optional Redemption prior to the Earliest Redemption Date, which is the Payment Date occurring in July 2025.  Certificateholders representing 100% of the voting interests of the Certificates, with the consent of the Administrator, on behalf of the Trust, have the right to direct the Trust to exercise an Optional Redemption of the Notes, in whole but not in part, on any date on or after the Earliest Redemption Date.  If the Trust effects an Optional Redemption on any date prior to the First Par Redemption Date, the Trust will be required to pay a Make-Whole Payment in connection with such redemption.

The Trust may not exercise an Optional Redemption unless all principal of, and accrued and unpaid interest on, the Notes, and any applicable Make-Whole Payments and Additional Interest Amounts due and payable on that date, and all other amounts payable by the Trust with respect to Series 2024-4, including such amounts due and payable to the Indenture Trustee, the Owner Trustee, the Master Collateral Agent and the Asset Representations Reviewer as of such date, are paid in full in connection therewith.

The Trust may redeem the Notes with any amounts available to it for such purpose, including distributions on the Certificates, proceeds of the issuance of another Series, proceeds of sales of Receivables to another Verizon special purpose entity and/or a third-party purchaser, amounts on deposit in the Principal Funding Account and the Reserve Account or capital contributions by the Certificateholders.

Other Group 1 Series may have the same or different optional redemption rights. Certificateholders may elect to exercise these optional redemption rights in their discretion, and the election to redeem any Group 1 Series will not require the Trust to redeem any other Group 1 Series.

Anticipated Redemption Date

The Notes are expected (but are not required) to be redeemed by the Trust by the Anticipated Redemption Date, which is the Payment Date occurring in June 2026.  If the Notes have not been redeemed by the Anticipated Redemption

Date, an Amortization Event will occur and, beginning on such Payment Date, in addition to interest at the stated interest rate, each class of Notes will accrue additional interest at the Additional Interest Rate applicable to that class of Notes, which accrued Additional Interest Amounts will be distributed to Noteholders as set forth under “—Priority of Payments” below.  Notwithstanding the foregoing, the failure to redeem the Notes by the Anticipated Redemption Date will not constitute an Event of Default.

No Make-Whole Payment will be payable in connection with any Optional Redemption of the Notes on or after the First Par Redemption Date.

Any Optional Redemption of the Notes on or prior to the Anticipated Redemption Date must satisfy the requirements for redemption set forth under “—Earliest Redemption Date; Optional Redemption of the Notes” above.

Make-Whole Payments

A Make-Whole Payment will be due in connection with any Optional Redemption of the Notes on any date on or after the Earliest Redemption Date but prior to the First Par Redemption Date.  No Make-Whole Payment will be payable in connection with any Optional Redemption of the Notes on or after the First Par Redemption Date.

Form and Minimum Denomination

The Notes will be issued in book-entry form and will be available in minimum denominations of $1,000 and in multiples of $1,000 in excess thereof.

Payment Dates

The 20th day of each month (or, if not a Business Day, the next Business Day).  The first Payment Date will be on July 22, 2024.

Allocation of Group 1 Available Funds

The Servicer will allocate Group 1 Available Funds to:

•	Series 2024-4;

•	other Group 1 Series; and

•	the Certificates.
The Series 2024-4 Available Funds for any Payment Date will be equal to the sum of (i) the product of (x) the Series 2024-4 Allocation Percentage and (y) Group 1 Available Funds for the related Collection Period and (ii) any amounts released from the Principal Funding Account for such Payment Date.  Prior to each Payment Date, Group 1 Available Funds allocable to Series 2024-4 for such Payment Date will be withdrawn by the Master Collateral Agent from the Collection Account, as directed by the Servicer, and remitted to the Distribution Account.

Series 2024-4 Concentration Limits

The Series 2024-4 Concentration Limits are the tests below used to calculate the Series 2024-4 Excess Concentration Amount.  The Series 2024-4 Excess Concentration Amount is the sum of the following amounts, without duplication:

(i) for all Receivables:

•	the amount by which the aggregate Principal Balance of Receivables with Obligors that have less than twelve (12) months of Customer Tenure with Verizon Wireless exceeds 22.00% of the Pool Balance,

•	the amount by which the aggregate Principal Balance of Receivables with Obligors that have less than sixty (60) months of Customer Tenure with Verizon Wireless exceeds 45.00% of the Pool Balance, and

•
with respect to all Receivables for which the origination date was less than thirty-one (31) days prior to the related Cutoff Date, or in the case of any determination made on a Payment Date, the last day of the related Collection Period, the product of (i) the aggregate Principal Balance of all such Receivables and (ii) 10.00%,

(ii) for Consumer Receivables only:

•
the aggregate Principal Balance of all Consumer Receivables with the lowest FICO® Scores that would need to be excluded from the calculation of the Pool Balance of all Consumer Receivables in order to cause the weighted average FICO® Score of the Consumer Obligors with respect to all Consumer Receivables (weighted based on Principal Balances) included in such calculation of the Pool Balance of all Consumer Receivables to be at least 700 (excluding any Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available), and

•
the amount by which the aggregate Principal Balance of Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available exceeds 4.50% of the Pool Balance of all Consumer Receivables,

(iii) for Business Receivables only:

•	the amount by which the aggregate Principal Balance of Business Receivables exceeds 10.00% of the Pool Balance.

The FICO® Score used for purposes of the Series 2024-4 Concentration Limits above refers to a Consumer Obligor’s FICO® Score 8 and is calculated on or about the date on which the Consumer Receivable was originated.  For a description of the calculation of each Obligor’s Customer Tenure, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

The Series 2024-4 Concentration Limits are solely for the purposes of calculating the Series 2024-4 Excess Concentration Amount, which is used to calculate the Series 2024-4 Allocation Percentage.  Series 2024-4 will be entitled to Collections, and exposed to delinquencies and defaults, on Receivables which, in the aggregate, have Principal Balances that are in excess of the Series 2024-4 Concentration Limits.

Payments of Interest

On each Payment Date, the Trust will pay to the Noteholders the interest that accrued on the Notes during the Accrual Period immediately preceding that Payment Date.  Interest, including any Additional Interest Amounts, will be paid, first, to the Class A Notes, pro rata based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes, then to the Class B Notes and then to the Class C Notes.

With respect to each Payment Date, interest on the Class A-1a Notes, Class B Notes and Class C Notes will accrue on a “30/360” day basis from and including the 20th day of the calendar month immediately preceding that Payment Date to but excluding the 20th day of the calendar month in which that Payment Date occurs (or, in the case of the first Payment Date, from and including the Closing Date to but excluding July 20, 2024).  This means that the interest due on the Class A-1a Notes, Class B Notes and Class C Notes on each Payment Date will be the product of: (i) the Note Balance of such class of Notes on that Payment Date, before giving effect to any payments made on that date; (ii) the applicable interest rate on such class of Notes for that Payment Date; and (iii) 30 (or, in the case of the first Payment Date, the number of days from and including the Closing Date to but excluding July 20, 2024 (assuming a 30-day calendar month)) divided by 360.

With respect to each Payment Date, interest on the Class A-1b Notes will accrue on an “actual/360” basis from and including the immediately preceding Payment Date to but excluding the current Payment Date (or, in the case of the first Payment Date, from and including the Closing Date to but excluding July 22, 2024).  This means that the interest due on the Class A-1b Notes on each Payment Date will be the product of: (i) the Note Balance of the Class A-1b Notes on that Payment Date, before giving effect to any payments made on that date; (ii) the interest rate on the Class A-1b Notes for that Payment Date; and (iii) the actual number of days since the previous Payment Date (or, in the case of the first Payment Date, from and including the Closing Date to but excluding July 22, 2024) divided by 360.

The Class A-1b Notes will accrue interest at a floating rate based on a spread over a Benchmark, which initially will be Compounded SOFR. However, the Benchmark may change in certain situations. For more information on how Compounded SOFR is determined and the circumstances under which the Benchmark may change, see “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”

If the sum of Compounded SOFR (or any other applicable Benchmark) and the spread set forth on the front cover of this prospectus is less than 0.00% for any Accrual Period, then the interest rate for the Class A-1b Notes for that Accrual Period will be deemed to be 0.00%.

If the Notes have not been redeemed as of the Anticipated Redemption Date, beginning on such Payment Date, in addition to interest at the stated interest rate, each class of Notes will accrue additional interest at the Additional Interest Rate applicable to that class of Notes, which accrued Additional Interest Amounts will be distributed to Noteholders as set forth under “—Priority of Payments” below.  With respect to each Payment Date, Additional Interest Amounts on (i) the Class A-1a Notes, Class B Notes and Class C Notes will accrue on a “30/360” day basis from and including the 20th day of the calendar month immediately preceding that Payment Date to but excluding the 20th day of the calendar month in which that Payment Date occurs and (ii) the Class A-1b Notes will accrue on an “actual/360” basis from and including the immediately preceding Payment Date to but excluding the current Payment Date.  The failure to pay Additional Interest Amounts accrued on any Payment Date will not be an Event of Default.

For a more detailed description of the payment of interest on the Notes, you should read “Description of the Notes—Payments of Interest.”

Payments of Principal

Prior to the beginning of the Amortization Period, principal payments will not be made on the Notes, other than in connection with an Optional Redemption in accordance with the terms described in this prospectus.

If Priority Principal Payments are required to be made on any Payment Date prior to the beginning of the Amortization Period in accordance with the priorities set forth under “—Priority of Payments” below, such amounts will be deposited into the Principal Funding Account on such Payment Date in accordance with such priorities, to the extent of Series 2024-4 Available Funds, in lieu of such amounts being applied to pay principal on the Notes on such Payment Date.

It is expected that the Notes will be subject to an Optional Redemption on or prior to the Anticipated Redemption Date.  If the Notes have not been redeemed as of the Anticipated Redemption Date, an Amortization Event will occur and the Amortization Period will begin.

On each Payment Date during the Amortization Period, the Trust will make Priority Principal Payments on the Notes, to the extent of Series
2024-4 Available Funds available therefor, sequentially to the Class A Notes (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date), the Class B Notes and the Class C Notes, in that order, in each case until such class of Notes is paid in full.  On each Payment Date on which Make-Whole Payments are due and payable on the Notes, the Trust will make such Make-Whole Payments, to the extent of Series 2024-4 Available Funds available therefor, sequentially to the Class A Notes (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date), the Class B Notes and the Class C Notes, in that order, in each case until such class of Notes is paid in full.  See “—Priority of Payments” below.

For a more detailed description of the payment of principal of the Notes, you should read “Description of the Notes—Payments of Principal.”  For more information about the Amortization Events, you should read “Description of the Notes—Amortization Period.”

Group 1 Assets

The assets of the Trust designated to Group 1 will consist of:

•
the Receivables and Collections on the Receivables received after the end of the calendar day on the applicable Cutoff Date (other than net recoveries on Written-Off Receivables, including any proceeds from the sale of a wireless device securing a Receivable, which will be retained by the Servicer as a supplemental servicing fee),

•	funds in the Collection Account in respect of the Receivables,

•	rights of the Trust under the Transfer and Servicing Agreement, the Receivables Transfer Agreements and the other transaction documents in respect of the Receivables,

•
rights to funds from (i) the reacquisition by Originators or the acquisition by the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), as applicable, of Receivables that, as of the applicable Cutoff Date, were not Eligible Receivables, (ii) the acquisition by the Servicer of Receivables that breach certain covenants, (iii) the reacquisition by Originators or the acquisition by the Servicer (in the case of Receivables transferred by the Additional Transferor), as applicable, of secured Receivables (that are not Written-Off Receivables) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, (iv) the acquisition by the Marketing Agent or the reacquisition by an Originator of Receivables that are subject to certain transfers, (v) Credit Payments and Upgrade Prepayments made by the Marketing Agent or an Originator in respect of the Receivables, and (vi) any amounts remitted by the Parent Support Provider under the Parent Support Agreement in respect of the Receivables, and

•	all proceeds of the above.

Series 2024-4 Assets

Certain assets will be specifically designated to Series 2024-4, and no other Series will have an interest in such assets.  These assets will consist of:

•	funds in the Series Bank Accounts, and

•	if applicable, any amounts drawn under any Letter of Credit.

Group Percentage and ARR Series Allocation Percentage

Certain fees and expenses of the Trust will be allocated to Group 1 based on the Group 1 Percentage and further allocated to Series 2024-4 based on the Series 2024-4 Group Allocated Percentage. As of the Closing Date, the Group 1 Percentage will be equal to 100% and the Series 2024-4 Group Allocated Percentage will be equal to 2.82%.  Fees (other than the Supplemental ARR Fee) and expenses of the Asset Representations Reviewer will be allocated to Series 2024-4 based on the Series 2024-4 ARR Series Allocation Percentage.  As of the Closing Date, the Series 2024-4 ARR Series Allocation Percentage will be equal to 5.56%.  The Supplemental ARR Fee due to the Asset Representations Reviewer will be allocated to Series 2024-4 based on the Series 2024-4 Supplemental ARR Series Allocation Percentage.  As of the Closing Date, the Series 2024-4 Supplemental ARR Series Allocation Percentage will be equal to 7.41%.

Servicing Fees

On each Payment Date, the Trust will pay the Servicer the Servicing Fee with respect to that Payment Date.  On each Payment Date, the Trust will pay the Series 2024-4 Allocation Percentage of the Servicing Fee from Series 2024-4 Available Funds.  In addition, the Servicer will be entitled to retain as a supplemental servicing fee any net recoveries on Written-Off Receivables (including any proceeds from the sale of a wireless device securing a Receivable), late fees, if any, and certain other administrative and similar fees and charges on the Receivables.

Also, any successor servicer is entitled to (i) a one-time successor servicer engagement fee of $150,000, payable on the first Payment Date after it assumes its duties as successor servicer and (ii) a monthly supplemental successor servicing fee equal to the product of the Series 2024-4 Group Allocated Percentage and the excess, if any, of $425,000 over the Servicing Fee. The Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds.

Master Collateral Agent and Trustee Fees

The Master Collateral Agent will be entitled to a fee in connection with the performance of its duties under the transaction documents.  The Trust will pay the Master Collateral Agent a monthly fee equal to $1,666.67.  The Master Collateral Agent will also be entitled to reimbursement or payment by the Trust for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the applicable transaction documents. The Trust will pay the Series 2024-4

Group Allocated Percentage of such amounts from Series 2024-4 Available Funds.

The Owner Trustee will be entitled to a fee in connection with the performance of its duties under the transaction documents.  The Trust will pay the Owner Trustee an annual fee equal to $5,000, payable on the Payment Date occurring in July of each calendar year, which began in July 2021, plus an additional annual fee of $15,000 per Series, payable on the first Payment Date for each such Series and then each calendar year thereafter.  The Owner Trustee will also be entitled to reimbursement or payment by the Trust for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the applicable transaction documents. The Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds.

The Indenture Trustee will be entitled to a fee in connection with the performance of its duties under the Indenture.  The Trust will pay the Indenture Trustee a monthly fee equal to $1,250.  The Indenture Trustee will also be entitled to reimbursement or payment by the Trust for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Indenture. The Trust will pay such amounts from Series 2024-4 Available Funds.

Letter of Credit Provider Fees

After the Closing Date, the Trust or Verizon Communications may cause a Letter of Credit to be issued by a Letter of Credit Provider, subject to the satisfaction of the Rating Agency Condition.  Any Letter of Credit Provider will be entitled to a fee in connection with the performance of its duties under the Letter of Credit.  The Trust will pay the Letter of Credit Provider a fee determined at the time the related Letter of Credit is issued.  The Letter of Credit Provider will also be entitled to reimbursement or payment by the Trust for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Letter of Credit.  The Trust will pay such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priority set forth under “—Priority of Payments” below or at such other more senior priority that is set forth in a supplement to the Indenture and that satisfies the Rating Agency Condition.

Asset Representations Reviewer Fees

The Asset Representations Reviewer will be entitled to certain fees in connection with the performance of its duties under the Asset Representations Review Agreement.  The Trust will pay the Asset Representations Reviewer a monthly fee equal to $416.67.  The Trust will pay the Series 2024-4 ARR Series Allocation Percentage of such amounts from Series 2024-4 Available Funds.  In addition, on each Payment Date, the Trust will pay the Asset Representations Reviewer a Supplemental ARR Fee equal to $1,666.67.  The Trust will pay the Series 2024-4 Supplemental ARR Series Allocation Percentage of such Supplemental ARR Fee from Series 2024-4 Available Funds.  In the event an Asset Representations Review occurs, the Asset Representations Reviewer will be entitled to a one-time fee of $50,000, as described under “Asset Representations Reviewer.”  The Trust will pay such amounts from Group 1 Available Funds and the Trust will pay the Series 2024-4 ARR Series Allocation Percentage of such amounts from Series 2024-4 Available Funds.  The Asset Representations Reviewer will also be entitled to reimbursement or payment by the Trust for all fees, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Asset Representations Review Agreement.  The Trust will pay the Series 2024-4 ARR Series Allocation Percentage of such amounts from Series 2024-4 Available Funds.

Collections and Other Deposits

Unless Cellco meets the Monthly Remittance Condition, Cellco will deposit all Collections into the Collection Account within two (2) Business Days after identification by Cellco of receipt of good funds.

In addition, as described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” “—Account Credits,” “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,” and  “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” under the circumstances specified therein, an Originator, the Servicer or the Marketing Agent, as applicable, will be required to remit certain amounts from time to time into the Collection Account with respect to upgrades, Credit Payments, account transfers, reacquisitions of Receivables and acquisitions of Receivables, as applicable.

The Receivables

The Receivables are Device Payment Plan Agreements for wireless devices sold or financed by the Originators.  These wireless devices include a variety of new or certified pre-owned smartphones and other handsets, wireless-enabled internet devices, such as tablets and other wireless-enabled connected devices, such as smart watches, and may in the future include other devices that utilize a wireless connection, related accessories or other accessories sold or financed by the Originators. The criteria for determining whether each Receivable is a Series 2024-4 Eligible Receivable is described under “Receivables—Criteria for Selecting the Receivables.” The eligibility criteria for Series 2024-4 are solely for the purposes of determining the Ineligible Amount for Series 2024-4, which is used to calculate the Series 2024-4 Allocation Percentage.  Series 2024-4 will be entitled to Collections, and exposed to delinquencies and defaults, on Receivables that do not qualify as Series 2024-4 Eligible Receivables.

Below is a summary of the characteristics of the Receivables as of the Statistical Calculation Date.  Unless otherwise specified, all information concerning the Receivables presented throughout this prospectus is based on the Receivables as of the Statistical Calculation Date. All percentages and averages are based on the aggregate Principal Balance of such Receivables as of the Statistical Calculation Date unless otherwise stated.  The following table, together with the characteristics of the Receivables presented throughout this prospectus, summarize the characteristics of the Receivables solely as of the Statistical Calculation Date. Because the future composition of the Receivables may change over time, these tables are not necessarily indicative of the composition of the Receivables at any time subsequent to the Statistical Calculation Date.
Number of Receivables	51,610,664
Aggregate Principal Balance	$25,787,230,255.57
Average Principal Balance	$499.65
Average monthly payment	$23.25
Weighted average remaining installments (in months)(1)	24
Weighted average FICO® Score of Consumer Obligors under Consumer Receivables(1)(2)(3)	723
Percentage of Consumer Receivables with Consumer Obligors without a FICO® Score(3)	3.77%
Geographic concentration (Top 3 States)(4)
California	9.86%
Florida	6.22%
Texas	6.03%
Weighted average Customer Tenure (in months)(1)(5)	116
Percentage of Receivables with Obligors with smartphones	89.85%
Percentage of Receivables with other wireless devices	10.15%
Percentage of Consumer Receivables	90.02%
Percentage of Business Receivables	9.98%
___________________

(1)	Weighted averages are weighted by the aggregate Principal Balance of the applicable Receivables as of the Statistical Calculation Date.
(2)	Excludes Consumer Receivables that have Consumer Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)
This FICO® Score reflects the FICO® Score 8 of the related Consumer Obligor under a Consumer Receivable. The FICO® Score is calculated with respect to each Consumer Obligor on or about the date on which such Consumer Receivable was originated.

(4)	Based on the billing addresses of the Obligors under the Receivables.
(5)	For a complete description of the calculation of Customer Tenure included in this summary, see “Origination and Description of Device Payment Plan Agreement Receivables—Origination Characteristics.”

The pool of Receivables may change every day depending on the number of Device Payment Plan Agreements transferred to the Trust and designated to Group 1, any sales of Receivables by the Trust, the amortization of the Receivables and, subject to the conditions set forth under “The Trust—Addition of Receivables,” the re-designation of Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to Group 1. The Trust may acquire Device Payment Plan Agreements from the Depositor that the Depositor acquired from the Originators for designation to Group 1 at any time.  At any time after Trust DPPAs are acquired by the Trust, the Trust (or the Administrator, on behalf of the Trust), with the consent of the Servicer, may re-designate Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to Group 1, subject to the conditions set forth under “The Trust—Addition of Receivables.”  In no event may Receivables be re-designated from Group 1 to another Group while any Credit Extensions related to Group 1 remain Outstanding.  Receivables may also be released or transferred from the Trust so long as no Pool Balance Deficit results and certain other conditions are satisfied.

For more information about the characteristics of the Receivables as of the Statistical Calculation Date, you should read “Receivables—Composition of the Receivables.”

Cellco does not consider any of the Receivables to have been originated pursuant to exceptions to its underwriting criteria.  For more information regarding Verizon Wireless’ underwriting criteria see “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria.”

Additional Receivables

From time to time, the Trust may acquire additional Device Payment Plan Agreements for the Receivables Transfer Amount from the Depositor that the Depositor acquired from the Originators and designate such Device Payment Plan Agreements to Group 1, but only if those Device Payment Plan Agreements are Eligible Receivables as of the related Cutoff Date.  For more information regarding additional Receivables, see “Receivables—Additional Receivables.”

Amortization Events

The Amortization Period will begin on the Payment Date on or immediately following the occurrence of an Amortization Event (including an Amortization Event resulting from the failure to redeem the Notes as of the Anticipated Redemption Date), and end on the Final Maturity Date or an earlier date on which the Notes are paid in full.

During the Amortization Period, the Notes will receive payments of principal in the amounts and in accordance with the priorities set forth under “—Priority of Payments” below.

For a more detailed description of the Amortization Period, you should read “Description of the Notes—Amortization Period.”

Each of the following will be Amortization Events for Series 2024-4:

•	on any Payment Date, interest due is not paid on any class of Notes,

•	on the fifth Business Day after any Payment Date during the Revolving Period, after giving effect to distributions on such Payment Date, the sum of the amount on deposit in the Reserve Account plus, if a Letter of Credit has been issued for the benefit of the Notes, the amount available under the Letter of Credit, is less than the Required Reserve Amount,

•	as of the Anticipated Redemption Date, the Trust has not redeemed the Notes,

•	as of any Payment Date, a Pool Balance Deficit exists after giving effect to distributions on such Payment Date (including deposits to the Principal Funding Account on such Payment Date),

•
for any Payment Date, the sum of the fractions, expressed as percentages, for each of the three (3) Collection Periods immediately preceding that Payment Date, calculated by dividing the aggregate Principal Balance of all Receivables which became Written-Off Receivables during each of the three (3) prior Collection Periods by the Pool Balance as of the first day of each of those Collection Periods, multiplied by four (4), exceeds 10.00%,

•
for any Payment Date, the sum of the fractions, expressed as percentages, for each of the three (3) Collection Periods immediately preceding that Payment Date, calculated by dividing the aggregate Principal Balance of all Receivables that are ninety-one (91) days or more delinquent at the end of each of the three (3) prior Collection Periods by the Pool Balance as of the last day of each of those Collection Periods, divided by three (3), exceeds 2.00%,

•
with respect to any Payment Date, the Series 2024-4 Allocated Pool Balance is less than 50.00% of (x) the aggregate Note Balance minus (y) the amount on deposit in the Principal Funding Account, in each case as of such Payment Date,

•	as of any date of determination, the Discounted Series Invested Amount for Series 2024-4 is greater than the excess of (i) the Pool Balance over (ii) the sum of (x) the Ineligible Amount for Series 2024-4 and (y) the Series 2024-4 Excess Concentration Amount,

•	a Servicer Termination Event has occurred and is continuing, or

•	an Event of Default has occurred and is continuing.

If an Amortization Event occurs on a Payment Date (including immediately following distributions made on that Payment Date), the Amortization Period will begin on that Payment Date.  If an Amortization Event occurs on any date that is not a Payment Date, the Amortization Period will begin on the immediately following Payment Date.

For a more detailed description of the Amortization Events, you should read “Description of the Notes—Amortization Period.”

Events of Default

Each of the following are Events of Default with respect to Group 1:

•
failure to pay interest (other than any additional interest amounts, if applicable) due on any Group 1 Credit Extension of the controlling class of any Group 1 Series within thirty-five (35) days after any Payment Date,

•	failure to pay the Outstanding principal amount or make-whole payments (as applicable) on any Group 1 Credit Extension on the related final maturity date,

•
failure by the Trust to observe or perform any material covenant or agreement in any Primary Series Document, or any representation or warranty of the Trust made in any Primary Series Document or in any officer’s certificate delivered in connection with any Primary Series Document is incorrect in any material respect when made, and, in either case, (x) has a material adverse effect on the Group 1 Creditors, and (y) is not cured for a period of ninety (90) days after written notice was given to the Trust by the Master Collateral Agent or to the Trust and the Master Collateral Agent by Creditor Representatives representing Group 1 Series with Credit Extensions comprising at least 25% of the aggregate Outstanding principal amount of all Group 1 Credit Extensions, or

•	a bankruptcy or dissolution of the Trust.

If an Event of Default occurs because of bankruptcy or dissolution of the Trust, the Notes will be accelerated and declared due and payable automatically.  If an Event of Default (other than an Event of Default caused by the bankruptcy or dissolution of the Trust) occurs, the Indenture Trustee or the holders of a majority of the Note Balance of the Controlling Class may accelerate the Notes and declare the Notes to be immediately due and payable.  If an Event of Default has occurred and is continuing, the Revolving Period will end and the Amortization Period will begin.  Following an acceleration of the Notes, any Series 2024-4 Available Funds will be paid according to the post-acceleration priority of payments described under “Description of the Notes—Post Acceleration Priority of Payments.”

If an Event of Default occurs, such Event of Default will also occur with respect to each other Group 1 Series, though the Creditors of each Group 1 Series may make independent determinations as to whether to exercise remedies following such Event of Default, including whether to declare the related Credit Extensions to be due and payable; provided, however, after the occurrence of an Event of Default and an acceleration of the Notes, the Master Collateral Agent may only cause the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) upon the satisfaction of the conditions set forth under “Description of the Notes—Events of Default—Remedies Following Event of Default.”  If an Event of Default has occurred and the Notes have been accelerated and the Master Collateral Agent has been directed to cause the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and which may also include, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) in accordance with the procedures set forth under “Description of the Notes—Events of Default—Remedies Following Event of Default,”

the Credit Extensions of all Group 1 Series will be deemed to have been accelerated and declared due and payable, notwithstanding that the Creditors of any Group 1 Series may have directed the related Group 1 Creditor Representative to waive such Event of Default or vote against any such sale of the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group).  The Credit Extensions related to other Groups may have the same or different events of default as the Events of Default, and the Group 1 Creditors will have no right to vote or direct the Master Collateral Agent in connection with the exercise of remedies upon the occurrence any event of default for any Group other than an Event of Default.

The failure to redeem the Notes as of the Anticipated Redemption Date will not constitute an Event of Default.

For a more detailed description of the Events of Default, you should read “Description of the Notes—Events of Default.”

Servicer Termination Events

Each of the following events are Servicer Termination Events under the Transfer and Servicing Agreement:

•
(x) the Servicer fails to deposit, or deliver to the Master Collateral Agent for deposit, any collections or payments in respect of the Trust DPPAs required to be delivered under the Transfer and Servicing Agreement; (y) so long as Cellco is the Servicer, the Marketing Agent fails to deposit, or to cause the related Originators to deposit, into the Collection Account any prepayments in respect of the Trust DPPAs required by Upgrade Contracts under an Upgrade Program required to be delivered under the Transfer and Servicing Agreement, or (z) so long as Cellco is the Servicer, the Parent Support Provider fails to make any payments with respect to the items set forth in clause (x) or clause (y) above, to the extent the Servicer, or the Marketing Agent or any related Originator, respectively, fails to do so, and, in each case, which failure continues for five (5) Business Days after the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent or a responsible person of the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or

•
the Servicer (including in its capacity as Custodian) fails to fulfill its duties under the Transfer and Servicing Agreement (other than pursuant to the immediately preceding bullet point or the immediately following bullet point), which failure has a material adverse effect on the Creditors and continues for ninety (90) days after the Servicer receives written notice of the failure from the Master Collateral Agent or the Majority Trust Creditor Representatives, or

•
so long as Cellco is the Servicer, failure by (i) the Marketing Agent to make, or to cause the related Originator to make, any payments required to be paid by the Marketing Agent in respect of the Trust DPPAs, including without limitation Credit Payments or payments relating to the acquisition by the Marketing Agent or the related Originator of Trust DPPAs that are subject to certain transfers, but not including prepayments required by Upgrade Contracts under an Upgrade Program, or (ii) the Parent Support Provider to make any payments set forth in clause (i) above, to the extent that the Marketing Agent or the related Originator fails to do so, in either case, that continues for ten (10) Business Days after the Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent, or a responsible person of the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure, or

•	certain insolvency events of the Servicer;

provided, however, that a delay or failure of performance referred to under the first, second or third bullet point above for an additional period of sixty (60) days will not constitute a Servicer Termination Event if that delay or failure was caused by force majeure or other similar occurrence.

Holders of Notes will not have the right to cause the Trust to terminate the Servicer and appoint a successor servicer unless Majority Trust Creditor Representatives direct the Master Collateral Agent to do so.

For a more detailed description of the Servicer Termination Events you should read “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

Priority of Payments

On each Payment Date, the Servicer will instruct the Paying Agent to use Series 2024-4 Available Funds to make payments and deposits in the order of priority listed below.  This priority will apply unless the Notes are accelerated after an Event of Default.

(1)
Transaction Fees and Expenses — pro rata (A) to the Master Collateral Agent, the Series 2024-4 Group Allocated Percentage of all amounts due, including (x) fees due to the Master Collateral Agent and (y) expenses and indemnities due to the Master Collateral Agent, up to a maximum aggregate amount, in the case of clause (y), of $200,000 per year for all Group 1 Series in the aggregate; (B) to the Owner Trustee, the Series 2024-4 Group Allocated Percentage of all amounts due, including (x) fees due to the Owner Trustee and (y) expenses and indemnities due to the Owner Trustee, up to a maximum aggregate amount, in the case of clause (y), of $100,000 per year for all Group 1 Series in the aggregate; (C) to the Asset Representations Reviewer, (i) the Series

2024-4 ARR Series Allocation Percentage of all amounts due, including (x) fees (other than the Supplemental ARR Fee) due to the Asset Representations Reviewer (including fees due in connection with any Asset Representations Review) and (y) expenses and indemnities due to the Asset Representations Reviewer, up to a maximum aggregate amount, in the case of clause (y), of $100,000 per year for all Group 1 Series in the aggregate and (ii)  the Series 2024-4 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee due to the Asset Representations Reviewer and (D) to the Indenture Trustee all amounts due, including (x) fees due to the Indenture Trustee and (y) expenses and indemnities due to the Indenture Trustee up to a maximum aggregate amount, in the case of clause (y), of $200,000 per year; provided¸ that after the occurrence of an Event of Default (other than an Event of Default set forth in clause (iii) of the definition thereof), the caps on expenses and indemnities in this clause (1) will not apply; provided further that on the Payment Date occurring in December of each calendar year, to the extent the aggregate annual expenses or indemnities payable to any of the parties set forth in this clause (1) is less than the applicable aggregate annual cap set forth for such party in this clause (1), the portion of such cap that remains unused may be paid to each other party set forth in this clause (1) to the extent that any aggregate annual expenses or indemnities payable to each such other party exceeded the aggregate annual cap set forth for such party in this clause (1) and will be allocated to such parties, pro rata, based on the amount remaining due and payable to each such other party, in an amount not to exceed the remaining unused portion of the applicable cap,

(2)
Servicing Fee — to the Servicer, the Series 2024-4 Allocation Percentage of the Servicing Fee, and to any successor servicer, the Series 2024-4 Group Allocated Percentage of a one-time successor servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as successor servicer,

(3)
Class A Note Interest — to the Noteholders of the Class A Notes, the aggregate amount of interest due on the Class A Notes, distributed pro rata based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes,

(4)
First Priority Principal Payment — (a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of

Principal” above, in either case, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the Series 2024-4 Allocated Pool Balance, if any,

(5)	Class B Note Interest — to the Noteholders of the Class B Notes, interest due on the Class B Notes,

(6)
Second Priority Principal Payment — (a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, in either case, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes and Class B Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the sum of the Series 2024-4 Allocated Pool Balance and any First Priority Principal Payment, if any,

(7)	Class C Note Interest — to the Noteholders of the Class C Notes, interest due on the Class C Notes,

(8)
Third Priority Principal Payment — (a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, in either case, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the sum of the Series 2024-4 Allocated Pool Balance and any First Priority Principal Payment and any Second Priority Principal Payment, if any,

(9)
Reserve Account — (1) first, if applicable, to the Letter of Credit Provider, the amount, if any, necessary to cause the amount available under the Letter of Credit to equal the amount available under the Letter of Credit on the date of issuance together with interest accrued on the amount drawn on the Letter of Credit and (2) second, to the

Reserve Account, the amount, if any, necessary to cause the amount in the Reserve Account to equal the Required Reserve Amount less the amount available under such Letter of Credit, if any,

(10)
Regular Priority Principal Payment — (a) during the Revolving Period, for deposit to the Principal Funding Account, an amount (not less than zero) equal to the excess, if any, of (x) the product of the Series 2024-4 Allocation Percentage and any Pool Balance Deficit for such Payment Date over (y) the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment for the current Payment Date and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, an amount (not less than zero) equal to the excess, if any, of the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes as of the immediately preceding Payment Date (or for the initial Payment Date, as of the Closing Date) over the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment for the current Payment Date, if any,

(11)	Supplemental Successor Servicing Fee – to any successor servicer, the product of the Series 2024-4 Group Allocated Percentage and the excess, if any, of $425,000 over the Servicing Fee,

(12)	Additional Interest Amounts — to the Noteholders, any accrued and unpaid Additional Interest Amounts due on the Notes, payable in the order set forth under “—Payments of Interest” above,

(13)	Make-Whole — to the Noteholders, any Make-Whole Payments due on the Notes, payable in the order set forth under “—Payments of Principal” above,

(14)
Additional Fees and Expenses — pro rata, (A) to the Indenture Trustee, all remaining amounts due but not paid under priority (1) above, (B) to the Master Collateral Agent and the Owner Trustee, the Series 2024-4 Group Allocated Percentage of all remaining amounts due to the extent not paid under priority (1) above, (C) to the Asset Representations Reviewer, (x) the Series

2024-4 ARR Series Allocation Percentage of all remaining amounts (other than the Supplemental ARR Fee) due to the extent not paid under priority (1) above and (y)  the Series 2024-4 Supplemental ARR Series Allocation Percentage of any remaining Supplemental ARR Fee due to the extent not paid under priority (1) above and (D) to the Administrator, reimbursement of fees and expenses of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer paid by the Administrator on behalf of the Trust pursuant to the Administration Agreement,

(15)	Additional Trust Expenses — to any other parties as the Administrator has identified, any remaining expenses of the Trust, up to the Series 2024-4 Group Allocated Percentage of such amounts,

(16)
Letter of Credit Provider Fees — if applicable, to any Letter of Credit Provider, all amounts due, including (x) fees due to such Letter of Credit Provider and (y) expenses and indemnities due to such Letter of Credit Provider, and

(17)	Class R Interest — to the Class R Interest, all remaining Series 2024-4 Available Funds.

For a more detailed description of the priority of payments on each Payment Date, you should read “Description of the Notes—Priority of Payments.”

In the event that any First Priority Principal Payment, Second Priority Principal Payment, Third Priority Principal Payment or Regular Priority Principal Payment is required to be made on any Payment Date prior to the beginning of the Amortization Period pursuant to clauses (4), (6), (8) or (10) above, such amounts will be deposited pursuant to such clauses on such Payment Date into the Principal Funding Account, to the extent of Series 2024-4 Available Funds.  Amounts, if any, on deposit in the Principal Funding Account shall remain on deposit therein, except to be applied as follows:

•	in the event that, immediately following distributions on any Payment Date (a) the Revolving Period is in effect and (b) the Series 2024-4 Allocated Pool Balance exceeds the Adjusted Series Invested

Amount for Series 2024-4, the amount of such excess (to the extent on deposit in the Principal Funding Account) will be withdrawn from the Principal Funding Account and remitted to the Distribution Account on the immediately succeeding Payment Date to be included as Series 2024-4 Available Funds on such immediately succeeding Payment Date,

•	in connection with any Optional Redemption, all amounts on deposit in the Principal Funding Account will be withdrawn and applied to pay any amounts due in connection therewith, or

•
in the event that the Amortization Period is in effect immediately following distributions made on any Payment Date, amounts on deposit in the Principal Funding Account will be paid to the Noteholders on such Payment Date, in the order set forth under “—Payments of Principal” above, until the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes is reduced to zero.

If Series 2024-4 Available Funds are insufficient to cover all amounts payable under priorities (1) through (8), the Servicer will direct the Paying Agent to withdraw the amount of the shortfall first, from the Reserve Account to the extent available and, if applicable, second, draw on any Letter of Credit for the amount of any remaining shortfall and distribute such amounts pursuant to such priorities.

If Series 2024-4 Available Funds to be used under priorities (4), (6), (8) and (10), together with the amount in the Reserve Account plus, if applicable, the amount available under any Letter of Credit, on any Payment Date during the Amortization Period are sufficient to pay the Notes in full, the amount in the Reserve Account plus, if applicable, the amount available under any Letter of Credit will be used to pay the Notes in full.

Following the acceleration of the Notes after the occurrence of an Event of Default, the priority of payments will be as described under “Description of the Notes—Post-Acceleration Priority of Payments.”

Credit and Payment Enhancement

Credit and payment enhancement provides protection against losses on the Receivables and potential shortfalls in the amount of cash available to Series 2024-4 to make required payments.  If losses on the Receivables and other shortfalls in cash flows exceed the amount of available credit and payment enhancement, the amount available to make payments on the Notes will be reduced to the extent of these losses.  The risk of loss will be borne first by the Class C Notes, then the Class B Notes, and finally, the Class A Notes.

The following credit and payment enhancement will be available to the Notes.  The credit enhancement described below is available only for Series 2024-4.  Series 2024-4 will not be entitled to the credit and payment enhancement available to any other Group 1 Series.

Reserve Account

On the Closing Date, the Trust will make a deposit into the Reserve Account from the net proceeds of the sale of the Notes in an amount equal to the Required Reserve Amount.  In addition, after the Closing Date, subject to the requirements set forth under “—Letter of Credit” below, the Trust or Verizon Communications may cause a Letter of Credit to be issued by a Letter of Credit Provider for an amount, together with amounts on deposit in the Reserve Account, equal to the Required Reserve Amount.  Thereafter, on each Payment Date, the amount on deposit in the Reserve Account plus amounts available under any Letter of Credit will be required to equal the Required Reserve Amount.  The Trust may from time to time satisfy its obligations to maintain the Required Reserve Amount through amounts on deposit in the Reserve Account, maintenance of a Letter of Credit, or any combination thereof.  To the extent the sum of the amount on deposit in the Reserve Account plus the amount available under any Letter of Credit exceeds the Required Reserve Amount on any Payment Date, the amount of such excess may be released from the Reserve Account and paid to the Class R Interest on such Payment Date.

If the amount on deposit in the Reserve Account together with amounts available under any Letter of Credit on any Payment Date during the Revolving Period does not equal the Required
Reserve Amount, an Amortization Event will occur.

On each Payment Date, the Servicer will direct the Paying Agent to withdraw any amount in the Reserve Account above the Required Reserve Amount and apply those funds as Series 2024-4 Available Funds.  In connection with any Optional Redemption, all amounts on deposit in the Reserve Account will be withdrawn and applied to pay any amounts due in connection therewith.

If, on any Payment Date, Series 2024-4 Available Funds are insufficient to pay the fees, expenses and indemnities of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer set forth in priorities (1) and (2) under “Description of the Notes—Priority of Payments,” make interest payments and any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment on the Notes (or required to be deposited into the Principal Funding Account, as applicable), the Servicer will direct the Paying Agent to first, withdraw funds from the Reserve Account and second, if applicable, draw on amounts available under any Letter of Credit to cover the shortfalls and apply such amounts in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”

If amounts are drawn under any Letter of Credit and withdrawn from the Reserve Account on any Payment Date (other than a Payment Date on which the Notes are paid in full), on subsequent Payment Dates, the Paying Agent will, from Series 2024-4 Available Funds, first, if applicable, remit to the Letter of Credit Provider and second deposit into the Reserve Account (after making all payments more senior in priority as set forth under “Description of the Notes—Priority of Payments”) an amount equal to the Reserve Deposit Amount.

For more information about the Reserve Account, you should read “Credit and Payment Enhancement—Reserve Account.”

Letter of Credit

On the Closing Date, there will not be a Letter of Credit.  After the Closing Date, the Trust or Verizon Communications may cause a Letter of Credit to be issued by a Letter of Credit Provider, subject to the satisfaction of the Rating Agency

Condition.  Under any such Letter of Credit, the Letter of Credit Provider will issue a standby credit for the benefit of the Notes for an amount, together with amounts on deposit in the Reserve Account, equal to the Required Reserve Amount.  To the extent the sum of the amount on deposit in the Reserve Account plus the amount available under any Letter of Credit exceeds the Required Reserve Amount on any Payment Date, the amount of such excess may be released from the Reserve Account and paid to the Class R Interest on such Payment Date.

If the amount on deposit in the Reserve Account together with amounts available under any Letter of Credit on any Payment Date during the Revolving Period does not equal the Required Reserve Amount, an Amortization Event will occur.

As described under “—Reserve Account” above, if, on any Payment Date, amounts are required to be withdrawn from the Reserve Account in order to cover certain shortfalls, these amounts will first be withdrawn from amounts on deposit in the Reserve Account and second, be drawn from the amount available under any Letter of Credit, and such amounts will be applied in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”  If amounts are drawn under any Letter of Credit and withdrawn from the Reserve Account on any Payment Date (other than a Payment Date on which the Notes are paid in full), on subsequent Payment Dates, the Paying Agent will, from Series 2024-4 Available Funds, first, if applicable, remit to the Letter of Credit Provider and second deposit into the Reserve Account (after making all payments more senior in priority as set forth under “Description of the Notes—Priority of Payments”) an amount equal to the Reserve Deposit Amount.  On any Payment Date on which amounts are reimbursed to the Letter of Credit Provider for amounts drawn on any Letter of Credit, interest accrued on the drawn amount will also be paid to the Letter of Credit Provider to the extent set forth in the related Letter of Credit.

For more information about any Letter of Credit, you should read “Credit and Payment Enhancement—Letter of Credit.”

Subordination

On each Payment Date, interest will be paid, first, on the Class A Notes, pro rata, based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes, then on the Class B Notes and then on the Class C Notes.  The Trust will not pay interest on any subordinated class of Notes until all interest payments due on all more senior classes of Notes are paid in full.

On each Payment Date during the Amortization Period, the Trust will pay principal sequentially, beginning with the Class A Notes (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date), and will not pay principal of any subordinated class of Notes until the Note Balances of all more senior classes of Notes are paid in full.  In addition, if a Priority Principal Payment (other than a Regular Priority Principal Payment) is required on any Payment Date, the Trust will pay such required Priority Principal Payment to the most senior class of Notes Outstanding (or make the corresponding deposit into the Principal Funding Account, as applicable) prior to the payment of interest on the more subordinated Notes on that Payment Date, as set forth under “Description of the Notes—Priority of Payments.”

For a more detailed description of the priority of payments, including changes to the priority after an Event of Default and acceleration of the Notes, you should read “Description of the Notes—Priority of Payments,” “—Post-Acceleration Priority of Payments” and “Credit and Payment Enhancement—Subordination.”

Overcollateralization

Overcollateralization is the amount by which (x) the Series 2024-4 Allocated Pool Balance exceeds (y) the aggregate Note Balance of the Notes.  Overcollateralization means there will be excess Collections on Receivables allocated to Series 2024-4 that will be available to cover shortfalls in Collections resulting from losses on the other Receivables.

The Series 2024-4 Required Overcollateralization Percentage is 8.25%.  As of the Closing Date, the Series 2024-4 Required Overcollateralization Amount will be $53,950,953.68.

For a more detailed description of overcollateralization, you should read “Credit and Payment Enhancement—Overcollateralization.”

Excess Spread

Excess spread for Series 2024-4 on any Payment Date will be equal to the excess of (i) the product of (a) the Series 2024-4 Discount Rate and (b) the Series 2024-4 Available Funds for such Payment Date over (ii) the sum of (a) the aggregate amount of interest payments required to be made on the Notes on such Payment Date and (b) the aggregate amount of senior fees and expenses of the Trust that are allocated to Series 2024-4 on such Payment Date.  The amount of excess spread on any Payment Date is part of Collections for such Payment Date.

Acquisitions or Reacquisitions of Receivables; Credit Payments and Upgrade Prepayments

Each Originator will severally represent and warrant that the Receivables originated by it and transferred by it to the Depositor and by the Depositor to the Trust for designation to Group 1 are Eligible Receivables as of the related Cutoff Date, though the Originators will not be required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  In addition, the Servicer has represented and warranted that the Receivables transferred by the Additional Transferor to the Depositor and by the Depositor to the Trust for designation to Group 1 were Eligible Receivables as of the related Cutoff Date, though the Servicer was not required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  In addition, in the event that any Trust DPPAs are designated to Group 1 on a Designation Date, the Servicer will represent and warrant that such Receivables are Eligible Receivables as of the related Cutoff Date, though the Servicer will not be required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables. If any eligibility representation or warranty with respect to a Receivable is later discovered to have been untrue when made, then that Receivable was not eligible to be designated to Group 1.  If the breach is a Material Breach, the related Originator or the Servicer, as applicable, will have the option to cure the breach. If the breach is not cured in all material respects by the end of the applicable grace period, then the related Originator or
Originators or the Servicer, as applicable, must reacquire or acquire all Receivables for which this eligibility representation or warranty has been breached.  For more information about the representations and reacquisition and acquisition obligations, see “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  Notwithstanding the foregoing, if any of the eligibility representations or warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) about a Receivable was inaccurate when made so that the Receivable was not an Eligible Receivable as of the related Cutoff Date but such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on the related Receivable on the terms and conditions and within the timeframe set forth in the underlying Device Payment Plan Agreement, such inaccuracy will not constitute a breach of the representations or warranties of the related Originator or the Servicer and the related Originator or the Servicer, as applicable, will not be required to reacquire or acquire the related Receivable.

Under the Transfer and Servicing Agreement, if, with respect to a Receivable, the Servicer (x) materially breaches a covenant related to the Receivable, (y) makes certain modifications including if it (i) cancels a Receivable or reduces or waives (including with respect to any Upgrade Offer) the remaining balance of the Receivable or any portion thereof and/or as a result the monthly payment due thereunder, (ii) modifies, supplements, amends or revises a Receivable to grant the Obligor thereunder a contractual right to upgrade the related wireless device or (iii) grants payment extensions resulting in the final payment date of a Receivable being later than the Collection Period immediately preceding the final maturity date for the latest maturing Group 1 Credit Extension or (z) impairs in any material respect the rights of the Trust or the Group 1 Creditors in the Receivable (other than as permitted by the terms of the Transfer and Servicing Agreement) and fails to correct the impairment in all material respects by the end of the relevant grace period, the Servicer must acquire the Receivable from the Trust.

If an Originator or the Servicer allows a Receivable to be transferred to a different

Obligor, any Receivable so transferred will be required to be acquired or reacquired from the Trust by the Marketing Agent or the related Originator.  For a more detailed description of the acquisition obligations of the Servicer and the Marketing Agent, you should read “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”

In addition, each Originator and the Servicer, on behalf of the Additional Transferor, must reacquire or acquire, as applicable, any secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, subject to certain limitations set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

The amount to be paid by an Originator, the Servicer or the Marketing Agent in connection with the reacquisition or acquisition of a Receivable set forth in the immediately preceding four paragraphs will be an amount equal to the present value of any remaining amounts due under the related Receivable at the end of the calendar month immediately preceding the date of the reacquisition or acquisition, as applicable (calculated using a discount rate equal to the weighted average discount rate for all Group 1 Series, rounded to the nearest hundredth), reduced by the amount of any related Collections on the Receivable received by the Trust since the end of the calendar month immediately preceding the date of the reacquisition or acquisition, as applicable.

In addition, if an Obligor under a Receivable accepts an Upgrade Offer and satisfies the terms and conditions of the resulting Upgrade Contract, the Marketing Agent will be required to prepay, or cause the related Originator to prepay, the remaining balance on the Receivable (after giving effect to any prepayments made by the related Obligor in connection with the related upgrade).  See “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  Also, if an Obligor under a Receivable is granted a credit (whether as a one-
time credit or a contingent, recurring credit), including the application of a returned security deposit and credits accrued on Verizon’s rewards credit card, and the application of the credit in accordance with the priorities described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures” results in a reduction in the amount owed by an Obligor under a Receivable, the Marketing Agent will be required to make, or to cause the related Originator to make, a Credit Payment to the Trust in the amount of the reduction.  See “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Under the Parent Support Agreement, the Parent Support Provider will guarantee amounts due with respect to the reacquisition, acquisition, prepayment and other payment obligations of the Originators, the Marketing Agent and the Servicer, and Collections to be deposited during each Collection Period by the Servicer.  See “Parent Support Provider.”

For a more detailed description of the representations made about the Receivables and the acquisition or reacquisition obligations if these representations are breached, you should read “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  For a more detailed description of Servicer modified Receivables and the acquisition obligation for these Receivables, you should read “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”

Asset Representations Review

The Asset Representations Reviewer will perform an Asset Representations Review of all ARR Receivables for compliance with the eligibility representations made with respect to those Receivables if:

•	a Delinquency Trigger for the Receivables occurs, and

•	the requisite amount of Public Group 1 Noteholders vote to direct an Asset Representations Review.

The Asset Representations Reviewer is not and will not be affiliated with any of the Transaction Parties, any Letter of Credit Provider, or any of their respective affiliates, and has not performed, and is not affiliated with any party hired by the Sponsor or any underwriter to perform, pre-closing due diligence work on the Receivables.

For more information regarding the Asset Representations Review and the Delinquency Trigger with respect to an Asset Representations Review, see “Receivables—Asset Representations Review.”

Dispute Resolution

If a request is made for the reacquisition or acquisition of a Receivable, as applicable, due to a breach of a representation or warranty with respect to that Receivable, and the request is not resolved in the manner set forth in the Receivables Transfer Agreements or Transfer and Servicing Agreement, as applicable, within one-hundred eighty (180) days of receipt of that request, any Public Group 1 Noteholder will have the right to refer the matter to either mediation (including non-binding arbitration) or binding arbitration.

For more information regarding dispute resolution see “Receivables—Dispute Resolution.”

Controlling Class, Voting Rights

Holders of Notes of the Controlling Class will control some decisions on behalf of Series 2024-4, including whether to (i) accelerate the Notes upon an Event of Default and (ii) direct the Indenture Trustee, as Creditor Representative for Series 2024-4, to vote in favor of exercising other remedies following an Event of Default (including whether to vote in favor of causing a sale of the Receivables and other assets of the Trust designated to Group 1, and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group), or to vote in favor of enforcing remedies upon or waiving Servicer Termination Events.  Holders of Notes that are not part of the Controlling Class will not have these rights.

The Controlling Class will be the Class A Notes, voting together as a single class, as long as any Class A Notes are Outstanding.  After the Class
A Notes are paid in full, the most senior class of Notes Outstanding will be the Controlling Class.

In the event that certain votes or directions may occur or be given under the Master Collateral Agreement by a specified percentage of Group 1 Creditors, the Controlling Class will direct the Indenture Trustee, as Group 1 Creditor Representative for Series 2024-4, as to how it should vote or direct such matters; provided that if any vote or direction under the Master Collateral Agreement requires the consent or direction of Creditor Representatives representing all Credit Extensions, or Group 1 Creditor Representatives representing all Group 1 Credit Extensions, the Indenture Trustee, as Creditor Representative for Series 2024-4, will only vote or give such direction in accordance with the direction of 100% of the Noteholders.  Any such vote or direction by the Indenture Trustee, as Creditor Representative for Series 2024-4, at the direction of the Controlling Class, will be made on behalf of all Noteholders, notwithstanding that such action was taken solely at the direction of the Controlling Class.

Other Group 1 Series

The Trust has issued nineteen other Group 1 Series of notes and has entered into two other Group 1 Series of loans.  In addition, the Trust expects to issue another Group 1 Series of notes on the Closing Date.  The main terms of each such Group 1 Series Outstanding are summarized in Annex B.  From time to time, the Trust, in its sole discretion, may issue or enter into one or more additional Group 1 Series.  In addition to the requirements set forth in the Master Collateral Agreement, the Trust will (i) provide notice of any such additional Group 1 Series to the Group 1 Creditor Representatives for each Group 1 Series Outstanding and each rating agency rating any such Group 1 Credit Extensions and (ii) deliver an officer’s certificate to the Master Collateral Agent certifying that no Event of Default or Servicer Termination Event, or any event that with the giving of notice or passage of time would constitute an Event of Default or Servicer Termination Event, shall have occurred and be continuing or result from issuing or entering into such additional Group 1 Series and no amortization event for any Group 1 Series shall result from issuing or entering into such additional Group 1 Series.

For more information regarding additional Group 1 Series, see “The Trust—Issuance of Additional Group 1 Series.”

Ratings

The Depositor expects that the Notes will receive credit ratings from two (2) nationally recognized statistical rating organizations, or “rating agencies.”

The ratings on the Notes will reflect the likelihood of the timely payment of interest and the ultimate payment of principal of the Notes according to their terms.  The ratings of the Notes will not address the likelihood of payment of Make-Whole Payments or Additional Interest Amounts on the Notes.  Each rating agency rating the Notes will monitor the ratings using its normal surveillance procedures.  Cellco has agreed to provide ongoing information about the Notes and the Receivables to each rating agency.  Any rating agency may change or withdraw an assigned rating at any time.  Any rating action taken by one rating agency may not necessarily be taken by any other rating agency.  No transaction party will be responsible for monitoring any changes to the ratings on the Notes.

Tax Status

Subject to important considerations described under “Certain U.S. Federal Income Tax Consequences” and “Material State Tax Consequences,” Morgan, Lewis & Bockius LLP, Tax Counsel, will deliver its opinion that:

•	the Notes held by parties unaffiliated with the Trust will be classified as debt for U.S. federal income tax purposes; and

•	the Trust will not be classified as an association (or a publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes.

If you purchase the Notes offered by this prospectus, you will agree to treat such Notes as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax imposed on or measured in whole or in part by income.  You should consult your own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes offered by this prospectus, and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information regarding the application of U.S. federal and state income tax laws to the Trust and the Notes offered by this prospectus, you should refer to “Certain U.S. Federal Income Tax Consequences” and “Material State Tax Consequences.”

ERISA Considerations

The Notes generally will be eligible for purchase by Benefit Plans.

For more information about the treatment of the Notes under ERISA, you should read “Certain Considerations for ERISA and Other Benefit Plans.”

Investment Considerations

The Trust is not registered or required to be registered as an “investment company” under the Investment Company Act of 1940, as amended, and in making this determination is relying on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act of 1940, as amended, although there may be additional exemptions or exclusions available to the Trust.  The Trust is structured so as not to be a “covered fund” under the regulations adopted to implement Section 619 of the Dodd-Frank Act, commonly known as the “Volcker Rule.”

U.S. Credit Risk Retention Requirements

The U.S. Risk Retention Rules require the Sponsor, either directly or through one or more of its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the Receivables.

The Sponsor, the other Originators and the True-up Trust are under the common control of Verizon Communications, and therefore, the True-up Trust is a majority-owned affiliate of the Sponsor.

The True-up Trust, as a majority-owned affiliate of the Sponsor, will retain the required economic interest in the credit risk of the Receivables in satisfaction of the Sponsor’s obligations under the U.S. Risk Retention Rules, in the form of a qualifying “seller’s interest” consisting of the Transferor’s Interest (which, among other things, is represented by the Certificates), as wholly offset by an “eligible horizontal residual interest” in Series 2024-4 consisting of the Class R Interest.  The amount of the Transferor’s Interest on the Closing Date and at each subsequent monthly measurement date is required to equal not less than 5% of the aggregate unpaid principal balance of all outstanding investor ABS interests in Group 1, as wholly offset by the percentage represented by the fair value of the Class R Interest, as Series EHRI, of the fair value of all outstanding ABS interests in Series 2024-4 on the Closing Date.  The Certificates represent the interest in each Group not represented by any Series of that Group and are entitled to, among other things, with respect to Group 1, distributions in respect of the Transferor’s Interest on each Payment Date.  In general, the Class R Interest represents the right to all Series 2024-4 Available Funds on any Payment Date not needed to pay fees, expenses and indemnities of the Trust allocated to or otherwise payable by Series 2024-4 or to make interest and principal payments on the Notes, payments, if any, required to reimburse any Letter of Credit Provider for any amounts drawn under the related Letter of Credit together with interest accrued on the drawn amount, any required deposits into the Reserve Account or the Principal Funding Account, any Additional Interest Amounts and Make-Whole Payments payable on that Payment Date.

None of the Sponsor, the Depositor, the Originators, the True-up Trust or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by the U.S. Risk Retention Rules.

For more information regarding the risk retention regulations and the Sponsor’s method of compliance with those regulations, see “U.S. Credit Risk Retention.”

EU Securitization Regulation and UK Securitization Regulation Requirements

None of Cellco, the Originators, the Depositor, the Trust, the Parent Support Provider, the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the underwriters, the other parties to the transactions described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Regulation.

In addition, no such person will undertake, or intends, with respect to such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Regulation, or for purposes of, or in connection with, compliance by any EU Affected Investor with the EU Due Diligence Requirements, by any UK Affected Investor with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described in “U.S. Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation.

Consequently, the Notes may not be a suitable investment for an EU Affected Investor or a UK Affected Investor. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope, applicability and compliance requirements of the EU Securitization Regulation, the UK Securitization Regulation and any other existing or future similar regimes in any relevant jurisdictions.

For more information regarding the EU Securitization Regulation and the UK Securitization Regulation, see “Risk Factors—The Notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Regulation” and “EU Securitization Regulation and UK Securitization Regulation.”

Contact Information for the Depositor

Verizon ABS II LLC
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone number: 212-395-1525
Attention: Investor Relations

Contact Information for the Servicer

Cellco Partnership d/b/a Verizon Wireless
One Verizon Way
Basking Ridge, New Jersey 07920
Telephone number: 212-395-1525
Attention: Investor Relations

CUSIP Numbers

CUSIP
Class A-1a Notes	92348K CU5
Class A-1b Notes	92348K CV3
Class B Notes	92348K CW1
Class C Notes	92348K CX9

GLOSSARY

Capitalized terms used in this prospectus, if not defined when first used, will have the meanings ascribed thereto in “Schedule I—Glossary of Defined Terms.”

RISK FACTORS

Investing in the Notes involves risks.  You should carefully consider the following risk factors in deciding whether to purchase any of the Notes.

Summary of Principal Risk Factors

The following is a summary of the principal risk factors applicable to an investment in the Notes:

Risks Related to the Structure of the Notes and the Trust

•	The Notes may not be redeemed by the Anticipated Redemption Date, which may result in interest rate risk.

•	The terms of other Group 1 Series may affect the timing and amounts of the payments on your Notes.

•	Payment priorities increase the risk of losses or payment delays for certain classes of Notes, and Class B Notes and Class C Notes are subject to greater risk of loss because of subordination.

•	Principal payments on the Notes may occur earlier than expected, which may result in reinvestment risk.

•	Principal payments on the Notes may occur later than expected, which may result in interest rate risk.

•
Your limited control (including over actions of the Trust and over amendments to the transaction documents), and conflicts between classes of Notes and conflicts between different Group 1 Series, may result in losses on your Notes.

Risks Related to the Issuance of Floating Rate Notes Based on Compounded SOFR

•	Uncertainty about SOFR’s differences from LIBOR, including its composition, characteristics and market acceptance, may have an adverse impact on the Class A-1b Notes.

•	The use of SOFR in asset-backed securities transactions is relatively new in the marketplace, and there may be unanticipated problems in the use, calculation or performance of SOFR.

•	Compounded SOFR with respect to a particular Accrual Period will only be capable of being determined near the end of the relevant Accrual Period.

•
SOFR may be modified or discontinued and the Class A-1b Notes may bear interest by reference to a rate other than Compounded SOFR, and the Administrator will make certain determinations with respect to the Class A-1b Notes, any of which could adversely affect the value of the Class A-1b Notes.

•
The Trust will issue floating rate notes, but will not enter into any interest rate cap agreement with respect to the Class A-1b Notes, which could lead to shortfalls in payments or losses on your notes.

Risks Related to the Receivables

•	Insufficient Collections on the Receivables allocated to Series 2024-4 will result in losses on your Notes.

•	Limited recoveries on defaulted Receivables and the unavailability of recoveries on Written-Off Receivables may result in losses on your Notes.

•	From time to time, Receivables may be added or removed, which may decrease the credit quality of the assets of the Trust designated to Group 1 and may impact payments on the Notes.

•	Performance of the Receivables depends on many factors and may worsen in an economic downturn, which may result in payment delays or losses on your Notes.

•	The characteristics of the Receivables as of the Statistical Calculation Date may differ from the characteristics of the Receivables on the Closing Date.

•	Geographic concentration of the Receivables may result in payment delays or losses on your Notes.

•	Interests of other Persons in the Receivables could reduce funds available to pay your Notes.

•	Payments on the Receivables will be subordinated to certain other payments by the Obligors, which may result in payment delays or losses on your Notes.

•
Verizon Wireless’ Upgrade Offers may adversely impact Collections on the Receivables and the timing of principal payments, which may result in reinvestment risk, and may present bankruptcy risks, which may result in losses on your Notes.

•	The application of credits to Obligor accounts may reduce payments received on the Receivables, which may result in payment delays or losses on your Notes.

•	Increased delinquencies and defaults may result if an Obligor under a Receivable no longer has a functioning wireless device, which may result in losses on your Notes.

•	An interruption or degradation of wireless service provided by Verizon Wireless could result in reduced Collections on the Receivables and may result in losses on your Notes.

•	A wireless device recall or manufacturing defect may result in delayed payments or losses on your Notes.

Risks Related to Transaction Parties

•	An Originator’s or the Servicer’s failure to reacquire or acquire Receivables that do not comply with consumer protection laws may result in payment delays or losses on your Notes.

•	The Servicer’s inability to perform its obligations, or Cellco’s removal or resignation as Servicer, may result in payment delays or losses on your Notes.

•	The Servicer’s ability to commingle Collections with its own funds may result in payment delays or losses on your Notes.

•	Conflicts of interest among certain transaction parties may result in losses on your Notes.

•	The financial condition or bankruptcy of certain transaction parties may affect their ability to perform their obligations, which may result in payment delays or losses on your Notes.

Legal and Regulatory Risks

•
Federal financial regulatory reform could have an adverse impact on certain transaction parties, which could adversely impact the servicing of the Receivables or the securitization of Device Payment Plan Agreements.

•	The Notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Regulation.

Risks Related to Credit Ratings

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A reduction, withdrawal or qualification of the ratings on your Notes, or the issuance of unsolicited ratings on your Notes, could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.

•	The ratings of any Letter of Credit Provider may affect the ratings of the Notes.

General Risk Factors

•	The Notes are not suitable for all investors.

•
The potential absence of a secondary market for the Notes, potential financial market disruptions and potential lack of liquidity in the secondary market may affect the market value of your Notes or your ability to resell them.

•	The absence of physical Notes may limit your ability to exercise rights directly and there may be delays in receiving payments as the result of the Notes being held in book-entry form.

Risk Factors

Risks Related to the Structure of the Notes and the Trust

The Notes may not be redeemed by the Anticipated Redemption Date, and Noteholders will bear all interest rate risk resulting from principal payments on the Notes occurring later than expected
The Trust is expected, but is not required, to redeem the Notes by the Anticipated Redemption Date.  The Trust is a special purpose entity with no material assets other than the Receivables and other Trust DPPAs.  Unlike traditional securitizations, where the source of payments to investors is periodic payments on loans or other receivables, this transaction contemplates that the Trust will make a substantial balloon payment on or prior to the Anticipated Redemption Date to redeem the Notes.  The Trust’s ability to redeem the Notes may depend on its ability to issue another Group 1 Series to refinance the Notes or the Trust’s ability to sell Receivables at a sufficiently high price, which, in turn, will depend on a number of factors prevailing at the time such refinancing or sale is required, including but not limited to the market for the Receivables, the availability of credit, prevailing interest rates and general economic conditions.  If the Trust is unable to issue another Group 1 Series to refinance the Notes or to sell Receivables at a sufficiently high price, the Trust may not have sufficient cash available to it (including distributions on the Certificates, proceeds of the issuance of another Series, proceeds of sales of Receivables to another Verizon special purpose entity and/or a third-party purchaser, amounts on deposit in the Principal Funding Account and the Reserve Account or capital contributions by the Certificateholders) to redeem the Notes.  There can be no assurances that the Trust will be able to redeem the Notes by the Anticipated Redemption Date.  The failure of the Trust to redeem the Notes as of the Anticipated Redemption Date will be an Amortization Event, but will not be an Event of Default.

The terms of other Group 1 Series may affect the timing and amounts of the payments on your Notes
The Trust may issue or enter into additional Group 1 Series from time to time without your consent.  The terms of a new Group 1 Series may be different from Series 2024-4, which may affect the allocation of Collections on the Receivables to Series 2024-4.  For instance, other Group 1 Series may have different discount rates, eligibility criteria, concentration limits, interest rates, required overcollateralization percentages, revolving periods, amortization events, anticipated redemption dates and/or final maturity dates, which may cause some Group 1 Series to amortize earlier than Series 2024-4.

Other Group 1 Series may have (i) more-stringent concentration limits than the Series 2024-4 Concentration Limits, (ii) more-stringent eligibility criteria than the eligibility criteria for Series 2024-4 and/or (iii) a higher discount rate than the Series 2024-4 Discount Rate.  If a Group 1 Series has more stringent concentration limits than the Series 2024-4

Concentration Limits, more-stringent eligibility criteria than the eligibility criteria for Series 2024-4 or a higher discount rate than the Series 2024-4 Discount Rate, the positive difference of the Adjusted Series Invested Amount for such Group 1 Series over the Series Invested Amount for such Group 1 Series may be proportionally larger than the positive difference of the Adjusted Series Invested Amount for Series 2024-4 over the Series Invested Amount for Series 2024-4.  The Adjusted Series Invested Amount for each Group 1 Series is used to determine the Series Allocation Percentage for such Group 1 Series.  Consequently, in the event that a Pool Balance Deficit exists, if any Group 1 Series has more stringent concentration limits than the Series 2024-4 Concentration Limits, more-stringent eligibility criteria than the eligibility criteria for Series 2024-4 and/or a higher discount rate than the Series 2024-4 Discount Rate, such circumstance may result in reduced Group 1 Available Funds allocated to Series 2024-4 on any Payment Date than would be the case if the concentration limits, eligibility criteria and discount rate for each Group 1 Series were the same.

Because some actions require the consent of Majority Group 1 Creditor Representatives, additional Group 1 Series may dilute the voting rights of your Notes.  In addition, the Trust may also issue Series related to other Groups of Trust DPPAs.  Because certain actions of the Trust will require the consent of Majority Trust Creditor Representatives, the addition of Groups may further dilute the voting rights of your Notes.  The interests of the Creditors of a new Group 1 Series or Group may be different from your interests.

Payment priorities increase the risk of loss by, or delay in payment to, holders of certain classes of Notes
Based on the priorities described under “Description of the Notes—Priority of Payments,” during the Amortization Period, classes of Notes that receive principal payments before other classes will be repaid more rapidly than the other classes.  Because principal of the Notes will be paid sequentially (except in the case of the Class A-1a Notes and the Class A-1b Notes, which will be paid pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date) during the Amortization Period, if an Optional Redemption has not been effected by the Trust, classes of Notes lower in payment priority will be Outstanding longer, and therefore, will be exposed to the risk of losses on the Receivables during periods after other classes have received most or all amounts payable on their Notes, and after which a disproportionate amount of credit and payment enhancement may have been applied and not replenished.

If an Optional Redemption has not been effected by the Trust, because of the priority of payment on the Notes, the yields of the classes of Notes lower in payment priority will be more sensitive to losses on the Receivables and the timing of these losses than the classes of Notes higher in payment priority.  Accordingly, the Class B Notes will be relatively more sensitive to losses on the Receivables and the timing of these losses than the Class A Notes; and the Class C Notes will be relatively more sensitive to losses on the Receivables and the timing of these losses than the Class A Notes and Class B Notes.  If the actual rate and amount of losses exceed expectations, and if amounts available under any Letter of Credit and in the Reserve Account are insufficient to cover the resulting shortfalls on any Payment Date, it may adversely affect the yield on your Notes, and you may incur losses on your Notes.

In addition, the Notes are subject to risk because payments of principal and interest on the Notes on each Payment Date are subordinated to the payment of the Servicing Fee, certain amounts payable to the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer in respect of fees, expenses and indemnification amounts and certain amounts payable to the successor servicer in respect of a one-time engagement fee.  As a result, payments on your Notes may be delayed or you may incur losses on your Notes.

For additional information, you should refer to “—Collections on Receivables allocated to Series 2024-4, and any credit or payment enhancement, are the only source of payment for your Notes, and if they are not sufficient, you will incur losses on your Notes” below.

Holders of Class B Notes and Class C Notes will be subject to greater risk of loss because of subordination
The Class B Notes bear a greater risk of loss than the Class A Notes and the Class C Notes bear a greater risk of loss than the Class A Notes and Class B Notes because of the subordination features of the transaction.  Payment of principal of the Class B Notes is subordinated to payment of interest on and principal of the Class A Notes.  Payment of principal of the Class C Notes is subordinated to payment of interest on and principal of the Class A Notes and Class B Notes.

If a Priority Principal Payment is required on any Payment Date (including for deposit into the Principal Funding Account, as applicable), interest on each class of Notes will be subordinated to the payment of allocation of any such required Priority Principal Payments ranking higher in payment priority, until such Priority Principal Payments have been paid (or deposited into the Principal Funding Account, as applicable) in full.

In addition, so long as any Class A Notes are Outstanding, failure to pay interest on the Class B Notes will not be an Event of Default.  So long as any Class A Notes or Class B Notes are Outstanding, failure to pay interest on the Class C Notes will not be an Event of Default.

In addition, in the event the Notes are accelerated and declared to be due and payable following the occurrence of an Event of Default, no interest or principal will be paid to the Class B Notes until the Class A Notes have been paid in full, and no interest or principal will be paid to the Class C Notes until the Class A Notes and Class B Notes have been paid in full.  Only the most senior class of Notes Outstanding, as the Controlling Class, may accelerate the Notes or direct the Indenture Trustee, as Creditor Representative, to vote in respect of Series 2024-4 in the exercise of remedies under the Master Collateral Agreement upon an Event of Default, including in connection with the sale of the Receivables and other assets of the Trust designated to Group 1 in certain circumstances (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group).  Because of the subordination provisions of the transaction, the Controlling Class may have an incentive to accelerate the Notes and/or to cause the Indenture Trustee to vote to cause the sale of the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group), since the Controlling Class must be paid in full before any of the more junior classes are entitled to any payments; provided, that the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) will only be sold by the Master Collateral Agent upon the occurrence of an Event of Default and an acceleration of the Notes in the circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default”.  The Class C Notes, as the most subordinated class of Notes, bear the greatest risk of loss.

Noteholders will bear all reinvestment risk resulting from principal payments on the Notes occurring earlier than expected
It is not anticipated that any principal payments will be made on the Notes prior to the Anticipated Redemption Date.  However, if an Amortization Event occurs prior to the Anticipated Redemption Date, the Amortization Period will begin earlier than anticipated and the Trust will pay principal of your Notes earlier than expected.  During the Amortization Period, the Notes are required to be paid in full, sequentially by class (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date).  In addition, while the Notes are expected to be redeemed on the Anticipated Redemption Date, an Optional Redemption of the Notes may occur prior to the Anticipated Redemption Date on any date on or after the Earliest Redemption Date.

For a full description of the circumstances giving rise to an Amortization Event, see “Description of the Notes—Amortization Period.”

During the Amortization Period, the rate of payment on the Notes will also depend on the rate of payment on the Receivables, including prepayments.  Faster than expected rates of prepayments on the Receivables will cause the Trust to pay principal of your Notes more quickly during the Amortization Period.  Prepayments on the Receivables will occur if:

•	Obligors prepay all or a portion of their Receivables, including in connection with entering into an Upgrade Contract,
•	the Servicer acquires modified or impaired Receivables, including cancelled Receivables,
•	an Originator or the Servicer, as applicable reacquires Receivables that were not Eligible Receivables as of the related Acquisition Date or Designation Date, as applicable,
•
the Marketing Agent acquires, or causes the related Originator to acquire, a transferred Receivable, or the Marketing Agent makes certain payments, or requires the related Originator to make certain payments, with respect to credits granted to an Obligor under a Receivable, or

•	the Marketing Agent prepays, or causes the related Originator to prepay, a Receivable under the terms of an Upgrade Contract.

A variety of economic, social and other factors will influence the rate of prepayments on the Receivables, including individual Obligor circumstances, the types of Verizon Wireless marketing programs and those of its competitors, changes in technology, changes in customer preferences for certain wireless devices, the release of new versions of certain manufacturer’s wireless devices and changes in the demand for wireless devices in general during celebration seasons that occur during the calendar year, and changes made by the Servicer to the order in which the Servicer applies payments and credits to an Obligor’s account.  For a discussion of risks related to certain economic, social and other factors affecting individual Obligors, see “—Performance of the Receivables is uncertain and depends on many factors and may worsen in an economic downturn, which may increase the likelihood that payments on your Notes will be delayed or that you will incur losses on your Notes” below.  Verizon Wireless permits customers to cancel their Device Payment Plan Agreement, including any Receivable, for thirty (30) days after origination.  In addition, Verizon Wireless has permitted, and may permit in the future, cancellations of Device Payment Plan Agreements for specified periods of time during holiday periods.  No prediction can be made about the actual prepayment rates that will occur for the Receivables.  For a discussion of additional risks related to Upgrade Offers, see “—Verizon Wireless’ Upgrade Offers may adversely impact Collections on the Receivables and the timing of principal payments, which may result in reinvestment risk” below.

You will bear all reinvestment risk resulting from principal payments on your Notes occurring earlier than expected as a result of the circumstances and factors described above.

Noteholders will bear all interest rate risk resulting from principal payments on the Notes occurring later than expected
Other than in connection with an Optional Redemption on or after the Earliest Redemption Date, no principal will be paid on the Notes until the Amortization Period begins.  It is anticipated that the Trust will redeem the Notes by the Anticipated Redemption Date, but the Trust has no obligation to do so.  Whether the Trust effects an Optional Redemption depends on the ability of the Trust to obtain cash sufficient to pay all principal of and accrued and unpaid interest on the Notes, and any applicable Make-Whole Payments and Additional Interest Amounts due and payable on that date, in full in connection therewith.  The Trust may redeem the Notes with any amounts available to it for such purpose, including distributions on the Certificates, proceeds of the issuance of another Series, proceeds of sales of Receivables to another Verizon special purpose entity and/or a third-party purchaser, amounts on deposit in the Principal Funding Account and the Reserve Account or capital contributions by the Certificateholders.  Whether such amounts are available to the Trust will be dependent on a number of factors prevailing at the time an Optional Redemption may be exercised, including, among other things, the market for and the value of the Receivables, prevailing interest rates, the availability of credit and general economic conditions.  There can be no assurance that the Trust will have sufficient funds to effect an Optional Redemption or that the

Trust will effect an Optional Redemption on any date when it is eligible to do so.

In addition, the Trust does not have an obligation to pay a specified amount of principal of any class of Notes on any date other than the remaining Outstanding amount of that class of Notes on its Final Maturity Date.  Failure to pay principal of any class of Notes on any Payment Date will not be an Event of Default until the Final Maturity Date of that class.  If the Notes have not been redeemed as of the Anticipated Redemption Date, an Amortization Event will occur and the Amortization Period will begin.  During the Amortization Period, the Notes are required to be paid in full, sequentially by class (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date), and no principal will be paid on any class of Notes until all senior classes of Notes have been paid in full. If principal of your Notes is paid later than expected, it may adversely affect the yield on your Notes.  You will bear all interest rate risk resulting from principal payments on your Notes occurring later than expected.

Because you have limited control over actions of the Trust and amendments to the transaction documents, and conflicts between classes of Notes may occur, your Notes may be adversely affected
The Trust will pledge the Receivables to the Master Collateral Agent to secure payment of the Group 1 Credit Extensions.  In the event that certain votes or directions may occur or be given under the Master Collateral Agreement by a specified percentage of Group 1 Creditors, the Controlling Class will direct the Indenture Trustee, as Group 1 Creditor Representative for Series 2024-4, as to how it should vote or direct such matters; provided that if any vote or direction under the Master Collateral Agreement requires the consent or direction of Creditor Representatives representing all Credit Extensions, or Group 1 Creditor Representatives representing all Group 1 Credit Extensions, the Indenture Trustee, as Creditor Representative for Series 2024-4, will only vote or give such direction in accordance with the direction of 100% of the Noteholders.  Any such vote or direction by the Indenture Trustee, as Creditor Representative for Series 2024-4, at the direction of the Controlling Class, will be made on behalf of all Noteholders, notwithstanding that such action was taken solely at the direction of the Controlling Class.  In particular, the Controlling Class will be entitled to direct the Indenture Trustee to accelerate the Notes after an Event of Default, waive Events of Default (other than failure to pay principal or interest or for a breach of a covenant or term that can only be waived with the consent of all Noteholders), vote to terminate the Servicer upon a Servicer Termination Event, vote to waive Servicer Termination Events and to direct the Indenture Trustee with respect to certain other actions or votes in connection with remedies or rights available to Noteholders.

In addition, as described under “The Trust,” “Servicing the Receivables and the Securitization Transaction—Amendments to Transfer and Servicing Agreement,” “Description of the Notes—Amendments to Master Collateral Agreement” and “Description of the Notes—Amendments to Indenture,” upon the satisfaction of certain requirements, certain amendments to the Indenture and other transaction documents can be effected without the consent of any Noteholders, with the consent of only a specified percentage of Noteholders of the Controlling Class or with the consent of a specified percentage of the Creditor Representatives of all Credit Extensions, including Credit Extensions related to Groups other than Group 1.  The Controlling Class will have the right to direct the Indenture Trustee, as Creditor Representative for Series 2024-4, as to how to vote in connection with any amendments to the transaction documents that require the consent of Creditor Representatives.  In addition, the Administrator may amend the Indenture for the purpose of making Benchmark Replacement Conforming Changes, without the consent of any other person. There can be no assurance as to whether or not amendments effected without a Noteholder vote will adversely affect the performance of the Notes.

Noteholders that are not part of the Controlling Class will have no right to cause the Indenture Trustee to take any of these actions or vote in favor of any of these actions.  Only the Controlling Class will have these rights.  The Controlling Class may have different interests from the Noteholders of other classes and will not be required to consider the effect of its actions on the Noteholders of other classes, which may adversely affect your rights under your Notes.  In addition, Creditors of different Groups may have different interests than the Group 1 Creditors and will not be required to consider the interests of the Group 1 Creditors (including Noteholders) in connection with the exercise of rights or remedies under the transaction documents that require the consent or direction of Creditor Representatives from all Groups, which may adversely affect the Notes.

Under the Master Collateral Agreement, a percentage of the Group 1 Creditors (through the applicable Creditor Representative, which for Series 2024-4 will be the Indenture Trustee) may direct the Master Collateral Agent to take actions after an Event of Default, including liquidating the Receivables.  These actions may be contrary to the actions that you determine to be in your best interest.  The Controlling Class may, in some circumstances, direct the Indenture Trustee to vote, on behalf of Series 2024-

4, to cause the Master Collateral Agent to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) after an Event of Default and an acceleration of the Notes even if the proceeds would not be sufficient to pay all of the Notes in full.  In this event, if your Notes cannot be paid in full with the proceeds of a sale of the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group), you will incur a loss on your Notes.

For a more detailed description of the actions that the Controlling Class may direct, you should read “Description of the Notes—Events of Default—Remedies Following Event of Default” and “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

Risks Related to the Issuance of Floating Rate Notes Based on Compounded SOFR

SOFR is a relatively new reference rate and its composition and characteristics are not the same as LIBOR
On June 22, 2017, the ARRC convened by the Board of Governors of the Federal Reserve System and the FRBNY identified SOFR as the rate that, in the consensus view of the ARRC, represented best practice for use in certain new U.S. dollar derivatives and other financial contracts. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities, and has been published by the FRBNY since April 2018. The FRBNY has also begun publishing historical indicative SOFR from 2014. Investors should not rely on any historical changes or trends in SOFR as an indicator of future changes in SOFR.

The use of SOFR may present risks which are currently unknown that could adversely affect the value of and return on the Class A-1b Notes. Due to the emerging and developing adoption of SOFR as an interest rate index, investors who desire to obtain financing for their Class A-1b Notes may have difficulty obtaining any credit or credit with satisfactory interest rates, which may result in lower leveraged yields and lower secondary market prices upon the sale of the Class A-1b Notes.

In addition, the composition and characteristics of SOFR are not the same as those of LIBOR, and SOFR is fundamentally different from LIBOR for two key reasons. First, SOFR is a secured rate, while LIBOR was an unsecured rate. Second, SOFR is an overnight rate, while LIBOR was determined by using a synthetic methodology intended to approximate the rate that would have been calculated by reference to interbank submissions of different maturities (e.g., three months).  As a result, there can be no assurance that SOFR (including Compounded SOFR) will perform in the same way as LIBOR would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

SOFR may be more volatile than other Benchmarks or market rates
Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as LIBOR. Although changes in Compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on and value of the Class A-1b Notes may fluctuate more than floating rate debt securities that are linked to less volatile rates.  To the extent that Compounded SOFR (or the applicable Benchmark) decreases for any Accrual Period, the rate at which the Class A-1b Notes accrue interest for that Accrual Period will be reduced; provided that the interest rate on the Class A-1b Notes for any Accrual Period will not be less than 0.00%.  A negative benchmark rate could result in the interest applied to the Class A-1b Notes decreasing to 0.00% for the related Accrual Period.

In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The FRBNY has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the FRBNY will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the Class A-1b Notes.

Any failure of SOFR to gain market acceptance could adversely affect the Class A-1b Notes
According to the ARRC, SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, it is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable replacement or successor for all of the purposes for which U.S. dollar LIBOR historically was used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the Class A-1b Notes and the price at which investors can sell the Class A-1b Notes in the secondary market.

In addition, if SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to the Class A-1b Notes, the trading price of the Class A-1b Notes may be lower than those of securities that are linked to rates that are more widely used. Similarly, market terms for floating rate debt securities linked to SOFR, such as the spread over the base rate reflected in interest rate provisions or the manner of compounding the base rate, may evolve over time, and trading prices of the Class A-1b Notes may be lower than those of later-issued SOFR-based debt securities as a result.  Very limited market precedent exists for securities that use SOFR as the interest rate and the method for calculating an interest rate based upon SOFR in those precedents varies. In addition, the FRBNY only began publishing the SOFR index on March 2, 2020. Accordingly, the use of the SOFR index or the specific formula for the Compounded SOFR rate used in the Class A-1b Notes may not be widely adopted by other market participants, if at all. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of the Class A-1b Notes.

Investors in the Class A-1b Notes may not be able to sell the Class A-1b Notes at all or may not be able to sell the Class A-1b Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

Compounded SOFR with respect to a particular Accrual Period will only be capable of being determined near the end of the relevant Accrual Period
The level of Compounded SOFR applicable to a particular Accrual Period and, therefore, the amount of interest payable with respect to such Accrual Period will be determined at the SOFR Determination Time for such Accrual Period. Because each such date is near the end of such Accrual Period, you will not know the amount of interest payable with respect to a particular Accrual Period until the fifth U.S. Government Securities Business Day before the related Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Payment Date.  In addition, some investors may be unwilling or unable to trade the Class A-1b Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Class A-1b Notes.

SOFR may be modified or discontinued and the Class A-1b Notes may bear interest by reference to a rate other than Compounded SOFR, which could adversely affect the value of the Class A-1b Notes
SOFR is published by the FRBNY based on data received by it from sources other than Verizon, and Verizon has no control over its methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time. There can be no guarantee, particularly given its relatively recent introduction, that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Class A-1b Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest payable on the Class A-1b Notes and the trading prices of the Class A-1b Notes. In addition, the FRBNY may withdraw, modify or amend published SOFR or SOFR data in its sole discretion and without notice. The interest rate for any Accrual Period will not be adjusted for any modifications or amendments to SOFR or SOFR data that the FRBNY may publish after the interest rate for that Accrual Period has been determined.

If the Administrator determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of  SOFR, then the interest rate on the Class A-1b Notes will no longer be determined by reference to SOFR, but instead will be determined by reference to a different Benchmark plus any Benchmark Replacement Adjustment, as further described under the caption “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”  These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (such as the ARRC), (ii) ISDA or (iii) in certain circumstances, the Administrator. If a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment, as applicable, will apply. In addition, the terms of the Class A-1b Notes expressly authorize the Administrator to make Benchmark Replacement Conforming Changes.  Additionally, a Benchmark Transition Event may have tax consequences, as further described under the caption “Certain U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Owners—Benchmark Transition Event.”

In addition, the composition and characteristics of the Benchmark Replacement will not be the same as those of Compounded SOFR and the Benchmark Replacement may not be the economic equivalent of Compounded SOFR.  There can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark

Replacement will be a comparable substitute for Compounded SOFR.

The application of a Benchmark Replacement, the calculation of the interest rate on the Class A-1b Notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of the Class A-1b Notes in connection with a Benchmark Transition Event, could adversely affect the value of the Class A-1b Notes, the return on the Class A-1b Notes and the price at which you can sell such Class A-1b Notes.

The Administrator will make certain determinations with respect to the Class A-1b Notes, which determinations may adversely affect the Class A-1b Notes
The Administrator will make certain determinations with respect to the Class A-1b Notes, as further described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.” For example, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Administrator will make certain determinations with respect to the Class A-1b Notes in its sole discretion as further described under “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.” Any of these determinations may adversely affect the value of the Class A-1b Notes, the return on the Class A-1b Notes and the price at which you can sell such Class A-1b Notes. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to Compounded SOFR or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. These potentially subjective determinations may adversely affect the value of the Class A-1b Notes, the return on the Class A-1b Notes and the price at which you can sell such Class A-1b Notes. For further information regarding these types of determinations, see “Description of the Notes—Payments of Interest—Floating Rate Benchmark; Benchmark Transition Event.”

Series 2024-4 will include floating rate Notes, but the Trust will not enter into any interest rate cap agreements in respect of Series 2024-4, so if interest rates rise, you may incur losses on your Notes

The Class A-1b Notes bear interest at a floating rate based on the Benchmark, which initially will be Compounded SOFR, as described under “Description of the Notes—Payments of Interest.”  Even though Series 2024-4 will include the Class A-1b Notes as floating rate Notes, the Trust will not enter into any interest rate cap agreements or any other hedge agreements in respect of Series 2024-4 in connection with the issuance of the Class A-1b Notes.

The Trust will make payments on the Class A-1b Notes out of Series 2024-4 Available Funds.

Therefore, an increase in the Benchmark rate would increase the amount due as interest payments on the Class A-1b Notes without any corresponding increase in the amount of interest due on the Receivables or any additional source of funds that provide a source of payment for those increased interest payments.

If the floating rate payable in respect of the Class A-1b Notes increases to the point where the amount of interest and principal due on the Notes, together with other fees and expenses payable by the Trust in respect of Series 2024-4, exceeds the Series 2024-4 Available Funds available to make those payments, there may not be sufficient Series 2024-4 Available Funds to make payments on the Notes, including the Class A-1b Notes, and you may incur losses on your Notes.

Risks Related to the Receivables

Collections on Receivables allocated to Series 2024-4, and any credit or payment enhancement, are the only sources of payment for your Notes, and if they are not sufficient, you will incur losses on your Notes

Other than in the case of an Optional Redemption, no assets or sources of funds other than the Collections on the Receivables (but not including recoveries on Written-Off Receivables) allocated to Series 2024-4, and other credit or payment enhancement expressly set forth in this prospectus, will be available to make payments on the Notes.  The Trust may own Device Payment Plan Agreements that are designated to Groups other than Group 1, but collections on or proceeds of such Device Payment Plan Agreements will not be available to make payments on the Notes.  In addition, the credit or payment enhancement for the Notes is limited.  The Notes will not be insured or guaranteed by the Sponsor, the Originators, the Servicer, the Depositor, the Parent Support Provider, the Marketing Agent, any of their respective affiliates or any other Person.  Therefore, in the event that an Optional Redemption has not been effected by the Trust, if Collections on the Receivables allocated to Series 2024-4, together with the credit and payment enhancement for Series 2024-4, are insufficient to pay amounts due on your Notes on any Payment Date, you will incur losses on your Notes.  See also “—Payment priorities increase the risk of loss by, or delay in payment to, holders of certain classes of Notes” above.

Recoveries on defaulted Receivables may be limited, and recoveries on Written-Off Receivables will be unavailable to make payments on the Notes, and you may incur losses on your Notes
If an Obligor defaults on a Receivable, the Servicer may be unable to collect the remaining amount due under that Receivable.  In addition, recoveries on Written-Off Receivables, including any proceeds from the sale of a wireless device securing a Receivable, will be retained by the Servicer as additional servicing compensation. Therefore, Noteholders should not rely on any recoveries on defaulted or Written-Off Receivables as a source of funds available to make payments on the Notes.  Depending on the amount, rate and timing of defaults and write-offs on Receivables, you may incur losses on your Notes.

The addition or removal of Receivables may decrease the credit quality of the assets of the Trust designated to Group 1 securing the Notes and may result in accelerated, reduced or delayed payments on the Notes

The pool of Receivables may change every day depending on the number of Device Payment Plan Agreements transferred to the Trust and designated to Group 1, any sales of Receivables by the Trust, the amortization of the Receivables and, subject to the conditions set forth under “The Trust—Addition of Receivables,” re-designating Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to another Group.  If the addition or removal of Receivables reduces the credit quality of the pool of Receivables, it may impact the ability of the Trust to effect an Optional Redemption or increase the likelihood of the occurrence of an Amortization Event, and consequently increase the likelihood of accelerated, reduced or delayed payments on your Notes or that you will incur losses on your Notes.  Any Receivables transferred to the Trust and designated to Group 1 after the Closing Date will be originated by the Originators using the origination and underwriting policies and procedures described under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” as in effect at the time the additional Receivables are originated, which may be updated in the normal course of Verizon Wireless’ business, as described under “Receivables—Description of the Receivables.”  Moreover, the additional Receivables may have different terms than the Receivables existing on the Closing Date, including, but not limited to, with respect to the charging of interest, the original term, the amount of the monthly payment and/or the Obligor’s ability to prepay the related Device Payment Plan Agreement.

Other Group 1 Series may have different, and less-stringent eligibility criteria than Series 2024-4, and the additional Receivables eligible for such other Group 1 Series may not be of the same credit quality as the Receivables that meet the eligibility criteria for Series 2024-4.  The proportion of Receivables that qualify as Series 2024-4 Eligible Receivables may vary.  The eligibility criteria for Series 2024-4 are solely for the purposes of determining the Ineligible Amount for Series 2024-4, which is used to calculate the Series 2024-4 Allocation Percentage.  Series 2024-4 will be entitled to Collections, and exposed to delinquencies and defaults, on Receivables that do not qualify as Series 2024-4 Eligible Receivables.  The performance of Receivables that do not qualify as Series 2024-4 Eligibility Receivables may differ significantly from the performance of Series 2024-4 Eligible Receivables, and defaults and delinquencies on such Receivables may be higher than defaults and delinquencies on Series 2024-4 Eligible Receivables.  Investors in the Notes may suffer losses as a result of exposure to delinquencies and defaults on Receivables that do not qualify as Series 2024-4 Eligible Receivables.

Other Group 1 Series may have different, and less-stringent concentration limits than the Series 2024-4 Concentration Limits, which may cause the portfolio of Receivables in the aggregate to not be of the same credit quality as the portfolio of Receivables that satisfy the Series 2024-4 Concentration Limits.  The concentration limits for any Group 1 Series are solely for the purposes of calculating the Excess Concentration Amount for such Group 1 Series, which is used to calculate the Series Allocation Percentage for such Group 1 Series.  Series 2024-4 will be entitled to Collections, and exposed to delinquencies and defaults, on Receivables which, in the aggregate, have Principal Balances that are in excess of the Series 2024-4 Concentration Limits.  The performance of the Receivables in the aggregate may differ significantly from the performance of the portfolio of Receivables that satisfy the Series 2024-4 Concentration Limits, and defaults and delinquencies on the portfolio of Receivables in the aggregate may be higher than defaults and delinquencies on the Receivables that satisfy the Series 2024-4 Concentration Limits.  Investors in the Notes may suffer losses as a result of exposure to delinquencies and defaults on Receivables which, in the aggregate, have Principal Balances that are in excess of the Series 2024-4 Concentration Limits.

Performance of the Receivables is uncertain and depends on many factors and may worsen in an economic downturn, which may increase the likelihood that payments on your Notes will be delayed or that you will incur losses on your Notes

The performance of the Receivables depends on a number of factors, including general economic conditions, unemployment levels, pandemics and other global health concerns, the circumstances of individual Obligors, Verizon Wireless’ underwriting standards at origination, including down payment requirements or credit limits, Verizon Wireless’ servicing and collection strategies, increases in fraud, particularly relating to new wireless devices and increases in the price of such devices, and changes in Verizon Wireless’ marketing strategies, all of which could result in higher delinquencies and losses on the Receivables.  Because many of these factors are outside the control of Cellco, the impact on Verizon’s customers and performance of the Receivables cannot be predicted with accuracy.  In addition, the performance of the Receivables may worsen in an economic downturn, which may increase the likelihood that payments on your Notes will be delayed or that you will incur losses on your Notes.

For more information about the performance of the Verizon Wireless’ portfolio of Device Payment Plan Agreements and the Receivables, you should read “Servicing the Receivables and the Securitization

Transaction—Delinquency and Write-Off Experience.”

This prospectus provides information regarding the characteristics of the Receivables as of the Statistical Calculation Date that may differ from the characteristics of the Receivables on the Closing Date

This prospectus describes the characteristics of the Receivables solely as of the Statistical Calculation Date. Because the future composition of the Receivables may change over time, the characteristics of the Receivables presented in this prospectus are not necessarily indicative of the composition of the Receivables at any time subsequent to the Statistical Calculation Date.  The pool of Receivables on the Closing Date may (i) not include certain Receivables designated to Group 1 as of the Statistical Calculation Date as a result of payments in full or delinquencies on certain Device Payment Plan Agreements after the Statistical Calculation Date and other reasons for which the Device Payment Plan Agreements would not constitute Eligible Receivables for Group 1 as of the Cutoff Date related to the Closing Date and (ii) include other Receivables designated to Group 1 after the Statistical Calculation Date.  Therefore, it is possible that the characteristics of the Receivables on the Closing Date will be worse than the characteristics of the Receivables disclosed in this prospectus.

Geographic concentration of the Receivables may delay payments on, or result in losses on, your Notes
As of the Statistical Calculation Date, the billing addresses of the Obligors under the Receivables (by aggregate Principal Balance) were concentrated in California (approximately 9.86%), Florida (approximately 6.22%), Texas (approximately 6.03%) and New York (approximately 5.67%).  No other state made up more than 5.00% of the Receivables as of the Statistical Calculation Date.  However, the geographic concentration of the Receivables on the Closing Date may be different than the geographic concentration of the Receivables as of the Statistical Calculation Date.

Economic conditions or other factors affecting states with a high concentration of Receivables, including any interruption of wireless service available on Verizon Wireless’ network with respect to any geographic area, could adversely impact the delinquency or write-off experience of the Trust.  In addition, extreme weather conditions (including conditions resulting from climate change), natural disasters, public health crises or travel restrictions and other disruptions caused by federal, state and local directives, could cause substantial business disruptions, economic losses, unemployment and an economic downturn.  The ability of Obligors in affected areas to make timely payments could be adversely affected.  The Trust’s ability to make payments on the Notes could be adversely affected by any of these factors if the Obligors in impacted locations are unable to make timely payments with respect to their Receivables.  As a result, payments on your Notes may be delayed or you may incur losses on your Notes.

Interests of other Persons in the Receivables could reduce funds available to pay your Notes, and you may incur losses on your Notes
If another Person acquires an interest in a Receivable that is superior to the Trust’s interest, the Collections on that Receivable may not be available to make payments on your Notes, and you may incur losses on your Notes.  Another Person could acquire an interest in a Receivable that is superior to the Trust’s interest if:

	•	the Trust does not have a perfected security interest in the Receivable because the Depositor’s security interest in the Receivable was not properly perfected, or

	•	the Trust’s security interest in the Receivable is impaired because holders of some types of liens, such as tax liens, may have priority over the Trust’s security interest.

Payments on the Trust DPPAs will be subordinated to certain other payments by the Obligors, and payments on your Notes may be delayed or you may incur losses on your Notes
As described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures,” Obligors receive one bill for each Verizon Wireless account, an Obligor may have multiple accounts and an Obligor may have multiple wireless devices under an account and one or more of these wireless devices may be subject to a Device Payment Plan Agreement which may be included as Receivable.  Payments remitted by an Obligor to Verizon Wireless or credits granted by Verizon Wireless on the related account currently are applied to the account based on monthly aging categories, as described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”  Therefore,

•
if the most recent Device Payment Plan Agreement originated with respect to an account is included as a Receivable, the Trust’s rights to receive payments from the Obligor will be subordinated to the payment of late fees, wireless service and other charges, including accessory payments and insurance payments, and any amounts due on any earlier originated Device Payment Plan Agreements; and

•
if the earliest Device Payment Plan Agreement originated with respect to an account is included as a Receivable and amounts due on that Device Payment Plan Agreement are paid in full but amounts remain due on a later originated Device Payment Plan Agreement on the same account, on the next Obligor payment remittance date, past due amounts on that later originated Device Payment Plan Agreement will be paid prior to current amounts on the Device Payment Plan Agreement that is a Receivable.

The timing of payments on a Receivable could be adversely affected by the addition of Device Payment Plan Agreements on any single account and the amount of wireless service and other charges on that account.  As a result, payments on your Notes may be delayed or you may incur losses on your Notes.

In addition, the order in which payments remitted by an Obligor to Verizon Wireless and credits granted by Verizon Wireless (other than credits granted in respect of an upgrade) may be changed at any time, as long as any change applicable to the Receivables (i) is also applicable to all Device Payment Plan Agreements that Cellco services and (ii) so long as Cellco is the Servicer, does not have a material adverse effect on the creditors of the Trust.  Any modification could negatively impact Collections on the Receivables, and you may incur losses on your Notes.

See “Servicing the Receivables and the Securitization Transaction—Servicing Obligations of Cellco” and “—Collections and Other Servicing Procedures” for further details on the application of Obligor payments.

Verizon Wireless’ Upgrade Offers may adversely impact Collections on the Receivables and the timing of principal payments, which may result in reinvestment risk
Prepayments on the Receivables could occur if Obligors under the Receivables choose to upgrade wireless devices that are the subject of related Device Payment Plan Agreements, as described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers.”  The number of upgrades occurring pursuant to Upgrade Offers will depend on a variety of economic, social and other factors, including improved technology available in newer wireless devices, customer demand for, and supply of, specific wireless devices (including newly released wireless devices), any other promotional offers offered by Verizon Wireless, and seasonal changes in the demand for wireless devices.  An increase in the number of upgrades accepted under Upgrade Offers would result in a corresponding increase in prepayments to the Trust by the Marketing Agent or the related Originator, or prepayments by the related Obligors, as applicable.  During the Revolving Period, amounts collected by the Trust, including prepayment amounts related to Upgrade Offers, will not be applied as payments of principal of your Notes. During the Amortization Period, amounts collected by the Trust in respect of the Receivables, including prepayment amounts related to Upgrade Offers, will be part of Series 2024-4 Available Funds that are used to pay principal of your Notes.  Therefore, any prepayments on the Receivables during the Amortization Period may result in your

Notes being paid earlier than expected and may adversely affect the yield on your Notes.  You will bear all reinvestment risk resulting from principal payments on your Notes occurring earlier than expected.  See also “—Noteholders will bear all reinvestment risk resulting from principal payments on the Notes occurring earlier than expected” above.

In addition, failure to deposit required prepayment amounts with respect to an upgrade under an Upgrade Offer into the Collection Account when required will result in a Servicer Termination Event so long as Cellco is the Servicer.  As described under “—If Cellco is removed or resigns as Servicer, payments on your Notes may be delayed and you may incur losses on your Notes” below.  See “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer” below, this may lead to severe disruptions in servicing the Receivables and delays in payment on the Receivables, and you may incur losses on your Notes.

Upgrade Offers may present bankruptcy risks, which may result in losses on your Notes
If the Marketing Agent or any Originator files for bankruptcy under Chapter 11 of the Bankruptcy Code, the Marketing Agent or any Originator, as applicable, as debtor in possession, may continue to offer Upgrade Programs, including the Current Upgrade Program, and may choose either to perform or not to perform its obligations thereunder, as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy—Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.”

If the Marketing Agent or any Originator fails to remit required prepayment amounts to the Trust, the Trust may have difficulty collecting against the related Obligor, and the Obligor may be less likely to pay amounts remaining due under the Obligor’s original Device Payment Plan Agreement.  In addition, the Obligor may argue that it has a defense to making payments to the Trust because it fulfilled all of its obligations as specified in the Upgrade Offer or as a result of statements purportedly made by the Marketing Agent or any Originator. This may result in reduced Collections on the Receivables, and you may incur losses on your Notes.

See “Some Important Legal Considerations—Matters Relating to Bankruptcy—Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.”

The application of credits to Obligor accounts may reduce payments received on the Receivables, which may delay payments on the Notes or result in losses on the Notes
As described in “Origination and Description of Device Payment Plan Agreement Receivables—Account Credits” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,”

from time to time Verizon Wireless may grant credits to an Obligor’s account.  Those credits currently are applied as described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”  To the extent any credits are applied against any payments due under a Receivable, and if the Marketing Agent, the related Originator or the Parent Support Provider, as applicable, does not deposit sufficient amounts into the Collection Account to cover credit amounts, actual amounts received with respect to that Receivable will be reduced.  As a result, payments on your Notes may be delayed or you may incur losses on your Notes.

In addition, because Device Payment Plan Agreements on a single account are paid in the order of their origination (with the oldest Device Payment Plan Agreement being paid first), if the earliest originated Device Payment Plan Agreement on an account is a Receivable, there is a greater risk that credits (other than credits granted in respect of cancellations, prepayments, invoicing errors or in connection with an upgrade) will be applied on the Receivable than on Device Payment Plan Agreements originated after the Receivable.  As a result, payments on your Notes may be delayed or you may incur losses on your Notes.

Verizon may become subject to investigations or actions from regulators or related oversight agencies as well as private litigation, the results of which may require Verizon Wireless to apply credits to certain customers’ accounts.  Although there are no current investigations, actions or litigation requiring the application of credits to the Receivables, Verizon Wireless could be required to apply credits to customers’ accounts in settlement of an investigation, action or litigation in the future. There can be no assurance that any future investigations, actions or litigation and any resulting settlements requiring the application of credits will not have an adverse effect on any Receivables.

In addition, if Cellco is the Servicer, failure to deposit any credit amounts into the Collection Account when required will result in a Servicer Termination Event.  As described under “—If Cellco is removed or resigns as Servicer, payments on your Notes may be delayed and you may incur losses on your Notes” below, this may lead to severe disruptions in servicing the Receivables and delays in payment on the Receivables, and you may incur losses on your Notes.  See “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

Increased delinquencies and defaults may result if an Obligor under a Receivable no longer has a functioning wireless device, and you may incur losses on your Notes
If an Obligor’s wireless device is lost, stolen, damaged or otherwise unusable, the Obligor remains obligated to make all remaining payments under the related Receivable, regardless of whether the related wireless device is subject to a manufacturer’s warranty.  However, because the Obligor no longer has a working wireless device, he or she may be less willing to make timely payments on the related Receivable, or may have a defense to the continued payment on the Receivable, particularly if the Obligor does not have insurance on the device and the device is not under a manufacturer’s warranty. See “Some Important Legal Considerations—Consumer Protection Laws.”  If Obligors become unwilling to make timely payments on their Receivables because the Obligors no longer have functioning wireless devices, increased delinquencies and/or defaults on payments by Obligors may occur, and you may incur losses on your Notes.

An interruption or degradation of wireless service provided by Verizon Wireless could result in reduced Collections on the Receivables, and you may incur losses on your Notes
Each Receivable is part of a customer account that includes wireless service.  Although the payment terms of the Receivables are not conditioned on the provision of wireless service, to the extent that wireless service provided by Verizon Wireless is significantly interrupted or degraded, including as a result of the dissolution of Verizon or the divestiture of Verizon’s wireless business, it may serve as a disincentive for Obligors to make continued payments under their accounts, and therefore, the related Receivable.  In addition, because the Receivables will be subject to all defenses, claims and rights of set-off of the Obligors, any interruption or degradation of service may also give rise to an affected Obligor’s defense or claim of set-off with respect to payment on the Obligor’s Receivable.  From time to time, Verizon Wireless may offer special promotions to customers who have been affected by a service interruption.  You may incur losses on your Notes as a result of any reductions in Collections related to an interruption or degradation of service or a related promotion.

In addition, the bankruptcy of Cellco or certain of its affiliates, including any of the other Originators, may result in an interruption of service.  For a more detailed description on the risks to the Notes resulting from a bankruptcy of the Sponsor or an affiliate, you should read “—Bankruptcy of any Originator, the Servicer, the Marketing Agent or the Parent Support Provider may result in delayed payments on your Notes or you may incur losses on your Notes” below.

A wireless device recall or manufacturing defect may result in delayed payments or losses on your Notes
Applicable laws and governmental standards require manufacturers to take actions, from time to time, to remedy defects in wireless devices affecting wireless device safety, including through mandated recalls. As a result, manufacturers of wireless devices may be obligated to recall certain wireless devices, or may choose to recall certain wireless devices if the related manufacturer determines that those devices do not comply with relevant safety standards.  In addition, individual wireless devices may suffer from manufacturing defects that may lead to customer dissatisfaction and safety issues if any defects lead to product failures or unsafe use.

Obligors affected by a recall or whose wireless device is subject to a manufacturing defect may be more likely to be delinquent in, or default on, payments on their Receivables.  You may incur losses on your Notes as a result of any reductions in Collections related to delinquencies or defaults.  See “—Increased delinquencies and defaults may result if an Obligor under a Receivable no longer has a functioning wireless device, and you may incur losses on your Notes” above.  In addition, Obligors affected by a recall in certain circumstances may be permitted to cancel their Receivables.  In these cases, the Servicer will be required to acquire any cancelled Receivables from the Trust.  See “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”  From time to time, Verizon Wireless may offer special promotions to customers who have been affected by a recall.

Moreover, an Obligor affected by a recall or whose wireless device suffers a manufacturing defect, may have a defense against the ongoing payment of its related Receivable, which may result in delayed payments on your Notes, or you may incur losses on your Notes.  See “Some Important Legal Considerations—Consumer Protection Laws.”

Risks Related to Transaction Parties

An Originator’s or the Servicer’s failure to reacquire or acquire, as applicable, Receivables that do not comply with consumer protection laws may delay payments on your Notes or result in losses on your Notes

Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer contracts, including the Receivables.  If any Receivable does not comply with U.S. federal and state consumer protection laws, the Servicer may be prevented from or delayed in collecting amounts due on the Receivable.  Also, some of these laws may provide that the assignee of a consumer contract (such as the Trust) is liable to the Obligor for any failure of the contract to comply with these laws.  The applicable Originator must reacquire any Receivables transferred by it that do not comply in all material respects with applicable laws at the time the Receivable was transferred to the Depositor.  In addition, the Servicer must acquire any Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date, as applicable, that did not or do not, as applicable, comply in all material respects with applicable laws at the time the Receivable was transferred to the Depositor or designated to Group 1, as applicable.  If any Originator or the Servicer, as applicable, fails to reacquire or acquire those Receivables, payments on your Notes may be delayed or you may incur losses on your Notes.

For a more detailed description of consumer protection laws relating to the Receivables, you should read “Some Important Legal Considerations—Consumer Protection Laws.”

If the Servicer is unable to perform its obligations, payments on your Notes may be delayed or you may incur losses on your Notes
Collections on the Receivables depend significantly on the ability of the Servicer to perform its obligations under the Transfer and Servicing Agreement.

Several events beyond the control of Cellco could delay or prevent its performance of these obligations, including cyber attacks, natural disasters, extreme weather conditions, terrorist or other hostile acts, and public health crises.  Cyber attacks against companies, including Verizon, have increased in frequency, scope and potential harm in recent years.
While, to date, Verizon has not been subject to cyber attacks which, individually or in the aggregate, have been material to its operations or financial condition, the preventive actions Verizon takes to reduce the risks associated with cyber attacks, including protection of its systems and networks, may be insufficient to repel or mitigate the effects of a major cyber attack in the future.

If the networks or systems of Cellco or those of its suppliers, vendors and other service providers are rendered inoperable by a cyber attack, Cellco’s ability to perform its obligations under the Transfer and Servicing Agreement could be compromised for a period of time or permanently.  In that case, payment on your Notes may be delayed or you may incur losses on your Notes.

If Cellco is removed or resigns as Servicer, payments on your Notes may be delayed and you may incur losses on your Notes
Cellco may be removed as Servicer if it defaults on its servicing obligations or becomes subject to bankruptcy proceedings as described in “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”  A resignation, removal, closure or bankruptcy of Cellco may lead to severe disruptions in servicing the Receivables, including billing and collections.  If Cellco resigns or is terminated as Servicer, the processing of payments on the Receivables and information relating to collections may be delayed.  Because Obligors on an account make one payment for service, accessories, insurance, Device Payment Plan Agreements and other amounts due on that account, if Cellco is no longer the Servicer of the Receivables but continues to service the remainder of the Obligors’ accounts, billing with respect to each Receivable would have to be separated from the billing with respect to the rest of the account.  In that case, the related Obligor would receive and be responsible for the payment of at least two separate invoices, potentially causing confusion for the Obligor and a hesitancy to remit full payment on all invoices.  In addition, if Cellco is no longer the Servicer of the Receivables, the successor Servicer may not be able to exercise certain of the remedies available to Verizon Wireless for an Obligor’s failure to pay its Receivable, such as texting the related device to notify the Obligor of late payments or disconnecting service on an Obligor’s devices for continued failure to pay.  This could cause delays in payment on the Receivables, and you may incur losses on your Notes.  See also “—Verizon Wireless’ Upgrade Offers may adversely impact Collections on the Receivables and the timing of principal payments, which may result in reinvestment risk” and “—The application of credits to Obligor accounts may reduce payments received on the Receivables, which may delay payments on the Notes or result in losses on the Notes” above.

The Servicer’s ability to commingle Collections with its own funds may delay payments on the Notes or result in losses on your Notes
Until the Monthly Remittance Condition is met, the Servicer is required to deposit Collections on the Receivables into the Collection Account within two (2) Business Days after identification of receipt of good funds.  If the Monthly Remittance Condition is satisfied, the Servicer will be required to deposit Collections on the Receivables into the Collection Account on the second Business Day immediately preceding the related Payment Date.  Prior to remittance into the Collection Account, the Servicer will be permitted to use Collections on the Receivables at its own risk and for its own benefit and may commingle Collections on Receivables with its own funds.

In addition, if an Obligor under a Receivable pays or deposits any amount in advance of when it is due, including with respect to security deposits collected at origination, the Servicer will hold those amounts until they become due and payable in accordance with the customer’s bill. Until that time, the Servicer may use these amounts at its own risk and for its own benefit and may commingle those amounts with its own funds.

In any of these cases, if the Servicer does not deposit these amounts into the Collection Account when they become due (which could occur if the Servicer becomes subject to a bankruptcy proceeding), payments on your Notes may be delayed or you may incur losses on your Notes.

Conflicts of interest may exist among the Servicer, the Marketing Agent, the Parent Support Provider and the Trust, which may result in losses on your Notes
It is possible that an Obligor with respect to any Receivable may be an Obligor in respect of one or more additional Device Payment Plan Agreements serviced by Cellco but not included as a Receivable.  Because Cellco will be servicing all Device Payment Plan Agreements that are part of the same account, it is possible that this could result in certain conflicts of interest. For example, if an Obligor is delinquent with respect to one Device Payment Plan Agreement on the related account, but an Obligor has multiple Device Payment Plan Agreements on that account or has multiple accounts with Verizon Wireless, the Servicer may delay taking collections actions against that Obligor or may not close the delinquent account.  Verizon Wireless may also offer Obligors payment extensions, due date changes, the waiver of late fees or other administrative fees, if any, or other relief programs, over the course of the Receivable or allow an Obligor a longer cure period for delinquencies based on that Obligor’s past payment history, even if those actions can lead to shortfalls in collections on such Receivable.  Moreover, as Servicer of all Device Payment Plan Agreements, regardless of whether they constitute Receivables, the Servicer can modify the way in which payments remitted by Obligors on the related accounts are allocated to such Device Payment Plan Agreements, and thereby, the Receivables.

In addition, because the Servicer is permitted to retain any recoveries on Written-Off Receivables (including any proceeds from the sale of a wireless device securing a Receivable) as additional servicing compensation, the Servicer may have a financial incentive to write-off an account.

As Marketing Agent, Cellco, may (i) grant credits to an Obligor for various reasons, including as an incentive for that Obligor to maintain service with Verizon Wireless or upgrade that Obligor’s wireless device, even if those credits could lead to shortfalls in payments received by the Trust on any Receivable and (ii) offer upgrades to various Obligors, in either case, even if the Marketing Agent, the related Originator or the Parent Support Provider, as applicable, fails to remit required amounts in respect of those credits or Upgrade Prepayments when due and even if that failure would constitute an Amortization Event.  If Cellco takes any of the actions set forth in (i) or (ii) above, and fails to remit these amounts when due, there may be a shortfall in available funds and therefore, a shortfall in Series 2024-4 Available Funds.

Any of the actions described above taken by the Servicer or the Marketing Agent may not align with the interests of the Trust, and you may incur losses on your Notes.

The financial condition of the Parent Support Provider, the Servicer, the Marketing Agent or the Originators may affect their ability to perform their obligations, adversely impacting the Trust’s ability to make payments on the Notes, and you may incur losses on your Notes

A deterioration in the financial condition of the Parent Support Provider, the Servicer, the Marketing Agent or the Originators could adversely affect, among other things, (a) an Originator’s ability to reacquire a Receivable as required under the Transfer and Servicing Agreement or the Originator Receivables Transfer Agreement, (b) the Servicer’s ability to acquire a Receivable required to be acquired by it under the Transfer and Servicing Agreement or the Additional Transferor Receivables Transfer Agreement, (c) the Marketing Agent’s ability to acquire a Receivable or make certain payments and prepayments in respect of Receivables as required under the Transfer and Servicing Agreement, or to cause the related Originator to do so, (d) the Servicer’s ability to effectively service the Receivables pursuant to the terms of the Transfer and Servicing Agreement, or (e) the ability of the Parent Support Provider to perform its obligations under the Parent Support Agreement.

There are a large number of factors that may affect the financial condition of these parties, including unfavorable economic conditions, the competitiveness of their businesses, their ability to respond to changes or disruptions in technology and consumer demand, their relationships with key suppliers and vendors, the regulatory framework in which they operate (including laws or regulations enacted to address the potential impacts of climate change), the potential for cyber attacks affecting their operations and business relationships, external events impacting their infrastructure or operations, such as natural disasters, extreme weather conditions or terrorist or other hostile acts, the availability of financing to fund operations and refinance existing debt, changes in pension and benefit costs, work stoppages by the unionized portion of their workforces, the adverse outcome of litigation and public health crises.

In the event that the financial condition of the Parent Support Provider, the Servicer, the Marketing Agent or any Originator caused that party to be unable to perform its obligations under the transaction documents, the ability of the Trust to make payments on the Notes could be significantly adversely affected, and you may incur losses on your Notes.

Bankruptcy of any Originator, the Servicer, the Marketing Agent or the Parent Support Provider may result in delayed payments on your Notes or you may incur losses on your Notes
If any Originator, the Servicer, the Marketing Agent or the Parent Support Provider becomes subject to bankruptcy proceedings, you may experience delayed payments on your Notes or you may incur losses on your Notes.

The court in a bankruptcy proceeding could conclude that any Originator or the Depositor, as applicable, effectively still owns the Receivables absolutely assigned by it to the Depositor or to the Trust, as applicable, because the assignment of those Receivables to the Depositor or to the Trust, as applicable, was not a “true sale.”  If a court were to reach this conclusion, payments on your Notes could be reduced or delayed, as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy—Transfer of Receivables by the Originators and the Additional Transferor to the Depositor.”

In addition, if a court were to conclude that the Depositor should be consolidated with the Trust in the event of the Depositor’s bankruptcy, the Receivables would be owned by the Depositor and payments may be delayed or other remedies imposed by the bankruptcy court that could cause you to incur losses on your Notes.

Any bankruptcy or insolvency proceeding involving Cellco may also adversely affect the rights and remedies of the Trust and payments on your Notes, as described under “Some Important Legal Considerations—Matters Relating to Bankruptcy— Bankruptcy Proceedings of Cellco, the Depositor, the Originators or the Servicer.”  In addition, a bankruptcy of Cellco would be a Servicer Termination Event, which in turn will be an Amortization Event.

Moreover, under the transaction documents, the Parent Support Provider will guarantee the payment obligations of the Originators, the Servicer and the Marketing Agent with respect to reacquisitions or acquisitions of Receivables, and other payment obligations as set forth under “Parent Support Provider.”  To the extent of a bankruptcy of the Parent Support Provider, the Parent Support Provider may be unable to make a payment when required, and amounts available to pay interest on and, during the Amortization Period, principal of your Notes may be reduced, and you may incur losses on your Notes.

For more information about the effects of a bankruptcy on your Notes, you should read “Some Important Legal Considerations—Matters Relating to Bankruptcy.”

Legal and Regulatory Risks

Federal financial regulatory reform could have an adverse impact on Cellco, the Depositor or the Trust, which could adversely impact the servicing of the Receivables or the securitization of Device Payment Plan Agreements

The Dodd-Frank Act is extensive legislation that impacts financial institutions and other non-bank companies, including Cellco.  The Dodd-Frank Act created the CFPB, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services, including against non-bank companies.

The Dodd-Frank Act affects the offering, marketing and regulation of consumer financial products and services offered by or through covered persons,

which could include Cellco, the Depositor or the Trust.  Title X of the Dodd-Frank Act gives the CFPB supervision, examination and enforcement authority over the consumer financial products and services offered by certain non-depository institutions and large insured depository institutions.  In particular, three of the primary purposes of the CFPB are to enforce federal consumer financial laws, to ensure that consumers receive clear and accurate disclosures regarding financial products and to protect consumers from discrimination and unfair, deceptive and abusive acts and practices.  The CFPB also has broad rulemaking, examination and enforcement authority over parties offering or providing consumer financial products and services or otherwise subject to federal consumer financial laws and authority to prevent “unfair, deceptive or abusive” acts and practices.  The CFPB has the authority to write regulations under federal consumer financial laws, and to enforce those laws against and examine a wide variety of large depository institutions and other non-bank providers of consumer financial products and services for compliance.  It is also authorized to collect fines and seek various forms of consumer redress in the event of alleged violations, engage in consumer financial education, track consumer complaints, request data and promote the availability of financial services to underserved consumers and communities.

Depending on how the CFPB functions and its areas of focus, it could increase the compliance costs for Cellco, the Depositor or the Trust.  The CFPB is authorized to pursue administrative proceedings or litigation for violations of federal consumer financial laws.  In these proceedings, the CFPB can obtain cease and desist orders (which can include orders for restitution or rescission of contracts, as well as other kinds of affirmative relief) and monetary penalties.  Also, where a company has violated Title X of the Dodd-Frank Act or CFPB regulations promulgated under the authority granted to the CFPB by Title X, the Dodd-Frank Act empowers state attorneys general and state regulators to bring civil actions for the kind of cease and desist orders available to the CFPB.

The CFPB has also successfully asserted the power to investigate and bring enforcement actions directly against securitization vehicles. On December 13, 2021, in an action brought by the CFPB, the U.S. District Court for the District of Delaware denied a motion to dismiss filed by a securitization trust by holding that the trust is a “covered person” under the Dodd-Frank Act because it engages in the servicing of loans, even if through servicers and subservicers. CFPB v. Nat’l Collegiate Master Student Loan Trust, No. 1:17-cv-1323-SB (D. Del.). On February 11, 2022, the district court granted the defendant trusts’

motion to certify that order for immediate appeal and stayed the case pending resolution of any appeal. On April 29, 2022, the U.S. Court of Appeals for the Third Circuit granted the defendant trusts’ petition for permission to appeal and formally docketed the appeal as No. 22-1864. On March 19, 2024, the Court of Appeals for the Third Circuit affirmed the district court’s decision, and the case will now proceed in the district court.  On May 3, 2024, the securitization trusts filed a petition in the Third Circuit seeking rehearing before the full Third Circuit court, and on May 21, 2024, the Third Circuit Court of Appeals denied the trusts’ petition.

In addition, on May 6, 2024, the CFPB filed a separate complaint against the National Collegiate Student Loan Trusts (“NCSL Trusts”), as well as the Pennsylvania Higher Education Assistance Agency (“PHEAA”), the primary student loan servicer for active student loans held by the NCSL Trusts, as part of a settlement with the NCSL Trusts and PHEAA. The CFPB alleged that the defendants failed to respond to borrower requests, failed to provide accurate information to borrowers and incorrectly denied forbearance requests. The CFPB also filed proposed final judgments and orders, to which the NCSL Trusts and PHEAA agreed, that, once entered by the court, would require the NCSL Trusts and PHEAA to pay $400,000 and $1.75 million in penalties, respectively; to pay an additional $3 million in redress to affected borrowers, to be allocated by agreement between PHEAA and the NCSL Trusts; and to correct outstanding requests by borrowers. The proposed final judgments and orders would also require the NCSL Trusts to modify their servicing guidelines to address the CFPB’s allegations.

The CFPB and state regulators and attorneys general, who have the independent authority to enforce the Dodd-Frank Act, may rely on these cases as precedent in investigating and bringing enforcement actions against other trusts and securitization vehicles, including the Trust, in the future.

In addition, there are other provisions of the Dodd-Frank Act which, if and depending on how they are implemented, could have an adverse impact on the securitization of Device Payment Plan Agreements by limiting certain common practices in securitizations.  For example, the so-called “Franken Amendment” would allow the SEC to randomly assign securities to nationally accredited rating agencies, and the recently finalized securitization conflicts of interest rule will prohibit securitization participants from entering into transactions that would involve or result in any material conflict of interest with respect to any investor.

Until all rulemaking is complete, it is not clear whether the Dodd-Frank Act ultimately will have an adverse impact on the servicing of the Receivables, on the securitization of the Device Payment Plan Agreements or on the regulation and supervision of Cellco, the Depositor or the Trust.

For a discussion on the impact of any investigations based on federal financial regulatory laws and related settlements, see “—The application of credits to Obligor accounts may reduce payments received on the Receivables, which may delay payments on the Notes or result in losses on the Notes” above.

The Notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Regulation
None of Cellco, the Originators, the Depositor, the Trust, the Parent Support Provider, the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the underwriters, the other parties to the transactions described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Regulation.

In addition, no such person will undertake, or intends, with respect to such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Regulation, or for purposes of, or in connection with, compliance by any EU Affected Investor with the EU Due Diligence Requirements, by any UK Affected Investor with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described in “U.S. Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation.

Consequently, the Notes may not be a suitable investment for an EU Affected Investor or a UK Affected Investor. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope, applicability and compliance requirements of the EU Securitization Regulation, the UK Securitization Regulation and any other existing or future similar regimes in any relevant jurisdictions.

For more information regarding the EU Securitization Regulation and the UK Securitization Regulation, see  “EU Securitization Regulation and UK Securitization Regulation.”

Risks Related to Credit Ratings

A reduction, withdrawal or qualification of the ratings on your Notes, or the issuance of unsolicited ratings on your Notes, could adversely affect the market value of your Notes and/or limit your ability to resell your Notes

The ratings on the Notes are not recommendations to purchase, hold or sell the Notes and do not address market value or investor suitability.  The ratings reflect each rating agency’s assessment of the future performance of the Receivables, the credit and payment enhancement on the Notes and the likelihood of repayment of the Notes. The ratings do not address the likelihood of the payment of Make-Whole Payments or Additional Interest Amounts.  There can be no assurance that the Notes will perform as expected or that the ratings will not be reduced, withdrawn or qualified in the future as a result of a change of circumstances, deterioration in the performance of the Receivables, a multi-notch downgrade in the debt of Verizon Communications below investment grade, errors in analysis or otherwise.  None of the Depositor, the Sponsor, the Parent Support Provider or any of their affiliates will have any obligation to replace or supplement any credit or payment enhancement or to take any other action to maintain any ratings on the Notes.  If the ratings on your Notes are reduced, withdrawn or qualified, there could be an adverse effect on the market value of your Notes and/or on your ability to resell your Notes.

The Sponsor has hired two (2) rating agencies that are NRSROs and will pay them a fee to assign ratings on the Notes.  The Sponsor has not hired any other NRSRO to assign ratings on the Notes and is not aware that any other NRSRO has assigned ratings on the Notes.  However, under SEC rules, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the Notes is required to be made available to each NRSRO in order to make it possible for non-hired NRSROs to assign unsolicited ratings on the Notes.  It is possible that any non-hired NRSRO could assign an unsolicited rating on the Notes.  An unsolicited rating could be assigned at any time, including prior to the Closing Date, and none of the Sponsor, the Depositor, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus.  NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements.  If any non-hired NRSRO assigns an unsolicited rating on the Notes, there can be no assurance that the rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.  In addition, if the Sponsor fails to make available to the non-hired NRSROs any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the Notes, a hired rating agency could withdraw its ratings on the Notes, which could adversely affect the market value of your Notes and/or limit your ability to resell your Notes.

The rating of any Letter of Credit Provider may affect the ratings of the Notes
Any rating agencies rating the Notes will consider the provisions of any Letter of Credit and any ratings assigned to the related Letter of Credit Provider.  A downgrade, suspension or withdrawal of the rating of the debt of a Letter of Credit Provider by any rating agency may result in the downgrade, suspension or withdrawal of the rating assigned by that rating agency to any class (or all classes) of Notes.  A downgrade, suspension or withdrawal of the rating assigned by any rating agency to a class of Notes would likely have adverse consequences on their liquidity or market value.  As of the Closing Date, the transaction will not have a Letter of Credit Provider.

General Risk Factors

The Notes are not suitable for all investors
The Notes are not suitable investments for all investors. In particular, you should not purchase the Notes unless you understand the structure, including the priority of payments, and prepayment, credit, liquidity and market risks associated with the Notes. The Notes are complex securities.  There can be no assurance regarding the ability of particular investors to purchase the Notes under current or future applicable legal investment or other restrictions or as to the consequences of an investment in the Notes for these purposes or under current or future restrictions. Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Notes, which in turn may adversely affect the ability of investors in the Notes who are not subject to those provisions to resell their Notes in the secondary market and may adversely affect the price realized for the Notes.

The absence of a secondary market for your Notes, financial market disruptions and a lack of liquidity in the secondary market could adversely affect the market value of your Notes and/or limit your ability to resell them

If a secondary market for your Notes does not develop, it could limit your ability to resell them.  This means that if you want to sell any of your Notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a secondary market existed.  The underwriters may assist in the resale of Notes, but will not be required to do so.  In addition, the underwriters expect to make a market in the Notes but will not be obligated to do so and may be unwilling or unable to make a market in the Notes due to regulatory developments or otherwise. Even if a secondary market does develop, it might not continue, it might be disrupted by events in the global financial markets, or it might not be sufficiently liquid to allow you to resell your Notes.

Because the Notes are in book-entry form, your rights can only be exercised indirectly
Because the Notes will be issued in book-entry form, you will be required to hold your interest in the Notes through DTC in the United States or Clearstream or their successors or assigns. Transfers of interests in the Notes within these clearing agencies must be made in accordance with the usual rules and operating procedures of those systems. So long as the Notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The Notes will remain in book-entry form except in the limited circumstances described under “Description of the Notes—Book-Entry Registration.” Unless and until the Notes cease to be held in book-entry form, neither the Master Collateral Agent nor the Indenture Trustee will recognize you as a “Noteholder,” as the term is used in the Master Collateral Agreement or Indenture, as applicable, except in the limited circumstances relating to the Asset Representations Review, dispute resolution and Noteholder communication procedures described in this prospectus.  As a result, you will only be able to exercise the rights of Noteholders indirectly through your applicable clearing agency and its participating organizations. Holding the Notes in book-entry form could also limit your ability to pledge your Notes to Persons or entities that do not participate in any of these clearing agencies and to take other actions that require a physical certificate representing the Notes.

Interest on and principal of the Notes will be paid by the Trust to DTC as the record holder of the Notes while they are held in book-entry form. DTC will credit payments received from the Trust to the accounts of its participants which, in turn, will credit those amounts to Noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the Trust.

DESCRIPTIONS OF THE TRANSACTION DOCUMENTS

The following sections of this prospectus contain summaries of certain material terms of the transaction documents, including the Trust Agreement, the Administration Agreement, the Master Collateral Agreement, the Transfer and Servicing Agreement, the Receivables Transfer Agreements, the Asset Representations Review Agreement and the Indenture, but these summaries are not complete descriptions of these transaction documents.  For more details about the transaction documents, you should read the Trust Agreement, the Administration Agreement, the Master Collateral Agreement, the Transfer and Servicing Agreement, the Receivables Transfer Agreements, the Asset Representations Review Agreement and the form of Indenture that are included as exhibits to the registration statement filed with the SEC that includes this prospectus.  In addition, a copy of the Indenture will be filed with the SEC upon the filing of this prospectus.

THE TRUST

The Trust is a Delaware statutory trust governed by the Trust Agreement.  The Trust’s fiscal year is the calendar year.  The Trust acquired prior to the Closing Date, and may acquire in the future, Device Payment Plan Agreements originated by the Originators.

Each Series of Credit Extensions will be secured by all Trust DPPAs.  For purposes of allocations of cash flows to a particular Series, the Trust may designate Trust DPPAs to particular Groups.  Initially, all Trust DPPAs will be designated to Group 1. In the future, for purposes of allocations of cash flows, Trust DPPAs may be designated to different Groups. The Notes are secured by all of the Trust DPPAs and will be paid from Collections on and proceeds of the Receivables that are allocated to the Notes under the Transaction Documents.  The Trust, as a master trust, has issued nineteen other Group 1 Series of notes and has entered into two other Group 1 Series of loans. The Trust expects to issue another Group 1 Series of notes on the Closing Date, and expects to issue or enter into in the future other Group 1 Series which also will be secured by all of the Trust DPPAs and will be paid from Collections on and proceeds of the Receivables that are allocated to such Group 1 Series under the Transaction Documents. The Notes will not be entitled to receive collections on or proceeds of any Trust DPPAs other than the Receivables, expect in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default.”

Trust DPPAs may be designated to Groups other than Group 1, and the Trust may issue or enter into Credit Extensions, other than the Group 1 Credit Extensions, that will be secured by all Trust DPPAs and allocated cash flows from the Trust DPPAs designated to such other Group.  No Credit Extensions that are allocated cash flows from Trust DPPAs designated to any Group (including the Group 1 Credit Extensions with respect to Group 1) will be entitled to receive collections on or proceeds of, any assets of the Trust other than the assets designated to that Group, except to the extent Trust DPPAs designated to any other Group are sold upon the occurrence of an Event of Default and an acceleration of the Notes in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default.”  No information is provided in this prospectus with respect to any Trust DPPAs other than the Receivables, other than as specifically set forth under “Servicing the Receivables and the Securitization Transaction” or any Credit Extensions other than the Notes, except for certain information with respect to the Group 1 Credit Extensions Outstanding set forth in Annex B.

The purposes of the Trust will be to:

•	from time to time acquire Device Payment Plan Agreements,

•	from time to time to issue or enter into Series, including Series 2024-4;

•	pledge all of the Trust’s right, title and interest in Trust DPPAs (including the Receivables) to the Master Collateral Agent to secure payments on the related Credit Extensions,

•	pledge all of the Trust’s right, title and interest in certain assets to (i) an indenture trustee or (i) to a collateral agent, in each case to secure payments on the related Credit Extensions,

•	enter into and perform its obligations under the transaction documents and any other Series Related Documents,

•	make payments on the Credit Extensions, and

•	engage in other related activities to accomplish these purposes.

The Trust may not engage in any other activities and may not invest in any other securities (other than permitted investments) or make loans to any Persons.  The Trust has no employees and does not conduct unrelated business activities.

The Trust Agreement may be amended by the Depositor and the Owner Trustee without the consent of any Creditors, Creditor Representatives or Certificateholders, for any of the following purposes:

•	to cure any ambiguity, to correct an error or to correct or supplement any provision of the Trust Agreement that may be defective or inconsistent with the other terms of the Trust Agreement, or

•
to evidence the acceptance of the appointment under the Trust Agreement of a successor owner trustee and to add to or change the Trust Agreement as necessary to facilitate the administration of the trusts under the Trust Agreement by more than one owner trustee.

The Depositor and the Owner Trustee may, with the consent of the Certificateholders, but without the consent of any Creditors or Creditor Representatives, enter into an amendment or amendments to the Trust Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Trust Agreement or modifying in any manner the rights of the Creditors under the Trust Agreement if (A) the Trust or the Administrator shall have delivered to the Master Collateral Agent and the Owner Trustee an officer’s certificate, dated the date of any such action, stating that the Trust or the Administrator, as applicable, reasonably believes that such action will not have a material adverse effect on the interest of any Creditor or (B) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a rating agency.  The Depositor and the Owner Trustee, with the consent of the Certificateholders and the Majority Trust Creditor Representatives of each Group adversely affected thereby, may, with prior written notice to the rating agencies (if any Credit Extensions of an affected Group are then rated by a rating agency), enter into an amendment or amendments to the Trust Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Agreement or of modifying in any manner the rights of the Creditors or Certificateholders under the Trust Agreement.  No amendment to the Trust Agreement, without the consent of the Certificateholders and each Creditor Representative representing each Series in each Group adversely affected by the amendment, may modify the percentage of Creditor Representatives or Creditors, or the percentage interest of Certificates, required to consent to any action.  The consent of the Master Collateral Agent will be required for any amendment described in this paragraph that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.

Any Creditor Representative consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on it or on the related Creditors.  For any amendment, the Depositor or the Administrator will be required to deliver to the Owner Trustee an opinion of counsel stating that the amendment is authorized and permitted by the transaction documents and other applicable Series Related Documents and that all conditions precedent to the amendment have been satisfied.

The Trust may not consolidate or merge with or into any other Person or convey or transfer substantially all of its assets unless except as permitted by the Master Collateral Agreement.  The Trust may not permit the lien of (i) the Master Collateral Agreement to not constitute a valid and perfected first priority lien on the Receivables, the other Trust DPPAs and other assets of the Trust designated to a Group, subject to no adverse claims and (ii) the Indenture to not constitute a valid and perfected first priority lien on the assets of the Trust specifically designated to Series 2024-4, subject to no adverse claims.

The Servicer will indemnify the Trust for liabilities and damages caused by the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer.

The Administrator will perform additional administrative services for the Trust and the Owner Trustee pursuant to the Administration Agreement, as further described under “Sponsor, Servicer, Custodian, Marketing Agent and Administrator.”

In addition to the Notes, Series 2024-4 will also include the Class R Interests, which will not have a principal balance, will not accrue interest and will only be entitled to all Series 2024-4 Available Funds on any Payment Date not needed to pay fees, expenses and indemnities of the Trust allocated to or otherwise payable by Series 2024-4 or to make interest and principal payments on the Notes, payments, if any, required to reimburse any Letter of Credit Provider for any amounts drawn under the Letter of Credit together with interest accrued on the drawn amount, any required deposits into the Reserve Account or the Principal Funding Account, any Additional Interest Amounts and Make-Whole Payments payable on that Payment Date.  The undivided ownership interests in the Trust will be evidenced collectively by the Certificates, which are entitled to (i) distributions of the Transferor’s Allocation on each Payment Date, (ii) any collections on or proceeds of any Trust DPPAs allocated to any other Series not needed to make payments on the related Credit Extensions, or to make any other required payments or deposits according to the priority of payments for such Series and (iii) investment earnings on amounts held in the Collection Account or any Series Bank Accounts.  The Certificates will be issued pursuant to the terms of the Trust Agreement and are governed by and shall be construed in accordance with the laws of the State of Delaware applicable to agreements made in and to be performed wholly within that jurisdiction.  The Certificates and the Class R Interests are not being offered pursuant to this prospectus and all information presented regarding the Certificates and the Class R Interests is given to further a better understanding of the Notes.  For a general description of the Certificates and the Class R Interests, see “U.S. Credit Risk Retention.”

Addition of Receivables

From time to time, on each Acquisition Date, the Originators will transfer Device Payment Plan Agreements and related property to the Depositor, who will subsequently transfer such Device Payment Plan Agreements and related property to the Trust.  The Administrator, with the assistance of each Originator, will select each pool of Device Payment Plan Agreements to be transferred and assigned by each Originator and acquired by the Depositor (and subsequently the Trust) on each such Acquisition Date.  In connection with each such transfer, the Trust (or the Administrator, on behalf of the Trust) will also select the Group to which such Trust DPPAs shall be designated.  The Administrator has selected the Receivables to be designated to Group 1.

The transfers of Device Payment Plan Agreements and the designation of such Device Payment Plan Agreements as Receivables on each Acquisition Date will be subject to the satisfaction of the following conditions on or before such Acquisition Date:

(i)            Each Originator transferring Device Payment Plan Agreements on such Acquisition Date certifies solely with respect to itself that:

(A)            as of such Acquisition Date, (1) such Originator is solvent and will not become insolvent as a result of the transfer of the related Device Payment Plan Agreements on the Acquisition Date, (2) such Originator does not intend to incur or believe that it would incur debts that would be beyond the Originator’s ability to pay as the debts matured and (3) the transfer of the related Device Payment Plan Agreements is not made by such Originator with actual intent to hinder, delay or defraud any Person; and

(B) each of such Originator’s representations and warranties in the Originator Receivables Transfer Agreement (solely with respect to the related Device Payment Plan Agreements) will be true and correct as of the Acquisition Date; and

(ii)            The Depositor is solvent as of the Acquisition Date and before giving effect to the transfer of the related Device Payment Plan Agreements.

The Administrator shall deliver to the Depositor, the Trust and the Master Collateral Agent, no later than each Payment Date an acquisition notice for the Device Payment Plan Agreements transferred to the Trust on each Acquisition Date occurring during the calendar month preceding the month in which such Payment

Date occurs (to the extent not included on any previously delivered acquisition notice), which acquisition notice will set forth (i) the Pool Balance, (ii) the Required Pool Balance, (iii) the Excess Concentration Amount for each Group 1 Series for which Group 1 Credit Extensions are Outstanding as of the related Acquisition Date and (iv) the Ineligible Amount for each Group 1 Series for which Group 1 Credit Extensions are Outstanding as of the related Acquisition Date, in each case as of such Acquisition Date and after giving effect to the acquisition of Receivables on each such Acquisition Date; provided that if such acquisition notice is delivered on the related Acquisition Date, the acquisition notice for the Device Payment Plan Agreements transferred to the Trust on that Acquisition Date will include the information set forth above solely with respect to the Device Payment Plan Agreements transferred on such Acquisition Date).

On any Acquisition Date, the Trust (or the Servicer on its behalf) may use Collections in respect of the Receivables to pay the Receivables Transfer Amount for the Device Payment Plan Agreements to be acquired by the Trust and designated to Group 1; provided, that neither the Trust nor the Servicer shall make any such payment unless, in either such case:

(i)  no event has occurred and is continuing, or would result from such use of Collections, which constitutes (x) an Event of Default, Servicer Termination Event or amortization event for any Group 1 Series or any event that with the giving of notice or the passage of time would constitute an Event of Default, Servicer Termination Event or amortization event for any Group 1 Series or (y) a Pool Balance Deficit;

(ii)  immediately after giving effect to such acquisition of Device Payment Plan Agreements, the Trust shall be in compliance in all material respects with all representations, warranties and covenants under the transaction documents;

(iii)  the Servicer shall have delivered to the Master Collateral Agent and each Group 1 Creditor Representative the information required to be delivered by it under the Transfer and Servicing Agreement in connection therewith; and

(iv)  such Device Payment Plan Agreements are Eligible Receivables as of the related Cutoff Date.

In addition, after the related Acquisition Date, on any Designation Date, from time to time the Trust (or the Administrator, on behalf of the Trust), with the consent of the Servicer, may re-designate Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to Group 1.  The Servicer shall represent and warrant that any Trust DPPAs re-designated to Group 1 on any Designation Date are Eligible Receivables as of the related Cutoff Date.  The Administrator shall deliver to the Depositor, the Trust and the Master Collateral Agent, no later than each Payment Date, a designation notice for the Device Payment Plan Agreements re-designated to Group 1 on each Designation Date occurring during the calendar month preceding the month in which such Payment Date occurs, which designation notice will set forth (i) the Pool Balance, (ii) the Required Pool Balance, (iii) the Excess Concentration Amount for each Group 1 Series for which Group 1 Credit Extensions are Outstanding as of the related Designation Date and (iv) the Ineligible Amount for each Group 1 Series for which Group 1 Credit Extensions are Outstanding as of the related Designation Date, in each case as of such Designation Date and after giving effect to the designation of Receivables on each such Designation Date. In no event may Receivables be re-designated from Group 1 to another Group while any Credit Extensions related to Group 1 remain Outstanding.

Release of Receivables

The Master Collateral Agent shall release Receivables from the lien of the Master Collateral Agreement upon receipt of a Trust order and an officer’s certificate of the Administrator certifying that the following conditions have been satisfied as of the date of release (each date of transfer, a “Release Date”):

(i)  no event has occurred and is continuing, or would result from such release, which constitutes (x) an Event of Default, Servicer Termination Event or amortization event for any Group 1 Series (or an event that with the giving of notice or the passage of time would constitute an Event of Default, Servicer Termination Event or amortization event for any Group 1 Series) or (y) a Pool Balance Deficit;

(ii)  immediately after giving effect to such release of Receivables, the Trust shall be in compliance in all material respects with all representations, warranties and covenants contained in the transaction documents, except to the extent that any such failure would not have a material adverse effect on the Group 1 Credit Extensions;

(iii)  the Servicer shall have delivered the information required to be delivered by it under the Master Collateral Agreement; and

(iv)  the Trust (or the Administrator, on behalf of the Trust) has not selected the Receivables for release in a manner that could be reasonably expected to adversely affect the interest of the Group 1 Creditors.

The Trust may collect, liquidate, sell or otherwise dispose of Receivables released in accordance with the foregoing.

In addition to the foregoing, upon the occurrence of an event of default and an acceleration of the Credit Extensions for any Group other than Group 1, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” the Master Collateral Agent may cause the Trust to sell a portion of the Receivables and other assets of the Trust designated to Group 1, so long as such sale will not result in an Event of Default or Pool Balance Deficit for Group 1, or an Amortization Event for any Group 1 Series (or an event that with the giving of notice or the passage of time would constitute such an Event of Default or Amortization Event).  The Receivables sold in any such sale described above may not be selected in a manner materially adverse to the interests of the Group 1 Creditors.

Issuance of Additional Group 1 Series

The Trust has issued nineteen other Group 1 Series of notes and has entered into two other Group 1 Series of loans.  In addition, the Trust expects to issue another Group 1 Series of notes on the Closing Date.  The main terms of each such Group 1 Series Outstanding are summarized in Annex B.

The Trust is a master trust that may from time to time issue or enter into additional Group 1 Series which are also entitled to receive Collections on and proceeds of the Receivables.  The following conditions must be satisfied prior to the Trust, in its sole discretion, issuing or entering into any additional Group 1 Series:

(i)  the Trust shall have given prior written notice of such additional Group 1 Series in accordance with the Master Collateral Agreement;

(ii)  the Trust shall have delivered the operative agreements for such additional Group 1 Series in accordance with the Master Collateral Agreement;

(iii)  the Trust (or the Administrator on behalf of the Trust) shall have delivered to the Master Collateral Agent an officer’s certificate to the effect that, based upon the facts known to such officer, the consummation of such additional Group 1 Series will not (x) result in the occurrence of (1) an amortization event with respect to any other Group 1 Series or (2) an Event of Default or (y) materially and adversely affect the amount of distributions to be made to the Creditors of any other Group 1 Series pursuant to the transaction documents and other Series Related Documents, in each case, as determined in accordance with the Master Collateral Agreement;

(iv)  no Pool Balance Deficit is continuing or will result from issuing or entering into such additional Group 1 Series, as evidenced by an officer’s certificate of the Servicer delivered to the Master Collateral Agent;

(v)  the Trust shall have delivered to the Master Collateral Agent and each Group 1 Creditor Representative (with a copy to each rating agency engaged to rate any Group 1 Credit Extensions, if any) a tax opinion, dated the applicable closing date with respect to such additional Group 1 Series;

(vi)  the Trust shall have delivered to the Master Collateral Agent and each Group 1 Creditor Representative an opinion of counsel substantially to the effect that:

(A)  all conditions precedent to issuing or entering into such additional Group 1 Series have been complied with;

(B)  the operative agreement for such additional Group 1 Series has been duly authorized, executed and delivered by the Trust; and

(C)  the operative agreement for such additional Group 1 Series constitutes the legal, valid and binding obligation of the Trust, entitled to the benefits of the Master Collateral Agreement and enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity;

(vii)  the Trust shall have delivered such other documents, instruments, certifications, agreements or other items as the Master Collateral Agent may reasonably require;

(viii)  the Group 1 Creditor Representative appointed in connection with such additional Group 1 Series shall become party to the Master Collateral Agreement by executing and delivering a joinder thereto; and

(ix)  the Trust shall have satisfied such other conditions, if any, to the designation of any additional Group 1 Series as set forth in the operative agreement for any Group 1 Series.

No Group 1 Series (or any Group 1 Creditor Representative with respect thereto) or Group 1 Creditor (including any Noteholder) will have the right to consent to the Trust issuing or entering into any additional Group 1 Series if the conditions set forth above are satisfied.  For the avoidance of doubt, borrowings and increases in the principal amount of “variable funding” Group 1 Credit Extensions up to an applicable existing maximum commitment amount will not constitute the Trust issuing or entering into an additional Group 1 Series that separately needs to satisfy the requirements above.  The Group 1 Credit Extensions of all Group 1 Series Outstanding shall be equally and ratably entitled to the benefits of the Master Collateral Agreement without preference, priority or distinction.  Each Group 1 Series will only be entitled to a portion of the Collections on the Receivables based on the Series Allocation Percentage for such Group 1 Series, as described under “Description of the Notes—Allocation of Group 1 Available Funds.”

DEPOSITOR

Verizon ABS II LLC is a Delaware limited liability company created in August 2016.  Cellco is the sole member of the Depositor.  The Depositor has the limited purpose of acquiring Device Payment Plan Agreements and all payments on or under and all proceeds of the Device Payment Plan Agreements from the Originators and transferring the Device Payment Plan Agreements and all payments on or under and all proceeds of the Device Payment Plan Agreements to the Trust, and other issuing entities substantially similar to the Trust, for securitization transactions.

The Depositor must enforce each Originator’s reacquisition obligation described under “The Originators” and the Servicer’s acquisition obligation described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  The Depositor will have no other ongoing duties with respect to the Trust.

OWNER TRUSTEE

Wilmington Trust, National Association will act as Owner Trustee under the Trust Agreement. WTNA is a national banking association with trust powers incorporated in 1995. The Owner Trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890.  WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington

Trust Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Owner Trustee.

WTNA has provided the above information for purposes of complying with Regulation AB.  Other than the information above, WTNA has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus.

 The Owner Trustee’s main duties will be:

•	distributing amounts allocable to the Certificateholders under the transaction documents, and

•	executing documents on behalf of the Trust.

The Owner Trustee will not be liable for any action, omission or error in judgment unless it is caused by the willful misconduct, bad faith or gross negligence of the Owner Trustee.  The Owner Trustee will not be required to (i) take any action under a transaction document if the Owner Trustee reasonably determines, or is advised by counsel, that the action is likely to result in liability on the part of the Owner Trustee, is contrary to a transaction document or is not permitted by applicable law or (ii) pay or risk funds or incur any financial liability in the performance of its rights or powers under a transaction document if the Owner Trustee has reasonable grounds for believing that payment of such funds or adequate indemnity against the risk or liability is not reasonably assured or given to it.  The Owner Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the U.S. Risk Retention Rules, nor shall it be liable to any Group 1 Creditor, Certificateholder or other party for violation of the U.S. Risk Retention Rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

Each of the Servicer and the Marketing Agent will indemnify the Owner Trustee for liabilities and damages caused by its willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer or Marketing Agent, as applicable.  The Trust will indemnify the Owner Trustee for all liabilities and damages arising out of the Owner Trustee’s performance of its duties under the Trust Agreement unless caused by the willful misconduct, bad faith or gross negligence of the Owner Trustee or as a result of any breach of representations made by the Owner Trustee in the Trust Agreement.

The Owner Trustee will be entitled to a fee in connection with the performance of its duties under the transaction documents.  The Trust will pay the fees of the Owner Trustee, reimburse the Owner Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Owner Trustee, in each case, in connection with the performance of its duties under the transaction documents.  The Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.” If the Notes have been accelerated after the occurrence of an Event of Default, the Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Post-Acceleration Priority of Payments.”

The Owner Trustee may resign at any time by notifying the Depositor and the Administrator at least thirty (30) days in advance.  The Administrator may remove the Owner Trustee at any time and for any reason with at least thirty (30) days’ notice, and must remove the Owner Trustee if the Owner Trustee becomes legally unable to act, becomes subject to a bankruptcy or is no longer eligible to act as Owner Trustee under the Trust Agreement because of changes in its legal status, financial condition or specific rating conditions.  No resignation or removal of the Owner Trustee will be effective until a successor owner trustee is in place.  If not paid by the Trust, the Administrator will reimburse the Owner Trustee and the successor owner trustee for any expenses associated with the replacement of the Owner Trustee.

The Trust Agreement will terminate on the later of the date when:

•
the last Trust DPPA has been paid in full, settled, sold or written-off and all cash collections and other cash proceeds (whether in the form of cash, wire transfer or check) in respect of the Trust DPPAs (other than recoveries on written-off Trust DPPAs, including any proceeds from the sale of a wireless device securing a Trust DPPA) have been received by the Servicer during the period and applied, and

•	the Trust has paid all Credit Extensions in full, and all other amounts payable by it under the transaction documents.

Upon termination of the Trust Agreement, any remaining Trust assets will be distributed to the Certificateholders and the Trust will be terminated.

MASTER COLLATERAL AGENT AND INDENTURE TRUSTEE

U.S. Bank Trust Company, National Association, a national banking association, will act as Master Collateral Agent under the Master Collateral Agreement and as Indenture Trustee and Paying Agent under the Indenture.

U.S. Bank N.A. has made a strategic decision to reposition its corporate trust business by transferring substantially all of its corporate trust business to its affiliate, U.S. Bank Trust Co., a non-depository trust company (U.S. Bank N.A. and U.S. Bank Trust Co. are collectively referred to herein as “U.S. Bank”).  Upon U.S. Bank Trust Co.’s succession to the business of U.S. Bank N.A., it has become a wholly owned subsidiary of U.S. Bank N.A.  The Master Collateral Agent will maintain the Collection Account in the name of the Master Collateral Agent and the Indenture Trustee will maintain the Series Bank Accounts in the name of the Indenture Trustee, in each case, at U.S. Bank N.A.

U.S. Bancorp, with total assets exceeding $684 billion as of March 31, 2024, is the parent company of U.S. Bank, the fifth largest commercial bank in the United States.  As of March 31, 2024, U.S. Bancorp operated over 2,200 branch offices in 26 states. A network of specialized U.S. Bancorp offices across the nation provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with office locations in 49 domestic and 3 international cities.  The Indenture will be administered from U.S. Bank’s corporate trust office located at 190 South LaSalle Street, 7th floor, Mail code MK-IL-SL7C, Chicago, IL 60603, and its office for certificate transfer purposes is at 111 Fillmore Avenue, St. Paul, Minnesota 55107, Attention: Bondholder Services – Verizon Master Trust.

U.S. Bank has provided corporate trust services since 1924.  As of March 31, 2024, U.S. Bank was acting as trustee with respect to over 148,000 issuances of securities with an aggregate outstanding principal balance of over $6.0 trillion.  This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the holders via the Indenture Trustee’s internet website at https://pivot.usbank.com.  Holders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of March 31, 2024, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee on 18 issuances of device payment plan asset-backed securities with an outstanding aggregate principal balance of approximately $15,543,280,200.

U.S. Bank and other large financial institutions have been sued in their capacity as trustee or successor trustee for certain residential mortgage backed securities ("RMBS") trusts.  The complaints, primarily filed by investors or investor groups against U.S. Bank and similar institutions, allege the trustees caused losses to investors as a result of alleged failures by the sponsors, mortgage loan sellers and servicers to comply with the governing agreements for these RMBS trusts.  Plaintiffs generally assert causes of action based upon the trustees’ purported failures to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties, notify securityholders of purported events of default allegedly caused by breaches of servicing standards by mortgage loan servicers and abide by a heightened standard of care following alleged events of default.

U.S. Bank denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors, that it has meritorious defenses, and it has contested and intends to continue contesting the plaintiffs’ claims vigorously.  However, U.S. Bank cannot assure you as to the outcome of any of the litigation, or the possible impact of these litigations on the trustee or the RMBS trusts.

On March 9, 2018, a law firm purporting to represent fifteen Delaware statutory trusts (the “DSTs”) that issued securities backed by student loans (the “Student Loans”) filed a lawsuit in the Delaware Court of Chancery against U.S. Bank N.A. in its capacities as indenture trustee and successor special servicer, and three other institutions in their respective transaction capacities, with respect to the DSTs and the Student Loans.  This lawsuit is captioned The National Collegiate Student Loan Master Trust I, et al. v. U.S. Bank National Association, et al., C.A. No. 2018-0167-JRS (Del. Ch.) (the “NCMSLT Action”).  The complaint, as amended on June 15, 2018, alleged that the DSTs have been harmed as a result of purported misconduct or omissions by the defendants concerning administration of the trusts and special servicing of the Student Loans.  Since the filing of the NCMSLT Action, certain Student Loan borrowers have made assertions against U.S. Bank N.A. concerning special servicing that appear to be based on certain allegations made on behalf of the DSTs in the NCMSLT Action.

U.S. Bank N.A. has filed a motion seeking dismissal of the operative complaint in its entirety with prejudice pursuant to Chancery Court Rules 12(b)(1) and 12(b)(6) or, in the alternative, a stay of the case while other prior filed disputes involving the DSTs and the Student Loans are litigated.  On November 7, 2018, the Court ruled that the case should be stayed in its entirety pending resolution of the first-filed cases.  On January 21, 2020, the Court entered an order consolidating for pretrial purposes the NCMSLT Action and three other lawsuits pending in the Delaware Court of Chancery concerning the DSTs and the Student Loans, which remains pending.

U.S. Bank N.A. denies liability in the NCMSLT Action and believes it has performed its obligations as indenture trustee and special servicer in good faith and in compliance in all material respects with the terms of the agreements governing the DSTs and that it has meritorious defenses.  It has contested and intends to continue contesting the plaintiffs’ claims vigorously.

Master Collateral Agent

As further set forth in the Master Collateral Agreement, the Master Collateral Agent’s main duties with respect to Group 1 will be:

•	holding the security interest in the Trust assets on behalf of the Group 1 Creditors,

•	administering the Collection Account and making required remittances of amounts on deposit in the Collection Account to each Group 1 Series, in accordance with the Master Collateral Agreement,

•
following an Event of Default and acceleration of any Group 1 Credit Extensions, (i) instituting proceedings for the collection of all amounts then payable on the applicable Group 1 Credit Extensions, enforcing any judgment obtained and collecting from the Trust any amounts due, (ii) taking any appropriate action to protect and enforce the rights and remedies of the Master Collateral Agent and the Group 1 Creditors and (iii) causing the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) in accordance with the Master Collateral Agreement, and

•
providing written notice to the Parent Support Provider of the failure of any Originator, the Servicer or the Marketing Agent, as applicable, to make required payments in respect of the Receivables under the transaction documents.

The Master Collateral Agent will not have the authority to, and will not, exercise any remedies upon the occurrence of an Event of Default unless directed in writing by the relevant Group 1 Creditor Representatives in accordance with the terms of the Master Collateral Agreement, and provided further that the Master Collateral Agent will not have the authority to, and will not, cause the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) unless the conditions set forth under “Description of the Notes—Events of Default—Remedies Following Event of Default” have been satisfied.

The Master Collateral Agent shall not be charged with knowledge of an Event of Default, amortization event under any Group 1 Series or Servicer Termination Event, or any event that with the giving of notice or passage of time would constitute an Event of Default, amortization event under any Group 1 Series or Servicer Termination Event, unless a responsible person of the Master Collateral Agent obtains actual knowledge of such event or the Master Collateral Agent receives written notice of such event from the Trust, the Servicer or a Group 1 Creditor Representative, as applicable.

For a description of the rights and duties of the Master Collateral Agent after an Event of Default and upon acceleration of the Notes you should read “Description of the Notes—Events of Default.”

The Master Collateral Agent is only obligated to perform such duties as are specifically set forth in the Master Collateral Agreement.  Under the Master Collateral Agreement, the Master Collateral Agent shall solely be liable for its own grossly negligent action, its own grossly negligent failure to act, its grossly negligent action or failure to act in the handling of funds or its own willful misconduct; provided that the Master Collateral Agent will not be liable (i) for any error of judgment made in good faith by an officer or employee of the Master Collateral Agent unless it is proved that the Master Collateral Agent was grossly negligent in determining the relevant facts and (ii) with respect to any action taken or not taken in good faith in accordance with a direction received by it pursuant to the Master Collateral Agreement.

The Master Collateral Agent will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Master Collateral Agreement or in the exercise of any of its rights or powers thereunder if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.  The Master Collateral Agent also will not be required to take action in response to requests or directions of any Group 1 Creditors, other than requests or directions from Public Group 1 Noteholders with respect to forwarding notices set forth under the dispute resolution procedures described under “Receivables—Dispute Resolution,” the Asset Representations Review procedures described under “Receivables—Asset Representations Review” and the Noteholder communication procedures described under “Description of the Notes—Noteholder Communications,” unless those Group 1 Creditors have offered reasonable security or indemnity satisfactory to the Master Collateral Agent to protect it against the reasonable costs and expenses that it may incur in complying with the request or direction.  The Master Collateral Agent may exercise its rights or powers under the Master Collateral Agreement or perform its obligations thereunder either directly or by or through agents or attorneys or a custodian or nominee.  The Master Collateral Agent will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the U.S. Risk Retention Rules, nor shall it be liable to any Group 1 Creditor, Certificateholder or other party for violation of the U.S. Risk Retention Rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

The Trust will indemnify the Master Collateral Agent and its officers, directors, employees, agents, successors and assigns against any and all losses, liabilities, claims, damages, actions, suits, stamp or similar taxes, fees, penalties, disbursements and reasonable and documented out-of-pocket costs or expenses (including, but not limited to, reasonable attorneys’ fees and expenses, including reasonable legal fees and expenses in connection with the enforcement of its rights (including rights of indemnification) under the Master Collateral Agreement) of whatever kind or nature regardless of merit, demanded, asserted or claimed against or incurred by them to the extent related to or arising out of the administration of the Master Collateral Agreement and the performance of its duties thereunder or under the transaction documents, including the costs and expenses of enforcing the Master Collateral Agreement against the Trust and defending itself against or investigating any claims (whether asserted by the Trust, any Creditor or any other Person), not resulting from the gross negligence, bad faith or willful misconduct by the Person seeking indemnification.

The Administrator will indemnify U.S. Bank Trust Co., in its capacity as Master Collateral Agent and each of its other capacities under the transaction documents for any amounts not paid by the Trust; provided that U.S. Bank Trust Co. will reimburse the Administrator for any indemnified amounts paid to it by the Administrator to the extent that it subsequently receives payment or reimbursement of those amounts from the Trust.  Each of the Servicer and the Marketing Agent will indemnify U.S. Bank Trust Co., in its capacity as Master Collateral Agent and each of its other capacities under the transaction documents for damages caused by that party’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer or Marketing Agent, as applicable.

The Master Collateral Agent will be entitled to a fee in connection with the performance of its duties under the transaction documents.  The Trust will pay the fees of the Master Collateral Agent, reimburse the Master Collateral Agent for expenses incurred in performing its duties, and pay any indemnities due to the Master Collateral Agent, in each case, in connection with the performance of its duties under the transaction documents.  The Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”  If the Notes have been accelerated after the occurrence of an Event of Default, the Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Post-Acceleration Priority of Payments.”

The Master Collateral Agent may resign at any time by giving ninety (90) days written notice to the Trust and each Creditor Representative. The Majority Trust Creditor Representatives may remove the Master Collateral Agent by so notifying the Master Collateral Agent in writing and may appoint a successor Master Collateral Agent (and, so long as no Servicer Termination Event or Event of Default exists at such time, with the consent of the Trust, such consent not to be unreasonably withheld, delayed or conditioned).  The Trust shall remove the Master Collateral Agent if: (i) the Master Collateral Agent fails to satisfy the eligibility requirements under the Master Collateral Agreement; (ii) the Master Collateral Agent is subject to an insolvency event; (iii) a receiver or other public officer takes charge of the Master Collateral Agent or its property; or (iv) the Master Collateral Agent otherwise becomes incapable of acting or it becomes unlawful for it to do so.

If the Master Collateral Agent resigns or is removed or if a vacancy exists in the office of the Master Collateral Agent for any reason, the Trust or Majority Trust Creditor Representatives shall promptly appoint a successor master collateral agent.

No resignation or removal of the Master Collateral Agent will be effective until a successor master collateral agent is in place; provided, however, that if no successor master collateral agent has been appointed within sixty (60) days after the Master Collateral Agent resigns or is removed, the retiring Master Collateral Agent, the Trust or Majority Trust Creditor Representatives may petition a court of competent jurisdiction to appoint a successor master collateral agent.

Indenture Trustee

As further set forth in the Indenture, the Indenture Trustee’s main duties will be:

•	holding the security interest in any assets specifically designated to Series 2024-4 on behalf of the Noteholders,

•	administering the Series Bank Accounts and, in its capacity as Paying Agent, making payments from the Series Bank Accounts to the Noteholders and others,

•	acting as Creditor Representative for Series 2024-4,

•
voting or directing the Master Collateral Agent under the Master Collateral Agreement, as Group 1 Creditor Representative for Series 2024-4, as to all matters on which Group 1 Creditor Representatives may vote or direct the Master Collateral Agent under the Master Collateral Agreement,

•
following an Event of Default and acceleration of the Notes, (i) instituting proceedings for the collection of all amounts then payable on the Notes, enforcing any judgment obtained and collecting from the Trust any amounts due, (ii) taking any appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders and (iii) voting, as the Group 1 Creditor Representative for Series 2024-4, to cause the Master Collateral Agent to direct the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group) in accordance with the Master Collateral Agreement;

•	acting as note registrar to maintain a record of the Noteholders and provide for the registration, transfer, exchange and replacement of the Notes, and

•	except in limited circumstances, notifying the Noteholders of an Event of Default.

Except in limited circumstances, if an officer in the corporate trust office of the Indenture Trustee having direct responsibility for the administration of the transaction documents has actual knowledge of or receives written notice of an event that with notice or the lapse of time or both would become an Event of Default, it must provide written notice to the Noteholders within ninety (90) days.  If an officer in the corporate trust office of the Indenture Trustee having direct responsibility for the administration of the transaction documents has actual knowledge of an Event of Default, it must notify the Noteholders within five (5) Business Days.  If the Notes have been accelerated, the Indenture Trustee may, and at the direction of the holders of a majority of the Note Balance of the Controlling Class must, begin proceedings for the collection of amounts payable on the Notes and enforce any judgment obtained and, in some circumstances, direct the Master Collateral Agent to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group).

The Indenture Trustee’s standard of care changes depending on whether an Event of Default has occurred.  Prior to an Event of Default, the Indenture Trustee will not be liable for any action or omission unless that act or omission constitutes willful misconduct, bad faith or negligence by the Indenture Trustee.  The Indenture Trustee will not be liable for an error of judgment made in good faith unless it is proved that the Indenture Trustee was negligent in determining the relevant facts.  Following an Event of Default, the Indenture Trustee must exercise its rights and powers under the Indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  Following an Event of Default, the Indenture Trustee may assert claims on behalf of the Trust and the Noteholders against the Depositor, any Originator or the Servicer.

For a description of the rights and duties of the Indenture Trustee after an Event of Default and upon acceleration of the Notes you should read “Description of the Notes—Events of Default.”

The Indenture Trustee will transmit an annual report to the Noteholders if certain events identified in the Trust Indenture Act have occurred during the prior year, including a change to the Indenture Trustee’s eligibility under the Trust Indenture Act, a conflict of interest under the Trust Indenture Act and any action taken by the Indenture Trustee that has a material adverse effect on the Notes.

The Indenture Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Indenture or in the exercise of any of its rights or powers thereunder if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.  The Indenture Trustee also will not be required to take action in response to requests or directions of any Noteholders unless those Noteholders have offered reasonable security or indemnity satisfactory to the Indenture Trustee to protect it against the reasonable costs and expenses that it may incur in complying with the request or direction.  The Indenture Trustee may exercise its rights or powers under the Indenture or perform its obligations thereunder either directly or by or through agents or attorneys or a custodian or nominee.  The Indenture Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the U.S. Risk Retention Rules, nor shall it be liable to any Noteholder or other party for violation of the U.S. Risk Retention Rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

The Trust will indemnify U.S. Bank Trust Co., in its capacity as Indenture Trustee and each of its other capacities under the transaction documents, and its officers, directors, employees and agents for all losses, liabilities, expenses (including reasonable attorney’s fees and expenses), damages, costs and disbursements incurred in connection with, arising out of or resulting from the administration of Notes issued under the Indenture and the performance of its obligations under the Indenture and the other transaction documents (including any amounts incurred by the Indenture Trustee in connection with (x) defending itself against any claim, legal action or proceeding, or (y) the enforcement of any indemnification or other obligation of the Trust, the Servicer or any other transaction party) unless caused by the willful misconduct, bad faith or negligence of the Indenture Trustee or as a result of any breach of representations made by the Indenture Trustee in the Indenture.  The Administrator will indemnify U.S. Bank Trust Co., in its capacity as Indenture Trustee and each of its other capacities under the transaction documents for any amounts not paid by the Trust; provided that U.S. Bank Trust Co. will reimburse the Administrator for any indemnified amounts paid to it by the Administrator to the extent that it subsequently receives payment or reimbursement of those amounts from the Trust.  Each of the Servicer and the Marketing Agent will indemnify U.S. Bank Trust Co., in its capacity as Indenture Trustee and each of its other capacities under the transaction documents for damages caused by that party’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer or Marketing Agent, as applicable.

The Indenture Trustee will be entitled to a fee in connection with the performance of its duties under the Indenture.  The Trust will pay the fees of the Indenture Trustee, reimburse the Indenture Trustee for expenses incurred in performing its duties, and pay any indemnities due to the Indenture Trustee, in each case, in connection with the performance of its duties under the Indenture.  The Trust will pay these amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.” If the Notes have been accelerated after the occurrence of an Event of Default, the Trust will pay such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Post-Acceleration Priority of Payments.”

The Indenture Trustee may resign at any time by providing thirty (30) days’ prior written notice to the Trust and the Administrator.  The holders of a majority of the Note Balance of the Controlling Class may remove the Indenture Trustee upon thirty (30) days’ prior written notice for any reason by notifying the Indenture Trustee and the Trust.  The Trust must remove the Indenture Trustee if the Indenture Trustee becomes legally unable to act or becomes subject to a bankruptcy or is no longer eligible to act as Indenture Trustee under the Indenture because of changes in its legal status, financial condition or specific rating conditions.  If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee, the Trust or the holders of a majority of the Note Balance of the Controlling Class are required to appoint a successor indenture trustee promptly.  No resignation or removal of the Indenture Trustee will be effective until a successor indenture trustee is in place; provided, however, that if no successor indenture trustee has been appointed within sixty (60) days after the Indenture Trustee resigns or is removed, the Indenture Trustee, the Trust or the holders of a majority of the Note Balance of the Controlling Class may petition a court of competent jurisdiction to appoint a successor indenture trustee.  If not paid by the Trust, the Administrator will reimburse the Indenture Trustee and the successor indenture trustee for any expenses associated with the replacement of the Indenture Trustee.

Under the Trust Indenture Act, the Indenture Trustee may be considered to have a conflict of interest and be required to resign as Indenture Trustee for the Notes or any class of Notes if a default occurs under the Indenture.  In these circumstances, separate successor indenture trustees will be appointed for each class of Notes.  Even if separate indenture trustees are appointed, only the Indenture Trustee acting on behalf of the Controlling Class will have the right to exercise remedies and only the Controlling Class will have the right to direct or consent to any action to be taken, including a sale of the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described under “Description of the Notes—Events of Default—Remedies Following Event of Default,” other Trust DPPAs designated to any other Group).

ASSET REPRESENTATIONS REVIEWER

Pentalpha Surveillance LLC (“Pentalpha”), a Delaware limited liability company, will serve as the Asset Representations Reviewer pursuant to the terms of an Asset Representations Review Agreement.

Pentalpha is a privately held firm founded in 2005 that is primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. government. In performing its duties, Pentalpha specialists utilize compliance checking software and focus on loan origination and servicing practices, with engagements in surveillance, valuation, collections optimization, representation and warranty failures, and other consulting assignments.

As of December 31, 2023, Pentalpha has been engaged as the asset representations reviewer or independent reviewer on more than 600 asset-backed and commercial and residential mortgage securitization transactions since 2010.

Pentalpha satisfies each of the eligibility requirements for the asset representations reviewer set forth in the Asset Representations Review Agreement.  The Asset Representations Reviewer is not and will not be affiliated with any of the Transaction Parties, any Letter of Credit Provider, if applicable, or any of their respective affiliates, and may not be an affiliate of any Person that was engaged by Cellco or any underwriter of the Notes to perform any due diligence on the Receivables prior to the Closing Date.

The Asset Representations Reviewer’s main obligations will be to:

•	review all ARR Receivables for compliance with the eligibility representations made with respect to those Receivables following receipt of a review notice from the Master Collateral Agent, and

•	provide a report on the results of the review to the Administrator, the Depositor, the Trust, the Servicer and the Master Collateral Agent.

For a description of the review to be performed by the Asset Representations Reviewer, you should read “Receivables — Asset Representations Review.”

The Asset Representations Reviewer will be entitled to a fee in connection with the performance of its duties under the Asset Representations Review Agreement.  The Trust will pay the fees of the Asset Representations Reviewer, reimburse the Asset Representations Reviewer for expenses incurred in performing its duties, and pay any indemnities due to the Asset Representations Reviewer, in each case, in connection with the performance of its duties under the Asset Representations Review Agreement.  The Trust will pay (i) the Series 2024-4 ARR Series Allocation Percentage of such amounts (other than the Supplemental ARR Fee) and (ii) the Series 2024-4 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee, in each case, from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.” If the Notes have been accelerated after the occurrence of an Event of Default, the Trust will pay (i) the Series 2024-4 ARR Series Allocation Percentage of such amounts (other than the Supplemental ARR Fee) and (ii) the Series 2024-4 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee, in each case, from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Post-Acceleration Priority of Payments.”

In the event an Asset Representations Review occurs, the Asset Representations Reviewer will be entitled to a fee equal of $50,000.  With respect to Series 2024-4, the Trust will pay the Series 2024-4 ARR Series Allocation Percentage of such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”  If the Notes have been accelerated after the occurrence of an Event of Default, the Trust will pay the Series 2024-4 ARR Series Allocation Percentage of such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priorities set forth under “Description of the Notes—Post-Acceleration Priority of Payments.”

Except as described below, the Asset Representations Reviewer may not resign unless it determines, in its sole discretion that (a) it is legally unable to perform its obligations under the Asset Representations Review Agreement and (b) there is no reasonable action that it could take to make the performance of its obligations under the Asset Representations Review Agreement permitted under applicable law.  If the Asset Representations Reviewer breaches any of its representations, warranties, covenants or obligations under the Asset Representations Review Agreement, becomes the subject of a bankruptcy or similar proceeding, or no longer satisfies the applicable eligibility criteria, the Trust may remove the Asset Representations Reviewer and terminate its obligations under the Asset Representations Review Agreement. In addition, the Asset Representations Reviewer may resign for any reason on or after May 25, 2027, upon ninety (90) days’ prior written notice to the Trust and the Servicer; provided that such notice may not be delivered (i) while an Asset Representations Review is ongoing, (ii) on a date that is ninety (90) or fewer days after the filing of a monthly report filed on Form 10-D reporting that a Delinquency Trigger has occurred, (iii) when the Master Collateral Agent is conducting a vote of Public Group 1 Noteholders to commence an Asset Representations Review or (iv) when the Delinquency Rate for the immediately preceding calendar month is equal to or greater than 80% of the Delinquency Trigger Rate.  The Trust will be obligated to engage a successor asset representations reviewer after any resignation or removal.  No resignation or removal of the Asset Representations Reviewer will be effective, and the Asset Representations Reviewer will continue to perform its obligations under the Asset Representations Review Agreement, until a successor asset representations reviewer has accepted its engagement.

The Asset Representations Reviewer is not contractually obligated to pay the reasonable expenses incurred in the transfer of its rights and obligations under the Asset Representations Review Agreement.  To the extent expenses incurred in connection with the replacement of the Asset Representations Reviewer are not paid by the Asset Representations Reviewer that is being replaced, the Trust will be responsible for the payment of those expenses.  If not paid by the Trust, the Administrator will reimburse the Asset Representations Reviewer and the successor asset representations reviewer for any expenses associated with the replacement of the Asset Representations Reviewer.  Any resignation, removal, replacement or substitution of the Asset Representations Reviewer, or the appointment of a new asset representations reviewer, will be reported by the Administrator in the Form 10-D related to the Collection Period in which the change occurs, together with a description of the circumstances surrounding the change and, if applicable, information regarding the new asset representations reviewer.

The Asset Representations Reviewer will not be liable to any Person or entity for any action taken, or not taken, in good faith under the Asset Representations Review Agreement or for errors in judgment.  However, the Asset Representations Reviewer will be liable for its willful misconduct, bad faith or gross negligence in performing its obligations under the Asset Representations Review Agreement.  The Asset Representations Reviewer and its officers, directors, employees and agents will be indemnified by the Trust for fees, expenses, losses, damages, liabilities, reasonable attorney’s fees and other related legal costs resulting from the performance of its obligations under the Asset Representations Review Agreement (including the fees and expenses of defending itself against any loss, damage or liability), but excluding any fee, expense, loss, damage or liability resulting from (i) the Asset Representations Reviewer’s willful misconduct, bad faith or gross negligence or (ii) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.  The Asset Representations Reviewer will indemnify each of the Trust, the Depositor, the Administrator, the Servicer, the Owner Trustee and the Master Collateral Agent and their respective directors, officers, employees and agents for all fees, expenses, losses, damages, liabilities, reasonable attorney’s fees and other related legal costs resulting from (a) the willful misconduct, bad faith or gross negligence of the Asset Representations Reviewer in performing its obligations under the Asset Representations Review Agreement or (b) the Asset Representations Reviewer’s breach of any of its representations or warranties in the Asset Representations Review Agreement.

SPONSOR, SERVICER, CUSTODIAN, MARKETING AGENT AND ADMINISTRATOR

General

Verizon Communications is a holding company that, acting through its subsidiaries, is one of the world’s leading providers of technology, communications, information and entertainment products and services to consumers, businesses and government entities.  Verizon has two reportable segments that it operates and manages as strategic business units, Verizon Consumer Group and Verizon Business Group, and Verizon offers wireless services and equipment to customers of both.  Verizon’s wireless services are provided across one of the most extensive wireless networks in the United States.  As of March 31, 2024, the Verizon Consumer Group had approximately 93.9 million wireless retail postpaid connections and the Verizon Business Group had approximately 29.9 million wireless retail postpaid connections.  Verizon had consolidated revenues of $134.0 billion for the year ended December 31, 2023.  As of March 31, 2024, Verizon had approximately 104,400 employees.

Cellco is an indirect wholly-owned subsidiary of Verizon Communications.  Cellco is a Delaware general partnership formed on October 4, 1994.  The address of Cellco’s principal executive office is One Verizon Way, Basking Ridge, New Jersey 07920.  Cellco services all of Cellco’s and other Verizon Communications subsidiary originators’ wireless accounts, including the Device Payment Plan Agreements.

Sponsor

As the Sponsor of the securitization transaction in which the Notes will be issued, Cellco will be responsible for structuring the securitization transaction and selecting the transaction parties.  Cellco and its affiliates will be responsible for paying the costs and expenses of issuing the Notes, legal fees of some transaction parties, rating agency fees for rating the Notes and other transaction expenses.  The Sponsor and the other Originators have transferred prior to the Closing Date Device Payment Plan Agreements to the Depositor and from time to time after the Closing Date, the Sponsor and the other Originators will transfer additional Device Payment Plan Agreements to the Depositor.

Cellco has had an active securitization program since 2016.  The Notes are the seventeenth Group 1 Series of Publicly Registered Notes issued by the Trust.  The Trust expects to issue another Group 1 Series of notes on the Closing Date.  In addition to the sixteen Group 1 Series of Publicly Registered Notes previously issued by the Trust, the Trust has also issued three Group 1 Series of unregistered notes and has entered into two Group 1 Series of loans (Loan Series 2021-A and Loan Series 2021-B).  Cellco also has sponsored 13 term securitization trusts, including 7 public term securitization trusts, backed by Device Payment Plan Agreements.  None of the asset-backed securities offered in this securitization program have experienced any losses or events of default and none of Cellco, the other Originators or the Servicer has ever taken any action out of the ordinary in any transaction to prevent losses or events of default.  During the three-year period ended March 31, 2024, none of Cellco, the other Originators or the Servicer has ever received a demand for any Device Payment Plan Agreement backing asset-backed securities offered in a securitization program sponsored by the Sponsor to be acquired or reacquired, as applicable, due to a breach of representations made about the related Device Payment Plan Agreements.  Cellco, as the sponsor and securitizer, discloses all reacquisition and acquisition demands and related activity on SEC Form ABS-15G.  Cellco filed its most recent Form ABS-15G with the SEC on January 31, 2024.  Cellco’s CIK number is 0001175215.

U.S. Credit Risk Retention

The U.S. Risk Retention Rules require the Sponsor, either directly or through one or more of its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the Receivables.

The Sponsor, the other Originators and the True-up Trust are under the common control of Verizon Communications, and therefore, the True-up Trust is a majority-owned affiliate of the Sponsor.

The True-up Trust, as a majority-owned affiliate of the Sponsor, will retain the required economic interest in the credit risk of the Receivables in satisfaction of the Sponsor’s obligations under the U.S. Risk Retention Rules, in the form of a qualifying “seller’s interest” consisting of the Transferor’s Interest (which, among other things, is represented by the Certificates), as wholly offset by an “eligible horizontal residual interest” in Series 2024-4 consisting of the Class R Interest.  The amount of the Transferor’s Interest on the Closing Date and at each subsequent monthly measurement date is required to equal not less than 5% of the aggregate unpaid principal balance of all outstanding investor ABS interests in Group 1, as wholly offset by the percentage represented by the fair value of the Class R Interest, as Series EHRI, of the fair value of all outstanding ABS interests in Series 2024-4 on the Closing Date.  The Certificates represent the interest in each Group not represented by any Series of that Group and are entitled to, among other things, with respect to Group 1, distributions in respect of the Transferor’s Interest on each Payment Date.  In general, the Class R Interest represents the right to all Series 2024-4 Available Funds on any Payment Date not needed to pay fees, expenses and indemnities of the Trust allocated to or otherwise payable by Series 2024-4 or to make interest and principal payments on the Notes, payments, if any, required to reimburse any Letter of Credit Provider for any amounts drawn under the related Letter of Credit together with interest accrued on the drawn amount, any required deposits into the Reserve Account or the Principal Funding Account, any Additional Interest Amounts and Make-Whole Payments payable on that Payment Date.

None of the Sponsor, the Depositor, the Originators, the True-up Trust or any of their affiliates may hedge, sell or transfer the required retention except to the extent permitted by the U.S. Risk Retention Rules.

The Master Collateral Agent, the Indenture Trustee and the Owner Trustee will not have any obligation or responsibility to monitor or enforce the Sponsor’s compliance with any risk retention requirements and shall not be charged with knowledge of the U.S. Risk Retention Rules, nor shall they be liable to any Noteholder, other Creditor or other party for violation of the U.S. Risk Retention Rules now or hereafter in effect, except as otherwise may be explicitly required by law, rule or regulation.

For more information regarding the risk retention regulations and the Sponsor’s method of compliance with those regulations, see “U.S. Credit Risk Retention.”

Servicer, Custodian, Marketing Agent and Administrator

Cellco is the Servicer of the Receivables under the Transfer and Servicing Agreement, as further described under “Servicing the Receivables and the Securitization Transaction.”  So long as Cellco is the Servicer, the Servicer is permitted to contract with others, which may be affiliates of Cellco or third-parties, to perform all or a portion of its servicing obligations at the Servicer’s expense.  No such delegation or contracting will relieve the Servicer of its obligations or liability for servicing and administering the Receivables in accordance with the provisions of the Transfer and Servicing Agreement.  Cellco has been the servicer for its securitization program since its inception in 2016 and has acted as servicer in 13 term securitization transactions backed by Device Payment Plan Agreements.  The following table shows the size and growth of Cellco’s managed portfolio of Device Payment Plan Agreements since December 31, 2019.

	As of March 31,		As of December 31,
	2024	2023	2023	2022	2021	2020	2019
Number of Device Payment Plan Agreements outstanding (in thousands)	57,234	53,196	55,534	52,123	45,403	43,786	46,013
Aggregate Principal Balance of Device Payment Plan Agreements outstanding (in millions)	$29,124.07	$26,511.61	$29,064.41	$26,086.48	$21,290.96	$17,867.27	$19,399.03

The tables under “Servicing the Receivables and the Securitization Transaction—Delinquency and Write-Off Experience” and on Annex A show Cellco’s servicing experience for (1) the entire portfolio of Device Payment Plan Agreements that Cellco services and (2) the Master Trust Receivables, as applicable.  Cellco has not had any material instances of noncompliance with the servicing criteria in its public securitization program.

Cellco is the Custodian for the Trust and will maintain electronically a Receivable file for each Receivable.  A Receivable file will include originals or copies of the Device Payment Plan Agreement.  For more information on Cellco’s obligations as Custodian, see “Servicing the Receivables and the Securitization Transaction—Custodial Obligations of Cellco.”

Cellco is the Marketing Agent and in this capacity, will be required to remit, or to cause the related Originators to remit, certain payments to the Trust or take certain actions with respect to the Receivables, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make

Credit Payments and Upgrade Prepayments.”  Any fees and expenses incurred by the Marketing Agent will be paid by the Originators.

Cellco is the Administrator of the Trust under the Administration Agreement.  From time to time, the Administrator may (on behalf of the Trust) identify (i) Device Payment Plan Agreements to be transferred by each Originator to the Depositor and by the Depositor to the Trust, (ii) Trust DPPAs to be designated to a Group and (iii) with the consent of the Servicer, Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to be re-designated to another Group. In addition, the Administrator will provide notices on behalf of the Trust and perform all administrative obligations of the Trust under the Indenture and the other transaction documents.  These obligations include obtaining and preserving the Trust’s qualification to do business where necessary, providing required notices, performing inspections of the transaction parties on behalf of the Trust, monitoring the Trust’s obligations for the satisfaction and discharge of the Indenture, causing the Servicer to comply with its duties and obligations under the Transfer and Servicing Agreement, causing the Indenture Trustee to notify the Noteholders of the redemption of the Notes, filing any required income tax returns for the Trust, and preparing and filing the documents necessary to perfect and maintain the security interest of the Master Collateral Agent and the Indenture Trustee, as applicable, and to release property from the lien of the Master Collateral Agreement or the Indenture, as applicable.  Any fees of the Administrator will be paid by the Servicer.

The Administrator may not resign at any time unless it determines it is legally unable to perform its duties under the Administration Agreement. In specific circumstances, the Owner Trustee, with the consent of the Majority Trust Creditor Representatives, may terminate the Administrator.  No resignation or termination of the Administrator will become effective until (i) a successor administrator has executed and delivered to the Trust an agreement accepting its engagement and agreeing to perform the obligations of the Administrator under an agreement on substantially the same terms as the Administration Agreement in a form acceptable to the Trust and (ii) the Rating Agency Condition with respect to all Credit Extensions then rated by a rating agency shall have been satisfied with respect to the appointment of such successor administrator.

Although Cellco is responsible for the performance of its obligations as Servicer, Custodian, Marketing Agent and Administrator, certain of its affiliates or third parties may undertake the actual performance of those obligations.  This appointment does not relieve Cellco of its obligations as Servicer, Custodian and Marketing Agent with respect to the Receivables or as Administrator with respect to the Trust.

PARENT SUPPORT PROVIDER

Verizon Communications will act as Parent Support Provider pursuant to the Parent Support Agreement under which it will guarantee the payment obligations of the Originators and Cellco, as the Marketing Agent and the Servicer.  The Parent Support Provider will not guarantee any payments on the Notes or any payments on the Receivables.  The Parent Support Provider’s payment obligations under the Parent Support Agreement will be of equal priority with all other senior unsecured obligations of the Parent Support Provider.

Formerly known as Bell Atlantic Corporation, Verizon Communications was incorporated in 1983 under the laws of the State of Delaware and began doing business as Verizon Communications on June 30, 2000 following a merger with GTE Corporation.  Verizon Communications’ principal executive offices are located at 1095 Avenue of the Americas, New York, New York 10036.

The Parent Support Provider will be obligated to guarantee the payment obligations of the Originators, the Marketing Agent and the Servicer (for so long as Cellco is the Servicer) under the transaction documents to which an Originator, the Marketing Agent or the Servicer, as applicable, is a party. Specifically, to the extent an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), as applicable, does not reacquire or acquire, as applicable, (i) a Receivable upon the breach of a related representation or warranty or (ii) a secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, in each case, under the circumstances described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” the Parent Support Provider

will be required to remit the Reconveyance Amount for that Receivable into the Collection Account or will be required to cause the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), as applicable, to reacquire or acquire, as applicable, that Receivable.

In addition, as further described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” if the Marketing Agent does not remit, or does not cause the related Originator to remit, prepayment amounts due, after the acceptance and compliance with all of the terms and conditions of an Upgrade Offer by an Obligor, the Parent Support Provider will be required to deposit, or to cause the Marketing Agent or related Originator to deposit, the prepayment amounts into the Collection Account.  The failure by the Marketing Agent, the related Originator or the Parent Support Provider to remit the amounts as set forth in the immediately preceding sentence within five (5) Business Days after receipt of written notice from the Master Collateral Agent, or a responsible person of the Marketing Agent or the Parent Support Provider obtains actual knowledge, that these payments are required will cause a Servicer Termination Event so long as Cellco is the Servicer, and, as a result, an Amortization Event.  See “Description of the Notes—Amortization Period” for additional information about Amortization Events.

Moreover, as further described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” if the Marketing Agent does not remit, or does not cause the related Originator to remit, amounts related to credits granted to Obligors, to the extent those credits reduced any payment on a Receivable, the Parent Support Provider will be required to remit, or to cause the Marketing Agent or the related Originator to remit, the related Credit Payment into the Collection Account.  Further, as described under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,” if Verizon Wireless allows a Receivable to be transferred to a different Obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, from the Trust any Receivable so transferred.  The failure by the Marketing Agent, the related Originator or the Parent Support Provider to remit the amounts as set forth in this paragraph within ten (10) Business Days after receipt of written notice from the Master Collateral Agent, or a responsible person of the Marketing Agent or the Parent Support Provider obtains actual knowledge, that those payments are required will cause a Servicer Termination Event so long as Cellco is the Servicer, and, as a result, an Amortization Event.  See “Description of the Notes—Amortization Period” for additional information about Amortization Events.

In addition, as further described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” if the Servicer does not remit Collections on the Receivables by the relevant due date as further described under “Servicing the Receivables and the Securitization Transaction—Deposit of Collections,” the Parent Support Provider will be required to deposit an amount equal to the Collections directly into the Collection Account, or cause the Servicer to remit these amounts.

Lastly, if the Servicer or the Marketing Agent, as applicable, does not acquire a Receivable under the circumstances set forth under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” the Parent Support Provider will be required to remit into the Collection Account the Reconveyance Amount for that Receivable.  The failure by the Servicer or the Parent Support Provider to remit Collections or to deposit a Reconveyance Amount, in each case as set forth in the immediately preceding two sentences, within five (5) Business Days or ninety (90) days, respectively, after receipt of written notice from the Master Collateral Agent or the Majority Trust Creditor Representatives, as applicable, or a responsible person of the Servicer, the Marketing Agent or the Parent Support Provider obtains actual knowledge, that those payments or deposits are required will cause a Servicer Termination Event, and, as a result, an Amortization Event.  For additional information on Servicer Termination Events, see “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”  For additional information on Amortization Events, see “Description of the Notes—Amortization Period.”

THE ORIGINATORS

The Originators originated the Receivables pursuant to the origination practices and policies set forth under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” and have or will originate future Receivables pursuant to the origination practices and policies set forth under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria,” as in effect at the time such Receivables are originated.  The origination practices and policies may be updated in the normal course of Verizon Wireless’ business as Verizon Wireless continually analyzes, validates and manages its credit and other origination policies based on costs and economic and other factors, and adjusts the policies as necessary to meet the needs of the business.  Any changes to the policies will be applied to all Device Payment Plan Agreements originated by the Originators from and after the date that the changes are implemented, which may follow a trial change with respect to a limited number of customers.  Any material changes in the origination practices and policies used to originate Device Payment Plan Agreements will be disclosed on the Form 10-D filed with respect to the first Collection Period in which Device Payment Plan Agreements subject to the changes are transferred to the Trust and such Trust DPPAs are designated to Group 1.  Each Series 2024-4 Eligible Receivable will be required to satisfy the eligibility criteria set forth under “Receivables—Criteria for Selecting the Receivables.”

The Originators originated or will originate the Receivables under Device Payment Plan Agreements entered into by Verizon Wireless Services or another affiliate of Verizon Communications, as agent of each Originator.  Each Originator is a wholly-owned or majority-owned subsidiary of Verizon Communications and an affiliate of Verizon Communications, and originates Device Payment Plan Agreements under the same underwriting guidelines as determined by the Sponsor, as described under “Origination and Description of Device Payment Plan Agreement Receivables.”  Each Originator (including Cellco) will be covered by the Parent Support Agreement provided by the Parent Support Provider.  Each Originator has transferred prior to the Closing Date its rights in certain of these Device Payment Plan Agreements to the Depositor and is expected to transfer additional Device Payment Plan Agreements to the Depositor from time to time after the Closing Date.

Each Originator will severally represent to the Depositor that the Receivables transferred by it are Eligible Receivables, though such Receivables may not constitute Series 2024-4 Eligible Receivables.  The Depositor will assign the right to enforce this representation to the Trust, and the Trust will assign the right to enforce this representation to the Master Collateral Agent, for the benefit of the Group 1 Creditors. If this representation is later discovered to have been untrue when made and such breach is a Material Breach, then the related Originator will have the option to cure that breach.  If the breach is not cured in all material respects by the end of the applicable grace period, then the related Originator will be required to reacquire all Receivables for which the representation has been breached, other than as set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  Notwithstanding the foregoing, no breach of the foregoing eligibility representation will be deemed to have occurred with respect to a Receivable based on the inaccuracy of such representation if such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying Device Payment Plan Agreement.  In addition, the related Originator will be required to reacquire any Receivable that is a secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, subject to certain limitations set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  For more information about the representations, bankruptcy surrendered devices and reacquisition obligations, see “Receivables—Representations About the Receivables,” “Origination and Description of Device Payment Plan Agreement Receivables—Bankruptcy Surrendered Devices” and “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

ADDITIONAL TRANSFEROR

Verizon DPPA Master Trust was a Delaware statutory trust created in September 2016 that was terminated in December 2023.  Prior to its termination, the Additional Transferor acquired Device Payment Plan Agreements originated by the Originators from the Originators or Verizon Business DPPA Master Trust in connection with the financing facility for Device Payment Plan Agreements under which it was formed.  Prior to the Closing Date, the Additional Transferor transferred its rights in certain of these Device Payment Plan Agreements to the Depositor.  As of the date of this prospectus, only a de minimis amount of the aggregate principal balance of the Receivables held by the Trust are Device Payment Plan Agreements that were transferred by the Additional Transferor to the Depositor and by the Depositor to the Trust.

The Servicer has represented that the Receivables transferred by the Additional Transferor to the Depositor are Eligible Receivables, though such Receivables may not constitute Series 2024-4 Eligible Receivables.  The Depositor has assigned the right to enforce this representation to the Trust, and the Trust has assigned the right to enforce this representation to the Master Collateral Agent, for the benefit of the Group 1 Creditors.  If this representation is later discovered to have been untrue when made and such breach is a Material Breach, then the Servicer will have the option to cure that breach.  If the breach is not cured in all material respects by the end of the applicable grace period, then the Servicer will be required to acquire all Receivables for which the representation has been breached, other than as set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  Notwithstanding the foregoing, no breach of the foregoing eligibility representation will be deemed to have occurred with respect to a Receivable based on the inaccuracy of such representation if such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying Device Payment Plan Agreement.  In addition, the Servicer will be required to acquire any Receivable that is a secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, subject to certain limitations set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”  For more information about the representations and acquisition obligations, see “Receivables—Representations About the Receivables” and “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Notwithstanding the termination of the Additional Transferor in December 2023, all of the obligations of the Servicer (or if Cellco is no longer the Servicer, then Cellco in its individual capacity) described in this prospectus with respect to any Device Payment Plan Agreement that was transferred by the Additional Transferor to the Depositor and by the Depositor to the Trust will remain enforceable against the Servicer (or if Cellco is no longer the Servicer, then Cellco in its individual capacity) until all such Receivables have been paid in full.

ORIGINATION AND DESCRIPTION OF DEVICE PAYMENT PLAN AGREEMENT RECEIVABLES

Cellco and the other Originators originate Device Payment Plan Agreements in accordance with Verizon Wireless’ requirements as set forth under “—Underwriting Criteria” below.

Wireless Equipment and Distribution

Verizon offers several categories of wireless equipment to consumer customers and business customers, including a variety of new or certified pre-owned smartphones and other handsets, wireless-enabled internet devices, such as tablets and other wireless-enabled connected devices, such as smart watches.

Verizon purchases a substantial majority of the wireless devices it sells from Apple, Samsung, Alphabet, Motorola Mobility and LG Electronics.

Verizon uses a combination of direct, indirect and alternative distribution channels to market and distribute its products and services to customers.

The direct channel includes stores operated by Verizon and staffed by Verizon retail employees.  Verizon’s sales and service centers and business direct sales teams also represent significant distribution channels.  Verizon also has a digital channel and omni-channel for its customers.

The indirect/digital partners channel includes agents that sell Verizon wireless products and services at retail locations operated and staffed by the agents throughout the United States, as well as through the Internet.  The majority of these sales are made under exclusive selling arrangements with Verizon. Also included in the indirect sales channel are certain high-profile, national retailers, including Best Buy, that sell Verizon wireless products and services on a nonexclusive basis.

Prior to July 2019, wireless devices sold by Verizon were generally “unlocked,” and, therefore, a customer was free, subject to the limitations of the device, to use the wireless device on another wireless provider’s network.  On June 25, 2019, the Federal Communications Commission approved Verizon’s request to extend the lock period for sixty (60) days after the sale of the device for new smartphones.  In July 2019, Verizon began implementing a sixty (60) day lock period on smartphones after the customer purchases the device, in order to reduce theft and fraud.   After the sixty (60) days, the smartphones unlock automatically, and the customer is free, subject to the limitations of the device, to use the smartphone on another wireless provider’s network.

Wireless Device Payment Plan Agreements

Historically, Verizon Wireless customers purchased their wireless devices at subsidized prices and paid for their wireless service pursuant to a fixed-term two year service plan, which required the payment of an early termination fee if service was cancelled during the two year term. As of January 2017, Verizon Wireless no longer offers consumer customers new fixed-term, subsidized service plans for devices; however, Verizon Wireless continues to offer subsidized plans to its business customers.

In August 2013, Verizon Wireless introduced a new national program referred to as “Edge,” under which it offered eligible customers the option to purchase their wireless devices at unsubsidized prices on an installment basis over the course of a specified period of time and the ability to upgrade their device after a minimum of thirty (30) days, subject to certain conditions, including the repayment of a specified percentage of the total amount due under the installment agreement and the return of the original device in good working condition.  The Edge program was revised in February 2014 to provide that customers who purchased a device under the program also received discounted monthly service fees as compared to those under the historical fixed-term service plans. Verizon Wireless continued to revise the terms of the Edge program over the next two years, adjusting the specified repayment periods and percentage required to be paid before allowing for an upgrade.

In June 2015, the Edge program was further revised to remove the contractual option to upgrade, and in July 2015, the program was renamed the Device Payment Program, which is the program currently offered by Verizon Wireless.  Initially, the Device Payment Program only applied to cell phones and then was expanded to cover tablets and subsequently watches and other wearables and other devices that utilize a wireless connection. In 2016, Verizon began offering the Device Payment Program to business customers. Under the Device Payment Program, customers purchase their devices (including certified pre-owned devices) at unsubsidized prices under a Device Payment Plan Agreement, which currently includes the following terms:

•	the customer pays the total retail price of the device, less any applicable down payment, over a 24-month, 30-month or 36-month period;

•	0% annual percentage rate;

•	the customer must maintain service with Verizon Wireless;

•	payments are applied first to service, then to the oldest Device Payment Plan Agreement, then to more recent Device Payment Plan Agreements, in order of origination;

•	the customer may prepay in full at any time without penalty;

•	for consumer customers, since May 2019, includes the grant of a purchase money security interest in the device;

•	risk of loss, theft or damage remains with the customer and insurance is recommended, but not required;

•	upon a customer default, to the extent permitted by applicable law, Verizon Wireless has the right to require the customer to pay the entire remaining balance in full; and

•	the customer has a thirty (30) day cancellation right.

In order to be eligible to participate in the Device Payment Program, customers must meet certain threshold requirements, which generally include that any past due or written-off balances on a prior account with Verizon Wireless must be paid in full, and there cannot be any past due balance of $25.00 or greater outstanding for more than thirty (30) days or any usage threshold breaches on the current account.  Larger business customers may be subject to higher thresholds.

Certain small businesses may sign the consumer customer form of Device Payment Plan Agreement.

Device Payment Plan Agreements may be unsecured or secured by the related wireless device.

Any of the terms and conditions of the Device Payment Program, including, without limitation, with respect to the charging of interest, the original term, the amount of the monthly payment and the Obligor’s ability to prepay the related Device Payment Plan Agreement, may be changed by Verizon Wireless at any time.

Insurance on Wireless Devices

Verizon Wireless offers, but does not require, property insurance, under a policy issued by a third party insurance provider, covering customers’ wireless devices for loss, theft or accidental damage.  Insurance is available for a single mobile number associated with a specific wireless device or on a tiered “account-based” structure.

For a consumer account, account-based coverage is available if the account has at least two but not more than twenty lines with eligible devices. Under the account-based insurance options, a consumer customer will have coverage for the account-based tier (either 2 lines, 3 lines or 4-20 lines, all with eligible devices), applicable to their account in the event of loss, theft or damage. With account-based coverage, a customer is not required to specify which lines (up to the limit applicable to that customer’s account) are covered at the time of enrollment. Instead, a customer registers the line at the time of claim filing when an incident occurs to the device associated with that line.

For a business account, account-based coverage is available if the account has at least three but not more than forty-nine lines with eligible devices. Under the account-based insurance options, a business customer will have coverage for the account-based tier (either 3 lines, 11 lines or 25 lines, all with eligible devices), applicable to their account in the event of loss, theft or damage.

With both consumer customer and business customer account-based coverage, a customer is not required to specify which lines (up to the limit applicable to that customer’s account) are covered at the time of enrollment. Instead, a customer registers the line at the time of claim filing when an incident occurs to the device associated with that line. At such time as the customer has registered the maximum number of lines (applicable to the tier for that customer’s account) when claims were filed with respect to those associated devices, the customer’s remaining wireless devices will not be eligible for coverage, unless: (a) the customer is a consumer, enrolled in the account-based 4-20 tier and has also enrolled in additional coverage (up to a maximum of 3 more registrations, for a maximum of 6 registrations) that will provide an additional registration for the other lines/devices on the account to use in the event of an incident, or (b) for either a consumer customer or business customer, it has been at least twelve months since the last claim was filed on a line, in which case the registration re-opens. Customers who purchase wireless devices under a Device Payment Plan Agreement remain obligated for the total number of payments even if the wireless device is lost, stolen or damaged. Verizon Wireless recommends that customers obtain property insurance on wireless devices.

Underwriting Criteria

Consumer Customers.  The following discussion is applicable only to consumer customers.

All point of sale systems that generate Device Payment Plan Agreements for Verizon Wireless utilize a standard credit decision and scoring system.  All credit applications go through an electronic decision process, which expedites the review, promotes consistent decisions, and provides an automated, instant and efficient credit decision.  Verizon Wireless does not use a manual or judgmental credit decision process, and Verizon Wireless’ policy is not to override automated credit decisions.

When originating Consumer Device Payment Plan Agreements, Verizon Wireless uses the customer’s name, address, date of birth and social security number to perform a credit screening function, utilizing internal and external data sources to measure credit quality of the customer and determine eligibility for the Device Payment Program.  If a customer is either new to Verizon Wireless or is a Consumer Obligor that has forty-five (45) or less days of Customer Tenure with Verizon Wireless, the credit decision process relies more heavily on external data sources.  If the Obligor has more than forty-five (45) days of Customer Tenure with Verizon Wireless, the credit decision process relies on a combination of internal and external data sources.  External data sources include obtaining a credit report from a national consumer credit reporting agency, if available.

Verizon Wireless uses its internal data and/or the credit data obtained from the credit reporting agencies to create a custom credit risk score.  The custom credit risk score is generated automatically from the customer’s credit data using Verizon Wireless’ proprietary custom credit models, which are empirically derived, demonstrably and statistically sound.  The custom credit risk score measures the likelihood that the potential customer will become severely delinquent and be disconnected for non-payment.  Verizon Wireless’ proprietary custom credit models have been developed based on credit reports belonging to anonymous consumers who have applied for service and Device Payment Plan Agreements with Verizon Wireless. Since the models are derived from Verizon Wireless’ own application and account base, Verizon Wireless believes the predictive power of the model is enhanced compared to other non-custom generic credit scoring models. Verizon Wireless’ proprietary custom credit models use inputs that are contained within the customer’s credit file, including, but not limited to, trade line age, high credit limits, high balances, delinquencies, inquiries, collection items and public record items.

Approximately 1% of credit screenings for Device Payment Plan Agreements require manual intervention before an automated credit decision can be generated.  In these instances, the personal identifying information (e.g. name, address, date of birth or social security number) provided by the customer cannot be confidently matched with credit data.  This may be as a result of, for example, a name change, use of a nickname or a generation designation, such as Jr. or Sr., or a data entry error.  Once the discrepancy is resolved, the application continues through the electronic decision process, resulting in an automated credit decision.  For approximately 5-8% of new customer credit screenings, a traditional credit report is not available from one of the national consumer credit reporting agencies because the potential customer does not have sufficient credit history.  In those instances, alternative credit data is used to automatically create custom credit scores that are vendor-sourced alternative scores and that differ from the standard Verizon proprietary credit score.  Alternative credit data includes financial data from non-traditional lenders and non-financial data, such as information from public records regarding property ownership, bankruptcies and liens, education attributes, residential stability and payment information regarding telecommunications, pay TV and utility bills, which are used to predict the creditworthiness of underserved applicants who do not have traditional credit files.

Based on the custom credit risk score, Verizon Wireless assigns each customer to a credit class, each of which has specified offers of credit including an account level spending limit and a maximum amount of credit allowed per wireless device.  During the fourth quarter of 2018, Verizon Wireless moved all customers, new and existing, from a required down payment percentage, between zero and 100%, to a maximum amount of credit per account and/or device, as applicable.

In February 2017, Verizon Wireless implemented, on a test basis, and in April 2017, Verizon Wireless fully implemented, the use of alternative credit data from NCTUE as an input into its proprietary custom credit model.  NCTUE is a consumer credit reporting agency that maintains data, such as payment and account history, reported by telecommunications, pay TV and utility service providers that are members of

NCTUE.  Experiential data from like industries has proven to be extremely valuable in credit model development and risk assessment, and the data provides greater insight into the credit of underserved emerging youth and multicultural segments.

In September 2017, following a trial change earlier in the year, Verizon Wireless implemented a recalibration of its credit policy for new customers to better reflect recent device payment plan performance, macroeconomic conditions and the competitive landscape.  As a result of the credit policy recalibration, the down payment requirements for some new customers decreased or were eliminated, and the requirements for other new customers increased.  Since 2014, customers with less than two-hundred ten (210) days of Customer Tenure with Verizon Wireless have represented an average of less than 20% of customers.

Business Customers.  The following discussion is applicable only to business customers.

Some of the Device Payment Plan Agreements originated by Verizon Wireless are for entities who enter into the Device Payment Plan Agreement in connection with a business.  No single business customer has entered into Device Payment Plan Agreements representing more than 1% of the principal balance of Verizon Wireless’ portfolio of Device Payment Plan Agreements.

When originating Business Device Payment Plan Agreements, Verizon Wireless uses the business’ name, address, and tax identification number to perform a credit screening function. Generally, for business customers that are new to Verizon Wireless or have less than seven (7) months of Customer Tenure with Verizon Wireless, the credit decision process relies more heavily on external data, including a commercial credit bureau score and other supplemental business data, such as bankruptcy status, years in business, and number of employees.  For Business Obligors who have seven (7) months or more of Customer Tenure with Verizon Wireless, the credit decision process relies on internal data sources.  Business customers also have the opportunity to voluntarily provide personal identifying information on the business principal or another authorized company individual.  The personal identifying information may be used in conjunction with the business identifying information in a blended score approach.  The personal identifying information may also be used to determine if the individual has an existing relationship with Verizon, or to collect credit data from data sources containing personal credit payment history.  As of August 2021, Persons providing (or otherwise identified in) such personal identifying information may enter into a Cosign Agreement and in such case, except as otherwise set forth in the related Cosign Agreement, the related Cosign Party shall be obligated to make payments under the related Device Payment Plan Agreement if the business customer fails to make such payments when due.  As of July 2022, business customers may elect for the credit decision process to be determined solely using personal identifying information on the business principal or another authorized company individual by entering into an Individual Sign Agreement and in such case, except as otherwise set forth in the related Individual Sign Agreement, the related Individual Sign Party shall be obligated to make payments under the related Device Payment Plan Agreement. Such personal identifying information may include the customer’s name, address, date of birth and social security number to enable Verizon Wireless to perform a credit screening function, utilizing internal and external data sources to measure credit quality of the related individual.  If a business customer does not have a score from any of the commercial credit bureaus and is not registered with the applicable secretary of state in such business customer’s jurisdiction of organization, Verizon Wireless will manually review the business’ corporate documentation to conduct its risk assessment.

Verizon Wireless uses its internal data and/or the external data to assign each business customer specified line and account level credit limits.  Business Obligors may request an increase to these limits, which request is reviewed by an analyst team based on the Business Obligor’s payment history and Customer Tenure with Verizon Wireless and external data, including reports from commercial credit bureaus.

Changes to Underwriting Criteria.  In the normal course of business, Verizon Wireless is continually analyzing, validating and managing its credit and other origination policies for consumer customers and business customers based on costs and economic and other factors, and the policies are adjusted as necessary to meet the needs of the business.  In addition, from time to time, Verizon Wireless conducts trials with respect to changes to its underwriting and credit policies with respect to a limited number of consumer customers or business customers, as applicable, which, depending on the outcome of these trials, may result in these changed policies (or a variation thereof) being implemented for all consumer customers or business customers, respectively.

Exceptions to Underwriting Criteria.  Verizon Wireless does not consider any of the existing Receivables to have been originated pursuant to exceptions to its underwriting criteria.

Upgrade Offers

From time to time, Verizon Wireless offers certain Upgrade Offers, subject to the terms and conditions therein, under its Upgrade Program.  Verizon Wireless began offering its Current Upgrade Program and related Current Upgrade Offers in September 2015 with respect to the newest models of certain manufacturers’ wireless devices.  Generally, the terms and conditions of the Current Upgrade Program include that (i) a specified minimum percent of the retail price of the related device (currently 50%) has been paid by the Obligor, (ii) the eligible device is returned in good working condition, as determined by Verizon Wireless, and if not so returned, the remaining balance under such Obligor’s original Device Payment Plan Agreement will be due on such Obligor’s next bill, (iii) the Obligor’s account is in good standing, and (iv) the Obligor is required to purchase a new qualifying device under a new Device Payment Plan Agreement.  Upon satisfaction of these terms and conditions, Verizon Wireless will agree, for the benefit of the Obligor and for the express benefit of any assignee of the Obligor’s original Device Payment Plan Agreement, to acquire such eligible device for the remaining balance of the related Obligor’s original Device Payment Plan Agreement and pay off and settle that remaining balance.

The terms and conditions of the Current Upgrade Program and any other Upgrade Program may be modified or terminated by Verizon Wireless at any time.  In addition, new Upgrade Programs may be offered at any time by Verizon Wireless, with terms and conditions to be determined at the time of the offer, and any Upgrade Offers may be terminated at any time at the sole option of Verizon Wireless.

If Verizon Wireless continues to offer Upgrade Programs, the related Upgrade Offer has not been terminated, and an Obligor accepts an Upgrade Offer and satisfies all of the terms and conditions of the resulting Upgrade Contract, the Marketing Agent will be required to make, or to cause the related Originator to make, an Upgrade Prepayment, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.” See “Risk Factors—Verizon Wireless’ Upgrade Offers may adversely impact Collections on the Receivables and the timing of principal payments, which may result in reinvestment risk.” See also “Some Important Legal Considerations—Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.”

Account Credits

From time to time, Verizon Wireless may grant credits to an Obligor’s account under various circumstances, including as an incentive for new customers to establish an account with Verizon Wireless or for existing customers to continue service with Verizon Wireless, upgrade their wireless devices or establish additional lines of service.  One of the types of credits currently granted by Verizon Wireless is a contingent, recurring credit that may arise pursuant to, among other things, a customer promotion offered by Verizon Wireless from time to time.  These promotions provide that if the Obligor enters into a Device Payment Plan Agreement for the purchase of a new wireless device and complies with the other conditions of the promotion, which may include that the Obligor trades in another wireless device in good condition, Verizon Wireless will apply credits to the Obligor’s account.  Verizon also offers Obligors a rewards credit card on which Obligors accrue credits that may be applied to amounts due.  Credits may be in amounts up to the full purchase price of the new wireless device and may be applied over multiple billing cycles.  We refer to these credits herein as “contingent, recurring credits” because if the Obligor takes certain actions, including termination of their service with Verizon Wireless, they will lose their rights to some or all of the credits.

Any credits would be applied to the Obligor’s account in the order set forth under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”  To the extent any credits are applied against any payments due under a Receivable, the Marketing Agent will be required to make, or to cause the related Originator to make, certain payments to the Trust, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

For a further discussion of risks associated with the application of credits, see “Risk Factors—The application of credits to Obligor accounts may reduce payments received on the Receivables, which may delay payments on the Notes or result in losses on the Notes.”  For more information on Verizon Wireless’ activity history with respect to credits, see “Servicing the Receivables and the Securitization Transaction—Delinquency and Write-Off Experience.”

Transfer of Service

The Originators and the Servicer permit the transfer of Device Payment Plan Agreements from one Obligor to another Obligor.  Following the transfer of the Device Payment Plan Agreement to the new Obligor, the transferee will become the Obligor under and have all financial liability for the Device Payment Plan Agreement.  To the extent the original Device Payment Plan Agreement is a Receivable and the Device Payment Plan Agreement is transferred to a new Obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, that Receivable from the Trust, as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Bankruptcy Surrendered Devices

If a Device Payment Plan Agreement is secured by the related wireless device and the related Obligor becomes the subject of a bankruptcy proceeding, in certain limited circumstances, Verizon Wireless may accept the surrender of such wireless device in satisfaction of the Device Payment Plan Agreement.  To the extent the secured Device Payment Plan Agreement is a Receivable and is not a Written-Off Receivable, if Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor, as applicable) must reacquire or acquire, as applicable, that Receivable from the Trust, subject to the limitations set forth under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments.”

Origination Characteristics

The number of Device Payment Plan Agreements originated by the Originators and other subsidiaries of Verizon Communications is correlated to wireless device sales and is influenced by market conditions and competitive pressures.  A substantial number of Device Payment Plan Agreements are originated in connection with the launch of the newest models of certain manufacturers’ wireless devices and during holidays, graduation season and other celebration seasons that occur during the calendar year.  Therefore, there have been and will likely continue to be fluctuations in origination volumes at these times.  See also “Risk Factors—Noteholders will bear all reinvestment risk resulting from principal payments on the Notes occurring earlier than expected” and “—Noteholders will bear all interest rate risk resulting from principal payments on the Notes occurring later than expected.”

The following table contains information about Device Payment Plan Agreements originated by the Originators and other subsidiaries of Verizon Communications during each of the periods indicated.  There can be no assurance that future originations of Device Payment Plan Agreements will be similar to the historical origination characteristics shown below for Device Payment Plan Agreements or that any trends shown in the tables will continue for any period.

Origination Characteristics

	Three Months Ended March 31,		Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Number of Device Payment Plan Agreements originated (in thousands)(1)	5,632(4)	6,499(4)	26,378(4)	29,575(4)	27,613(4)	23,029	26,364
Aggregate principal balance of Device Payment Plan Agreements originated (in millions)(1)	$4,697.41(4)	$5,132.46(4)	$21,253.41(4)	$23,348.58(4)	$21,137.86(4)	$16,310.72	$18,736.23
Aggregate principal balance of Device Payment Plan Agreements outstanding (in millions)(2)	$29,124.07	$26,511.61	$29,064.41	$26,086.48	$21,290.96	$17,867.27	$19,399.03
Average Customer Tenure (in months)(2)(3)	127	123	125	122	118	115	110

_________________________

(1)	Net of cancellations.
(2)	As of period end.
(3)	For a complete description of the calculation of Customer Tenure, see “Schedule I—Glossary of Defined Terms.”
(4)
After March 31, 2021, due to changes in origination systems, certain Device Payment Plan Agreements that were not previously classified as Consumer Device Payment Plan Agreements or Business Device Payment Plan Agreements were reclassified as either Consumer Device Payment Plan Agreements or Business Device Payment Plan Agreements.  As a result, such Device Payment Plan Agreements are included in the table above.

SERVICING THE RECEIVABLES AND THE SECURITIZATION TRANSACTION

General

Verizon Wireless’ consumer finance operations include accounting, finance operations, fraud monitoring, and payment, credit and collections strategy and operations.  Collections transaction work is supported by internal and third-party call centers.  The third-party vendors that Cellco engages to perform certain receivable servicing processes in the name of Verizon and under Cellco’s management and control.  Cellco requires all vendors to follow processes set by Cellco or agreed to between Verizon and the vendor.  Cellco regularly monitors its vendors and processes for compliance.  Vendors do not have the discretion to make decisions that would materially affect agreed-upon processes, amounts collected or the timing for amounts applied to Obligor accounts.

Cellco’s servicing and collection systems maintain records for all Receivables, track application of payments and maintain relevant information on Obligors and their account status.  Cellco maintains backup data as part of its disaster recovery process at centers in multiple domestic locations.  All databases and application file changes are replicated to a disaster recovery center, and tests of the disaster recovery systems are conducted annually.

Servicing Duties

The Servicer will service the Receivables under the Transfer and Servicing Agreement.  Under the Transfer and Servicing Agreement, the Servicer’s main duties with respect to Group 1 will be:

•	collecting and applying all payments and credits made on the Receivables,

•	investigating delinquencies,

•	sending invoices and responding to inquiries of Obligors,

•	processing requests for extensions, modifications and adjustments,

•	administering payoffs, defaults, prepayments and delinquencies,

•	maintaining accurate and complete accounts and computer systems for the servicing of the Receivables,

•	preparing and furnishing monthly investor reports, remittance reports and instructions, and

•	providing the Custodian with updated records for the Receivable files.

The Servicer will not be required to, and is not expected to, make advances of payments on the Receivables.

Collections and Other Servicing Procedures

Customers receive one bill for each Verizon Wireless account, which includes billing for both wireless service and any Device Payment Plan Agreements under that account.  Customers may have multiple accounts.  All payments remitted by an Obligor to Verizon Wireless, any release of a security deposit, and any application of a credit granted to an Obligor by Verizon Wireless (other than credits applied directly to a Device Payment Plan Agreement, including in connection with an Upgrade Contract as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments”) currently are applied to the related account based on invoice aging, with the oldest invoiced balance being relieved first, followed by the second oldest invoiced balance, etc., up to current billing amounts.  Credits granted in respect of cancellations, prepayments, invoicing errors or in connection with upgrades may be applied directly to a Device Payment Plan Agreement.

Within each invoice aging status, payments and credits currently are applied in the following order:

●	late fees;

●
service and all other charges, including, but not limited to, insurance premium payments and purchases (including accessories) billed to the account, other than amounts due under any Device Payment Plan Agreement, including any Receivable; and

●
any amounts related to any Device Payment Plan Agreement, including Receivables, which, in the case of multiple Device Payment Plan Agreements related to a single account, will be applied in the order in which the Device Payment Plan Agreements were originated with the most recent Device Payment Plan Agreement being paid last.

The process for application of payments, releases of security deposits and applications of credits described in the bullet points above (other than credits granted in connection with an upgrade) may be changed at any time in the sole discretion of Cellco so long as such change (i) is also applicable to any Device Payment Plan Agreements that the Servicer services for itself and others and (ii) so long as Cellco is the Servicer, does not have a material adverse effect on the Creditors.  See also “Risk Factors—Payments on the Trust DPPAs will be subordinated to certain other payments by the Obligors, and payments on your Notes may be delayed or you may incur losses on your Notes.”

Generally, Verizon Wireless bills are currently due 20 - 23 days after the end of the monthly bill cycle, and the due date is displayed on the customer’s bill.   Some business customers may have extended payment terms.  The Servicer considers an account to be delinquent if there are unpaid charges remaining on the account on the day after the bill’s due date and currently calculates delinquency assuming a due date that is 22 or 30 days after the end of the monthly bill cycle for consumer customers and business customers, respectively.  Verizon Wireless charges late fees on late payments for service charges and other charges as set forth in the second bullet above, which currently are in an amount that is the greater of 5% of the unpaid invoice balance or $7, if allowed by law in the state of an Obligor's billing address.  Under the Device Payment Plan Agreements, Verizon Wireless currently has the right to charge Obligors a late fee equal to the lesser of 5% of the unpaid balance on the Obligor’s bill or $5 if payment is not received within fifteen (15) days after the date due, but does not currently do so.

Payments on an account can be made by a variety of methods, including check, credit or debit card, ACH or cash.  Customers and other Obligors can make payment at a Verizon retail location, or initiate a payment via the Verizon website, the My Verizon or My Business Mobile Application or by phone with a Verizon customer or financial services representative.  Customers and other Obligors can also make payments through authorized third-party agents.  Checks typically are processed through a Verizon managed lockbox process.

Verizon Wireless’ collection efforts with respect to a particular Obligor are generally based on the results of proprietary custom empirically-derived internal behavioral scoring models that analyze the Obligor’s past performance to predict the likelihood of the Obligor falling further delinquent.

Verizon Wireless’ custom scoring models assess a number of variables, including origination characteristics, customer account history, and payment patterns.  An external scoring model is used with respect to certain larger Business Obligors.  Based on the score derived from these models, accounts are grouped by risk category to determine the collection strategy to be applied to those accounts.  These risk categories determine how soon an Obligor will be contacted after a bill becomes delinquent and generally include how often the Obligor will be contacted during the delinquency, and how long the account will remain in collections before the Obligor’s outbound calls are redirected to a Verizon Wireless collections representative.  The collections timeline and strategy may vary based on whether the Obligor is a Consumer Obligor or Business Obligor, as well as based on the size of the Business Obligor.

Generally, as an Obligor’s risk profile increases (including due to an Obligor having a shorter Customer Tenure with Verizon Wireless), the period before service interruption is shortened.  The focus of Verizon Wireless’ collection efforts is on both customer retention and loss mitigation.

Although most Device Payment Plan Agreements are paid without any additional servicing or collections efforts, if an account becomes delinquent, Verizon Wireless will attempt to contact the Obligor to determine the reason for the delinquency and identify the Obligor’s plan to resolve the delinquency.  Once an Obligor is delinquent, Verizon Wireless will proceed with collection efforts, which may include: (1) contacting Obligors via email, text message, notifications to the My Verizon or My Business Mobile Application, phone calls to their wireless device or their account point of contact and letters, (2) following-up with Obligors to notify them of a pending service interruption, (3) redirecting outgoing calls from a Consumer Obligor’s mobile device to a collections representative while also suspending the related data plan if the device is a smartphone, (4) following-up with Obligors to notify them of pending suspension of the related account, and (5) suspending the account.  Of the Obligors that initially become delinquent, Verizon Wireless’ experience has been that these delinquencies drop significantly after Verizon Wireless begins its targeted collection efforts.  Service is disconnected on average between forty-three (43) and forty-six (46) days after an account is suspended.  Beginning April 13, 2022, following such collection efforts and service disconnection, Verizon Wireless reserves the right to resolve past due balances of an Obligor using the credit card or debit card, if any, designated by such Obligor during the related original device order transaction.

Verizon Wireless may offer Obligors revised payment arrangement plans over the course of the Device Payment Plan Agreement.  Payment arrangement plans are based on specific servicing procedures and controls within the Verizon Wireless collection system.  Obligors with payment arrangement plans generally receive automatic reminder notifications on the day the promised payment is due.  Verizon Wireless may offer multiple revised payment arrangements over the term of the same Device Payment Plan Agreement, but revised payment arrangement plans will not alter the final maturity date or reduce the remaining amount due under that Device Payment Plan Agreement.

A business customer may enter into an Associated Account Agreement to obtain pricing discounts for all Device Payment Plan Agreements entered into by or on behalf of such business customer pursuant to the terms of such Associated Account Agreement. If a business customer has entered into an Associated Account Agreement, such business customer may also authorize its parent company and/or affiliates (or in the case of a business customer that has entered into an Individual Sign Agreement, other authorized individuals) to become an Affiliated Party for Device Payment Plan Agreements entered into by such parent company and/or affiliate (or such other authorized individuals, as applicable). In such case, (x) such Device Payment Plan Agreements will be eligible for the pricing discounts described in this paragraph and (y) except as otherwise set forth in the related Associated Account Agreement, the related Associated Account Agreement Party shall be obligated to make payments under such Device Payment Plan Agreement if such Affiliated Party fails to make such payments when due.

After standard collection efforts are exhausted, Verizon Wireless writes off any remaining balance on an account.  On average, Verizon Wireless writes off an account when it is between one-hundred forty-three (143) and one-hundred forty-five (145) days past its bill date, but it may write-off an account earlier or later depending on the risk of the account and other circumstances.

After an account has been “written-off,” Verizon Wireless continues efforts to recover the unpaid charges.  Generally, recovery efforts are pursued based on a proprietary scoring method that assesses the likelihood of repayment by the related Obligor.  After several cycles of collection activity on written-off accounts, Verizon Wireless typically sells the account as a final effort to realize value.  Any recoveries after write-off, including any proceeds from the sale of a wireless device securing a Receivable, will not be assets of the Trust, but will instead be paid to the Servicer as additional servicing compensation.  See also “Risk Factors—Conflicts of interest may exist among the Servicer, the Marketing Agent, the Parent Support Provider and the Trust, which may result in losses on your Notes.”

Verizon Wireless continuously monitors performance results against expected outcomes and may, from time to time, test new collection strategies.  If a test strategy shows improved yield, Verizon Wireless may adopt the strategy.  Therefore, Verizon Wireless’ servicing policies and procedures may change over time.

During March and July 2019, in connection with the transition to a new form of Device Payment Plan Agreement for Consumer Obligors that includes a purchase money security interest in the related device, Verizon Wireless changed its servicing procedures with respect to Obligors who filed for bankruptcy after the effective date of the change.  The March 2019 change resulted in an increase in losses resulting from bankruptcies, which increase is expected to be temporary and to be mitigated by the July 2019 changes as an increasing number of outstanding Device Payment Plan Agreements include a purchase money security interest in the related device.  As of the Statistical Calculation Date, the vast majority of Consumer Receivables include a purchase money security interest in the related device.

Delinquency and Write-Off Experience

Subsequent to origination, Verizon Wireless monitors delinquency and write-off experience as key credit quality indicators for its portfolio of Device Payment Plan Agreements.  The following tables show Verizon Wireless’ delinquency and write-off experience for its portfolio of Device Payment Plan Agreements.  The tables include all Device Payment Plan Agreements serviced by Cellco.  Delinquency and write-off experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of Verizon Wireless.  There can be no assurance that the delinquency or write-off experience of the pool of Receivables described in this prospectus will be similar to the historical experience shown below for Device Payment Plan Agreements serviced by Cellco or that any trends shown in the tables will continue for any period.

Delinquency and Write-Off Experience

	As of March 31,		As of December 31,
	2024	2023	2023	2022	2021	2020	2019
Number of Device Payment Plan Agreements outstanding (in thousands)	57,234	53,196	55,534	52,123	45,403	43,786	46,013
Aggregate principal balance of Device Payment Plan Agreements outstanding (in millions)	$29,124.07	$26,511.61	$29,064.41	$26,086.48	$21,290.96	$17,867.27	$19,399.03
Average principal balance of Device Payment Plan Agreements outstanding (in millions)	$29,092.25	$26,323.09	$26,894.05	$23,342.22	$18,792.66	$17,435.04	$18,492.69

Delinquencies

	As of March 31,		As of December 31,
	2024	2023	2023	2022	2021	2020	2019
Number of Device Payment Plan Agreement delinquencies (in thousands)(1)(2)
31 - 60 days	591	558	619	597	482	671	710
61 - 90 days	250	217	246	233	192	251	233
91 - 120 days	133	113	130	116	87	129	104
Over 120 days	90	68	84	63	82	59	46
Delinquencies >60 days as a percentage of number of Device Payment Plan Agreements outstanding (1)(2)	0.83%	0.75%	0.83%	0.79%	0.80%	1.00%	0.83%

Write-Offs

	Three Months Ended March 31,		Year Ended December 31,
	2024	2023	2023	2022	2021	2020	2019
Number of Device Payment Plan Agreement write-offs (in thousands)	671	571	2,399	1,955	1,553	1,541	2,171
Gross write-offs (in millions)(3)	$363.86	$291.25	$1,265.89	$943.22	$689.07	$665.58	$1,052.09
Write-offs as a percentage of average monthly principal balance of Device Payment Plan Agreements outstanding(3)(4)	1.25%	1.11%	4.71%	4.04%	3.67%	3.82%	5.69%
Average gross loss on Device Payment Plan Agreements written-off(3)	$542.30	$509.91	$527.76	$482.40	$443.79	$432.03	$484.71
_______________________
(1)
The period of delinquency is the number of days with unpaid due charges on an account excluding accounts that have been written-off.  Delinquency as shown above begins thirty (30) days after billing.  As of the most recent bill for the related account at period end.

(2)
A Device Payment Plan Agreement is shown as delinquent if any amount owed under the Obligor account is past due, regardless of whether the amount due on the related Device Payment Plan Agreement has been paid in full pursuant to the Servicer’s internal payment waterfall.

(3)	Does not give effect to any recoveries.
(4)	Average monthly principal balance of Device Payment Plan Agreements outstanding is calculated using the average of the end of month values of each month during the period.

Servicing Fees

On each Payment Date, the Trust will pay the Servicer the Servicing Fee with respect to that Payment Date.  On each Payment Date, the Trust will pay the Series 2024-4 Allocation Percentage of the Servicing Fee from Series 2024-4 Available Funds in accordance with the priorities set forth under “Description of the Notes—Priority of Payments” or “—Post-Acceleration Priority of Payments,” as applicable.  In addition, the Servicer will be entitled to retain as a supplemental servicing fee any net recoveries on Written-Off Receivables (including any proceeds from the sale of a wireless device securing a Receivable), late fees, if any, and certain other administrative and similar fees and charges on the Receivables.  The Servicer may net these fees and expenses from Collections deposited into the Collection Account.

Servicer Modifications and Obligation to Acquire Receivables

The Servicer is generally obligated to manage, service, administer and make collections on the Receivables with reasonable care, in accordance with its Customary Servicing Practices.  As part of its normal collection efforts, the Servicer may, subject to the restrictions set forth in the following paragraph, waive late payment charges or other fees that may be collected in the ordinary course of servicing a Receivable or grant extensions, refunds, rebates or adjustments on any Receivable or amend any Receivable.  In response to the COVID-19 Pandemic, the Servicer implemented certain relief programs, and may implement additional programs in the future.

If the Servicer (A) makes certain modifications, including if it (i) cancels a Receivable or reduces or waives (including with respect to an Upgrade Offer) the remaining Principal Balance under a Receivable or any portion thereof and/or as a result, the monthly payments due thereunder, (ii) modifies, supplements, amends or revises a Receivable to grant the Obligor under that Receivable a contractual right to upgrade the related wireless device or (iii) grants payment extensions resulting in the final payment date of a Receivable being later than the Collection Period immediately preceding the final maturity date for the latest maturing Group 1 Credit Extension or (B) fails to maintain perfection of the Trust’s and the Master Collateral Agent’s security interest in the Receivables or otherwise impairs in any material respect the rights of the Trust or the Group 1 Creditors in the Receivable (other than as permitted by the terms of the Transfer and Servicing Agreement), and the Servicer fails to correct that failure or impairment in all material respects by the end of the second month following the month that the Servicer was notified in writing of the impairment, the Servicer will be required to acquire all affected Receivables from the Trust by remitting the related Reconveyance Amount into the Collection Account on or prior to the second Business Day before the Payment Date related to the Collection Period in which such Receivable was acquired by the Servicer.  However, the Servicer will not be required to acquire any modified Receivable if the modification was required by law or court order, including by a bankruptcy court.  In addition, if the Servicer, in its sole discretion, determines that as a result of a systems error or limitation or other reason, the Servicer is unable to service a Receivable in accordance with its Customary Servicing Practices, the Servicer may acquire the relevant Receivable.

In addition, if an Originator or the Servicer allows a Device Payment Plan Agreement that is a Receivable to be transferred to a different Obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, that Receivable from the Trust for the Reconveyance Amount.

Under the Parent Support Agreement, to the extent the Servicer, the Marketing Agent or an Originator, as applicable, does not acquire or reacquire, as applicable, a Receivable under the circumstances set forth above, the Parent Support Provider will be required to remit into the Collection Account the Reconveyance Amount for that Receivable.  See “Parent Support Provider” for additional information about the Parent Support Agreement.

Under the terms of the Servicemembers Civil Relief Act and similar state laws, an Obligor who enters military service after the origination of a Device Payment Plan Agreement, has a device and receives orders to relocate to a location where Verizon Wireless service is unavailable, can (i) terminate his or her service without paying an early termination fee or (ii) request that the Obligor’s account be suspended.  The Servicer will not have to make any payments to the Trust with respect to any account terminated or suspended pursuant to the terms of the Servicemembers Civil Relief Act.  See also “Some Important Legal Considerations—Servicemembers Civil Relief Act.”

For more information about the Servicer’s policies and procedures for servicing the Receivables, you should read “—Servicing Duties” and “—Collections and Other Servicing Procedures” above.

Bank Accounts

The Servicer will establish the Collection Account with the Master Collateral Agent and the Series Bank Accounts with the Paying Agent.  The Collection Account will be pledged to the Master Collateral Agent to secure the Group 1 Credit Extensions.  The Series Bank Accounts will be pledged to the Indenture Trustee to secure the Notes.

For so long as Cellco is the Servicer and no Event of Default (or event that, with the giving of notice or the passage of time, would constitute an Event of Default) has occurred and is continuing, funds in the Collection Account and the Series Bank Accounts may be invested in highly-rated, short-term investments that mature, in the case of the Collection Account, no later than the Business Day immediately preceding the next Payment Date; provided that the Servicer is able to maintain records on a daily basis with respect to the amounts realized from these investments.  Investment earnings, if any, on funds in the Collection Account and the Series Bank Accounts will not be included in Group 1 Available Funds or Series 2024-4 Available Funds but instead will be distributed directly to the Certificateholders on each Payment Date.  The Servicer will direct the investments unless the Master Collateral Agent instructs the bank holding the account otherwise after an Event of Default (or an event that, with the giving of notice or the passage of time, would constitute an Event of Default).  The Trust may invest the funds in Collection Account and the Series Bank Accounts in obligations issued by the Servicer or its affiliates.  If Cellco is no longer the Servicer, funds on deposit in the Collection Account and all Series Bank Accounts will remain uninvested.

The Servicer will have no access to the funds in the Series Bank Accounts.  Only the Paying Agent may withdraw funds from these accounts to make payments, including payments to the Noteholders.  The Paying Agent will make payments from the Series Bank Accounts to the Noteholders and others based on information provided by the Servicer.

Deposit of Collections

The Servicer will deposit all Collections into the Collection Account within two (2) Business Days after identification of receipt of good funds.  However, if the Monthly Remittance Condition is satisfied, Cellco, as Servicer, may deposit Collections into the Collection Account on the second Business Day immediately preceding each Payment Date.  Until deposited into the Collection Account, Collections may be used by the Servicer for its own benefit and will not be segregated from its own funds.

The deposit obligation of the Servicer set forth in the immediately preceding paragraph will be guaranteed by the Parent Support Provider.  Upon the receipt by the Parent Support Provider of written notice from the Master Collateral Agent, based on information provided by the Servicer, that any Collections have not been deposited into the Collection Account as required, the Parent Support Provider will be required to make the applicable deposit.

For administrative convenience, the Servicer may deposit Collections and other amounts into the Collection Account net of the Servicing Fee payable to the Servicer for the month, but must account for all transactions individually.  If amounts are deposited in error, they will be returned to the Servicer or netted from subsequent deposits.

For as long as the Servicer or the Marketing Agent, as applicable, is depositing Collections and any required Upgrade Prepayments within two (2) Business Days after identification of receipt of good funds or identification that all of the terms and conditions related to the relevant Upgrade Contract have been satisfied, respectively, the Servicer is required to provide a written report to the Master Collateral Agent and the Paying Agent on each deposit date setting forth, among other things, (x) the aggregate dollar amount of Collections deposited by the Servicer on that date, (y) the aggregate number of Upgrade Offers accepted since the deposit date immediately preceding the current deposit date, and (z) the aggregate amount of Upgrade Prepayments remitted by the Marketing Agent or the applicable Originators on that date.

Custodial Obligations of Cellco

Cellco will act as Custodian for the Trust and will maintain electronically a Receivable file for each Receivable.  A Receivable file will include originals or copies of the Device Payment Plan Agreement. Copies typically will be electronically imaged copies.  Imaged copies of the documents will be accessible as “read only.”  Each Receivable file is maintained separately, but will not be segregated from other similar Receivable files or stamped or marked to reflect the transfer to the Trust while Cellco is servicing the Receivables.

Generally, Device Payment Plan Agreements that are originated electronically are stored electronically and are available to Obligors using the My Verizon or My Business Mobile Application document archive portal. If any Device Payment Plan Agreements are originated by paper execution, copies of such Device Payment Plan Agreements are scanned or otherwise electronically transmitted from the related retail location to a central repository where they are imaged so they, too, can be stored electronically.

Although Cellco is responsible for the performance of its obligations as Custodian, certain of its affiliates may undertake the actual performance of those obligations.  The performance by its affiliates does not relieve Cellco of its obligations as Custodian with respect to the Receivables.

Servicing Obligations of Cellco

As set forth in the Transfer and Servicing Agreement, the Servicer is generally obligated to manage, service, administer and make collections on the Receivables in accordance with its Customary Servicing Practices.  As part of its Customary Servicing Practices, the Servicer may implement new programs, whether on an intermediate, pilot or permanent basis, or on a regional or nationwide basis, or modify its standards, policies and procedures as long as, in each case, the Servicer implements any new programs or modifies its standards, policies and procedures in respect of comparable assets serviced for itself or its affiliates.  Cellco will agree in the transaction documents that so long as Cellco is Servicer, the Servicer shall not change the process for the application of payments, releases of security deposits and applications of credits described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures” unless the change (i) is also applicable to any Device Payment Plan Agreement that the Servicer services for itself and others and (ii) does not have a material adverse effect on the Group 1 Creditors.

As Servicer, Cellco will be authorized to exercise certain discretionary activity with regard to the servicing of the Receivables, including delaying disconnection of a device post account suspension if an Obligor begins to cure the delinquency on its account.  Verizon Wireless uses operating procedures, system controls, and management reporting in an effort to measure the effectiveness of this activity.

If an Obligor accepts an Upgrade Offer with respect to a Receivable but fails to satisfy the required terms and conditions related to such Upgrade Offer, the Servicer will not waive any amounts due by such Obligor under the related Receivable and will pursue its applicable Customary Servicing Practices against such Obligor in respect of the related Receivable until all amounts due under the related Receivable are received. The terms and conditions for the Current Upgrade Program state that if an Obligor fails to return the applicable wireless device within thirty (30) days of receiving the new wireless device or the returned device is not in good working condition, all payments due under the original Device Payment Plan Agreement will be accelerated and become immediately due and owing by the related Obligor.

If none of the Marketing Agent, the related Originator or the Parent Support Provider makes the required Upgrade Prepayments as described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments,” the Servicer will be required to deliver notice to certain Obligors as described under “—Notice Obligations of Cellco” below and, if Cellco is still the Servicer, give a monthly credit to the related Obligor against amounts owing with respect to the new Device Payment Plan Agreement resulting from the related Upgrade Offer, in an amount equal to the amount due that month under the original Device Payment Plan Agreement that is a Receivable.  If Cellco is no longer the Servicer, Cellco will be required to apply these credits upon receipt of notice from the successor servicer that the Obligor has made the requisite payment under the original Device Payment Plan Agreement.  Any monthly credit granted to an Obligor is required to be applied directly against the monthly payment due on the related Device Payment Plan Agreement that is a Receivable and not in accordance with the Servicer’s customary payment application pursuant to its Servicing Procedures.  See “Risk Factors—Verizon Wireless’ Upgrade Offers may adversely impact Collections on the Receivables and the timing of principal payments, which may result in reinvestment risk.”

Limitations on Liability

The Servicer will only be liable under the Transfer and Servicing Agreement for its specific obligations thereunder, and in such case only for its own willful misconduct, bad faith or gross negligence in performing its obligations under the Transfer and Servicing Agreement.  The Servicer will not be required to start, pursue or participate in any legal proceeding that is not incidental or related to its obligations to service the Receivables under the Transfer and Servicing Agreement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Servicer will indemnify the Trust, the Owner Trustee, each Creditor Representative (including the Indenture Trustee) and the Master Collateral Agent (in each of its capacities under the transaction documents) and their officers, directors, employees and agents for damages caused by the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties as Servicer.

Amendments to Transfer and Servicing Agreement

The Transfer and Servicing Agreement may be amended by the Trust, the Depositor and the Servicer, without the consent of any Creditor Representatives or Creditors, to cure any ambiguity, to correct an error or to correct or supplement any provision of the Transfer and Servicing Agreement that may be defective or inconsistent with the other terms of the Transfer and Servicing Agreement.

The Trust, the Depositor and the Servicer may, also without the consent of any Creditor Representatives or Creditors, enter into an amendment or amendments to the Transfer and Servicing Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Transfer and Servicing Agreement or modifying in any manner the rights of the Creditors under the Transfer and Servicing Agreement, if (A) the Trust or the Administrator shall have delivered to the Master Collateral Agent and the Owner Trustee an officer’s certificate, dated the date of any such action, stating that the Trust or the Administrator, as applicable, reasonably believes that such action will not have a material adverse effect on the interest of any Creditor or (B) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a rating agency.  The Trust, the Depositor and the Servicer, with the consent of the Majority Trust Creditor Representatives of each Group adversely affected thereby, may, with prior written notice to the rating agencies (if any Credit Extensions of an affected Group are then rated by a rating agency) and the Master Collateral Agent, enter into an amendment or amendments to the Transfer and Servicing Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Transfer and Servicing Agreement or of modifying in any manner the rights of the Creditors under the Transfer and Servicing Agreement.  The consent of the Master Collateral Agent will be required for any amendment described in this paragraph that has a material adverse effect on the rights, duties, obligations, immunities or indemnities of the Master Collateral Agent.  The consent of the Owner Trustee will be required for any amendment described in this paragraph that has a material adverse effect on the rights, obligations, immunities or indemnities of the Owner Trustee, which consent will not be unreasonably withheld.

Any Creditor Representative consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on it or on the related Creditors.  For any amendment, the Depositor or the Administrator will be required to deliver to the Master Collateral Agent and the Owner Trustee an opinion of counsel stating that the amendment is authorized and permitted by the Transfer and Servicing Agreement and that all conditions precedent to the amendment have been satisfied.

Resignation and Termination of Servicer

Cellco may not resign as Servicer unless it determines it is legally unable to perform its obligations under the Transfer and Servicing Agreement.  No resignation will become effective until the earlier of (x) the date on which a successor servicer has assumed Cellco’s servicing obligations or (y) the date on which the Servicer is legally unable to act as Servicer.

Each of the following events will be a “Servicer Termination Event” under the Transfer and Servicing Agreement:

•
(x) the Servicer fails to deposit, or deliver to the Master Collateral Agent for deposit, any collections or payments in respect of the Trust DPPAs required to be delivered under the Transfer and Servicing Agreement; (y) so long as Cellco is the Servicer, the Marketing Agent fails to deposit, or to cause the related Originators to deposit, into the Collection Account any prepayments in respect of the Trust DPPAs required by Upgrade Contracts under an Upgrade Program required to be delivered under the Transfer and Servicing Agreement, or (z) so long as Cellco is the Servicer, the Parent Support Provider fails to make any payments with respect to the items set forth in clause (x) or clause (y) above, to the extent the Servicer, or the Marketing Agent or any related Originator, respectively, fails to do so, and, in each case, which failure continues for five (5) Business Days after the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent or a responsible person of the Servicer, the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure; or

•
the Servicer (including in its capacity as Custodian) fails to fulfill its duties under the Transfer and Servicing Agreement (other than pursuant to the immediately preceding bullet point or the immediately following bullet point), which failure has a material adverse effect on the Creditors and continues for ninety (90) days after the Servicer receives written notice of the failure from the Master Collateral Agent or the Majority Trust Creditor Representatives, or

•
so long as Cellco is the Servicer, failure by (i) the Marketing Agent to make, or to cause the related Originator to make, any payments required to be paid by the Marketing Agent in respect of the Trust DPPAs, including without limitation Credit Payments or payments relating to the acquisition by the Marketing Agent or the related Originator of Trust DPPAs that are subject to certain transfers, but not including prepayments required by Upgrade Contracts under an Upgrade Program, or (ii) the Parent Support Provider to make any payments set forth in clause (i) above, to the extent that the Marketing Agent or the related Originator fails to do so, in either case, that continues for ten (10) Business Days after the Marketing Agent or Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent, or a responsible person of the Marketing Agent or the Parent Support Provider, as applicable, obtains actual knowledge of the failure, or

•	certain insolvency events of the Servicer;

provided, however, that a delay or failure of performance referred to under the first, second or third bullet point above for an additional period of sixty (60) days will not constitute a Servicer Termination Event if that delay or failure was caused by force majeure or other similar occurrence.

In accordance with the Master Collateral Agreement, the Majority Trust Creditor Representatives may direct the Master Collateral Agent to waive a Servicer Termination Event, except with respect to a failure to make required deposits to or payments, and the consequences thereof.  Upon the waiver, the Servicer Termination Event will be deemed not to have occurred.

If a Servicer Termination Event occurs and is continuing, the Master Collateral Agent, if directed to do so by the Majority Trust Creditor Representatives, and in accordance with the Master Collateral Agreement, will remove the Servicer and terminate its rights and obligations under the Transfer and Servicing Agreement. If the Servicer resigns or is terminated upon a Servicer Termination Event, the Master Collateral Agent will promptly engage an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of receivables and can accommodate the servicing of Device Payment Plan Agreements, as the successor to the Servicer under the Transfer and Servicing Agreement and successor to the Administrator under the Administration Agreement.  If no Person has accepted the engagement as successor servicer when the Servicer stops performing its obligations, the Master Collateral Agent, without further action, will be automatically appointed the successor servicer to perform the obligations of the Servicer (other than any obligations specifically excluded) until such time as another successor servicer shall accept engagement as successor servicer.  If the Master Collateral Agent is unwilling or legally unable to act as successor servicer, it will appoint, or petition a court of competent jurisdiction to appoint, an institution having a net worth of not less than $50,000,000 whose regular business and operations includes the servicing of accounts and can accommodate the servicing of Device Payment Plan Agreements, as successor to the Servicer under the Transfer and Servicing Agreement.

The Master Collateral Agent may make arrangements for the compensation of the successor servicer out of Collections and amounts collected on the other Trust DPPAs as it and the successor servicer may agree.  In addition to the Servicing Fee, any successor servicer is entitled to (i) a one-time successor servicer engagement fee of $150,000, payable on the first Payment Date after it assumes its duties as successor servicer and (ii) a monthly supplemental successor servicing fee equal to the product of the Series 2024-4 Group Allocated Percentage and the excess, if any, of $425,000 over the Servicing Fee.   The Trust will pay the Series 2024-4 Group Allocated Percentage of such amounts from Series 2024-4 Available Funds in accordance with the priorities set forth under “Description of the Notes—Priority of Payments” or “—Post-Acceleration Priority of Payments,” as applicable.

If a bankruptcy trustee or similar official is appointed for the Servicer and no other Servicer Termination Event has occurred, the bankruptcy trustee or official may have the power to prevent the Master Collateral Agent or the Creditors from terminating the Servicer.

The Servicer will agree to cooperate to effect a servicing transfer and make available those of its records relating to payments on the Trust DPPAs and the related files.  The Servicer will not be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any successor servicer or any third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement or otherwise restricted by legal, regulatory, privacy or data protection policies.  Any successor servicer will agree to provide to Cellco any information relating to payments received from Obligors, delinquencies in payments by Obligors, any Written-Off Receivables or written-off Trust DPPAs and any other information related to the Obligors and the Trust DPPAs required by Cellco to service the accounts of which any Trust DPPAs are a part.

Notice Obligations of Cellco

Within ten (10) days following the earlier to occur of (i) a ratings downgrade by each of Fitch, Moody’s and S&P of Verizon Communications to below investment grade or (ii) a Servicer Termination Event, the Servicer will be required to send a notice to all Obligors under the Receivables indicating (a) that their Device Payment Plan Agreements have been assigned to the Trust and designated to Group 1, and (b)(x) if Cellco has not been removed as Servicer, that the Obligors shall continue to make their payments as they had previously, or (y) if Cellco has been removed as Servicer, the name of the new servicer and any new instructions with respect to their payments.  In addition, if the Servicer Termination Event was as a result of the failure by the Marketing Agent, an Originator or the Parent Support Provider to deposit any prepayments with respect to the Receivables related to an Upgrade Program that continues for five (5) Business Days after the Marketing Agent or the Parent Support Provider, as applicable, receives written notice of the failure from the Master Collateral Agent or a responsible person of the Marketing Agent or Parent Support Provider obtains actual knowledge of the failure, then Cellco shall also send a notice to (i) all Obligors who are or may become eligible for an upgrade, indicating that Cellco has recently failed to make the necessary prepayments with respect to one or more of its Obligors in connection with an Upgrade Offer, and that if any Obligor chooses to upgrade and Cellco fails to make the Upgrade Prepayment with respect to them, that Obligor will still be required to make payments on his or her original Device Payment Plan Agreement, but may deduct a corresponding amount from his or her new Device Payment Plan Agreement with Verizon Wireless, and (ii) all Obligors who had initiated upgrades under an Upgrade Offer, indicating that Cellco had failed to make the relevant Upgrade Prepayment, and stating that those Obligors will continue to have an obligation to make payments on their original Device Payment Plan Agreements, but may deduct a corresponding amount from their new Device Payment Plan Agreements with Verizon Wireless.

RECEIVABLES

Receivables, Group 1 Assets and Series 2024-4 Assets

The primary assets of the Trust will be a revolving pool of Device Payment Plan Agreements for wireless devices originated by the Originators described under “The Originators.”  The Originators and the Additional Transferor have transferred and assigned prior to the Closing Date and the Originators will transfer and assign from time to time after the Closing Date, all of their respective right, title and interest in Device Payment Plan Agreements, including all amounts received and applied on those Device Payment Plan Agreements on or after the related Cutoff Date, and all payments on or under and all proceeds of the Device Payment Plan Agreements, to the Depositor, and the Depositor has transferred and assigned prior to the Closing Date and will transfer and assign from time to time after the Closing Date, all of its right, title and interest in these Device Payment Plan Agreements to the Trust.  In addition, on any Designation Date, from time to time the Trust (or the Administrator, on behalf of the Trust), with the consent of the Servicer, may re-designate Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to Group 1.

The assets of the Trust designated to Group 1 consist of:

•
the Receivables and Collections on the Receivables received after the end of the calendar day on the applicable Cutoff Date (other than net recoveries on Written-Off Receivables, including any proceeds from the sale of a wireless device securing a Receivable, which will be retained by the Servicer as a supplemental servicing fee),

•	funds in the Collection Account in respect of the Receivables,

•	rights of the Trust under the Transfer and Servicing Agreement, the Receivables Transfer Agreements and the other transaction documents in respect of the Receivables,

•
rights to funds from (i) the reacquisition by Originators or the acquisition by the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), as applicable, of Receivables that, as of the applicable Cutoff Date, were not Eligible Receivables, (ii) the acquisition by the Servicer of Receivables that breach certain covenants, (iii) the reacquisition by Originators or the acquisition by the Servicer (in the case of Receivables transferred by the Additional Transferor), as applicable, of secured Receivables (that are not Written-Off Receivables) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable, (iv) the acquisition by the Marketing Agent or the reacquisition by an Originator of Receivables that are subject to certain transfers, (v) Credit Payments and Upgrade Prepayments made by the Marketing Agent or an Originator in respect of the Receivables and (vi) any amounts remitted by the Parent Support Provider under the Parent Support Agreement in respect of the Receivables, and

•	all proceeds of the above.

The foregoing Trust assets will be pledged by the Trust to the Master Collateral Agent for the benefit of the Group 1 Creditors.  See also “Some Important Legal Considerations—Security Interests in Receivables.”

Certain assets will be specifically designated to Series 2024-4, and no other Series will have an interest in such assets.  These assets will consist of:

•	funds in the Series Bank Accounts, and

•	if applicable, any amounts received under any Letter of Credit.

The foregoing assets will be pledged by the Trust to the Indenture Trustee for the benefit of the Noteholders.

Description of the Receivables

Each of the Receivables was and will be originated by one of the Originators using the origination procedures described under “Origination and Description of Device Payment Plan Agreement Receivables—Underwriting Criteria” as in effect at the time the Receivables were originated.  The origination practices and policies may be updated in the normal course of Verizon Wireless’ business as Verizon Wireless continually analyzes, validates and manages its credit and other origination policies based on costs and economic and other factors, and adjusts the policies as necessary to meet the needs of the business.  Any changes to the policies will be applied to all Device Payment Plan Agreements originated by the Originators from and after the date that the changes are implemented, which may follow a trial change with respect to a limited number of Obligors.  Any material changes in the origination practices and policies used to originate Device Payment Plan Agreements will be disclosed on the Form 10-D filed with respect to the first Collection Period in which Device Payment Plan Agreements subject to the changes are transferred to the Trust and such Trust DPPAs are designated to Group 1.  See “Risk Factors—The addition or removal of Receivables may decrease the credit quality of the Group 1 assets securing the Notes and may result in accelerated, reduced or delayed payments on the Notes.”

Each Receivable will be the subject of a stand-alone Device Payment Plan Agreement and will be an Eligible Receivable, as described below under “—Criteria for Selecting the Receivables.”

Each existing Receivable has a 0.00% APR, but Receivables transferred to the Trust and designated to Group 1 in the future may have an APR greater than 0.00%.  As of the related Cutoff Date for each Receivable, the related Obligor’s account will have wireless service with Verizon Wireless.  Each Obligor receives one bill for the related account, which includes billing for late fees (if any), wireless service and other charges, including accessories and insurance, and any amounts due under Device Payment Plan Agreements.  Payments remitted by an Obligor to Cellco are applied to the related account as described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”

Criteria for Selecting the Receivables

The Receivables (i) have been selected by the Trust (or the Administrator, on behalf of the Trust) from time to time from the portfolio of Device Payment Plan Agreements transferred by the Originators and the Additional Transferor to the Depositor and by the Depositor to the Trust that are Eligible Receivables and (ii) will be selected by the Trust (or the Administrator, on behalf of the Trust) from time to time from the portfolio of Device Payment Plan Agreements transferred by the Originators to the Depositor and by the Depositor to the Trust that are Eligible Receivables.  The Administrator did not use and will not use selection procedures in selecting the Receivables from the portfolio of Device Payment Plan Agreements transferred by the Originators and the Additional Transferor to the Depositor and by the Depositor to the Trust that it believes to be adverse to the Group 1 Creditors.

Each Originator will severally represent and warrant that the Receivables originated by it and transferred by it to the Depositor and by the Depositor to the Trust for designation to Group 1 are Eligible Receivables as of the related Cutoff Date, though the Originators will not be required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  In addition, the Servicer has represented and warranted that the Receivables transferred by the Additional Transferor to the Depositor and by the Depositor to the Trust for designation to Group 1 were Eligible Receivables as of the related Cutoff Date, though the Servicer was not required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  In addition, in the event that any Trust DPPAs are designated to Group 1 on a Designation Date, the Servicer will represent and warrant that such Receivables are Eligible Receivables as of the related Cutoff Date, though the Servicer will not be required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  The Depositor has assigned and will assign its rights to these representations to the Trust, and the Trust has assigned and will assign its rights to these representations to the Master Collateral Agent, for the benefit of the Group 1 Creditors.  Receivables that constitute “Series 2024-4 Eligible Receivables” are required to have the following characteristics:

•	as of any date of determination, the remaining term of the Receivable was less than or equal to 36 months;

•	the Receivable did not contain a contractual right to an upgrade of the device related to the Device Payment Plan Agreement at the time the Receivable was originated;

•
as of the related Cutoff Date, as indicated on the records of the related Originator, one of its affiliates or the Servicer, the Obligor on the account for the Receivable maintains service with Verizon Wireless;

•	as of the related Cutoff Date, the Receivable is not associated with the account of a government customer;

•
as of the related Cutoff Date, the Obligor on the account for the Receivable is not indicated to be subject to a current bankruptcy proceeding on the records of the related Originator (or, with respect to Receivables transferred from the Additional Transferor or designated to Group 1 on a Designation Date, the Servicer) or one of its affiliates, acting as its agent;

•
as of the related Cutoff Date, it is not a Receivable that is part of an account (i) on which any amount is 31 days or more delinquent by the Obligor, or (ii) that is in “suspend” or “disconnect” status (including as a result of the application of the Servicemembers Civil Relief Act) in accordance with the Servicer’s Customary Servicing Practices;

•	the Receivable is denominated and payable only in U.S. dollars;

•	the Receivable is a legal and binding obligation of the related Obligor enforceable against the Obligor in accordance with its terms;

•	as of the related Cutoff Date, the Obligor on the account for the Receivable had a billing address in the United States or in a territory of the United States;

•	installment payments with respect to the Receivable are scheduled no less frequently than monthly under the related Device Payment Plan Agreement;

•	as of the related Cutoff Date, the outstanding Principal Balance of the Receivable does not exceed $3,000; and

•
as of the related Cutoff Date, either (i) at least one (1) payment made by the Obligor under the related Device Payment Plan Agreement has been received with respect to the related Receivable, or (ii) the related Obligor has at least one (1) year of Customer Tenure with Verizon Wireless;

•	for any Business Receivable for which the related Obligor is a Business Obligor:

•	the Business Obligor on the account for such Business Receivable is identified in the systems of the Servicer as a business customer; and

•	the Business Obligor on the account for such Business Receivable is not any of Cellco, the Trust, the Depositor, Verizon Communications, any Originator, the True-Up Trust or an affiliate thereof.

The eligibility criteria for Series 2024-4 described above are solely for the purposes of determining the Ineligible Amount for Series 2024-4, which is used to calculate the Series 2024-4 Allocation Percentage.  Series 2024-4 will be entitled to Collections, and exposed to delinquencies and defaults, on Receivables that do not qualify as Series 2024-4 Eligible Receivables.  Other Group 1 Series may have different, and less-stringent, eligibility criteria than Series 2024-4, and the Receivables eligible for such other Group 1 Series may not be of the same credit quality as the Series 2024-4 Eligible Receivables.

Composition of the Receivables

As of the Statistical Calculation Date, the aggregate Principal Balance of the Receivables was $25,787,230,255.57.

Each Receivable has a 0.00% APR.

The information concerning the Receivables presented throughout this prospectus is based on the Receivables as of the Statistical Calculation Date.  The pool of Receivables on the Closing Date may (i) not include certain Receivables designated to Group 1 as of the Statistical Calculation Date as a result of payments in full or delinquencies on certain Device Payment Plan Agreements after the Statistical Calculation Date and other reasons for which the Device Payment Plan Agreements would not constitute Eligible Receivables for Group 1 as of the Cutoff Date related to the Closing Date and (ii) include other Receivables designated to Group 1 after the Statistical Calculation Date.

The following tables, together with the characteristics of the Receivables presented throughout this prospectus, show the characteristics or distributions of some characteristics of the Receivables solely as of the Statistical Calculation Date. Because the future composition of the Receivables may change over time, these tables are not necessarily indicative of the composition of the Receivables at any time subsequent to the Statistical Calculation Date.  The values and percentages in the following tables may not sum to total due to rounding.  All percentages and averages are based on the aggregate Principal Balance of the Receivables as of the Statistical Calculation Date unless otherwise stated.

Number of Receivables	51,610,664
Number of accounts	22,577,627
Aggregate original Principal Balance	$42,684,337,792.45
Aggregate Principal Balance	$25,787,230,255.57
Principal Balance
Minimum	$0.01
Maximum	$2,500.00
Average	$499.65
Average monthly payment	$23.25
Weighted average remaining installments (in months)(1)	24
Weighted average FICO® Score of Consumer Obligors under Consumer Receivables(1)(2)(3)	723
Percentage of Consumer Receivables with Consumer Obligors without a FICO® Score(3)	3.77%
Percentage of Receivables with Obligors with smart phones	89.85%
Percentage of Receivables with Obligors with other wireless devices	10.15%
Percentage of Receivables with Obligors with upgrade eligibility(4)	55.59%
Percentage of Receivables with device protection that includes insurance(5)	28.31%
Percentage of Receivables with account level device protection that includes insurance(5)	40.74%
Geographic concentration (Top 3 States)(6)
California	9.86%
Florida	6.22%
Texas	6.03%
Weighted average Customer Tenure (in months)(1)(7)	116
Percentage of Receivables with monthly payments	100.00%
Percentage of Receivables with 0.00% APR	100.00%
Percentage of Receivables with 36 month original term(8)	99.21%
Percentage of Receivables with 30 month original term(8)	0.72%
Percentage of Receivables with 24 month original term(8)	0.08%
Percentage of Receivables with 6 month original term(9)	0.00%
Financing for wireless devices	100.00%
Unsecured Receivables	9.98%
Secured Receivables(10)	90.02%
Percentage of Receivables that are Consumer Receivables	90.02%
Percentage of Receivables that are Business Receivables	9.98%
___________________
(1)	Weighted averages are weighted by the aggregate Principal Balance of the applicable Receivables as of the Statistical Calculation Date.
(2)	Excludes Consumer Receivables that have Consumer Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(3)
This FICO® Score reflects the FICO® Score 8 of the related Consumer Obligor under a Consumer Receivable. The FICO® Score is calculated, with respect to each Consumer Obligor on or about the date on which the Consumer Receivable was originated.

(4)	Comprised of Obligors whose wireless devices are subject to Verizon Wireless’ Current Upgrade Program.
(5)
See “Origination and Description of Device Payment Plan Agreement Receivables—Insurance on Wireless Devices.”  Includes account level device protection that includes insurance and line level device protection that includes insurance associated with the Receivable’s active line either at the time of origination or added within 30 days of origination, while remaining active as of the date that is 30 days following origination. “Account level device protection that includes insurance” above excludes Receivables with device protection that includes insurance.

(6)	Based on the billing addresses of the Obligors under the Receivables.
(7)	For a complete description of the calculation of Customer Tenure, see “Schedule I—Glossary of Defined Terms.”
(8)
The sum of Percentage of Receivables with 36 month original term, Percentage of Receivables with 30 month original term and Percentage of Receivables with 24 month original term represents, in the aggregate, a number greater than 99.99% but less than 100.00%.

(9)	Represents a number greater than 0.00% but less than 0.01%.
(10)	Includes Receivables that are secured by the related wireless device and have a perfected security interest in such wireless device.

Geographic Concentration of the Receivables(1)

Geographic Concentration	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
California	4,918,945	$2,543,897,585.37	9.86%
Florida	3,117,030	1,605,226,864.98	6.22
Texas	2,996,551	1,553,992,555.58	6.03
New York	2,895,885	1,462,564,432.25	5.67
Ohio	2,333,154	1,110,491,449.86	4.31
North Carolina	2,134,718	1,060,992,962.77	4.11
Pennsylvania	2,069,531	990,071,150.48	3.84
Georgia	1,827,432	929,290,499.11	3.60
New Jersey	1,866,239	923,033,299.96	3.58
Michigan	1,843,789	903,927,168.85	3.51
Illinois	1,798,058	888,128,772.44	3.44
Virginia	1,731,268	862,818,169.29	3.35
Arizona	1,552,878	798,231,909.12	3.10
All other	20,525,186	10,154,563,435.51	39.38
Total	51,610,664	$25,787,230,255.57	100.00%
___________________

(1)
The table shows the states with concentrations greater than 3.00% of the aggregate Principal Balance of the Receivables as of the Statistical Calculation Date based on the billing addresses of the related Obligors.

Distribution of the FICO® Score of the Consumer Receivables(1)

FICO® Score	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Percentage of Overall Device Payment Plan Agreement Portfolio(2)
No FICO® Score(3)	1,758,047	$874,289,445.16	3.77%	5.24%
250 – 599	5,608,197	3,006,077,495.86	12.95	14.21
600 – 649	4,233,007	2,167,534,063.08	9.34	9.73
650 – 699	5,574,421	2,841,602,968.69	12.24	12.41
700 – 749	6,974,033	3,526,130,341.26	15.19	14.60
750 or greater	21,935,648	10,797,972,188.65	46.52	43.82
Total	46,083,353	$23,213,606,502.70	100.00%	100.00%
___________________

(1)
This FICO® Score reflects the FICO® Score 8 of the related Consumer Obligor. The FICO® Score is calculated with respect to each Consumer Obligor on or about the date on which such Consumer Receivable was originated.

(2)
Represents the aggregate Principal Balance of Device Payment Plan Agreements in the Device Payment Plan Agreement portfolio in each FICO® Score Range as a percentage of the aggregate Principal Balance of the Device Payment Plan Agreement portfolio as of the Statistical Calculation Date.

(3)	Represents Consumer Receivables that have Consumer Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.

Distribution of the Customer Tenure of the Receivables(1)

Customer Tenure	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Less than 7 months	7,727,113	$3,945,011,423.96	15.30%
7 months to less than 12 months	684,515	317,367,388.29	1.23
12 months to less than 24 months	2,270,408	1,131,811,261.41	4.39
24 months to less than 36 months	2,923,852	1,524,244,634.94	5.91
36 months to less than 48 months	2,550,788	1,290,548,194.72	5.00
48 months to less than 60 months	2,396,894	1,259,909,100.43	4.89
60 months or greater	33,057,094	16,318,338,251.82	63.28
Total	51,610,664	$25,787,230,255.57	100.00%

__________________________
(1)	For a complete description of the calculation of Customer Tenure, see “Schedule I—Glossary of Defined Terms.”

Distribution of the Remaining Installments on the Receivables

Remaining Installments	Number of Receivables	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
36 months	395,570	$351,404,870.08	1.36%
35 months	1,130,510	978,747,965.56	3.80
34 months	1,476,478	1,212,497,734.53	4.70
33 months	1,599,236	1,290,340,592.78	5.00
32 months	1,616,547	1,245,864,566.62	4.83
31 months	2,478,733	1,770,251,360.21	6.86
30 months	2,285,923	1,641,585,792.16	6.37
29 months	2,145,653	1,586,607,767.57	6.15
28 months	1,983,975	1,377,679,012.08	5.34
27 months	1,542,899	949,195,472.53	3.68
26 months	1,548,553	925,907,715.75	3.59
25 months	1,601,793	926,728,871.10	3.59
24 months	1,583,324	864,161,872.13	3.35
23 months	1,621,270	850,907,778.57	3.30
22 months	1,829,800	928,577,350.94	3.60
21 months	1,717,435	858,682,212.46	3.33
20 months	1,744,897	796,943,703.07	3.09
19 months	2,669,731	1,144,001,787.64	4.44
18 months	2,039,767	820,672,679.73	3.18
17 months	2,001,086	837,566,800.43	3.25
16 months	2,047,556	813,512,888.38	3.15
15 months	1,612,374	554,615,371.71	2.15
14 months	1,640,079	524,881,845.82	2.04
13 months	2,012,104	624,846,017.77	2.42
12 months	1,826,779	532,880,217.81	2.07
11 months	1,501,787	401,441,411.27	1.56
10 months	1,393,310	345,960,960.76	1.34
9 months	1,062,598	245,091,766.44	0.95
8 months	168,060	34,854,000.70	0.14
7 months	5,411	1,027,268.77	0.00	*
6 months	6,559	927,438.21	0.00	*
5 months	7,902	1,049,165.70	0.00	*
4 months	18,353	2,126,689.95	0.01
3 months	134,255	12,216,740.91	0.05
2 months	877,101	63,941,082.78	0.25
1 months	1,207,127	58,491,137.74	0.23
0 months	1,076,129	211,040,344.91	0.82
Total	51,610,664	$25,787,230,255.57	100.00%

__________________________
*	Indicates a percentage greater than 0.00% but less than 0.005%.

Additional Receivables

From time to time after the Closing Date, the Trust may acquire additional Device Payment Plan Agreements for the Receivables Transfer Amount from the Depositor that the Depositor acquired from the Originators and designate such Device Payment Plan Agreements to Group 1, but only if those Device Payment Plan Agreements are Eligible Receivables as of the related Cutoff Date.  The cash portion of the Receivables Transfer Amount to be paid by the Trust for any additional Receivables will equal the lesser of (i) the applicable Receivables Transfer Amount and (ii) the actual amount of cash available to the Trust to be used to acquire such Receivables.  The excess, if any, of the Receivables Transfer Amount of the additional Receivables over the cash portion of the Receivables Transfer Amount to be paid for those additional Receivables will be paid for by an increase in the value of the Certificates.  In addition, on any Designation Date, from time to time the Trust (or the Administrator, on behalf of the Trust), with the consent of the Servicer, may re-designate Trust DPPAs previously designated to a Group that does not relate to any Outstanding Credit Extensions to Group 1, but only if such Trust DPPAs qualify as Eligible Receivables as of the related Cutoff Date.  The Trust will include the characteristics of the pool of Receivables, including such additional Receivables, in the Form 10-D related to the last monthly period of the Trust’s fiscal year.

Series 2024-4 Concentration Limits

The Series 2024-4 Concentration Limits are the tests below used to calculate the Series 2024-4 Excess Concentration Amount.  The “Series 2024-4 Excess Concentration Amount” is the sum of the following amounts, without duplication:

(i) for all Receivables:

•	the amount by which the aggregate Principal Balance of Receivables with Obligors that have less than twelve (12) months of Customer Tenure with Verizon Wireless exceeds 22.00% of the Pool Balance,

•	the amount by which the aggregate Principal Balance of Receivables with Obligors that have less than sixty (60) months of Customer Tenure with Verizon Wireless exceeds 45.00% of the Pool Balance, and

•
with respect to all Receivables for which the origination date was less than thirty-one (31) days prior to the related Cutoff Date, or in the case of any determination made on a Payment Date, the last day of the related Collection Period, the product of (i) the aggregate Principal Balance of all such Receivables and (ii) 10.00%,

(ii) for Consumer Receivables only:

•
the aggregate Principal Balance of all Consumer Receivables with the lowest FICO® Scores that would need to be excluded from the calculation of the Pool Balance of all Consumer Receivables in order to cause the weighted average FICO® Score of the Consumer Obligors with respect to all Consumer Receivables (weighted based on Principal Balances) included in such calculation of the Pool Balance of all Consumer Receivables to be at least 700 (excluding any Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available), and

•
the amount by which the aggregate Principal Balance of Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available exceeds 4.50% of the Pool Balance of all Consumer Receivables,

(iii) for Business Receivables only:

•	the amount by which the aggregate Principal Balance of Business Receivables exceeds 10.00% of the Pool Balance.

The FICO® Score used for purposes of the Series 2024-4 Concentration Limits above refers to a Consumer Obligor’s FICO® Score 8 and is calculated on or about the date on which the Consumer Receivable was originated.  For a description of the calculation of each Obligor’s Customer Tenure for purposes of the Series 2024-4 Concentration Limits, see “Schedule I—Glossary of Defined Terms.”

The Series 2024-4 Concentration Limits are solely for the purposes of calculating the Series 2024-4 Excess Concentration Amount, which is used to calculate the Series 2024-4 Allocation Percentage.  Series 2024-4 will be entitled to Collections, and exposed to delinquencies and defaults, on Receivables which, in the aggregate, have Principal Balances that are in excess of the Series 2024-4 Concentration Limits.  In each monthly investor report, the Servicer will calculate the Series 2024-4 Excess Concentration Amount.

Below are statistics relevant to the Series 2024-4 Concentration Limits.  All percentages, weighted averages and dollar amounts are based on the aggregate Principal Balance of the Receivables as of the Statistical Calculation Date unless otherwise stated.

	Actual Concentration Amount	Excess Concentration Amount
(i) For all Receivables
The amount by which the aggregate Principal Balance of Receivables with Obligors that have less than twelve (12) months of Customer Tenure with Verizon Wireless exceeds 22.00% of the Pool Balance(1)	16.53%	$0
The amount by which the aggregate Principal Balance of Receivables with Obligors that have less than sixty (60) months of Customer Tenure with Verizon Wireless exceeds 45.00% of the Pool Balance(1)	36.72%	$0
With respect to all Receivables for which the origination date was less than thirty-one (31) days prior to the related Cutoff Date, or in the case of any determination made on a Payment Date, the last day of the related Collection Period, the product of (i) the aggregate Principal Balance of all such Receivables and (ii) 10.00%	10.00%	$79,493,981.79

(ii) For Consumer Receivables only
The aggregate Principal Balance of all Consumer Receivables with the lowest FICO® Scores that would need to be excluded from the calculation of the Pool Balance of all Consumer Receivables in order to cause the weighted average FICO® Score of the Consumer Obligors with respect to all Consumer Receivables (weighted based on Principal Balances) included in such calculation of the Pool Balance of all Consumer Receivables to be at least 700 (excluding any Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available) (2)	723	$0
The amount by which the aggregate Principal Balance of Consumer Receivables with Consumer Obligors for whom FICO® Scores are not available exceeds 4.50% of the Pool Balance of all Consumer Receivables	3.77%	$0

(iii) For Business Receivables only
The amount by which the aggregate Principal Balance of Business Receivables exceeds 10.00% of the Pool Balance	9.98%	$0
  _________________

(1)	For a complete description of the calculation of Customer Tenure, see “Schedule I—Glossary of Defined Terms.”
(2)
This FICO® Score reflects the FICO® Score 8 of the related Consumer Obligor under a Consumer Receivable. The FICO® Score is calculated with respect to each Consumer Obligor on or about the date on which such Consumer Receivable was originated.

Representations About the Receivables

Each Originator will severally represent and warrant that the Receivables originated by it and transferred by it to the Depositor and by the Depositor to the Trust for designation to Group 1 are Eligible Receivables as of the related Cutoff Date, though the Originators will not be required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  In addition, the Servicer has represented and warranted that the Receivables transferred by the Additional Transferor to the Depositor and by the Depositor to the Trust for designation to Group 1 were Eligible Receivables as of the related Cutoff Date, though the Servicer was not required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  In addition, in the event that any Trust DPPAs are designated to Group 1 on a Designation Date, the Servicer will represent and warrant that such Receivables are Eligible Receivables as of the related Cutoff Date, though the Servicer will not be required to make any representation that such Receivables constitute Series 2024-4 Eligible Receivables.  The Depositor will assign its rights to these representations to the Trust, and the Trust will assign its rights to these representations to the Master Collateral Agent, for the benefit of the Group 1 Creditors. In addition, each Originator has made and will make, and the Servicer has made, certain representations about the pool of Receivables transferred to the Depositor by that Originator or the Additional Transferor, respectively and by the Depositor to the Trust for designation to Group 1, including that:

•
immediately before each transfer of the Receivables to the Depositor, the related Originator or the Additional Transferor, as applicable, had good title to each Receivable transferred by it, free and clear of any liens not permitted by the transaction documents,

•
the Depositor will own the Receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the Receivables following the transfer of the Receivables by the Originator or the Additional Transferor, as applicable, to the Depositor, and

•
each of the Receivables is either an “account” or “payment intangible,” or, if such Receivable is secured by the related wireless device, “chattel paper,” in each case, within the meaning of the applicable Uniform Commercial Code.

The Depositor will represent that the Trust will own the Receivables free and clear of any liens not permitted by the transaction documents and have a perfected security interest in the Receivables following the transfer of the Receivables by the Depositor to the Trust, and the Trust will assign its rights to these representations to the Master Collateral Agent, for the benefit of the Group 1 Creditors.

Asset Representations Review

The Asset Representations Reviewer will perform an Asset Representations Review of all Receivables that are sixty (60) or more days delinquent for compliance with the eligibility representations made with respect to those Receivables if:

•	a Delinquency Trigger for the Receivables occurs; and

•	the requisite amount of Public Group 1 Noteholders vote to direct an Asset Representations Review.

Upon the occurrence of a Delinquency Trigger, the Servicer will promptly send a notice to the Administrator, the Master Collateral Agent, each Group 1 Creditor Representative (including the Indenture Trustee) for each Series of Publicly Registered Notes, each Public Group 1 Noteholder (as of the record date immediately preceding the notice date) and the clearing agency (which notice will be forwarded to the Note Owners), which will describe the occurrence of the Delinquency Trigger and the rights of the Public Group 1 Noteholders regarding an Asset Representations Review (including a description of the method by which Public Group 1 Noteholders and Note Owners may contact the Master Collateral Agent in order to request a formal Public Group 1 Noteholder vote in respect of an Asset Representations Review).  The Trust (or the Administrator, on behalf of the Trust) will also include these descriptions in the Trust’s Form 10-D filing for the Collection Period in which the Delinquency Trigger occurs and will notify the Master Collateral Agent of the date on which that Form 10-D is filed.

If Requesting Noteholders request a formal Public Group 1 Noteholder vote by contacting the Master Collateral Agent within ninety (90) days of the date of the Form 10-D in which the occurrence of a Delinquency Trigger has been reported, then the Master Collateral Agent will notify the Administrator, the

Trust and each Group 1 Creditor Representative (including the Indenture Trustee) for each Series of Publicly Registered Notes, and the Trust (or the Administrator, on behalf of the Trust) will include in the Trust’s Form 10-D filing for the Collection Period in which that request occurred a statement that sufficient Requesting Noteholders are requesting a full vote of all Public Group 1 Noteholders to commence an Asset Representations Review.  If the requesting party is a Public Group 1 Noteholder of record, no further verification of ownership will be required.  If the requesting party is a Note Owner, then the Note Owner must provide certification or documentation indicating that such Note Owner is a Verified Note Owner.  While Verified Note Owners may request a formal Public Group 1 Noteholder vote without acting through their respective DTC participants, in a formal Public Group 1 Noteholder vote, Note Owners may vote only through their respective DTC Participants.  See “Description of the Notes—Book-Entry Registration” for more information on the policies and procedures applicable to book-entry Notes.

The related Form 10-D filing will specify the means by which Public Group 1 Noteholders may make their votes known to the Master Collateral Agent and will also specify the voting deadline (not earlier than one-hundred fifty (150) days from the date of the Form 10-D filing that first reported the occurrence of the Delinquency Trigger) that will be used to calculate whether the requisite amount of Public Group 1 Noteholders have cast affirmative votes to direct the Master Collateral Agent to notify the Asset Representations Reviewer to commence an Asset Representations Review.  In conducting any vote, the Master Collateral Agent will not be liable for any action taken or not taken by it in good faith in the administration of any Public Group 1 Noteholder or Verified Note Owner vote about whether to direct the Asset Representations Reviewer to conduct an Asset Representations Review so long as the administration of such vote conforms in all material respects to the Master Collateral Agent’s standard internal vote solicitation process.  If, by the voting deadline, votes in favor of an Asset Representations Review have been cast by Public Group 1 Noteholders representing at least a majority of the note balance of all Publicly Registered Notes then Outstanding held by voting Public Group 1 Noteholders, and those affirmative votes represent votes by Public Group 1 Noteholders holding at least 5% of the note balance of all Publicly Registered Notes then Outstanding (excluding, for the purpose of each calculation of the requisite amount of Public Group 1 Noteholders, any Publicly Registered Notes held by the Sponsor, the Servicer or any affiliate of either), the Master Collateral Agent will send a notice to the Asset Representations Reviewer, each Group 1 Creditor Representative (including the Indenture Trustee) for each Series of Publicly Registered Notes, the Administrator and the Servicer informing them that the requisite Public Group 1 Noteholders have directed the Asset Representations Reviewer to perform a review of all ARR Receivables for the purpose of determining whether those Receivables were in compliance with the representations and warranties made by the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor), as applicable, about the Receivables transferred by that Originator or the Additional Transferor pursuant to the applicable Receivables Transfer Agreement or by the Servicer about the Trust DPPAs designated to Group 1 on a Designation Date pursuant to the Transfer and Servicing Agreement.  The Form 10-D filing for the Collection Period in which the Master Collateral Agent sent the foregoing notice to the Asset Representations Reviewer will specify that the requisite Public Group 1 Noteholders have directed an Asset Representations Review.

However, if by the voting deadline date set forth in the related Form 10-D, affirmative votes have not been cast by Public Group 1 Noteholders representing at least a majority of the note balance of all Publicly Registered Notes then Outstanding held by voting Public Group 1 Noteholders, or if affirmative votes were not cast by Public Group 1 Noteholders holding at least 5% of the note balance of all Publicly Registered Notes then Outstanding (excluding, for the purpose of each calculation of the requisite amount of Public Group 1 Noteholders, any Publicly Registered Notes held by the Sponsor, the Servicer or any affiliate of either), then there will be no Asset Representations Review for that occurrence of the Delinquency Trigger.

Within sixty (60) days of the delivery by the Master Collateral Agent to the Asset Representations Reviewer, the Administrator, each Group 1 Creditor Representative (including the Indenture Trustee) for each Series of Publicly Registered Notes and the Servicer of the notice directing the Asset Representations Reviewer to proceed with an Asset Representations Review, the Servicer will give the Asset Representations Reviewer access to the information necessary for it to perform a review of all of the ARR Receivables, as described below.  The Asset Representations Reviewer will be obligated to complete its review of all ARR Receivables within sixty (60) days after receiving access to the required information, provided that the deadline will be extended for an additional thirty (30) days in respect of any ARR Receivable in respect of which additional information was required by the Asset Representations Reviewer for the purpose of completing the related review.  The review procedures for each ARR Receivable will consist of tests designed to determine whether that ARR Receivable was or was not in compliance with the representations and warranties made regarding that ARR Receivable in the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement.  The Asset Representations Reviewer will determine whether each test was passed, failed or incomplete; however, the Asset Representations Reviewer will have no obligation to: (i) determine whether a Delinquency Trigger has occurred or whether the requisite amount of Public Group 1 Noteholders has voted to direct a review, (ii) determine which Receivables are to be the subject of a review, (iii) obtain or confirm the validity of the information to be reviewed, (iv) obtain missing or insufficient review information (other than the Asset Representations Reviewer’s obligation to notify the Servicer of any missing or insufficient review information), (v) take any action or cause any other party to take any action to enforce any remedies for breaches of representations or warranties, or (vi) establish cause, materiality or recourse for any test fail.  The Asset Representations Reviewer will only be required to perform the specific tests enumerated in the Asset Representations Review Agreement and will not be obligated to perform additional procedures on any ARR Receivable other than as specified therein.  However, the Asset Representations Reviewer may provide additional information about any ARR Receivable that it determines in good faith to be material to the related review.  If the Servicer notifies the Asset Representations Reviewer that an ARR Receivable was paid in full or acquired or reacquired from the Trust before a review report is delivered, the Asset Representations Reviewer will terminate the tests of that ARR Receivable and the review of that ARR Receivable will be considered complete.

The Transfer and Servicing Agreement will provide that the Servicer will render reasonable assistance, including granting access to copies of any underlying documents and Receivables files, to the Asset Representations Reviewer to facilitate the performance of a review of all ARR Receivables in order to verify compliance with the representations and warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), as applicable, with respect to the Receivables.  The Servicer will provide the Asset Representations Reviewer with access to the related Receivables and all other relevant documents related to each ARR Receivable.  The Servicer will use its best efforts to redact these materials to remove any personally identifiable customer information but will use commercially reasonable efforts not to change the meaning of these materials or their usefulness to the Asset Representations Reviewer in connection with its review.

The Asset Representations Reviewer will report its findings and conclusions to the Trust, the Servicer, the Administrator, the Master Collateral Agent, each Group 1 Creditor Representative (including the Indenture Trustee) for each Series of Publicly Registered Notes and the Depositor no later than five (5) days after the end of the review period described above.  The ultimate determination as to whether the compliance or non-compliance of any representation constitutes a breach of the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement will not be made by the Asset Representations Reviewer, but by the applicable Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), as applicable, as described below. The related Form 10-D filed for the Trust will include a summary of the Asset Representations Reviewer’s report, so that Public Group 1 Noteholders and Note Owners can form their own views of whether they consider any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement, as applicable, and, if so, what actions they intend to take.  The Form 10-D will also specify the means by which Public Group 1 Noteholders and Verified Note Owners may notify the Master Collateral Agent, each Group 1 Creditor Representative (including the Indenture Trustee) for each Series of Publicly Registered Notes, the Depositor, the Administrator and the related Originator or the Servicer, as applicable, in writing that it considers any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement, as applicable, or may request in writing that a Receivable be reacquired or acquired.  Subject to the provisions for indemnification and certain limitations contained in the Master Collateral Agreement, Public Group 1 Noteholders evidencing not less than a majority of the note balance of all Publicly Registered Notes then Outstanding, acting together as a single class, will have the right to direct the Master Collateral Agent regarding the time, method and place of exercising of any trust or power conferred on the Master Collateral Agent with respect to requesting the reacquisition or acquisition of a Receivable.  If Public Group 1 Noteholders evidencing not less than a majority of the note balance of all Publicly Registered Notes then Outstanding, acting together as a single class, notify the Master Collateral Agent in writing that they consider any non-compliance of any representation to be a breach of the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement, as applicable, or request in writing that a Receivable be reacquired or acquired, the Master Collateral Agent will forward, as soon as practicable and within five (5) Business Days, that written notice to the Administrator and the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date).

The related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) will evaluate any report of the Asset Representations Reviewer, and any reacquisition or acquisition request received from the Master Collateral Agent, Public Group 1 Noteholders evidencing not less than a majority of the note balance of all Publicly Registered Notes then Outstanding, acting together as a single class, or any other party to any of the transaction documents.  After receiving and reviewing a report of the Asset Representations Reviewer, or any reacquisition or acquisition request, the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) will have the sole ability to determine if there was non-compliance with any representation or warranty made by the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) that constitutes a breach, and whether to reacquire or acquire, as applicable, the related Receivable from the Trust.  None of the Master Collateral Agent, any Group 1 Creditor Representative (including the Indenture Trustee), the Owner Trustee, the Asset Representations Reviewer, the Depositor, the Sponsor, the Servicer, the Marketing Agent, the Parent Support Provider or any Originator is otherwise obligated to monitor the Receivables or otherwise to investigate the accuracy of the representations and warranties with respect to the Receivables.  The transaction documents require any Originator or the Servicer to acquire or reacquire, as applicable, any Receivable following a Material Breach of the representations and warranties related to such Receivable, as set forth under “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments” below.

Delinquency Trigger

Cellco developed the Delinquency Trigger Rate by considering the monthly greater than 60-day delinquency rates observed in (a) its portfolio of prior securitizations of Device Payment Plan Agreements since 2016, and (b) its managed portfolio of retail postpaid accounts since 2008.  The foregoing delinquency rates were calculated (i) with respect to prior securitizations of Device Payment Plan Agreements, as the aggregate principal balance of the Device Payment Plan Agreements that are more than sixty (60) days delinquent as a percentage of the pool balance as of the end of a month, and (ii) with respect to the managed portfolio of retail postpaid accounts, as the billed and unpaid amounts that are more than sixty (60) days delinquent as a percentage of the billed retail postpaid receivables outstanding as of the bill date for each retail postpaid account.  For this purpose, a delinquent Device Payment Plan Agreement is defined as a Device Payment Plan Agreement that is past its due date, including Device Payment Plan Agreements with bankrupt Obligors but excluding Device Payment Plan Agreements that have been written-off by the Servicer according to its Customary Servicing Practices.

Cellco observed the average monthly delinquency rates in both the securitized portfolio and the managed portfolio of retail postpaid accounts to develop an average 60-day delinquency rate which it believes, given the consistency of its origination and servicing practices, represents a reasonable expected case delinquency rate for the Receivables over various economic cycles.  Cellco then applied a multiple of approximately 3.0 to the average 60-day delinquency rate, which results in a presumed delinquency trigger rate of 5.0%.  Cellco believes that the Delinquency Trigger Rate is an appropriate threshold at the point when Public Group 1 Noteholders benefit from an Asset Representations Review.  Because Cellco’s prior securitizations have not experienced significant historical 60-day delinquency rates and given the relatively stable economic period for these securitization transactions, the multiples are intended to account for future volatility and stressed economic conditions.

The Delinquency Trigger Rate will be reviewed and may be adjusted upon the occurrence of any of the following events:

(i)            the filing of a registration statement with the SEC relating to any Publicly Registered Notes to be offered and sold from time to time; and

(ii)            a change in law or regulation (including any new or revised interpretation of an existing law or regulation) that, in Cellco’s judgment, could reasonably be expected to have a material effect on the delinquency rate for Receivables or the manner by which delinquencies are defined or determined;

provided, however, that, for so long as a Delinquency Trigger has occurred and is continuing, a review of the Delinquency Trigger Rate that would otherwise be required as specified above will be delayed until the date on which the Trust first reports in its distribution report on Form 10-D that the Delinquency Trigger is no longer continuing.  In the case of a review undertaken upon the occurrence of an event described in clause (i) above, Cellco may increase or decrease the Delinquency Trigger Rate by any amount Cellco reasonably determines to be appropriate based on the composition of the Trust DPPAs designated to Group 1 at the time of the review. In the case of a review undertaken upon the occurrence of an event described in clause (ii) above, Cellco may increase or decrease the Delinquency Trigger Rate by any amount Cellco reasonably determines to be appropriate as a result of the related change in law or regulation. Any adjustment to the Delinquency Trigger Rate will be disclosed in the Trust’s distribution report on Form 10-D for the Collection Period in which the adjustment occurs, which report will include a description of how the adjusted Delinquency Trigger Rate was determined to be appropriate.

Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments

If any of the eligibility representations or warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor) about a Receivable was untrue when made so that the Receivable was not an Eligible Receivable as of the related Cutoff Date, the Receivable was not eligible to be transferred to the Depositor or the Trust.  In addition, if any of the eligibility representations or warranties made by the Servicer on a Designation Date about a Receivable was untrue when made so that the Receivable was not an Eligible Receivable as of the related Cutoff Date, the Receivable was not eligible to be designated to Group 1.  If the related Originator or the Servicer, as applicable, receives written notice from the Depositor, the Servicer, the Administrator, any Group 1 Creditor Representative or the Master Collateral Agent that any Receivable was not an Eligible Receivable as of the related Cutoff Date and the breach is a Material Breach, that Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) will have the option to cure the breach.  If that Originator or the Servicer, as applicable, fails to cure the breach in all material respects by the end of the second month following the month in which a responsible person of that Originator or the Servicer, as applicable, obtains actual knowledge of the breach, then the applicable Originator or the Servicer, as applicable, must reacquire or acquire all Receivables for which an eligibility representation or warranty has been breached on or before the immediately following Payment Date.  That Originator or the Servicer, as applicable, must deposit into the Collection Account the Reconveyance Amount for such Receivable.  Notwithstanding the foregoing, if any of the eligibility representations or warranties made by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) about a Receivable was inaccurate when made so that the Receivable was not an Eligible Receivable as of the related Cutoff Date but such inaccuracy does not affect the ability of the Trust to receive and retain payment in full on such Receivable on the terms and conditions and within the timeframe set forth in the underlying Device Payment Plan Agreement, such inaccuracy will not constitute a breach of the eligibility representations or warranties of the related Originator or the Servicer and the related Originator or the Servicer, as applicable, will not be required to reacquire or acquire the related Receivable.

These reacquisition and acquisition obligations will be the sole remedy against the Originators and the Servicer for any losses resulting from a breach of the eligibility representations or warranties of any

Originators and the Servicer with respect to the Receivables.  None of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Sponsor, the Servicer, the Administrator, the Marketing Agent or the Depositor will have any duty to investigate whether any eligibility representation or warranty with respect to a Receivable has been breached.  If the Servicer resigns or is terminated as described under “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of the Servicer,” Cellco, in its individual capacity, will be required to assume the acquisition obligation with respect to Receivables designated to Group 1 on a Designation Date or transferred by the Additional Transferor upon the Servicer’s resignation or termination.

In addition, each Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor) must reacquire or acquire, as applicable, any secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable; provided, that the aggregate Principal Balance of all such Receivables reacquired or acquired by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor) does not exceed five percent (5%) of the highest aggregate Principal Balance of all Receivables transferred by that Originator or the Additional Transferor, as applicable, to the Depositor and by the Depositor to the Trust and held by the Trust as of the applicable date of determination.  The related Reconveyance Amount for any such Receivable will be deposited into the Collection Account at least two (2) Business Days before the Payment Date immediately following the end of the calendar month in which Verizon Wireless accepted the surrender of the wireless device related to such Receivable.  For additional information on bankruptcy surrendered devices, see “Origination and Description of Device Payment Plan Agreement Receivables—Bankruptcy Surrendered Devices.”

If Verizon Wireless continues to offer Upgrade Programs and an Obligor under a Receivable accepts an Upgrade Offer and satisfies all of the terms and conditions of the resulting Upgrade Contract, the Marketing Agent will be required to remit, or to cause the related Originator to remit, into the Collection Account the related Upgrade Prepayment within two (2) Business Days after identification that all of the terms and conditions related to that Upgrade Contract have been satisfied; provided, that if the Monthly Remittance Condition is satisfied, the Marketing Agent may instead deposit, or cause the related Originator to deposit, the Upgrade Prepayment into the Collection Account on the second Business Day before the related Payment Date.  For additional information on upgrades, see “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers.”

Also, if Verizon Wireless grants to an Obligor a credit (including a contingent, recurring credit, credits accrued on Verizon’s rewards credit card or the application of a returned security deposit) and the application of that credit in accordance with the priorities described under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures” results in a reduction in the amount owed by an Obligor under a Receivable, the Marketing Agent will be obligated to make, or to cause the related Originator to remit a Credit Payment into the Collection Account within two (2) Business Days after identification that the credit was applied; provided, that if the Monthly Remittance Condition is satisfied, the Marketing Agent may instead deposit, or cause the related Originator to deposit, that Credit Payment into the Collection Account on the second Business Day before the related Payment Date.  For additional information on credits, see “Origination and Description of Device Payment Plan Agreement Receivables—Account Credits.”

If Verizon Wireless allows a Receivable to be transferred to a different Obligor, the Marketing Agent will be required to acquire, or to cause the related Originator to acquire, that Receivable from the Trust, by remitting the related Reconveyance Amount into the Collection Account on or prior to the second Business Day before the related Payment Date.  For additional information on account transfers, see “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables.”

In addition, as set forth under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,” if the Servicer (A) makes certain modifications, including if it (i) cancels a Receivable or reduces or waives (including with respect to an Upgrade Offer) the remaining Principal Balance under a Receivable or any portion thereof and/or as a result, the monthly payments due thereunder, (ii) modifies, supplements, amends or revises a Receivable to grant the Obligor under that Receivable a contractual right to upgrade the related wireless device or (iii) grants payment extensions resulting in the final payment date of a Receivable being later than the Collection Period immediately preceding the final maturity date for the latest maturing Group 1 Credit Extension or (B) fails to maintain perfection of the Trust’s and the Master Collateral Agent’s security interest in the Receivables or otherwise impairs in any material respect the rights of the Trust or the Group 1 Creditors in the Receivable (other than as permitted by the terms of the Transfer and Servicing Agreement), and the Servicer fails to correct that failure or impairment in all material respects by the end of the second month following the month that the Servicer was notified in writing of the impairment, the Servicer will be required to acquire all affected Receivables from the Trust by remitting the related Reconveyance Amount into the Collection Account on or prior to the second Business Day before the Payment Date related to the Collection Period in which such Receivable was acquired by the Servicer.  However, the Servicer will not be required to acquire any modified Receivable if the modification was required by law or court order, including by a bankruptcy court.

The payment obligations of the Originators, the Marketing Agent and the Servicer described in this section will be guaranteed by the Parent Support Provider under the Parent Support Agreement.  Under the Parent Support Agreement, (i) to the extent an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) does not reacquire or acquire, as applicable, a Receivable upon breach of a related representation after the end of the cure period under the circumstances set forth above, the Parent Support Provider will be required to remit the Reconveyance Amount for that Receivable into the Collection Account or will be required to cause the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) to reacquire or acquire, as applicable, that Receivable, (ii) to the extent an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor) does not reacquire or acquire, as applicable, a secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable (subject to the limits on such reacquisitions or acquisitions, as applicable, set forth above), (iii) to the extent the Marketing Agent does not make, or does not cause the related Originator to make, an Upgrade Prepayment to the Trust, the Parent Support Provider will be required to make, or will be required to cause the Marketing Agent or related Originator to make, that Upgrade Prepayment to the Trust, (iv) to the extent the Marketing Agent does not make, or does not cause the related Originator to make, a Credit Payment to the Trust, the Parent Support Provider will be required to make, or will be required to cause the Marketing Agent or the related Originator to make, that Credit Payment to the Trust, (v) to the extent the Marketing Agent does not acquire, or does not cause the related Originator to acquire from the Trust a Receivable transferred to a different Obligor, the Parent Support Provider will be required to make, or will be required to cause the Marketing Agent or the related Originator to make, a payment to the Trust to so acquire that Receivable, (vi) to the extent the Servicer does not remit to the Trust a required deposit of Collections, the Parent Support Provider will be required to remit, or to cause the Servicer to remit, the amount of the required deposit that was not made by the Servicer directly into the Collection Account and (vii) to the extent the Servicer or the Marketing Agent, as applicable, does not acquire a Receivable under the circumstances set forth under “Servicing the Receivables and the Securitization Transaction—Servicer Modifications and Obligation to Acquire Receivables,” the Parent Support Provider will be required to remit into the Collection Account the Reconveyance Amount for that Receivable.

If the Parent Support Provider does not make an Upgrade Prepayment to the Trust within ten (10) Business Days after it has received notice from the Master Collateral Agent that an Upgrade Prepayment was due, Cellco will be required to terminate all Upgrade Offers by the end of that ten (10) Business Day period.  In addition, if none of the Parent Support Provider, the Marketing Agent or the related Originator makes any required prepayments with respect to an Upgrade Offer, the Servicer, so long as Cellco is the Servicer, will be required to credit to the Obligor’s account with respect to payments due under the new Device Payment Plan Agreement entered into as a result of the related upgrade, on a monthly basis an amount equal to the amount due each month under the original Device Payment Plan Agreement.  If Cellco is no longer the Servicer, Cellco will be required to apply those credits upon receipt of notice from the successor servicer that the Obligor has made the requisite payment under the original Device Payment

Plan Agreement.  See “Parent Support Provider” for additional information about the Parent Support Agreement.  Any credits given to an Obligor with respect to an Upgrade Offer will be applied directly to the applicable Receivable and will not be applied in accordance with the application of payments set forth under “Servicing the Receivables and the Securitization Transaction—Collections and Other Servicing Procedures.”

Dispute Resolution

The Transfer and Servicing Agreement provides that if (i) the Trust or (ii) a majority of Public Group 1 Noteholders requests by written notice to (x) the Master Collateral Agent (which will be forwarded by the Master Collateral Agent to the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date)) or (y) the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), that a Receivable be reacquired or acquired, as applicable, due to an alleged breach of a representation or warranty as described under “—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments” above with respect to that Receivable, and the request has not been fulfilled or otherwise resolved in the manner set forth in the Receivables Transfer Agreement(s) or the Transfer and Servicing Agreement, as applicable, to the reasonable satisfaction of the applicable party set forth in clauses (i) or (ii) above within one-hundred eighty (180) days of the receipt of the request by the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date), then a Public Group 1 Noteholder or any Verified Note Owner has the right to refer the matter, at its discretion, to either mediation (including non-binding arbitration) or third-party binding arbitration held in New York, New York, on the following terms, or to institute a legal proceeding.  Dispute resolution to resolve reacquisition or acquisition requests, as applicable, will be available regardless of whether Public Group 1 Noteholders voted to direct an Asset Representations Review or whether the Delinquency Trigger occurred.  For the avoidance of doubt any Public Group 1 Noteholder or Verified Note Owner may independently pursue dispute resolution in respect of any reacquisition or acquisition request.  If the Master Collateral Agent brings a dispute resolution action based on direction to do so, the Public Group 1 Noteholder or Verified Note Owner providing such direction will be the requesting party (or the party to the mediation or arbitration, as applicable) for purposes of the dispute resolution proceeding, including allocation of fees and expenses.

The Depositor will direct the Master Collateral Agent to, and the Master Collateral Agent will, notify the party that requested that a Receivable be reacquired or acquired, as applicable, (directly if a Public Group 1 Noteholder or, for a Verified Note Owner, through the applicable clearing agency, in accordance with its rules) no later than five (5) Business Days after the end of the one-hundred eighty (180) day period of the date when the one-hundred eighty (180) day period ends without resolution by the appropriate party.  The requesting party will be required to provide notice of its choice to mediate, to arbitrate or to institute a legal proceeding to the appropriate party within thirty (30) days after the delivery of the notice of the end of the one-hundred eighty (180) day period.

JAMS, an organization providing alternative dispute resolution services, will administer any mediation (including non-binding arbitration) pursuant to its mediation procedures in effect on the date the arbitration is filed. The mediator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least fifteen (15) years of experience and will be appointed from a list of neutrals maintained by JAMS.  Upon being supplied a list of at least ten (10) potential mediators fitting the criteria above by JAMS, each party will have the right to exercise two (2) peremptory challenges within fourteen (14) days and to rank the remaining potential mediators in order of preference.  JAMS will select the mediator from the remaining attorneys on the list, respecting the preference choices of the parties to the extent possible.  The parties will use commercially reasonable efforts to begin the mediation within thirty (30) days of the selection of the mediator and to conclude the mediation within sixty (60) days of the start of the mediation. The fees and expenses of the mediation will be allocated as mutually agreed by the parties as part of the mediation.

Any binding arbitration will be administered by the AAA pursuant to its commercial arbitration rules and mediation procedures in effect on the date the arbitration is filed. The panel will consist of three (3)

members.  One (1) arbitrator will be appointed by the requesting party within five (5) Business Days of its notice selecting arbitration, one (1) arbitrator will be appointed by the Depositor within five (5) Business Days of the requesting party’s appointment, and one (1) arbitrator (who will preside over the panel) will be chosen by the two (2) party-appointed arbitrators within five (5) Business Days of the second appointment.  If any party fails to appoint an arbitrator or the two (2) party-appointed arbitrators fail to appoint the third within the required time periods, then the appointments will be made by AAA.  In each case, each arbitrator will be impartial, knowledgeable about and experienced with the laws of the State of New York and an attorney specializing in commercial litigation with at least fifteen (15) years of experience.  Each arbitrator will be independent and will abide by the AAA’s code of ethics for arbitrators in commercial disputes in effect as of the Closing Date.  Before accepting an appointment, each arbitrator must disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the hearings within the prescribed time schedule.  Any arbitrator may be removed by AAA for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

After consulting with the parties, the panel will devise procedures and deadlines for the arbitration, to the extent not already agreed to by the parties, with the goal of expediting the proceeding and completing the arbitration within ninety (90) days after appointment.  The arbitral panel will have the authority to schedule, hear, and determine any and all motions in accordance with New York law, and will do so on the motion of any party.  Unless otherwise agreed by the parties, each party to the arbitration will be presumptively limited to four (4) witness depositions not to exceed five (5) hours, and one (1) set of interrogatories, document requests and requests for admissions, though the panel will have the ability to grant additional discovery based on a determination of good cause after a showing that additional discovery is reasonable and necessary.

The panel will make its final determination no later than ninety (90) days after appointment.  The panel will not have the power to award punitive damages or consequential damages.  The panel will determine and award the costs of the arbitration and reasonable attorneys’ fees to the parties as determined by the panel in its reasonable discretion.  The determination in any binding arbitration will be final and non-appealable and may be enforced in any court of competent jurisdiction.  By selecting binding arbitration, the selecting party will give up the right to sue in court, including the right to a trial by jury.  No Person may bring class or collective claims in arbitration even if the AAA rules would allow them.  Notwithstanding anything to the contrary in this prospectus, the arbitrator may award money or injunctive relief only in favor of the individual party seeking relief and only to the extent necessary to provide relief warranted by that party's individual claim.

REVIEW OF RECEIVABLES

A review of the Receivables transferred to the Trust and designated to Group 1 from time to time is performed by the Depositor and the Sponsor.  This review relates to the Receivables as a whole rather than a representative sample and is designed and effected to provide reasonable assurance that the disclosure about the Receivables in this prospectus is accurate in all material respects.  This review consists of a statistical data review, reviews of data and information by personnel in the legal and finance departments of Verizon, and reviews of factual information by senior management and legal personnel of Verizon, and the review is supported by Verizon Wireless’ business and systems control processes.  In addition, as part of this review, all Device Payment Plan Agreements available to be transferred to the Trust are screened by the Sponsor’s systems to assess which Device Payment Plan Agreements are Eligible Receivables as of the related Cutoff Date.  The Administrator will not use selection procedures in selecting Device Payment Plan Agreements to be transferred to the Trust for designation to Group 1, or Trust DPPAs to be re-designated from a Group that does not relate to any Outstanding Credit Extensions to Group 1, in either case that it believes to be materially adverse to the interests of the Group 1 Creditors.  Neither the Depositor nor the Sponsor has engaged or intends to engage a third party to assist with the review of Receivables.  The Depositor takes full responsibility for the review of the Receivables, the work performed by Verizon and the findings and conclusions of that review.

The Depositor confirmed with senior management personnel of Verizon familiar with the securitization transaction and the Receivables that they performed a comprehensive review of the information about such Receivables contained in this prospectus.  The descriptions of the general information about the Receivables and how they were originated were reviewed and confirmed as accurate by relevant senior managers and legal personnel at Verizon.  Verizon’s legal personnel also reviewed and confirmed that the descriptions of the material terms of the Receivables accurately reflect the terms of the forms of Device Payment Plan Agreements originated by the Originators, that the descriptions of the legal and regulatory considerations that may materially affect the performance of the Receivables accurately reflect current federal and state law and regulations and case law precedents and that the summary of the representations and warranties and the remedies available for breach of these representations and warranties accurately reflect the terms of the transaction documents.

The pool composition and stratification tables in “Summary—Receivables” and “Receivables—Composition of the Receivables” were generated by Cellco’s servicing personnel, using servicing software systems that make use of Verizon’s source data.  The data and information in these tables were reviewed and verified by the servicing personnel who support Verizon Wireless as consistent with the data and information from Verizon Wireless’ servicing system and other source data.  In addition, the Servicer verifies the accuracy of these tables by reviewing and recalculating where appropriate.  No discrepancies in the pool composition and stratification tables were found as of the Statistical Calculation Date.

The review of the Receivables is supported by Verizon’s control processes used in the day-to-day operation of its business.  These controls include financial reporting controls required by the Sarbanes-Oxley Act of 2002, regular internal audits of key business functions, including receivables servicing and systems processing, controls to verify compliance with procedures and quality assurance reviews for credit decisions and securitization processes.

After completion of the review described above, the Depositor has concluded that it has reasonable assurance that the disclosure about the Receivables in this prospectus is accurate in all material respects.

In addition, the Sponsor and the Depositor engaged a third party to assist in an annual statistical data and contract review using procedures designed and established by the Sponsor and the Depositor and determined by the Sponsor and the Depositor to be sufficient for purposes of its review of the Receivables.  As part of this annual review, a sample of 1,000 Receivables were randomly selected to be reviewed.  Those Receivables were reviewed and specific information in the sample Receivables was compared to the same information in Verizon Wireless’ receivables system.  A report regarding the review was issued on June 11, 2024, and stated that zero errors were found in the data points reviewed or compared in the 1,000 sample Receivables. The Depositor considers that the review indicated no systemic errors in the receivables data as of the date of the report.  However, the pool of Receivables on any date other than the date of this report will change over time as new Receivables are transferred to the Trust and other Receivables are paid off or become Written-Off Receivables. As a result, over time the pool of Receivables will differ, and could differ substantially, from the sample of Receivables included in the report. No representation is made by the Sponsor or the Depositor with respect to the annual statistical data and contract review other than as specifically set forth in this paragraph and solely as of June 11, 2024.

STATIC POOL INFORMATION

Attached to this prospectus as Annex A is tabular and graphical information that reflects the static pool performance data (including summary information about the original characteristics of the Device Payment Plan Agreements that are or were held by the Trust on any date during the period beginning on May 25, 2021 and ending on March 31, 2024 (collectively, the “Master Trust Receivables”), including cumulative loss, prepayment, Upgrade Prepayment and delinquency history) of the Master Trust Receivables.  The static pool information in Annex A is deemed to be a part of this prospectus and the registration statement of which this prospectus is a part.  We caution you that the Receivables may not perform in a similar manner to the Master Trust Receivables in any particular vintage origination year reflected in the data set forth in Annex A.

The characteristics of the Master Trust Receivables included in the static pool information discussed above, as well as the social, economic and other conditions existing at the time when those Master Trust Receivables were originated and repaid, may vary materially from the characteristics of the additional Receivables and the social, economic and other conditions existing at the time when the additional Receivables will be originated, and those that will exist in the future when the Receivables are required to be repaid.  Therefore, there can be no assurance that the delinquency, loss or prepayment experience of the revolving pool of Receivables will be similar to the information for any particular vintage origination year shown in Annex A for the Master Trust Receivables.

DESCRIPTION OF THE NOTES

The Notes will be issued pursuant to the Indenture.  The Credit Extensions, including the Notes, will represent contractual debt obligations of the Trust. No Creditors of any Series will have the right to prior review of, or consent to, any subsequent issuance of Credit Extensions. Each Series will appoint a Creditor Representative to act on its behalf under the Master Collateral Agreement.  The Creditor Representative for Series 2024-4 is the Indenture Trustee.

Pool Balance and Required Pool Balance

The Pool Balance will vary each day as (i) new Device Payment Plan Agreements are designated to Group 1 and (ii) Receivables are paid, written-off or released.  In the event that the Pool Balance is at any time less than the Required Pool Balance, a Pool Balance Deficit will occur.  As of any Payment Date, the occurrence of a Pool Balance Deficit after giving effect to distributions on such Payment Date (including deposits to the Principal Funding Account on such Payment Date) is an Amortization Event.

Each Group 1 Series may have different discount rates, eligibility criteria, concentration limits, interest rates, required overcollateralization percentages, revolving periods, amortization events, anticipated redemption dates, final maturity dates and/or other characteristics.  The Series Invested Amount for each Group 1 Series, and the Required Pool Balance, is adjusted to account for these different discount rates, eligibility criteria and concentration limits.

Allocation of Group 1 Available Funds

Each Group 1 Series represents an undivided interest in the Receivables, including the right to the related Series Allocation Percentage of Group 1 Available Funds on each Payment Date.  The Servicer will allocate Group 1 Available Funds to:

•	Series 2024-4;

•	other Group 1 Series; and

•	the Certificates.

Prior to each Payment Date, Group 1 Available Funds allocable to Series 2024-4 for such Payment Date will be withdrawn by the Master Collateral Agent from the Collection Account, as directed by the Servicer, and remitted to the Distribution Account. On each Payment Date, each Group 1 Series will be entitled to a portion of the Group 1 Available Funds for such Payment Date based on the Series Allocation Percentage for such Group 1 Series.

On each Payment Date, the Certificateholders are entitled to receive the applicable Transferor’s Allocation for such Payment Date pari passu with the portion of Group 1 Available Funds allocated to each Group 1 Series, provided that if at any time a Pool Balance Deficit exists, the Transferor’s Percentage and the Transferor’s Allocation will be equal to zero. As of the Closing Date (based on the information with respect to the Receivables as of the Statistical Calculation Date), the Sponsor expects that, after issuance of the Notes, the Transferor’s Percentage will be equal to 3.1%, though such percentage will vary in accordance with the definition thereof set forth in “Schedule I—Glossary of Defined Terms.”  For additional information regarding the Transferor’s Percentage, you should read “U.S. Credit Risk Retention.”

Series 2024-4 Available Funds

For each Payment Date, payments on the Notes and distributions of other amounts payable by the Trust will be made from Series 2024-4 Available Funds for such Payment Date as set forth under “—Priority of Payments” below.  As described under “Servicing the Receivables and the Securitization Transaction—Bank Accounts,” investment earnings, if any, on funds in the Collection Account and the Series Bank Accounts will not be included in Group 1 Available Funds or Series 2024-4 Available Funds but instead will be distributed directly to the Certificateholders on each Payment Date.

Payments of Interest

General

On each Payment Date, the Trust will pay to the Noteholders the interest that accrued on the Notes during the Accrual Period immediately preceding that Payment Date.  Interest on the Class A-1a Notes, Class B Notes and Class C Notes will accrue at the applicable per annum interest rate stated on the cover of this prospectus.  Interest on the Class A-1b Notes will accrue at a per annum rate that is initially equal to the sum of a Benchmark, which initially will be Compounded SOFR, and the spread set forth on the cover of this prospectus; provided that, if the sum of Compounded SOFR or any other applicable Benchmark and that spread is less than 0.00% for any Accrual Period, then the interest rate for the Class A-1b Notes for that Accrual Period will be deemed to be 0.00%.  The Trust will make interest payments on each Payment Date to the Noteholders of record on the day before each Payment Date.  If the Notes have not been redeemed as of the Anticipated Redemption Date, beginning on such Payment Date, in addition to interest at the stated interest rate, each class of Notes will accrue additional interest at the Additional Interest Rate applicable to that class of Notes, which accrued Additional Interest Amounts will be distributed to Noteholders as set forth under “—Priority of Payments” below.

All interest amounts that are due but not paid on any Payment Date will be due on the next Payment Date, together with interest on the unpaid amount at the applicable interest rate.  Failure to pay interest that is due on any class of Notes of the Controlling Class that continues for thirty-five (35) days will be an Event of Default.  Failure to pay interest that is due on any class of Notes that is not part of the Controlling Class will not be an Event of Default, but will constitute an Amortization Event.

The Trust will make interest payments on the Notes on each Payment Date from Series 2024-4 Available Funds.  Interest, including any Additional Interest Amounts, will be paid, first to the Class A Notes, pro rata, based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes, then to the Class B Notes and then to the Class C Notes.  Interest payments will not be made on any subordinated class of Notes until all interest payments due on all more senior classes of Notes are paid in full.

If the amount of Series 2024-4 Available Funds, together with the amount withdrawn from the Reserve Account and, if applicable, drawn under a Letter of Credit, is insufficient to pay all interest due on any class of Notes on any Payment Date, each holder of that class of Notes will receive its pro rata share of the amount that is available.  In addition, any First Priority Principal Payments will be paid to Noteholders (or deposited into the Principal Funding Account, as applicable) before the payment of interest due on the Class B Notes, and any Second Priority Principal Payments will be paid to Noteholders (or deposited into the Principal Funding Account, as applicable) before the payment of interest due on the Class C Notes.

For a more detailed description of the priority of payments made from Series 2024-4 Available Funds on each Payment Date, including priority payments of principal of senior classes of Notes, you should read “—Priority of Payments” below.

If the Notes are accelerated after an Event of Default, interest due on any subordinated classes of Notes will not be paid until both interest on and principal of all more senior classes of Notes are paid in full.  Interest due on the Class B Notes will not be paid until interest on and principal of the Class A Notes are paid in full, and interest due on the Class C Notes will not be paid until interest on and principal of the Class A Notes and Class B Notes are paid in full.  For a more detailed description of the payment priorities following an acceleration of the Notes, you should read “—Post-Acceleration Priority of Payments” below.

Floating Rate Benchmark; Benchmark Transition Event

Interest on the Class A-1b Notes will accrue at a per annum rate that is initially equal to the sum of a Benchmark, which initially will be Compounded SOFR, and the spread set forth on the cover of this prospectus; provided that, if the sum of Compounded SOFR or any other applicable Benchmark and that spread is less than 0.00% for any Accrual Period, then the interest rate for the Class A-1b Notes for that Accrual Period will be deemed to be 0.00%.

Compounded SOFR will be obtained by the Paying Agent for each Accrual Period on the fifth U.S. Government Securities Business Day before the related Payment Date (the “SOFR Adjustment Date”) as of 3:00 p.m. (New York time) on such U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website (the “SOFR Determination Time”) (or, if the Benchmark is not Compounded SOFR, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes) (the “Reference Time”); provided, that, the Administrator will have the right, in its sole discretion, to make applicable SOFR Adjustment Conforming Changes. For the purposes of computing interest on the Class A-1b Notes prior to the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the following terms will have the following respective meanings:

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, means:

(1)  the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

(2)  if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“SOFR” means the secured overnight financing rate published for any day by the FRBNY (or a successor administrator), as the administrator of the Benchmark, on the FRBNY’s Website (or such successor administrator’s website).

All percentages resulting from any calculation on the Class A-1b Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.098765445) would be rounded to 9.87655% (or 0.0987655)), and all dollar amounts used in or resulting from that calculation on the Class A-1b Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

Notwithstanding the foregoing, if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-1b Notes in respect of such determination on such date and all such determinations on all subsequent dates.

The Administrator will deliver written notice to each rating agency rating the Notes and to the Indenture Trustee and the Paying Agent on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Accrual Period that there will be a change in the Benchmark or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred.

In connection with the implementation of a Benchmark Replacement, the Administrator will have the right to make Benchmark Replacement Conforming Changes from time to time.  See “—Amendments to Indenture” below and “Risk Factors—The Administrator will make certain determinations with respect to the Class A-1b Notes, which determinations may adversely affect the Class A-1b Notes.”

Any determination, decision or election that may be made by the Administrator or any other person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change or a Benchmark Replacement as described above, including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the transaction documents, will become effective without the consent of any other person (including any Noteholder). See “—Amendments to Indenture” below.  The holders of the Class A-1b Notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the transaction documents, none of the Trust, the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the Paying Agent, the Asset Representations Reviewer, the Administrator, the Sponsor, the Depositor, the Originators, the Parent Support Provider or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and Note Owner, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Trust, the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the Asset Representations Reviewer, the Administrator, the Sponsor, the Depositor, the Originators, the Parent Support Provider and the Servicer relating to any such determinations.

For the avoidance of doubt: (a) in no event will (x) the Paying Agent be responsible for obtaining Compounded SOFR or any substitute for SOFR if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote SOFR or such substitute for SOFR, (y) the Indenture Trustee, the Master Collateral Agent or the Owner Trustee be responsible for obtaining Compounded SOFR or any substitute for SOFR, or (z) the Indenture Trustee, the Paying Agent, the Master Collateral Agent or the Owner Trustee  be responsible for making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event and (b) in connection with any of the matters referenced in clause (a) of this sentence, the Indenture Trustee, the Paying Agent, the Master Collateral Agent and the Owner Trustee will be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Trust), as applicable, in regards to such matters and will have no liability for such actions taken at the direction of the Administrator (on behalf of the Trust).

None of the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the Paying Agent or the Asset Representations Reviewer shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or Compounded SOFR, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement

Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

None of the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the Paying Agent or the Asset Representations Reviewer will be liable for any inability, failure or delay on its part to perform any of its duties set forth in the transaction documents and each other Series Related Document as a result of the unavailability of SOFR, Compounded SOFR or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the transaction documents or other Series Related Document and reasonably required for the performance of such duties.

Payments of Principal

Prior to the beginning of the Amortization Period, principal payments will not be made on the Notes, other than in connection with an Optional Redemption in accordance with the terms described in this prospectus. If Priority Principal Payments are required to be made on any Payment Date prior to the beginning of the Amortization Period in accordance with the priorities set forth under “—Priority of Payments” below, such amounts will be deposited into the Principal Funding Account on such Payment Date in accordance with such priorities, to the extent of Series 2024-4 Available Funds, in lieu of such amounts being applied to pay principal on the Notes on such Payment Date.  Amounts on deposit in the Principal Funding Account will be applied as set forth under “—Priority of Payments” below.

It is expected that the Notes will be subject to an Optional Redemption on or prior to the Anticipated Redemption Date.  If the Notes have not been redeemed as of the Anticipated Redemption Date, an Amortization Event will occur, and the Amortization Period will begin.

On each Payment Date during the Amortization Period, the Trust will make Priority Principal Payments on the Notes until the Notes are paid in full, to the extent of Series 2024-4 Available Funds available therefor, in accordance with “—Priority of Payments” below.  These Priority Principal Payments will be made on all more senior classes of Notes before payments of interest on subordinated classes of Notes.

Priority Principal Payments, if any, will be applied on each Payment Date during the Amortization Period in the following order of priority:

•
first, pro rata, to the Class A-1a Notes and Class A-1b Notes, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on that Payment Date, before giving effect to any payments made on that date, until each class of Notes is paid in full;

•	second, to the Class B Notes until paid in full; and

•	third, to the Class C Notes until paid in full.

On each Payment Date, Priority Principal Payments will be paid to Noteholders (or deposited into the Principal Funding Account, as applicable) only after fees, expenses and indemnities of the Master Collateral Agent, the Owner Trustee, the Asset Representations Reviewer, the Indenture Trustee, the Servicer and any successor servicer set forth in priorities (1) and (2) under “—Priority of Payments” below, interest on the Notes and any more senior Priority Principal Payments are paid.

If the Note Balance of any class of Notes is not paid in full by its Final Maturity Date, an Event of Default will occur.  On each Payment Date after the acceleration of the Notes following an Event of Default, principal will be paid first to the Class A-1a Notes and Class A-1b Notes, pro rata based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on that Payment Date, before giving effect to any payments made on that date, until each of the Class A-1a Notes and Class A-1b Notes is paid in full.  After the Class A

Notes have been paid in full, principal will be paid sequentially to the Class B Notes and Class C Notes, in that order until each class of Notes is paid in full.  See “—Post-Acceleration Priority of Payments” below for more information about the payment priority following an acceleration of the Notes.

Revolving Period

The Revolving Period will begin on the Closing Date and end on the date when the Amortization Period begins. In no event will the Revolving Period end later than the Anticipated Redemption Date.  During the Revolving Period, Priority Principal Payments, if any, will be deposited into the Principal Funding Account as described under “–Payments of Principal” above.

Amortization Period

The Amortization Period will begin on the Payment Date on or immediately following the occurrence of an Amortization Event (including an Amortization Event resulting from the failure to redeem the Notes as of the Anticipated Redemption Date), and end on the Final Maturity Date or an earlier date on which the Notes are paid in full.

During the Amortization Period, the Notes will receive payments of principal in the amounts and in accordance with the priorities set forth under “—Priority of Payments” below.

Each of the following will be “Amortization Events” for Series 2024-4:

•	on any Payment Date interest due is not paid on any class of Notes,

•
on the fifth Business Day after any Payment Date during the Revolving Period, after giving effect to distributions on such Payment Date, the sum of the amount on deposit in the Reserve Account plus, if a Letter of Credit has been issued for the benefit of the Notes, the amount available under the Letter of Credit, is less than the Required Reserve Amount,

•	as of the Anticipated Redemption Date, the Trust has not redeemed the Notes,

•	as of any Payment Date, a Pool Balance Deficit exists after giving effect to distributions on such Payment Date (including deposits to the Principal Funding Account on such Payment Date),

•
for any Payment Date, the sum of the fractions, expressed as percentages for each of the three (3) Collection Periods immediately preceding that Payment Date, calculated by dividing the aggregate Principal Balance of all Receivables which became Written-Off Receivables during each of the three (3) prior Collection Periods by the Pool Balance as of the first day of each of those Collection Periods, multiplied by four (4), exceeds 10.00%,

•
for any Payment Date, the sum of the fractions, expressed as percentages for each of the three (3) Collection Periods immediately preceding that Payment Date, calculated by dividing the aggregate Principal Balance of all Receivables that are ninety-one (91) days or more delinquent at the end of each of the three (3) prior Collection Periods by the Pool Balance as of the last day of each of those Collection Periods, divided by three (3), exceeds 2.00%,

•
with respect to any Payment Date, the Series 2024-4 Allocated Pool Balance is less than 50.00% of (x) the aggregate Note Balance minus (y) the amount on deposit in the Principal Funding Account, in each case as of such Payment Date,

•
as of any date of determination, the Discounted Series Invested Amount for Series 2024-4 is greater than the excess of (i) the Pool Balance over (ii) the sum of (x) the Ineligible Amount for Series 2024-4 and (y) the Series 2024-4 Excess Concentration Amount,

•	a Servicer Termination Event has occurred and is continuing, or

•	an Event of Default has occurred and is continuing.

If an Amortization Event occurs on a Payment Date (including immediately following distributions made on that Payment Date), the Amortization Period will begin on that Payment Date.  If an Amortization Event occurs on any date that is not a Payment Date, the Amortization Period will begin on the immediately following Payment Date.

Earliest Redemption Date; Optional Redemption of the Notes

The Trust may not effect an Optional Redemption prior to the Earliest Redemption Date.  Certificateholders representing 100% of the voting interests of the Certificates, with the consent of the Administrator, on behalf of the Trust, have the right to direct the Trust to exercise an Optional Redemption of the Notes, in whole but not in part, on any date on or after the Earliest Redemption Date.  If the Trust effects an Optional Redemption on any date prior to the First Par Redemption Date, the Trust will be required to pay a Make-Whole Payment in connection with such redemption, as described below under “—Make-Whole Payments” below.

The Trust may not exercise an Optional Redemption unless all principal of, and accrued and unpaid interest on, the Notes, and any applicable Make-Whole Payments and Additional Interest Amounts due and payable on that date, and all other amounts payable by the Trust with respect to Series 2024-4, including such amounts due and payable to the Indenture Trustee, the Owner Trustee, the Master Collateral Agent and the Asset Representations Reviewer as of such date, are paid in full in connection therewith.

The Trust may redeem the Notes with any amounts available to it for such purpose, including distributions on the Certificates, proceeds of the issuance of another Series, proceeds of sales of Receivables to another Verizon special purpose entity and/or a third-party purchaser, amounts on deposit in the Principal Funding Account and the Reserve Account or capital contributions by the Certificateholders.

The Certificateholders will notify the Trust, the Servicer, the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the rating agencies engaged to rate the Notes, in writing, at least ten (10) days before the date on which the Optional Redemption is to be exercised.  The Indenture Trustee will promptly notify the Noteholders of the Optional Redemption and provide instructions for surrender of the Notes in exchange for final payment of all amounts due thereon, including all principal of, and accrued and unpaid interest on, the Notes, and any applicable Make-Whole Payments and Additional Interest Amounts.  On the date on which an Optional Redemption is effected, the Trust will cause to be deposited into the Distribution Account the required redemption price for the Notes and the Indenture Trustee will transfer any amounts on deposit in the Reserve Account and the Principal Funding Account into the Distribution Account.

Other Group 1 Series may have the same or different optional redemption rights. Certificateholders may elect to exercise these optional redemption rights in their discretion, and the election to redeem any Group 1 Series will not require the Trust to redeem any other Group 1 Series.

Anticipated Redemption Date

The Notes are expected (but not required) to be redeemed by the Trust by the Anticipated Redemption Date. If the Notes have not been redeemed as of the Anticipated Redemption Date, an Amortization Event will occur and, beginning on such Payment Date, in addition to interest at the stated interest rate, each class of Notes will accrue additional interest at the Additional Interest Rate applicable to that class of Notes, which accrued Additional Interest Amounts will be distributed to Noteholders as set forth under “—Priority of Payments” below.  Notwithstanding the foregoing, the failure to redeem the Notes by the Anticipated Redemption Date will not constitute an Event of Default.

No Make-Whole Payment will be payable in connection with any Optional Redemption of the Notes on or after the First Par Redemption Date.

Any Optional Redemption of the Notes on or prior to the Anticipated Redemption Date must satisfy the requirements for redemption set forth under “—Earliest Redemption Date; Optional Redemption of the Notes” above.

Make-Whole Payments

A Make-Whole Payment will be due in connection with any Optional Redemption of the Notes on any date on or after the Earliest Redemption Date but prior to the First Par Redemption Date.  No Make-Whole Payment will be payable in connection with any Optional Redemption of the Notes on or after the First Par Redemption Date.

Make-Whole Payments, if any, will be applied on each Payment Date in the following order of priority:

•
first, pro rata, to the Class A-1a Notes and Class A-1b Notes, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on that Payment Date, before giving effect to any payments made on that date, until each class of Notes is paid in full;

•	second, to the Class B Notes until paid in full; and

•	third, to the Class C Notes until paid in full.

Priority of Payments

On each Payment Date, the Servicer will instruct the Paying Agent to use Series 2024-4 Available Funds to make payments and deposits in the order of priority listed below and pro rata within each priority, based on the respective amounts due.  This priority will apply unless the Notes are accelerated after an Event of Default:

(1)
pro rata (A) to the Master Collateral Agent, the Series 2024-4 Group Allocated Percentage of all amounts due, including (x) fees due to the Master Collateral Agent and (y) expenses and indemnities due to the Master Collateral Agent, up to a maximum aggregate amount, in the case of clause (y), of $200,000 per year for all Group 1 Series in the aggregate; (B) to the Owner Trustee, the Series 2024-4 Group Allocated Percentage of all amounts due, including (x) fees due to the Owner Trustee and (y) expenses and indemnities due to the Owner Trustee, up to a maximum aggregate amount, in the case of clause (y), of $100,000 per year for all Group 1 Series in the aggregate; (C) to the Asset Representations Reviewer, (i) the Series 2024-4 ARR Series Allocation Percentage of all amounts due, including (x) fees (other than the Supplemental ARR Fee) due to the Asset Representations Reviewer (including fees due in connection with any Asset Representations Review) and (y) expenses and indemnities due to the Asset Representations Reviewer, up to a maximum aggregate amount, in the case of clause (y), of $100,000 per year for all Group 1 Series in the aggregate and (ii)  the Series 2024-4 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee due to the Asset Representations Reviewer and (D) to the Indenture Trustee all amounts due, including (x) fees due to the Indenture Trustee and (y) expenses and indemnities due to the Indenture Trustee up to a maximum aggregate amount, in the case of clause (y), of $200,000 per year; provided¸ that after the occurrence of an Event of Default (other than an Event of Default set forth in clause (iii) of the definition thereof), the caps on expenses and indemnities in this clause (1) will not apply; provided further that on the Payment Date occurring in December of each calendar year, to the extent the aggregate annual expenses or indemnities payable to any of the parties set forth in this clause (1) is less than the applicable aggregate annual cap set forth for such party in this clause (1), the portion of such cap that remains unused may be paid to each other party set forth in this clause (1) to the extent that any aggregate annual expenses or indemnities payable to each such other party exceeded the aggregate annual cap set forth for such party in this clause (1) and will be allocated to such parties, pro rata, based on the amount remaining due and payable to each such other party, in an amount not to exceed the remaining unused portion of the applicable cap,

(2)
to the Servicer, the Series 2024-4 Allocation Percentage of the Servicing Fee, and to any successor servicer, the Series 2024-4 Group Allocated Percentage of a one-time successor servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as successor servicer,

(3)
to the Noteholders of the Class A-1a Notes and Class A-1b Notes, the aggregate amount of interest due on the Class A Notes, distributed pro rata based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes,

(4)
(a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, in either case, principal in an amount equal to the First Priority Principal Payment, if any,

(5)	to the Noteholders of the Class B Notes, interest due on the Class B Notes,

(6)
(a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, in either case, principal in an amount equal to the Second Priority Principal Payment, if any,

(7)	to the Noteholders of the Class C Notes, interest due on the Class C Notes,

(8)
(a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, in either case, principal in an amount equal to the Third Priority Principal Payment, if any,

(9)
(a) first, if applicable, to the Letter of Credit Provider, the amount, if any, necessary to cause the amount available under the Letter of Credit to equal the amount available under the Letter of Credit on the date of issuance together with interest accrued on the amount drawn on the Letter of Credit and (b) second, to the Reserve Account, the amount, if any, necessary to cause the amount in the Reserve Account to equal the Required Reserve Amount less the amount available under such Letter of Credit, if any,

(10)
(a) during the Revolving Period, for deposit to the Principal Funding Account and (b) during the Amortization Period, to the Noteholders, in the order set forth under “—Payments of Principal” above, in either case, principal in an amount equal to the Regular Priority Principal Payment, if any,

(11)	to any successor servicer, the product of the Series 2024-4 Group Allocated Percentage and the excess, if any, of $425,000 over the Servicing Fee,

(12)	to the Noteholders, any accrued and unpaid Additional Interest Amounts due on the Notes, payable in the order set forth under “—Payments of Interest” above,

(13)	to the Noteholders, any Make-Whole Payments due on the Notes, payable in the order set forth under “—Make-Whole Payments” above,

(14)
pro rata, (A) to the Indenture Trustee, all remaining amounts due but not paid under priority (1) above, (B) to the Master Collateral Agent and the Owner Trustee, the Series 2024-4 Group Allocated Percentage of all remaining amounts due to the extent not paid under priority (1) above, (C) to the Asset Representations Reviewer, (x) the Series 2024-4 ARR Series Allocation Percentage of all remaining amounts (other than the Supplemental ARR Fee) due to the extent not paid under priority (1) above and (y)  the Series 2024-4 Supplemental ARR Series Allocation Percentage of any remaining Supplemental ARR Fee due to the extent not paid under priority (1) above and (D) to the Administrator, reimbursement of fees and expenses of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer paid by the Administrator on behalf of the Trust pursuant to the Administration Agreement,

(15)	to any other parties as the Administrator has identified, any remaining expenses of the Trust, up to the Series 2024-4 Group Allocated Percentage of such amounts,

(16)	if applicable, to any Letter of Credit Provider, all amounts due, including (x) fees due to such Letter of Credit Provider and (y) expenses and indemnities due to such Letter of Credit Provider, and

(17)	to the Class R Interest, all remaining Series 2024-4 Available Funds.

In the event that any First Priority Principal Payment, Second Priority Principal Payment, Third Priority Principal Payment or Regular Priority Principal Payment is required to be made on any Payment Date prior to the beginning of the Amortization Period pursuant to clauses (4), (6), (8) or (10) above, such amounts will be deposited pursuant to such clauses on such Payment Date into the Principal Funding Account, to the extent of Series 2024-4 Available Funds.  Amounts, if any, on deposit in the Principal Funding Account shall remain on deposit therein, except to be applied as follows:

•
in the event that, immediately following distributions on any Payment Date (a) the Revolving Period is in effect and (b) the Series 2024-4 Allocated Pool Balance exceeds the Adjusted Series Invested Amount for Series 2024-4, the amount of such excess (to the extent on deposit in the Principal Funding Account) will be withdrawn from the Principal Funding Account and remitted to the Distribution Account on the immediately succeeding Payment Date to be included as Series 2024-4 Available Funds on such immediately succeeding Payment Date,

•	in connection with any Optional Redemption, all amounts on deposit in the Principal Funding Account will be withdrawn and applied to pay any amounts due in connection therewith, or

•
in the event that the Amortization Period is in effect immediately following distributions made on any Payment Date, amounts on deposit in the Principal Funding Account will be paid to the Noteholders on such Payment Date, in the order set forth under “—Payments of Principal” above, until the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes is reduced to zero.

If Series 2024-4 Available Funds are insufficient to cover all amounts payable under priorities (1) through (8), the Servicer will direct the Paying Agent to withdraw the amount of the shortfall first, from the Reserve Account to the extent available and, if applicable, second, draw on the Letter of Credit for the amount of any remaining shortfall and distribute such amounts pursuant to such priorities.

If Series 2024-4 Available Funds to be used under priorities (4), (6), (8) and (10), together with the amount in the Reserve Account plus, if applicable, the amount available under any Letter of Credit, on any Payment Date during the Amortization Period are sufficient to pay the Notes in full, the amount in the Reserve Account plus, if applicable, the amount available under any Letter of Credit will be used to pay the Notes in full.

See the “Transaction Payments Diagram” for a diagram that shows how payments from Series 2024-4 Available Funds are made on each Payment Date.  The priority of payments shown in the diagram will not apply if the Notes are accelerated after an Event of Default.

Post-Acceleration Priority of Payments

If the Notes are accelerated after an Event of Default, on each Payment Date, the Servicer will instruct the Paying Agent to use all Series 2024-4 Available Funds, all amounts (other than any investment earnings), if any, in the Reserve Account and, if applicable, any amounts drawn on the Letter of Credit on that Payment Date to make payments in the order of priority listed below and pro rata within each priority based on the respective amounts due:

(1)
pro rata (A) to the Indenture Trustee, all amounts due to the Indenture Trustee, including fees, expenses and indemnities, (B) to the Master Collateral Agent and the Owner Trustee, the Series 2024-4 Group Allocated Percentage of all amounts due to such parties, including fees, expenses and indemnities and (C) to the Asset Representations Reviewer, (x) the Series 2024-4 ARR Series Allocation Percentage of all amounts due to the Asset Representations Reviewer, including fees (excluding the Supplemental ARR Fee and including fees due in connection with any Asset Representations Review), expenses and indemnities and (y) the Series 2024-4 Supplemental ARR Series Allocation Percentage of the Supplemental ARR Fee due to the Asset Representations Reviewer,

(2)
to the Servicer, the Series 2024-4 Allocation Percentage of all unpaid Servicing Fees, and to any successor servicer, the Series 2024-4 Group Allocated Percentage of a one-time successor servicer engagement fee of $150,000, payable on the first Payment Date following its assumption of duties as successor servicer,

(3)
to the Noteholders of the Class A-1a Notes and Class A-1b Notes, the aggregate amount of interest due on the Class A Notes, distributed pro rata based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes,

(4)
to the Noteholders of the Class A-1a Notes and Class A-1b Notes, principal of the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on that Payment Date, before giving effect to any payments made on that date, until each class of Notes is paid in full,

(5)	to the Noteholders of the Class B Notes, interest due on the Class B Notes,

(6)	to the Noteholders of the Class B Notes, principal of the Class B Notes until paid in full,

(7)	to the Noteholders of the Class C Notes, interest due on the Class C Notes,

(8)	to the Noteholders of the Class C Notes, principal of the Class C Notes until paid in full,

(9)	to any successor servicer, the Series 2024-4 Group Allocated Percentage of the excess, if any, of $425,000 over the Servicing Fee,

(10)	to the Noteholders, any accrued and unpaid Additional Interest Amounts due on the Notes, payable in the order set forth under “—Payments of Interest” above,

(11)	to the Noteholders, any Make-Whole Payments due on the Notes, payable in the order set forth under “—Make-Whole Payments” above,

(12)	to any other parties as the Administrator has identified, any remaining expenses of the Trust, up to the Series 2024-4 Group Allocated Percentage of such amounts,

(13)	if applicable, to any Letter of Credit Provider, all amounts due, including (x) fees due to such Letter of Credit Provider and (y) expenses and indemnities due to such Letter of Credit Provider, and

(14)	to the Class R Interest, all remaining Series 2024-4 Available Funds.

For a more detailed description of Events of Default and the rights of the Noteholders following an Event of Default, you should read “—Events of Default” below.

Controlling Class; Voting Rights

Holders of Notes of the Controlling Class will control some decisions on behalf of Series 2024-4 as described herein.  Holders of Notes that are not part of the Controlling Class will not have these rights.  The Controlling Class will be the Class A Notes, voting together as a single class, as long as any Class A Notes are Outstanding.  After the Class A Notes are paid in full, the most senior class of Notes Outstanding will be the Controlling Class.

In the event that certain votes or directions may occur or be given under the Master Collateral Agreement by a specified percentage of Group 1 Creditors, the Controlling Class will direct the Indenture Trustee, as Group 1 Creditor Representative for Series 2024-4, as to how it should vote or direct such matters; provided that if any vote or direction under the Master Collateral Agreement requires the consent or direction of Creditor Representatives representing all Credit Extensions, or Group 1 Creditor Representatives representing all Group 1 Credit Extensions, the Indenture Trustee, as Creditor Representative for Series 2024-4, will only vote or give such direction in accordance with the direction of 100% of the Noteholders.  Any such vote or direction by the Indenture Trustee, as Creditor Representative for Series 2024-4, at the direction of the Controlling Class, will be made on behalf of all Noteholders, notwithstanding that such action was taken solely at the direction of the Controlling Class.

Events of Default

If an Event of Default occurs because of bankruptcy or dissolution of the Trust, the Notes will be accelerated and declared due and payable automatically.  If an Event of Default (other than an Event of Default caused by the bankruptcy or dissolution of the Trust) occurs, the Indenture Trustee or the holders of a majority of the Note Balance of the Controlling Class may accelerate the Notes and declare the Notes to be immediately due and payable.  If an Event of Default has occurred and is continuing, the Revolving Period will end and the Amortization Period will begin.  The Trust must notify the Master Collateral Agent, each Group 1 Creditor Representative (including the Indenture Trustee) and the rating agencies rating any Group 1 Credit Extensions no more than five (5) Business Days after a responsible person of the Trust obtains knowledge of an Event of Default.  If an officer in the corporate trust office of the Indenture Trustee having direct responsibility for the administration of the Series Related Documents for Series 2024-4 has actual knowledge of an Event of Default, it must notify the Noteholders within five (5) Business Days.

If an Event of Default occurs, such Event of Default will also occur with respect to each other Group 1 Series, though the Creditors of each Group 1 Series may make independent determinations as to whether to exercise remedies following such Event of Default, including whether to declare the related Credit Extensions to be due and payable; provided, however, after the occurrence of an Event of Default and an acceleration of the Notes, the Master Collateral Agent may only sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described below, other Trust DPPAs designated to any other Group) upon the satisfaction of the conditions set forth below under “—Remedies Following Event of Default.”  The Credit Extensions related to other Groups may have the same or different events of default as the Events of Default, and the Group 1 Creditors will have no right to vote or direct the Master Collateral Agent in connection with the exercise of remedies upon the occurrence any event of default for any Group other than an Event of Default.

Acceleration of the Notes.  If an Event of Default occurs because of bankruptcy or dissolution of the Trust, the Notes will be accelerated and declared due and payable automatically. If an Event of Default (other than an Event of Default caused by the bankruptcy or dissolution of the Trust) occurs, the Indenture Trustee or the holders of a majority of the Note Balance of the Controlling Class may accelerate the Notes and declare the Notes to be immediately due and payable.  The Indenture Trustee will notify the Master Collateral Agent of any declaration of acceleration of the Notes.  The holders of a majority of the Note Balance of the Controlling Class may rescind any declaration of acceleration of the Notes if:

•	notice of the rescission is given before a judgment for payment of the amount due is obtained by the Indenture Trustee or the Master Collateral Agent,

•
the Trust has deposited with the Indenture Trustee an amount sufficient to make all payments of interest, principal and any other amounts due on the Notes (other than amounts due only because of the acceleration of the Notes) and all other outstanding fees and expenses of the Trust in respect of Series 2024-4, and

•
all Events of Default (other than the nonpayment of amounts due only because of the acceleration of the Notes) are cured or waived by the holders of a majority of the Note Balance of the Controlling Class.

The holders of a majority of the Note Balance of the Controlling Class may direct the Indenture Trustee, as Creditor Representative for Series 2024-4, as to all matters on which Group 1 Creditor Representatives may vote or direct the Master Collateral Agent under the Master Collateral Agreement, and any such vote or direction by the Indenture Trustee as Creditor Representative for Series 2024-4, taken at the direction of a majority of the Note Balance of the Controlling Class, will be deemed to have been given on behalf of all Noteholders.  The holders of a majority of the Note Balance of the Controlling Class may waive any Event of Default on behalf of Series 2024-4 and its consequences except an Event of Default in the payment of principal of or interest or Make-Whole Payments on any of the Notes (other than an Event of Default relating to failure to pay principal due only because of the acceleration of the Notes), or in respect of a covenant or provision of the Master Collateral Agreement or the Indenture that cannot be amended, supplemented or modified without the consent of all Noteholders.

Remedies Following Event of Default.  If the Notes have been accelerated and the acceleration has not been rescinded, the Indenture Trustee may, and at the direction of the holders of a majority of the Note Balance of the Controlling Class, must, do one or more of the following:

•	file a lawsuit for the collection of the Notes and enforce any judgment obtained,

•	take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders, or

•
vote as a Group 1 Creditor Representative to cause the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described below, other Trust DPPAs designated to any other Group).

The Master Collateral Agent will not have the authority to, and will not, exercise any remedies upon the occurrence of an Event of Default unless directed in writing by the relevant Group 1 Creditor Representatives in accordance with the terms of the Master Collateral Agreement, and provided further that the Master Collateral Agent will not have the authority to, and will not, cause the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described below, other Trust DPPAs designated to any other Group) unless directed to do so by the Majority Group 1 Creditor Representatives and:

a.  if the Event of Default is described in clauses (i) - (iii) of the definition thereof:

(A)            Group 1 Creditor Representatives representing Group 1 Creditors holding not less than one hundred percent (100%) of the aggregate principal amount of the Group 1 Credit Extensions of each Group 1 Series consent to the sale; or

(B)            the proceeds of the sale are expected to be sufficient to pay in full all amounts owed by the Trust to the Group 1 Creditors, any Group 1 Creditor Representative and the other parties to the transaction documents payable from Group 1 Available Funds, including all principal of and accrued interest and any other amounts, including any make-whole payments and additional interest amounts, on the Group 1 Credit Extensions; or

b.  if the Event of Default is described in clause (iv) of the definition thereof:

(A)            Group 1 Creditor Representatives representing Group 1 Creditors holding not less than one hundred percent (100%) of the aggregate principal amount of the Group 1 Credit Extensions of each Group 1 Series consent to the sale; or

(B)            the proceeds of the sale are expected to be sufficient to pay in full all amounts owed by the Trust to the Group 1 Creditors, any Group 1 Creditor Representative and the other parties to the transaction documents payable from Group 1 Available Funds, including all principal of and accrued interest and any other amounts, including any make-whole payments and additional interest amounts, on the Group 1 Credit Extensions; or

(C)            (1) the proceeds of the sale are not expected to provide sufficient money for the payment of all amounts owed by the Trust to the Group 1 Creditors, any Group 1 Creditor Representative and the other parties to the transaction documents payable from Group 1 Available Funds, as those payments would have become due if the Group 1 Credit Extensions had not been accelerated, including all principal of and accrued interest and any other amounts, including any make-whole payments and additional interest amounts on the Group 1 Credit Extensions, and (2) the Majority Group 1 Creditor Representatives consent to the sale.

Subject to the conditions described above, the Master Collateral Agent may cause the Trust to sell (i) the Receivables and other assets of the Trust designated to Group 1 and (ii) a portion of the Trust DPPAs related to any other Group, so long as such sale will not result in an event of default, amortization event or pool balance deficit for any Series related to such other Group (or an event that with the giving of notice or the passage of time would constitute an event of default or amortization event for any Series related to such other Group).  The sale of any portion of Trust DPPAs pursuant to clause (ii) of the immediately preceding sentence will only be in an amount that, together with the proceeds of the sale of Receivables and other assets of the Trust designed to Group 1, is sufficient to pay in full all amounts owed by the Trust, as set forth in clause (a)(B) or (b)(B) above.  The Trust DPPAs designated to any other Group sold in any such sale described above may not be selected in a manner materially adverse to the interests of the Creditors of such other Group.

In determining whether the condition in clause (a)(B), (b)(B) or (b)(C)(1) above has been satisfied, the Master Collateral Agent at the expense of the Trust, may obtain, and conclusively rely on an opinion of a nationally-recognized independent investment banking firm or firm of certified public accountants on the expected proceeds or on the sufficiency of the Receivables and any other assets of the Trust designated to Group 1 for that purpose and the feasibility of such proposed action.  If an Event of Default has occurred and the Master Collateral Agent has been directed to cause the Trust to sell the Receivables and other assets of the Trust designated to Group 1 (and which may also include, in the limited circumstances described above, other Trust DPPAs designated to any other Group) in accordance with the foregoing, the Credit Extensions of all Group 1 Series will be deemed to have been accelerated and declared due and payable, notwithstanding that the Creditors of any Group 1 Series may have directed the related Group 1 Creditor Representative to waive such Event of Default or vote against any such sale of the Receivables and other assets of the Trust designated to Group 1 (and, in the limited circumstances described above, other Trust DPPAs designated to any other Group).

Payments Following Acceleration and Any Sale of the Receivables.  Following an acceleration of the Notes, any Series 2024-4 Available Funds will be paid according to the post-acceleration priority of payments described under “—Post Acceleration Priority of Payments” above.

Standard of Care of the Indenture Trustee Following an Event of Default.  As required by the Trust Indenture Act, if an Event of Default has occurred and is continuing, the Indenture Trustee must exercise its rights and powers under the Indenture using the same degree of care and skill that a prudent person would use under the circumstances in conducting his or her own affairs.  The holders of a majority of the Note Balance of the Controlling Class generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee following an Event of Default and acceleration of the Notes.

Limitation on Suits by Noteholders.  Except as provided in the following paragraph, no Noteholder will have the right to begin any legal proceeding for any remedy under the Indenture unless all of the following have occurred:

•	the Noteholder has given notice to the Indenture Trustee of a continuing Event of Default,

•	the holders of at least 25% of the Note Balance of the Controlling Class have requested the Indenture Trustee to begin the legal proceeding,

•	the requesting Noteholders have offered reasonable indemnity satisfactory to the Indenture Trustee against any liabilities that the Indenture Trustee may incur in complying with the request,

•	the Indenture Trustee has failed to begin the legal proceeding within sixty (60) days after its receipt of the foregoing notice, request and offer of indemnity, and

•	the holders of a majority of the Note Balance of the Controlling Class have not given the Indenture Trustee any inconsistent direction during the 60-day period.

A Noteholder, however, has the absolute right to begin at any time a proceeding to enforce its right to receive all amounts of principal and interest due and owing to it under its Note, and that right may not be impaired without the consent of the Noteholder.

The Indenture Trustee and the Noteholders will agree not to begin a bankruptcy proceeding against the Trust.

Notes Owned by Transaction Parties

Notes owned by the Depositor, the Servicer or any of their affiliates will not be included for purposes of determining whether a required percentage of any class of Notes has taken any action under the Indenture or any other transaction document.

List of Noteholders

A Noteholder may communicate with the Indenture Trustee or the Master Collateral Agent and provide notices and make requests and demands and give directions to the Indenture Trustee or the Master Collateral Agent, as applicable, as permitted by the transaction documents through the procedures of DTC and by notice to the Indenture Trustee or the Master Collateral Agent, as applicable.

Any group of three or more Noteholders may request a list of all Noteholders maintained by the Indenture Trustee for the purpose of communicating with other Noteholders about their rights under the Indenture or under the Notes.  Any request must be accompanied by a copy of the communication that the requesting Noteholders propose to send.

Noteholder Communications

A Noteholder of a Verified Note Owner may send a written request to the Trust (or the Administrator, on behalf of the Trust) stating that the Noteholder or Verified Note Owner is interested in communicating with noteholders and note owners of other Publicly Registered Credit Extensions about the possible exercise of rights under the transaction documents. The Administrator has agreed in the Administration Agreement to include in the Form 10-D for any Collection Period any written request received by the Administrator during that Collection Period from a Noteholder or a Verified Note Owner to communicate with noteholders and note owners of other Publicly Registered Credit Extensions regarding exercising their rights under the transaction documents.

Upon receipt of a request for communication, the Administrator will include in the Form 10-D for the relevant Collection Period the following information:

•	a statement that the Trust received a communication request,

•	the name of the requesting Noteholder or Verified Note Owner,

•	the date the request was received,

•
a statement that the Administrator has received the request from that Noteholder or Verified Note Owner that it is interested in communicating with noteholders and note owners of other Publicly Registered Credit Extensions about the possible exercise of rights under the transaction documents, and

•	a description of the method by which noteholders and note owners of other Publicly Registered Credit Extensions may contact the requesting Noteholder or Verified Note Owner.

The Administrator is not required to include any additional information in the Form 10-D, and is required to disclose a Noteholder’s or Verified Note Owner’s request only where the communication relates to the exercise by a Noteholder or a Verified Note Owner of its rights under the transaction documents.  The expenses of administering the foregoing investor communication provisions will be the responsibility of the Administrator, which will be compensated by the Servicer from the Servicing Fee.

Satisfaction and Discharge of Indenture

The Indenture will not be discharged until:

•	the Indenture Trustee has received all Notes for cancellation or, with some limitations, funds sufficient to pay all Notes in full,

•	the Trust has paid all other amounts payable by it in respect of Series 2024-4 under the transaction documents, and

•	the Trust has delivered an officer’s certificate and a legal opinion to the Indenture Trustee each stating that all conditions to the satisfaction and discharge of the Indenture have been satisfied.

Amendments to Master Collateral Agreement

The Master Collateral Agreement may be amended by the Trust and the Master Collateral Agent, without the consent of any Creditor Representatives or Creditors, for any of the following purposes:

•
to correct or expand the description of any property at any time subject to the lien of the Master Collateral Agreement, or better to assure, convey and confirm to the Master Collateral Agent a lien on any property subject or required to be subjected to the lien of the Master Collateral Agreement, or to subject additional property to the lien of the Master Collateral Agreement;

•	to evidence the succession of any other Person to the Trust, and the assumption by the successor of the obligations of the Trust in the Master Collateral Agreement and in the Credit Extensions;

•	to add to the covenants of the Trust, for the benefit of the Creditors, or to surrender any right or power given to the Trust under the Master Collateral Agreement;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Master Collateral Agent for the benefit of the Creditors;

•
to cure any ambiguity, to correct an error or to correct or supplement any provision of the Master Collateral Agreement that may be defective or inconsistent with the other terms of the Master Collateral Agreement;

•
to evidence the acceptance of the appointment under the Master Collateral Agreement of a successor master collateral agent and to add to or change the Master Collateral Agreement as necessary to facilitate the administration of the trusts under the Master Collateral Agreement by more than one master collateral agent;

•	to provide for the designation under the Master Collateral Agreement of one or more Groups; or

•	to provide for the designation under the Master Collateral Agreement of Series related to the Trust DPPAs designated to one or more Groups.

The Trust and the Master Collateral Agent may, also without the consent of any Creditor Representatives or Creditors, enter into an amendment or amendments to the Master Collateral Agreement for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Master Collateral Agreement or modifying in any manner the rights of the Creditors or Creditor Representatives under the Master Collateral Agreement if (A) the Trust or the Administrator shall have delivered to the Master Collateral Agent and each Creditor Representative an officer’s certificate, dated the date of any such action, stating that the Trust or the Administrator, as applicable, reasonably believes that such action will not have a material adverse effect on the interest of any Creditor or (B) the Rating Agency Condition has been satisfied for all Credit Extensions then rated by a rating agency. Additionally, notwithstanding the preceding sentence, the Trust and the Master Collateral Agent, may, without the consent of any Creditor Representatives or Creditors, enter into an amendment or amendments to the Master Collateral Agreement to add, modify or eliminate such provisions as may be necessary or advisable to avoid the imposition of state or local income or franchise taxes imposed on the Trust’s property or its income if (x) the Trust or the Administrator deliver to the Master Collateral Agent and each Creditor Representative an officer’s certificate to the effect that the proposed action meets the requirements set forth in the Master Collateral Agreement and (y) the proposed action does not adversely affect the rights, duties, protections, indemnities, immunities or obligations of the Master Collateral Agent.

The Trust and the Master Collateral Agent, with the consent of the Majority Trust Creditor Representatives of each Group adversely affected thereby, may, with prior written notice to the rating agencies (if any Credit Extensions of an affected Group are then rated by a rating agency), enter into an amendment or amendments to the Master Collateral Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Master Collateral Agreement or of modifying in any manner the rights of the Creditors or the Creditor Representatives under the Master Collateral Agreement.

No amendment to the Master Collateral Agreement, without the consent of each Creditor Representative representing each Series in each Group adversely affected by the amendment, shall:

•	modify the percentage of the amount of “Credit Exposure” required for any action;

•	modify or alter the definition in the Master Collateral Agreement of “Outstanding” or “Credit Exposure;”

•
permit the creation of any lien ranking prior or equal to the lien of the Master Collateral Agreement on the Trust assets, other than permitted liens, or, except as permitted by the Master Collateral Agreement, the other transaction documents and each other Series Related Document, release the lien of the Master Collateral Agreement on the Trust assets;

•	impair the right to institute suit for the enforcement of payment as provided by the Master Collateral Agreement;

•	modify (i) the definition of “Event of Default” or “Eligible Receivable” or (ii) any other definition in the Master Collateral Agreement that is defined by reference the applicable Series; or

•	result (solely by virtue of such amendment) in a reduction of the Series Allocation Percentage for any Series.

Any Creditor Representative consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on it or on the related Creditors.  For any amendment, the Trust will be required to deliver to the Master Collateral Agent an opinion of counsel stating that the amendment is authorized and permitted by the Master Collateral Agreement and the other transaction documents and that all conditions precedent to the amendment have been satisfied.

Amendments to Indenture

The Indenture may be amended by the Trust and the Indenture Trustee, without the consent of any Noteholders, for any of the following purposes:

•
to correct or expand the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm to the Indenture Trustee a lien on any property subject or required to be subjected to the lien of the Indenture, or to subject additional property to the lien of the Indenture;

•	to evidence the succession of any other Person to the Trust, and the assumption by the successor of the obligations of the Trust in the Indenture and in the Notes;

•	to add to the covenants of the Trust, for the benefit of the Noteholders, or to surrender a right or power given to the Trust in the Indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee for the benefit of the Noteholders;

•	to cure any ambiguity, to correct an error or to correct or supplement any provision of the Indenture that may be defective or inconsistent with the other terms of the Indenture;

•
to evidence the acceptance of the appointment under the Indenture of a successor trustee and to add to or change the Indenture as necessary to facilitate the administration of the trusts under the Indenture by more than one trustee;

•	to correct any manifest error in the terms of the Indenture as compared to the terms expressly set forth in this prospectus; or

•
to modify, eliminate or add to the terms of the Indenture to effect the qualification of the Indenture under the Trust Indenture Act and to add to the Indenture any other terms required by the Trust Indenture Act.

    In addition, the Indenture may be amended by the Administrator, without the consent of any Noteholders, any party to the Indenture or any other person and without satisfying any other provisions of the Indenture related to amendments or in the other transaction documents or each other Series Related Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Administrator has delivered notice of such amendment to the rating agencies rating the Notes on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the Owner Trustee’s, the Master Collateral Agent’s, the Indenture Trustee’s or the Paying Agent’s rights, powers, duties, obligations, liabilities, indemnities or immunities without the consent of the applicable party. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to the Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and the Indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.  See “Risk Factors—The Administrator will make certain determinations with respect to the Class A-1b Notes, which determinations may adversely affect the Class A-1b Notes.”

The Trust and the Indenture Trustee may, also without the consent of any Noteholders, enter into an amendment or amendments to the Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or modifying in any manner the rights of the Noteholders under the Indenture, if (A) the Administrator shall have delivered to the Indenture Trustee an officer’s certificate, dated the date of any such action, stating that the Administrator reasonably believes that such action will not have a material adverse effect on the Notes or (B) the Rating Agency Condition has been satisfied with respect to the Notes; provided that the Rating Agency Condition must be satisfied with respect to the Notes as a condition precedent to any amendment to the Indenture entered into for the purpose of permitting the Trust to pay any amounts due to any Letter of Credit Provider from Series 2024-4 Available Funds on each Payment Date at a more senior priority than set forth under “Description of the Notes—Priority of Payments.”

The Trust and the Indenture Trustee, with the consent of the Noteholders of a majority of the Note Balance of the Controlling Class, may, with prior written notice to the rating agencies rating the Notes, enter into an amendment or amendments to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Noteholders under the Indenture.

No amendment to the Indenture, without the consent of each Noteholder of each Outstanding Note adversely affected by the amendment, shall:

•	change (i) the Final Maturity Date on any Notes, (ii) the principal amount of or interest rate or Make-Whole Payments or Additional Interest Amounts on any Note or (iii) the Required Reserve Amount;

•	modify the percentage of Note Balance of the Notes or the Controlling Class that are required for any action;

•	modify or alter the definition of “Controlling Class;”

•
permit the creation of any lien ranking prior or equal to the lien of the Indenture on the assets specifically designated for Series 2024-4, other than permitted liens, or, except as permitted by the Indenture, the other transaction documents and each other Series Related Document, release the lien of the Indenture on such assets; or

•	impair the right of the Noteholders to begin suits to enforce the Indenture.

In addition, unless (i) the Rating Agency Condition has been satisfied for all Group 1 Credit Extensions then rated by a rating agency or (ii) each Group 1 Creditor of each Group 1 Credit Extension adversely affected thereby consents, no amendment to the Indenture may result (solely by virtue of such amendment) in an increase in the Series Allocation Percentage for Series 2024-4.

Any Noteholder consenting to any amendment will be deemed to agree that the amendment does not have a material adverse effect on it.  For any amendment, the Trust will be required to deliver to the Indenture Trustee and the Owner Trustee an opinion of counsel stating that the amendment is authorized and permitted by the Indenture and that all conditions precedent to the amendment have been satisfied.

Equity Interest

The equity interest in the Trust is represented by the Certificates.  The Depositor and the True-up Trust are the initial Certificateholders.  The Certificateholders are entitled to (i) distributions of the Transferor’s Allocation on each Payment Date, (ii) any collections on or proceeds of any Trust DPPAs allocated to any other Series not needed to make payments on the related Credit Extensions, or to make any other required payments or deposits according to the priority of payments for such Series and (iii) investment earnings on amounts held in the Collection Account or any Series Bank Accounts.

Book-Entry Registration

The Notes will be available only in book-entry form except in the limited circumstances described under “—Definitive Securities” below.  All Notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.  Investors’ interests in the Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.  Investors may hold their Notes through DTC or Clearstream, which will hold positions on behalf of their customers or participants through their depositories, which in turn will hold positions in accounts as DTC participants.  The Notes will be traded as home market instruments in both the U.S. domestic and European markets.  Initial settlement and all secondary trades will settle in same-day funds.

Noteholders who hold their Notes through DTC will follow the settlement practices for U.S. corporate debt obligations.  Investors who hold global Notes through Clearstream accounts will follow the settlement procedures for conventional eurobonds, except that there will be no temporary global Notes and no “lock-up” or restricted period.

Actions of Noteholders under the Indenture will be taken by DTC on instructions from its participants and all payments, notices, reports and statements to be delivered to Noteholders will be delivered to DTC or its nominee as the registered holder of the book-entry Notes for distribution to holders of book-entry Notes according to DTC’s rules and procedures.

Prospective Noteholders should review the rules and procedures of DTC and Clearstream for clearing, settlement, payments and tax withholding applicable to their purchase of the Notes.  In particular, investors should note that DTC’s rules and procedures limit the ability of the Trust and the Indenture Trustee to make post-payable adjustments for principal and interest payments after a period of time, which may be as short as ninety (90) days.

The Clearing Systems

DTC.  DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC direct participants deposit with DTC.  DTC also facilitates the post-trade settlement among DTC direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between DTC direct participants’ accounts. This eliminates the need for physical movement of securities certificates.  DTC direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  DTC is a wholly-owned subsidiary of DTCC.  DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC direct participant, either directly or indirectly. The rules applicable to DTC direct participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Clearstream.  Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for Clearstream participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly.  Distributions with respect to the Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

None of the Sponsor, the Servicer, the Marketing Agent, the Depositor, the Trust, the Originators, the Indenture Trustee, the Master Collateral Agent or the Owner Trustee, or any affiliate of any of the above, or any Person by whom any of the above is controlled for the purposes of the Securities Act will have any responsibility for the performance by DTC and Clearstream or their respective direct or indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

Definitive Securities

Notes will be issued in physical form to Noteholders only if:

•	the Administrator determines that DTC is no longer willing or able to discharge properly its responsibilities as depository for the Notes and the Administrator cannot appoint a qualified successor,

•	the Administrator notifies the Indenture Trustee that it elects to terminate the book-entry system through DTC, or

•
after the occurrence of an Event of Default or a Servicer Termination Event, the holders of a majority of the Note Balance of the Controlling Class notify the Indenture Trustee and DTC to terminate the book-entry system through DTC (or a successor to DTC).

Payments of principal and interest on definitive Notes will be made by the Paying Agent on each Payment Date to registered holders of definitive Notes as of the end of the calendar month immediately preceding each Payment Date.  The payments will be made by wire transfer or check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee.  The final payment on any definitive Notes will be made only upon presentation and surrender of the relevant definitive Note at the address stated in the notice of final payment to the Noteholders.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee.  No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of an amount sufficient to cover any tax or other governmental charge imposed in connection with any transfer or exchange.

Computing the Outstanding Note Balance of the Notes

The monthly investor report will include a note factor for each class of Notes that can be used to compute the portion of the Note Balance Outstanding on that class of Notes each month.  The factor for each class of Notes will be a seven-digit decimal indicating the remaining Outstanding Note Balance of that class of Notes as of the applicable Payment Date as a percentage of its original Note Balance, after giving effect to payments to be made on the Payment Date.

The factor for each class of Notes will initially be 1.0000000 and will decline as the Outstanding Note Balance of the class declines.  For each Note, the portion of the Note Balance Outstanding on that class of Notes can be determined by multiplying the original denomination of that Note by the note factor for that class of Notes.

CREDIT AND PAYMENT ENHANCEMENT

This securitization transaction is structured to provide credit and payment enhancement that increases the likelihood that the Trust will make timely payments of interest on and principal of the Notes and decreases the likelihood that losses on the Receivables will impair the Trust’s ability to do so.  The amount of credit and payment enhancement will be limited and there can be no assurance it will be sufficient in all circumstances.  If losses on the Receivables and other potential shortfalls in the amount of cash available to Series 2024-4 to make required payments exceed the amount of available credit and payment enhancement, the amount available to make payments on the Notes will be reduced to the extent of these losses.  The risk of loss will be borne first by the Class C Notes, then the Class B Notes, and finally, the Class A Notes.  The Noteholders will have no recourse to any of the Transaction Parties, any Letter of Credit Provider or the underwriters as a source of payment.

The credit and payment enhancement described below is available to the Notes.  The credit enhancement described below is available only for Series 2024-4. Series 2024-4 will not be entitled to the credit and payment enhancement available to any other Group 1 Series.

Reserve Account

As a form of credit and payment enhancement for the Notes, the Servicer will establish the Reserve Account.  On the Closing Date, the Trust will make a deposit into the Reserve Account from the net proceeds of the sale of the Notes in an amount equal to the Required Reserve Amount. In addition, after the Closing Date, subject to the requirements set forth under “—Letter of Credit” below, the Trust or Verizon Communications may cause a Letter of Credit to be issued by a Letter of Credit Provider for an amount, together with amounts on deposit in the Reserve Account, equal to the Required Reserve Amount.

Thereafter, on each Payment Date, the amount on deposit in the Reserve Account plus, if applicable, amounts available under any Letter of Credit will be required to equal the Required Reserve Amount.  The Trust may from time to time satisfy its obligations to maintain the Required Reserve Amount through amounts on deposit in the Reserve Account, maintenance of a Letter of Credit, if any, or any combination thereof.  To the extent the sum of the amount on deposit in the Reserve Account plus the amount available under any Letter of Credit exceeds the Required Reserve Amount on any Payment Date, the amount of such excess may be released from the Reserve Account and paid to the Class R Interest on such Payment Date.

If the amount on deposit in the Reserve Account together with amounts available under any Letter of Credit on any Payment Date during the Revolving Period does not equal the Required Reserve Amount, an Amortization Event will occur.

On each Payment Date, the Servicer will direct the Paying Agent to withdraw any amount in the Reserve Account above the Required Reserve Amount and apply those funds as Series 2024-4 Available Funds.  In connection with any Optional Redemption, all amounts on deposit in the Reserve Account will be withdrawn and applied to pay any amounts due in connection therewith.

If, on any Payment Date, Series 2024-4 Available Funds are insufficient to pay the fees, expenses and indemnities of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer set forth in priorities (1) and (2) under “Description of the Notes—Priority of Payments,” make interest payments and any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment on the Notes (or required to be deposited into the Principal Funding Account, as applicable), the Servicer will direct the Paying Agent to first, withdraw funds from the Reserve Account and second, if applicable, draw on amounts available under a Letter of Credit, if any, to cover the shortfalls and apply such amounts in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”

In addition, if any class of Notes would not otherwise be paid in full on its Final Maturity Date or if, on any Payment Date during the Amortization Period, the amount in the Reserve Account plus, if applicable, the amount available under a Letter of Credit, if any, together with Series 2024-4 Available Funds are sufficient to pay the Notes in full, the Servicer will direct the Paying Agent to withdraw from the Reserve Account and draw from amounts available under any Letter of Credit the amount required to pay the Notes in full.

If amounts are drawn under any Letter of Credit and withdrawn from the Reserve Account on any Payment Date (other than a Payment Date on which the Notes are paid in full), on subsequent Payment Dates, the Paying Agent will, from Series 2024-4 Available Funds, first, if applicable, remit to the Letter of Credit Provider and second, deposit into the Reserve Account (after making all payments more senior in priority as set forth under “Description of the Notes—Priority of Payments”), an amount equal to the Reserve Deposit Amount.  On any Payment Date on which amounts are reimbursed to the Letter of Credit Provider for amounts drawn on the Letter of Credit, interest accrued on the drawn amount will also be paid to the Letter of Credit Provider.

Upon payment of the Notes in full, the Paying Agent will withdraw any amounts remaining in the Reserve Account and distribute them to the Certificateholders.

Letter of Credit

On the Closing Date, there will not be a Letter of Credit.  After the Closing Date, the Trust or Verizon Communications may cause a Letter of Credit to be issued by a Letter of Credit Provider, subject to the satisfaction of the Rating Agency Condition.  The Trust will file a copy of any Letter of Credit on Form 8-K with the SEC.  Any Letter of Credit Provider will be entitled to a fee in connection with the performance of its duties under the Letter of Credit.  The Trust will pay the Letter of Credit Provider a fee determined at the time the related Letter of Credit is issued.  The Letter of Credit Provider will also be entitled to reimbursement or payment by the Trust for all costs, expenses and indemnification amounts incurred by it in connection with the performance of its duties under the Letter of Credit.  The Trust will pay such amounts from Series 2024-4 Available Funds on each Payment Date in accordance with the priority set forth under “Description of the Notes—Priority of Payments” or at such other more senior priority that is set forth in a supplement to the Indenture and that satisfies the Rating Agency Condition.

Under any such Letter of Credit, the Letter of Credit Provider will issue a standby credit for the benefit of the Notes for an amount, together with amounts on deposit in the Reserve Account, equal to the Required Reserve Amount.  To the extent the sum of the amount on deposit in the Reserve Account plus the amount available under any Letter of Credit exceeds the Required Reserve Amount on any Payment Date, the amount of such excess may be released from the Reserve Account and paid to the Class R Interest on such Payment Date.

If the amount on deposit in the Reserve Account together with amounts available under the Letter of Credit on any Payment Date during the Revolving Period does not equal the Required Reserve Amount, an Amortization Event will occur.

As described under “—Reserve Account” above, if, on any Payment Date, amounts are required to be withdrawn from the Reserve Account in order to cover certain shortfalls, these amounts will first be withdrawn from amounts on deposit in the Reserve Account and second, be drawn from the amount available under any Letter of Credit, and such amounts will be applied in accordance with the priorities set forth under “Description of the Notes—Priority of Payments.”  If amounts are drawn under any Letter of Credit and withdrawn from the Reserve Account on any Payment Date (other than a Payment Date on which the Notes are paid in full), on subsequent Payment Dates, the Paying Agent will, from Series 2024-4 Available Funds, first, if applicable, remit to the Letter of Credit Provider and second, deposit into the Reserve Account (after making all payments more senior in priority as set forth under “Description of the Notes—Priority of Payments”), an amount equal to the Reserve Deposit Amount.  On any Payment Date on which amounts are reimbursed to the Letter of Credit Provider for amounts drawn on any Letter of Credit, interest accrued on the drawn amount will also be paid to the Letter of Credit Provider to the extent set forth in the related Letter of Credit.

Subordination

This securitization transaction is structured so that the Trust will pay interest on the Notes in order of seniority.  On each Payment Date, interest will be paid, first, on the Class A Notes, pro rata, based on the amount of interest due to the Class A-1a Notes and Class A-1b Notes, then on the Class B Notes and then on the Class C Notes.  The Trust will not pay interest on any subordinated class of Notes until all interest payments due on all more senior classes of Notes are paid in full.

On each Payment Date during the Amortization Period, the Trust will pay principal sequentially, beginning with the Class A Notes (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes on the related Payment Date, before giving effect to any payments made on that date), and will not pay principal of any subordinated class of Notes until the Note Balances of all more senior classes of Notes are paid in full.  In addition, if a Priority Principal Payment (other than a Regular Priority Principal Payment) is required on any Payment Date, the Trust will pay such required Priority Principal Payment to the most senior class of Notes Outstanding (or make the corresponding deposit into the Principal Funding Account, as applicable) prior to the payment of interest on the more subordinated Notes on that Payment Date, as set forth under “Description of the Notes—Priority of Payments.”

If the Notes are accelerated after an Event of Default, the priority of payments will change and the Trust will pay interest and principal sequentially, beginning with the Class A Notes (with any principal payments applied to the Class A Notes allocated to the Class A-1a Notes and Class A-1b Notes, pro rata, based on the Note Balance of the Class A-1a Notes and Class A-1b Notes as of the end of the immediately preceding Payment Date), then the Class B Notes and then the Class C Notes.  The Trust will not pay interest or principal of the Class B Notes and Class C Notes until all more senior classes of Notes are paid in full.

These subordination features provide credit enhancement to more senior classes of Notes, with the Class A Notes benefiting the most.

Overcollateralization

Overcollateralization is, for any date of determination, the amount by which (x) the Series 2024-4 Allocated Pool Balance exceeds (y) the aggregate Note Balance of the Notes.  Overcollateralization means there will be excess Collections on the Receivables allocated to Series 2024-4 that will be available to cover shortfalls in Collections resulting from losses on the other Receivables.

The Series 2024-4 Required Overcollateralization Percentage is 8.25%.  As of the Closing Date, the Series 2024-4 Required Overcollateralization Amount will be $53,950,953.68.

Excess Spread

Excess spread for Series 2024-4 on any Payment Date will be equal to the excess of (i) the product of (a) the Series 2024-4 Discount Rate and (b) the Series 2024-4 Available Funds for such Payment Date over (ii) the sum of (a) the aggregate amount of interest payments required to be made on the Notes on such Payment Date and (b) the aggregate amount of senior fees and expenses of the Trust that are allocated to Series 2024-4 on such Payment Date.  The amount of excess spread on any Payment Date is part of Collections for such Payment Date.

U.S. CREDIT RISK RETENTION

The U.S. Risk Retention Rules require the Sponsor, either directly or through one or more of its majority-owned affiliates, to retain an economic interest of at least 5% in the credit risk of the Receivables.

The Sponsor, the other Originators and the True-up Trust are under the common control of Verizon Communications and therefore, the True-up Trust is a majority-owned affiliate of the Sponsor.

The True-up Trust, as a majority-owned affiliate of the Sponsor, will retain the required economic interest in the credit risk of the Receivables in satisfaction of the Sponsor’s obligations under the U.S. Risk Retention Rules in the form of a qualifying “seller’s interest,” consisting of the Transferor’s Interest (which, among other things, is represented by the Certificates), as wholly offset by an “eligible horizontal residual interest” in Series 2024-4 consisting of the Class R Interest.  The amount of the Transferor’s Interest on the Closing Date and at each subsequent monthly measurement date is required to equal not less than 5% of the aggregate unpaid principal balance of all outstanding investor ABS interests in Group 1, as wholly offset by the percentage represented by the fair value of the Class R Interest, as Series EHRI, of the fair value of all outstanding ABS interests in Series 2024-4 on the Closing Date.  The amount of the Transferor’s Interest will be measured in accordance with the requirements of the U.S. Risk Retention Rules and determined on the Closing Date and monthly thereafter, as provided in the U.S. Risk Retention Rules. In determining the aggregate unpaid principal balance of the Outstanding Notes, any Notes held for the life of such Notes by the Sponsor or its wholly-owned affiliates may be disregarded and deemed not to be Outstanding. We refer to this aggregate unpaid principal balance of the outstanding ABS interests in Series 2024-4, with the reductions, if any, described immediately above, as the “aggregate adjusted outstanding investor ABS interests” in Series 2024-4.

None of the Sponsor, the Depositor, the other Originators, the True-up Trust or any of their affiliates may sell, transfer or hedge the Transferor’s Interest or the applicable Series EHRI other than as permitted by the U.S. Risk Retention Rules.

Qualifying “Seller’s Interest”

The Transferor’s Interest (represented by the Certificates) has been structured to be a qualifying “seller’s interest” under the U.S. Risk Retention Rules. The Transferor’s Interest is collateralized by the Receivables, is pari passu with each Series of investor ABS interests issued by the Trust for Group 1, and adjusts for fluctuations in the outstanding principal balance of the Receivables.

The Certificates represent the interest in each Group not represented by any Series of that Group and are entitled to, among other things, with respect to Group 1, distributions in respect of the Transferor’s Interest on each Payment Date. Pursuant to the Master Collateral Agreement, the Servicer will allocate among each Group 1 Series and the Transferor’s Interest, all Group 1 Available Funds, based on the Series Allocation Percentage for each such Series and the Transferor’s Percentage, as applicable. For a description of the Transferor’s Interest and the Transferor’s Allocation on each Payment Date, see “Description of the Notes—Allocation of Group 1 Available Funds.”

As described under “—Eligible Horizontal Residual Interests” below, on the Closing Date the Sponsor expects the fair value of the Class R Interest, as Series EHRI, to be approximately 20.6% of the fair value of all outstanding ABS interests in Series 2024-4.  Because of the permitted offset of that percentage to the 5% “seller’s interest” requirement, the Sponsor expects that the amount of the Transferor’s Interest on the Closing Date and at each subsequent measurement date will be required to equal 0% of the aggregate unpaid principal balance of all outstanding investor ABS interests in Group 1.

As of the Statistical Calculation Date, the Sponsor expects, after issuance of the Notes and the application by the Trust of the net proceeds from the sale of the Notes on the Closing Date, the amount of the Transferor’s Interest to be equal to $808,178,192.53, representing approximately 3.1% of the aggregate adjusted outstanding investor ABS interests in Group 1 as of the Closing Date, measured in accordance with the provisions of the U.S. Risk Retention Rules, and which exceeds the 0% that is expected to be required. The Sponsor expects that, on the Closing Date, after issuance of the Notes and the application by the Trust of the net proceeds from the sale of the Notes, the Transferor’s Percentage will equal 3.1%. As permitted under the U.S. Risk Retention Rules, for purposes of determining the amount of the Transferor’s Interest on the Closing Date, the Sponsor has used the aggregate Principal Balance of the Receivables as of the Statistical Calculation Date and the aggregate adjusted outstanding investor ABS interests in Group 1 that are expected to be outstanding as of the Closing Date, including $600,000,000.00 of Notes and related adjustments to the amount of subordinated notes Outstanding.

The amount of the Transferor’s Interest on the Closing Date will be disclosed by the Trust in a current report on Form 8-K within a reasonable time after the Closing Date if materially different from that disclosed in this prospectus. Following the Closing Date, the amount of the Transferor’s Interest as of each subsequent monthly measurement date will be disclosed by the Trust in a distribution report on Form 10-D for the Collection Period in which such monthly measurement date occurs.

Group 1 is expected to be, as of the Closing Date, the only Group in the Trust.

The Pool Balance will vary each day as (i) new Device Payment Plan Agreements are designated to Group 1 and (ii) Receivables are paid, written-off or released.  Therefore, the amount of the Transferor’s Interest will fluctuate each day to reflect the changes in the amount of the Receivables. In addition, the amount of the Transferor’s Interest will generally increase to reflect reductions in the Adjusted Series Invested Amount of any Group 1 Series, and will generally decrease as a result of the issuance of new Group 1 Credit Extensions.  For additional information about the Certificates, see “The Trust.”

Eligible Horizontal Residual Interests

The Class R Interest has been structured to be an “eligible horizontal residual interest” under the U.S. Risk Retention Rules with respect to Series 2024-4.  On any Payment Date, the Class R Interest will absorb any losses incurred on the Receivables before any losses are incurred by the holders of other ABS interests issued in connection with Series 2024-4, and the Class R Interest will have the most subordinated claim to payments of principal and interest by the Trust with respect to Series 2024-4.  In general, the Class R Interest represents the right to all Series 2024-4 Available Funds on any Payment Date not needed to pay fees, expenses and indemnities of the Trust allocated to or otherwise payable by Series 2024-4 or to make interest and principal payments on the Notes, payments, if any, required to reimburse a Letter of Credit Provider for any amounts drawn under any Letter of Credit together with interest accrued on the drawn amount, any required deposits into the Reserve Account or the Principal Funding Account, any Additional Interest Amounts and Make-Whole Payments payable on that Payment Date.  The Class R Interest is subordinated to each class of Notes and are only entitled to amounts not needed on a Payment Date to make the payments set forth in the immediately preceding sentence.  The material terms of the Class R Interest with respect to their payment priority are described under “Description of the Notes—Priority of Payments” and “—Post-Acceleration Priority of Payments.”  The Class R Interest absorb all losses on the Receivables first, before any losses are incurred by the Notes.  For a description of the credit and payment enhancement available for the Notes, see “Credit and Payment Enhancement.”

As described below, on the Closing Date the Sponsor expects the fair value of the Class R Interest, as Series EHRI, to be approximately 20.6% of the fair value of all outstanding ABS interests in Series 2024-4.  Because of the permitted offset of that percentage to the 5% “seller’s interest” requirement described under “—Qualifying “Seller’s Interest”” above, the Sponsor expects that the amount of the Transferor’s Interest on the Closing Date and at each subsequent measurement date will be required to equal 0% of the aggregate unpaid principal balance of all outstanding investor ABS interests in Group 1.

Each other Series may also be structured to include a Series EHRI consisting of one or more ABS interests that qualify as “eligible horizontal residual interests” under the U.S. Risk Retention Rules, which also are expected to be retained by the True-up Trust (or the Sponsor or one of its other majority-owned affiliates). The fair value of the “Class R interest” of a Series and of each other Series EHRI of a Series may also be offset against the 5% “seller’s interest” requirement for that Series.  Other Series may also be structured so as not to include a Series EHRI, which means that the 5% “seller’s interest” requirement for that Series will not be offset.  As a practical matter, if and so long as there are issued and Outstanding Series in addition to Series 2024-4, at any measurement date the Transferor’s Interest will be required to satisfy the highest requirement for any then issued and Outstanding Series, which may exceed (but will not be lower than) the expected 0% requirement for Series 2024-4 but is not expected to be higher than 5%.

The fair value of the Notes and the Class R Interest are summarized below.  The totals in the table may not sum due to rounding.

	Fair Value	Fair Value (as a percentage)
Notes	$599,975,589	79.39%
Class R Interest	$155,763,589	20.61%
Total	$755,739,178	100.00%

The Sponsor determined the fair value of the Notes and the Class R Interest using a fair value measurement framework under generally accepted accounting principles.  In measuring fair value, the use of observable and unobservable inputs and their significance in measuring fair value are reflected in the fair value hierarchy assessment, with Level 1 inputs favored over Level 3 inputs.

•    Level 1 inputs include quoted prices for identical instruments and are the most observable,

•    Level 2 inputs include quoted prices for similar instruments and observable inputs, including as interest rates and yield curves, and

•    Level 3 inputs include data not observable in the market and reflect management judgment about the assumptions market participants would use in pricing the instrument.

The fair value of the Notes is categorized within Level 2 of the hierarchy, reflecting the use of inputs derived from prices for similar instruments.  The fair value of the Class R Interest is categorized within Level 3 of the hierarchy as inputs to the fair value calculation are generally not observable.

The fair value of the Notes is assumed to be equal to the issuance price.

To calculate the fair value of the Class R Interest, the Sponsor used an internal valuation model.  This model resulted in a projection of (i) the future monthly collection of principal payments on the Receivables, (ii) the write-off amount per month, (iii) the prepayment amount per month, (iv) the interest and principal payments on each class of Notes, (v) any fees and expenses payable by the Trust, (vi) deposits into the Reserve Account and (vii) amounts deposited into the Distribution Account with respect to an Optional Redemption.  The resulting cash flows to the Class R Interest are discounted to present value based on a discount rate that reflects the credit exposure to these cash flows.  In completing these calculations, the Sponsor made the following assumptions:

1.            the following assumptions are true:

•	all monthly payments are timely received starting from June 2024 and no Receivable is ever delinquent;
•	payments on the Notes are made on the 20th day of each month, whether or not that day is a Business Day, beginning in July 2024;
•	the Servicing Fee rate is 0.75% per annum;
•
no one-time successor servicer engagement fee is paid and there are no other fees or expenses paid by the Trust, other than (x) the Servicing Fee and (y) Master Collateral Agent fees and expenses, Indenture Trustee (and with respect to any loan series, paying agent) fees and expenses, Owner Trustee fees and expenses, Letter of Credit Provider fees and expenses (if any) and Asset Representations Reviewer fees and expenses, which, in the aggregate under this clause (y) equal the amounts set forth in the following table:

Payment Date	Total Monthly Fees
January	$27,500.00
February	$117,500.00
March	$27,500.00
April	$27,500.00
May	$72,500.00
June	$42,500.00
July	$77,500.00
August	$27,500.00
September	$42,500.00
October	$57,500.00
November	$27,500.00
December	$72,500.00

•	the Reserve Account is initially funded with an amount equal to $6,539,509.54;
•	as of the Closing Date, the amount on deposit in the Principal Funding Account is zero;
•
the initial Note Balance of the Class A-1a Notes, the Class A-1b Notes, the Class B Notes and the Class C Notes is equal to the initial Note Balance for that class of Notes set forth on the cover of this prospectus;

•	interest accrues on the Class A-1a Notes at 5.21% per annum, the Class A-1b Notes at Compounded SOFR + 0.55% per annum, the Class B Notes at 5.40% per annum and the Class C Notes at 5.60% per annum;
•
in determining the interest payments on the Class A-1b Notes, Compounded SOFR is assumed to reset consistent with the applicable forward rate curve as of June 10, 2024 and it is assumed that no Benchmark Transition Event has occurred;

•	the Series 2024-4 Discount Rate is 10.99%;
•	the Closing Date is June 28, 2024;
•	the Trust issues another Group 1 Series of notes on the Closing Date;
•	no Make-Whole Payments are paid on the Notes;
•	no Additional Interest Amounts are paid on the Notes; and
•	neither an Amortization Event nor an Event of Default occurs.

2.            Prepayments on the Receivables can be measured against a prepayment standard or model. This securitization transaction uses the base prepayment assumption (the “Prepayment Assumption”), which assumes that the original principal balance of the Receivables will prepay as follows:

•	in months 1-6 of the device payment plan agreement, prepayments will occur at a 4.00% constant prepayment rate (“CPR”) of the then outstanding principal balance of the Receivables,
•	in months 7-9 of the device payment plan agreement, prepayments will occur at a 5.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 10-12 of the device payment plan agreement, prepayments will occur at a 7.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 13-15 of the device payment plan agreement, prepayments will occur at a 12.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 16-18 of the device payment plan agreement, prepayments will occur at a 18.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 19-21 of the device payment plan agreement, prepayments will occur at a 26.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 22-24 of the device payment plan agreement, prepayments will occur at a 38.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 25-27 of the device payment plan agreement, prepayments will occur at a 30.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 28-30 of the device payment plan agreement, prepayments will occur at a 48.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 31-33 of the device payment plan agreement, prepayments will occur at a 37.00% CPR of the then outstanding principal balance of the Receivables,
•	in months 34-36 of the device payment plan agreement, prepayments will occur at a 68.00% CPR of the then outstanding principal balance of the Receivables, and
•	in and after month 37 of the device payment plan agreement, prepayments will occur at a 0.00% CPR of the then outstanding principal balance of the Receivables;

3.            Receivables default at an aggregate cumulative gross loss rate of 4.00%.  The shape of the cumulative gross loss curve assumes that:

•	in months 1-3 of the Device Payment Plan Agreement, 0.00% of defaults occur in each month,
•	in months 4-6 of the Device Payment Plan Agreement, approximately 1.50% of defaults occur in each month,

•	in month 7 of the Device Payment Plan Agreement, approximately 3.30% of defaults occur,
•	in month 8 of the Device Payment Plan Agreement, approximately 4.60% of defaults occur,
•	in month 9 of the Device Payment Plan Agreement, approximately 6.10% of defaults occur,
•	in months 10-11 of the Device Payment Plan Agreement, approximately 6.00% of defaults occur in each month,
•	in month 12 of the Device Payment Plan Agreement, approximately 5.90% of defaults occur,
•	in month 13 of the Device Payment Plan Agreement, approximately 5.50% of defaults occur,
•	in months 14-15 of the Device Payment Plan Agreement, approximately 5.60% of defaults occur in each month,
•	in months 16-18 of the Device Payment Plan Agreement, approximately 4.80% of defaults occur in each month,
•	in month 19 of the Device Payment Plan Agreement, approximately 4.00% of defaults occur,
•	in months 20-21 of the Device Payment Plan Agreement, approximately 3.60% of defaults occur in each month,
•	in months 22-23 of the Device Payment Plan Agreement, approximately 3.00% of defaults occur in each month,
•	in month 24 of the Device Payment Plan Agreement, approximately 2.70% of defaults occur,
•	in months 25-26 of the Device Payment Plan Agreement, approximately 2.10% of defaults occur in each month,
•	in month 27 of the Device Payment Plan Agreement, approximately 1.90% of defaults occur,
•	in month 28 of the Device Payment Plan Agreement, approximately 1.60% of defaults occur,
•	in months 29-30 of the Device Payment Plan Agreement, approximately 1.00% of defaults occur in each month,
•	in months 31-33 of the Device Payment Plan Agreement, approximately 0.70% of defaults occur in each month,
•	in month 34 of the Device Payment Plan Agreement, approximately 0.40% of defaults occur,
•	in months 35-36 of the Device Payment Plan Agreement, approximately 0.20% of defaults occur in each month, and
•	in and after month 37 of the Device Payment Plan Agreement, 0.00% of defaults occur in each month;

4.  no recoveries are assumed on defaulted Receivables;

5.  cash flows on the Certificates are discounted at 11%; and

6.  the Certificateholders exercise their Optional Redemption right on the Anticipated Redemption Date with a purchase price equal to the Outstanding face value of the Notes.

The Sponsor developed these inputs and assumptions by considering the following factors:

•    CPR rate – estimated considering the composition of the Receivables, and the static pool prepayment history of the Master Trust Receivables included in Annex A, as applicable.

•    Cumulative gross loss rate – estimated using assumptions for both the magnitude of lifetime cumulative gross losses and the shape of the cumulative gross loss curve.  The lifetime cumulative gross loss assumption was developed considering the composition of the Receivables, and the static pool loss history of the Master Trust Receivables included in Annex A, as applicable.  The shape of the cumulative gross loss curve is based on an average of the historical data included in Annex A.

•    Discount rate applicable to the cash flows to the Class R Interest – estimated to reflect the credit exposure to the cash flows to the Class R Interest.  Due to the lack of an active trading market in residual interests similar to the Class R Interest, the discount rate was derived using qualitative factors that consider the equity-like component of the first-loss exposure to determine the rate of return that would be required by third-party investors for residual interests similar to the Class R Interest.  Based on this information and its own knowledge of the capital markets, the Sponsor developed the relevant discount rate.

The inputs and assumptions described above include all the inputs and assumptions that could have a significant impact on the fair value calculation or a prospective Noteholder’s ability to evaluate the fair value calculation.  The fair value of the Notes and the Class R Interest was calculated based on the assumptions described above, including the assumptions regarding the characteristics and performance of the Receivables that will differ from the actual characteristics and performance of those Receivables.  You should be sure you understand these assumptions when considering the fair value calculation.

The Sponsor will recalculate the fair value of the Notes and the Class R Interest following the Closing Date to reflect the issuance of the Notes and any changes in the methodology or inputs and assumptions described above.  The fair value of the Class R Interest as a percentage of the aggregate fair value and Note Balance of the Notes and the Class R Interest will be included in the monthly investor report for the first Collection Period, together with a description of any changes in the methodology or inputs and assumptions used to calculate the fair value, which will also be included in the related distribution report on Form 10-D.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

Regulation (EU) 2017/2402 of the European Parliament and of the Council of December 12, 2017 (as amended, the “EU Securitization Regulation”) has direct effect in member states of the EU and is expected to be implemented in other countries in the EEA.

Article 5 of the EU Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in such regulation) (the “EU Due Diligence Requirements”) by certain types of EU-regulated (or, as applicable, EEA-regulated) investors, including insurance undertakings, reinsurance undertaking, institutions for occupational retirement provision, investment managers and authorized entities appointed by such institutions, alternative investment fund managers that manage and/or market alternative investment funds in the EU (or, as applicable, in the EEA), management companies of undertakings for collective investment in transferrable securities (“UCITS”), internally managed UCITS, credit institutions and investment firms, each as described in more detail in the EU Securitization Regulation. The EU Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of certain EU- or, as applicable, EEA-regulated credit institutions and investment firms (such affiliates, together with all institutional investors referred to in this paragraph, “EU Affected Investors”).

Upon the UK’s departure from the EU, the EU Securitization Regulation (as in effect on December 31, 2020) was retained as part of the domestic law of the UK by virtue of the EUWA and amended by the Securitisation (Amendment) (EU Exit) Regulations 2019 (and as further amended from time to time, the “UK Securitization Regulation”).

Article 5 of the UK Securitization Regulation places certain conditions on investments in a “securitisation” (as defined in such regulation) (the “UK Due Diligence Requirements”) by certain types of UK-regulated investors, including insurance undertakings, reinsurance undertakings, occupational pension schemes, fund managers of such schemes, alternative investment fund managers that market or manage alternative investment funds in the UK, UCITS, UCITS management companies, credit institutions and investment firms, each as described in more detail in the UK Securitization Regulation. The UK Due Diligence Requirements also apply to investments by certain consolidated affiliates, wherever established or located, of certain UK-regulated credit institutions and investment firms (such affiliates, together with all institutional investors referred to in this paragraph, “UK Affected Investors”).

Among other things, the EU Due Diligence Requirements and the UK Due Diligence Requirements provide that, prior to investing in a securitisation, an EU Affected Investor or a UK Affected Investor, as applicable, is required to verify that: (a) certain credit-granting requirements are satisfied; (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest in the securitisation which, in any event, will not be less than 5%, in accordance with the EU Securitization Regulation or the UK Securitization Regulation, as applicable, and discloses that risk retention; and (c) the originator, sponsor or securitization special purpose entity has, where applicable, made available information in accordance with the EU Securitization Regulation or the UK Securitization Regulation, as applicable.

None of Cellco, the Originators, the Depositor, the Trust, the Parent Support Provider, the Owner Trustee, the Master Collateral Agent, the Indenture Trustee, the underwriters, the other parties to the transactions described in this prospectus, nor any of their respective affiliates, will undertake, or intends, to retain a material net economic interest in the securitization constituted by the issuance of the Notes in a manner that would satisfy the requirements of the EU Securitization Regulation or the UK Securitization Regulation.

In addition, no such person will undertake, or intends, with respect to such transaction, to take any other action or refrain from taking any action prescribed or contemplated in the EU Securitization Regulation or the UK Securitization Regulation, or for purposes of, or in connection with, compliance by any EU Affected Investor with the EU Due Diligence Requirements, by any UK Affected Investor with the UK Due Diligence Requirements or by any person with the requirements of any other law or regulation now or hereafter in effect in the EU, the EEA or the UK in relation to risk retention, due diligence and monitoring, credit granting standards, transparency or any other conditions with respect to investments in securitization transactions.

The arrangements described in “U.S. Credit Risk Retention” have not been structured with the objective of enabling or facilitating compliance with the requirements of the EU Securitization Regulation or the UK Securitization Regulation.

Consequently, the Notes may not be a suitable investment for an EU Affected Investor or a UK Affected Investor. As a result, the price and liquidity of the Notes in the secondary market may be adversely affected.

Failure by an EU Affected Investor to comply with the EU Due Diligence Requirements or by a UK Affected Investor to comply with the UK Due Diligence Requirements, in either case with respect to an investment in the Notes, may result in the imposition of a penalty regulatory capital charge on that investment or other regulatory sanctions and/or remedial measures being imposed or taken by such investor’s competent authority.

Prospective investors are responsible for analyzing their own legal and regulatory position and are encouraged to consult with their own investment and legal advisors regarding the suitability of the Notes for investment and the scope, applicability and compliance requirements of the EU Securitization Regulation, the UK Securitization Regulation and any other existing or future similar regimes in any relevant jurisdictions.  See also “Risk Factors—The Notes may not be a suitable investment for investors subject to the EU Securitization Regulation or the UK Securitization Regulation.”

SOME IMPORTANT LEGAL CONSIDERATIONS

Matters Relating to Bankruptcy

Transfer of Receivables by the Originators and the Additional Transferor to the Depositor.  Each absolute assignment of Receivables by the Originators to the Depositor has been and each absolute assignment of Receivables by the Originators to the Depositor will be structured to minimize the possibility that a bankruptcy proceeding of an Originator will adversely affect the Trust’s rights in the Receivables. Each absolute assignment of Receivables by the Additional Transferor to the Depositor was structured to minimize the possibility that a bankruptcy proceeding of the Additional Transferor (prior to its dissolution) would adversely affect the Trust’s rights in the Receivables.  Each of the Originators and the Depositor intend (and, prior to its dissolution, the Additional Transferor intended) that each absolute assignment of the Receivables by that Originator and the Additional Transferor, to the Depositor will be a “true sale.”  The Depositor will have no recourse to any Originator, the Servicer or the Additional Transferor other than the limited obligation of the Originators and the Servicer (in the case of Receivables transferred by the Additional Transferor) to reacquire or acquire Receivables for breaches of representations.

On the Closing Date, the Depositor will receive a reasoned legal opinion that in a bankruptcy of an Originator:

•	the Receivables transferred by that Originator and the Collections on the Receivables would not be property of that Originator’s bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the Collections on the Receivables to the Depositor or the Trust.

This opinion will be subject to assumptions and qualifications and will address features of this securitization transaction.  No assurance can be given that a court in an Originator’s bankruptcy proceeding would reach the same conclusion.

Substantive Consolidation.  On the Closing Date, counsel to the Depositor will give an opinion to the effect that, based on a reasoned analysis of analogous case law (although there is no case law directly on point), and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles described in the opinion, in the event of a voluntary or involuntary bankruptcy proceeding in respect of a Certificateholder or an Originator under the Bankruptcy Code, the property of the Trust would not properly be substantively consolidated with the property of the estate of the Certificateholders and the Originators, as applicable.  Among other things, that opinion will assume that each of the Certificateholders, the Originators, and the Trust will follow specified procedures in the conduct of its affairs, including the Trust maintaining records and books of account separate from those of the others, the Trust refraining from commingling its assets with those of the others, and each party refraining from holding itself out as having agreed to pay, or being liable for, the debt of the other.  The Certificateholders, the Originators, and the Trust intend to follow these and other procedures related to maintaining their separate corporate identities.  However, there can be no assurance that a court would not conclude that the assets and liabilities of the Trust should be consolidated with those of the Certificateholders or the Originators.

Transfer of Receivables by the Depositor to the Trust.  Each absolute assignment of Receivables by the Depositor to the Trust has been and will be structured to minimize the possibility that a bankruptcy proceeding of the Depositor will adversely affect the Trust’s rights in the Receivables. The Depositor intends that each absolute assignment of the Receivables by the Depositor to the Trust will be a “true sale.”  The Trust will have no recourse to the Depositor, the Servicer, any Originator or the Additional Transferor other than the limited obligation of the Originators and the Servicer (in the case of Receivables transferred by the Additional Transferor) to reacquire or acquire Receivables for breaches of representations.

On the Closing Date, the Trust will receive a reasoned legal opinion that in a bankruptcy of the Depositor:

•	the Receivables transferred by the Depositor and the Collections on the Receivables would not be property of the Depositor’s bankruptcy estate under U.S. federal bankruptcy laws, and

•	the automatic stay under U.S. federal bankruptcy laws would not apply to prevent payment of the Collections on the Receivables to the Trust.

This opinion will be subject to assumptions and qualifications and will address features of this securitization transaction.  No assurance can be given that a court in the Depositor’s bankruptcy proceeding would reach the same conclusion.

Bankruptcy Proceedings of Cellco, the Depositor, the Originators or the Servicer. The Depositor does not intend to begin, and Cellco will agree that it will not cause the Depositor to begin, a voluntary bankruptcy proceeding so long as the Depositor is solvent.

The bankruptcy of the Servicer would result in a Servicer Termination Event.  However, upon the commencement of a bankruptcy case, the Bankruptcy Code would prevent any termination of the Transfer and Servicing Agreement without leave of court.  If no other Servicer Termination Event other than a bankruptcy exists, that Servicer Termination Event is unlikely to be enforceable in any event.  Moreover, even where a Servicer Termination Event other than a bankruptcy event exists, the Servicer, either as a debtor-in-possession or through an appointed trustee, may oppose any termination on the grounds that it is able to cure the event and comply with the other Bankruptcy Code requirements for the assumption, or the assumption and assignment, and thus, the continuation, of the Transfer and Servicing Agreement in the bankruptcy case.  Pending a termination, rejection, or assumption of the Transfer and Servicing Agreement, the Servicer, by virtue of its legal right under the Bankruptcy Code to assume the Transfer and Servicing Agreement and to continue its business operations in the ordinary course, should be entitled to continue to perform and realize the benefit of the Transfer and Servicing Agreement.

Payments made by an Originator to reacquire or by the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) to acquire Receivables under the applicable Receivables Transfer Agreement or the Transfer and Servicing Agreement may be recoverable by that Originator or the Servicer, as applicable, as a debtor-in-possession, or by a creditor or a trustee-in-bankruptcy of that Originator or the Servicer as a preferential transfer from that Originator or the Servicer if the payments were made within one (1) year before the filing of a bankruptcy proceeding in respect of that Originator or the Servicer.

 Bankruptcy Proceedings of Cellco or Other Originators and Impact on Upgrade Offers.  As described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” Verizon Wireless, through Cellco, as an Originator, or the other Originators, offers Upgrade Offers, including the Current Upgrade Offer, to their respective Obligors, including the Obligors under the Receivables.  Once the Obligor and the related Originator form an Upgrade Contract, such Upgrade Contract becomes binding on the related Originator and the Obligor until all of the obligations of both the Obligor and the related Originator are completed.  Under each Upgrade Program, upon exercise of the upgrade option by an Obligor, the related Originator will sell to the Obligor a new wireless device and the Obligor must enter into a new Device Payment Plan Agreement to pay for the wireless device.  In addition, under each Upgrade Program, the Obligor is obligated to satisfy certain terms and conditions, including returning the old wireless device. If the Obligor satisfies those terms and conditions, the related Originator is obligated to make the related Upgrade Prepayment. The obligations on the original Device Payment Plan Agreement are not terminated until after all of the terms and conditions are satisfied, including that the related Originator (or the Marketing Agent) makes the Upgrade Prepayment.  If the original Device Payment Plan Agreement is a Receivable, (i) under the transaction documents, Cellco, as Originator or as Marketing Agent on behalf of the other Originators, would be required to remit, or to cause the related Originator to remit, to the Trust the related Upgrade Prepayment and (ii) because the Trust owns the original Device Payment Plan Agreement, the Trust is still entitled to payment by the related Obligor of the amounts due under that Device Payment Plan Agreement if Cellco does not satisfy the Upgrade Prepayment.

If Cellco or an Originator becomes a debtor under chapter 11 of the Bankruptcy Code and therefore becomes a debtor in possession, pursuant to the provisions of the Bankruptcy Code before the creation of an Upgrade Contract, Cellco or another Originator, as debtor in possession, may terminate its Upgrade Offers or continue to enter into and perform under any Upgrade Contract.  If Cellco or another Originator, as applicable, as debtor in possession, were to decide to continue Upgrade Offers, including Current Upgrade Offers, as described under “Origination and Description of Device Payment Plan Agreement Receivables—Upgrade Offers,” with respect to Upgrade Contracts consummated after Cellco or that Originator becomes a debtor in possession,

(i)  the Bankruptcy Code authorizes the related Originator, as debtor in possession, to incur the obligation to an Obligor to prepay the related Receivable and to use funds that are part of the bankruptcy estate to pay to the Trust the amounts necessary to prepay the existing Receivable;

(ii)  the related Originator would be obligated to perform all of its obligations under any Upgrade Contract, including prepaying the existing Receivable, and if the related Obligor satisfies all of the obligations under an Upgrade Contract and Cellco as Originator or as Marketing Agent on behalf of the other Originators fails to prepay, or to cause the related Originator to prepay, the existing Receivable, (x) the Trust could enforce the original Receivable against the related Obligor and (y) the Obligor would have a claim in recoupment against Cellco or the related Originator, for damages because of its failure to pay; and the Obligor could then offset the damage claim against payments due to the related Originator under the new Device Payment Plan Agreement; and

(iii)  the performance of the obligations of the related Originator to an Obligor under any Upgrade Contract entered into by the related Originator, as a debtor in possession, including prepaying the existing Receivables, to satisfy the obligation of the related Originator, to the related Obligor would be treated as an administrative expense in the related Originator’s bankruptcy case payable before the unsecured prepetition claims of creditors of the related Originator.

If an Originator becomes a debtor in chapter 11 of the Bankruptcy Code after an Obligor exercises its option to upgrade pursuant to an Upgrade Offer, but before the Obligor satisfies all of the requirements for prepayment of the Receivable or before Cellco, as Originator or as Marketing Agent on behalf of another Originator made, or caused the related Originator to make, the Upgrade Prepayment, the relevant Originator as a debtor in possession could, in accordance with the requirements of the Bankruptcy Code, continue to perform the Upgrade Contract as described above or refuse to perform the Upgrade Contract.  If the relevant Originator refused to perform an Upgrade Contract in process, the Trust could enforce the original Receivable against the related Obligor and that Obligor would have a claim in recoupment against the related Originator for damages because of its failure to perform the Upgrade Contract.  That Obligor could then offset the damage claim against payments due to the related Originator under the new Device Payment Plan Agreement.

In this event, the Trust nonetheless may have difficulty collecting against the related Obligor and the Obligor may be more unlikely to pay amounts remaining due under the Obligor’s original Device Payment Plan Agreement because the Obligor has already agreed to make payments under a new Device Payment Plan Agreement.  In addition, the Obligor may argue that it has a defense to making payments to the Trust because the Obligor fulfilled all of its obligations as specified in the Upgrade Offer or as a result of statements purportedly made by the Originator.  This may result in reduced Collections on the Receivables, which may result in shortfalls in payments on the Notes.

Bankruptcy Proceedings of Cellco or the Originators and Avoidance of Pre-Bankruptcy Upgrade Prepayments.  If the Marketing Agent or an Originator becomes a debtor under the Bankruptcy Code, the bankruptcy trustee of the Marketing Agent or Originator (including the Marketing Agent or Originator as debtor in possession) may seek to avoid any Upgrade Prepayments made by the Marketing Agent or the related Originator before the filing of the bankruptcy petition on the grounds that the Upgrade Prepayment was a preferential transfer or a fraudulent transfer.

Under each Upgrade Contract between an Obligor and an Originator, the Marketing Agent is obligated to make, or to cause the related Originator to make, the Upgrade Prepayment to the Trust and for the benefit of the Obligor if the Obligor satisfies the Obligor’s obligations under the Upgrade Contract.  Under Section 547 of the Bankruptcy Code, the trustee in bankruptcy for the Marketing Agent may seek to avoid the prepetition Upgrade Prepayment because it was a transfer of an interest of the Marketing Agent in property to or for the benefit of the Trust or the Obligor for or on account of an antecedent debt owed by the Marketing Agent before the Upgrade Prepayment was made if the following conditions are satisfied: (1) the Marketing Agent was insolvent at the time of the Upgrade Prepayment (insolvency is presumed for the ninety (90) days preceding the filing of the bankruptcy petition),  (2) the Upgrade Prepayment was made within ninety (90) days (in the case of the Obligor) or one (1) year (in the case of the Marketing Agent) before the filing of the petition, and (3) the Upgrade Prepayment enabled the Trust or the Obligor to receive more than either would receive in a Chapter 7 liquidation of the Marketing Agent if the Upgrade Prepayment had not been made.  If successful, the bankruptcy trustee could avoid the Upgrade Prepayment as a preference to either the Obligor or the Trust and in either case recover the avoided Upgrade Prepayment from the Trust.

However, the Trust and the creditor each have defenses under Section 547(c) to any avoidance actions.  First, each Obligor will have the benefit of the “small preference defense.”  Specifically, no Upgrade Prepayment will be a preferential transfer for the benefit of the Obligor to the extent that the Upgrade Prepayment was less than $7,575.  The maximum amount of each Upgrade Prepayment for any Receivable will be less than this amount.  No Upgrade Prepayment of less than this amount by the Marketing Agent will be recoverable from the Trust as an avoidable preferential transfer for benefit of the Obligor.

Second, if the bankruptcy trustee of the Marketing Agent seeks to avoid an Upgrade Prepayment on the separate grounds that the Upgrade Prepayment is made to the Trust, the Trust will have the benefit of the defense of a contemporaneous exchange for new value.  The bankruptcy trustee may not avoid an Upgrade Prepayment to the extent that the Upgrade Prepayment was intended by the Marketing Agent and the Trust to be a contemporaneous exchange for new value given to the Marketing Agent and was in fact a substantially contemporaneous exchange.

In the case of an Upgrade Prepayment made by the Marketing Agent as an Originator to the Trust, the Marketing Agent and the Trust know that, if the Marketing Agent does not make the Upgrade Prepayment, the Trust can continue to enforce the Receivable against the Obligor, the Obligor will have a claim in recoupment against the Marketing Agent as Originator for the amount due on the Receivable, and the Obligor has a right to offset this claim against amounts that the Obligor owes to the Marketing Agent as Originator on the new Device Payment Plan Agreement.  The Marketing Agent and the Trust have stated in the Transfer and Servicing Agreement their intent that the Upgrade Prepayment by the Marketing Agent as Originator simultaneously discharges the obligation of the Obligor under the Receivable and extinguishes the Obligor’s claim in recoupment and right of offset against the new Device Payment Plan Agreement.  The simultaneous extinguishing of the Obligor’s claim in recoupment and right of offset against the new Device Payment Plan Agreement constitutes new value to the extent of the amount of the right of offset.  To the extent that the principal balance of the new Device Payment Plan Agreement is greater than the Obligor’s claim in recoupment, this extinguishing is a complete defense to an avoidance action.  The Marketing Agent expects that the principal balance of all new Device Payment Plan Agreements will be greater than the amount of the Upgrade Prepayment.

In the case of an Upgrade Prepayment made by the Marketing Agent as agent for another Originator to the Trust (rather than an Upgrade Prepayment made directly to the Trust by that Originator), under a Marketing Agent Agency Agreement, the other Originator has agreed to reimburse the Marketing Agent for any Upgrade Prepayments that the Marketing Agent makes to the Trust and has granted a security interest in the new Device Payment Plan Agreement to secure its reimbursement obligation.  As discussed above, when the Marketing Agent makes the Upgrade Prepayment, the Upgrade Prepayment extinguishes the Obligor’s claim in recoupment and right of offset against the new Device Payment Plan Agreement acquired by the Originator pursuant to the Upgrade Contract.  The Upgrade Prepayment automatically and simultaneously increases the value of the new Device Payment Plan Agreement.  This increase in the value of the new Device Payment Plan Agreement increases the value of the Marketing Agent’s security interest in the new Device Payment Plan Agreement and is new value to the extent of the increase.  To the extent that the principal balance of the new Device Payment Plan Agreement is greater than the Obligor’s claim in recoupment, this increase is a complete defense to an avoidance action.  Further, the bankruptcy trustee of the Marketing Agent or the other Originator would not be able to avoid the grant of the security interest by the Originator as a preferential transfer for the benefit of the Trust because the grant of the security interest is in exchange for the Originator obtaining a comparable increase in the value of the Device Payment Plan Agreement.

The trustee in bankruptcy for the Marketing Agent could seek to avoid the prepetition Upgrade Prepayment or the incurrence of the Upgrade Prepayment obligation under federal and state fraudulent transfer and conveyance statutes and a creditor could likewise attempt to avoid the prepetition Upgrade Prepayment under state fraudulent transfer and conveyance statutes.  Although the relevant laws may vary from state to state and from the fraudulent transfer provisions of the Bankruptcy Code, the Upgrade Prepayment or the incurrence of the obligation to make the Upgrade Prepayment will generally be avoidable if (i) the Upgrade Prepayment was made or the Upgrade Prepayment obligation incurred with the intent of hindering, delaying or defrauding creditors, that is, actually fraudulent, or (ii) the transfer or incurrence was constructively fraudulent, that is, the Marketing Agent received less than reasonably equivalent value or fair consideration in return for making the Upgrade Prepayment or incurring the Upgrade Prepayment obligation, and, in the case of (ii) only, one of the following is also true:

•	the Marketing Agent was insolvent or rendered insolvent by reason of making the Upgrade Prepayment or incurring the Upgrade Prepayment obligation;

•	the Upgrade Prepayment or the Upgrade Prepayment obligation left the Marketing Agent with an unreasonably small amount of capital to carry on the business; or

•	the Marketing Agent intended to, or believed that the Marketing Agent would, incur debts beyond its ability to pay as they mature.

If a court were to find that making an Upgrade Prepayment to the Trust or incurring an Upgrade Prepayment obligation was avoidable as fraudulent, the court could require the Trust to repay the amount of the Upgrade Prepayment made.

However, the bankruptcy trustee for the Marketing Agent will not be able to avoid the Upgrade Prepayment directly because the Marketing Agent, whether as Originator or as agent for other Originators, received reasonably equivalent value for the Upgrade Prepayment within the meaning of the Bankruptcy Code and generally received reasonably equivalent value or fair consideration under most state fraudulent transfer or fraudulent conveyance statutes.  Reasonably equivalent value and fair consideration includes the satisfaction or securing of an antecedent debt.  The Upgrade Prepayment by the Marketing Agent will satisfy the Upgrade Prepayment obligation incurred by the Marketing Agent under the Transfer and Servicing Agreement or the Marketing Agent Agency Agreement to the extent of the Upgrade Prepayment.  The bankruptcy trustee could only avoid the Upgrade Prepayment if it could avoid the Upgrade Prepayment obligation of the Marketing Agent, in which case the Upgrade Prepayment would not satisfy an antecedent debt.

The Marketing Agent as Originator is incurring the Upgrade Prepayment obligation in consideration of the Obligor receiving a new device, the Marketing Agent receiving a new Device Payment Plan Agreement, which is expected to be for an amount greater than the Upgrade Prepayment, and the other benefits and revenues from having the Obligor agree to continue as a customer using the Marketing Agent’s wireless services for two years.  Accordingly, the Marketing Agent as Originator will be receiving value at least reasonably equivalent to or greater than the amount of the Upgrade Prepayment obligation.

In the case of the Marketing Agent as agent for an Originator, the Marketing Agent incurs the Upgrade Prepayment obligation in exchange for the grant of a security interest in the new Device Payment Plan Agreement obtained by the Originator pursuant to an Upgrade Contract to secure the Originator’s obligation to reimburse the Marketing Agent for Upgrade Prepayments that it makes.  The grant of the security interest is a transfer of property in the amount of the secured claim.  So long as the total amount due on the new Device Payment Plan Agreement (without regard to an Obligor’s claim in recoupment and right of offset) is greater than the amount of the Upgrade Prepayment obligation, which it is expected to be, the security interest received by the Marketing Agent will be reasonably equivalent to the Upgrade Prepayment obligation incurred.

Also, the bankruptcy trustee for an Originator could not avoid the grant of the security interest to the Marketing Agent to secure the Originator’s reimbursement obligation.  The Originator will receive the same value for incurring the reimbursement obligation that the Marketing Agent as Originator receives for incurring an Upgrade Prepayment obligation, as described above.  Accordingly, the bankruptcy trustee for either the Marketing Agent or any other Originator may not avoid the incurrence of the Upgrade Prepayment obligation or the other Originator’s reimbursement obligation, and therefore the resulting Upgrade Prepayment by the Marketing Agent, so long as the amount payable under the new Device Payment Plan Agreement acquired by the related Originator is greater than the Upgrade Prepayment obligation.

Security Interests in Receivables

The transfer and assignment of the Receivables to the Trust and the perfection of the security interests pledged in the Receivables will be subject to a number of federal and state laws, including the Uniform Commercial Code in effect in each state.  Each Device Payment Plan Agreement is (A) if the Device Payment Plan Agreement is unsecured, an “account” or “payment intangible,” or (B) if the Device Payment Plan Agreement is secured by the related wireless device, “chattel paper,” in each case, within the meaning of the Uniform Commercial Code of all applicable jurisdictions.  The transfer, assignment and pledge of an “account,” “payment intangible” or “chattel paper” may be perfected by the filing of financing statements under the Uniform Commercial Code.

The transfer and assignment of the Receivables from the Originators or the Additional Transferor, as applicable, to the Depositor and from the Depositor to the Trust and the pledge of the Receivables from the Trust to the Master Collateral Agent, have been or will be perfected, at each stage, by the filing of a financing statement under the Uniform Commercial Code.  Under the Transfer and Servicing Agreement, the Servicer must take appropriate steps to maintain perfection of the security interests in the Receivables and must acquire the Receivable if it fails to do so and the Group 1 Creditors are materially and adversely affected.

The Trust’s security interest in the Receivables may be subordinated because federal or state law gives the holders of some types of liens, such as tax liens or mechanic’s liens, priority over even the properly perfected lien of other secured parties.

Realization on the Receivables

Bankruptcy Limitations.  U.S. bankruptcy laws affect the ability of the Trust to realize upon the Receivables or enforce a deficiency judgment.  For example, a bankruptcy court may reduce the monthly payments due under a contract or change the time of repayment of the indebtedness.  None of the Depositor, any Originator or the Servicer will be required to reacquire or acquire, as applicable, a Receivable that becomes subject to a bankruptcy proceeding after the applicable Cutoff Date.  However, each Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor) must reacquire or acquire, as applicable, any secured Receivable (that is not a Written-Off Receivable) if the related Obligor becomes the subject of a bankruptcy proceeding and Verizon Wireless accepts the surrender of the related wireless device in satisfaction of the Receivable; provided, that the aggregate Principal Balance of all such Receivables reacquired or acquired by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor) does not exceed five percent (5%) of the highest aggregate Principal Balance of all Receivables transferred by that Originator or the Additional Transferor, as applicable, to the Depositor and by the Depositor to the Trust and held by the Trust as of the applicable date of determination.  For additional information on bankruptcy surrendered devices, see “Origination and Description of Device Payment Plan Agreement Receivables—Bankruptcy Surrendered Devices.”

Consumer Protection Laws.  Numerous federal and state consumer protection laws impose substantial requirements upon wireless providers, including Verizon Wireless, and impose statutory liabilities on those who fail to comply with their provisions.  The most significant consumer protection laws regulating the Receivables include the federal Truth-in-Lending Act that mandates financing disclosures that must be made to consumers; the federal Equal Credit Opportunity Act that prohibits creditors from discriminating on the basis of specific factors, including race, color, sex, age and marital status in all aspects of a transaction, including the application process and the development and use of scoring models; the federal Consumer Financial Protection Act which prohibits unfair, deceptive or abusive acts or practices and established the Consumer Financial Protection Bureau which regulates the offering and provision of consumer financial products and services under federal consumer financial laws; the Fair Credit Reporting Act, which regulates the collection, dissemination and use of consumer information, including credit information, to consumer reporting agencies; and the Gramm Leach Bliley Act and state privacy laws that require protection of specific consumer data and communication of privacy rights with consumers.  In some cases, these laws could affect the Trust’s ability to enforce the Receivables or subject the Trust to claims and defenses of the Obligor including claims the Obligor may assert against the Originator.

The so-called HDC Rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods.  Under the HDC Rule, an Obligor, as a purchaser of a defective device, would have a defense against the Originator of the Device Payment Plan Agreement, or its assignee, against payment on the Device Payment Plan Agreement.  Liability under the HDC Rule is limited to the amounts paid by the Obligor, and the Trust may be unable to collect any balance remaining due under the Device Payment Plan Agreement that is a Trust DPPA from the Obligor.

In addition, state consumer protection laws also impose substantial requirements on creditors and servicers involved in consumer finance. The applicable state laws generally regulate: (i) allowable rates, fees and charges, (ii) the disclosures required to be made to obligors, (iii) licensing of originators, (iv) debt collection practices, (v) origination practices and (vi) servicing practices.

Each Originator and the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) will represent that each Receivable complies in all material respects with applicable requirements of law.  This representation is based on each Originator’s or the Servicer’s (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) review of form contract terms.  If an Obligor has a claim against the Trust for any violation of law with respect to a Receivable, that violation would be a breach by the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) and if the breach is a Material Breach, the related Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) would have to reacquire or acquire, as applicable, the Receivable under the circumstances described under “Receivables—Obligation to Acquire or Reacquire Receivables; Obligation to Make Credit Payments and Upgrade Prepayments” unless the breach is cured in all material respects by the end of any applicable grace period.

Servicemembers Civil Relief Act.  Under the terms of the Servicemembers Civil Relief Act and similar state laws, an Obligor who enters military service after the origination of a Device Payment Plan Agreement, has a device and receives orders to relocate to a location where Verizon Wireless service is unavailable, can terminate their service without paying an early termination fee.  Verizon Wireless permits an Obligor to choose to suspend any line for the period of the relocation for up to three (3) years and ninety (90) days.  All billing for service and features will be stopped while the related account is suspended, which includes billing for that Obligor’s Device Payment Plan Agreement.  While it is a condition to its inclusion as a Series 2024-4 Eligible Receivable that a Receivable may not be in suspension status (including pursuant to the application of the Servicemembers Civil Relief Act), Device Payment Plan Agreements with Obligors who subsequently enter the military or subsequently receive orders to relocate may constitute Receivables.

Military Lending Act.  Under the Military Lending Act, certain consumer credit transactions with active-duty service members (including those on active guard or reserve duty) are considered covered transactions and their dependents must contain certain consumer protections.  In 2015, the Department of Defense released a final rule under the Military Lending Act that expanded the definition of “credit,” causing most consumer credit that is subject to the Truth in Lending Act and its implementing regulations, Regulation Z, to be covered transactions. The final rule applies to all covered transactions entered into on or after October 3, 2016, and would include Device Payment Plan Agreements. Under the final rule, required consumer protections include a cap on the total interest rates that may be charged, and a prohibition on mandatory arbitration clauses. The final rule also requires the creditor to provide certain disclosures relating to the interest rate and related cost of financing of a covered transaction at the time of origination. Contracts that contain provisions that are otherwise prohibited by the Military Lending Act are void from the inception of the contract.

USE OF PROCEEDS

The Depositor estimates that its total expenses for this offering will be approximately $887,396.  The net proceeds from the sale of the Notes may be used by the Trust to acquire Device Payment Plan Agreements from the Originators, to make the initial deposit in the Reserve Account, to redeem other Credit Extensions, to make payments of principal on any other Credit Extensions (to the extent permitted thereby) and for other general corporate purposes. No expenses, if any, incurred in connection with the selection of Receivables have been or are expected to be paid from such proceeds.

TRANSACTION FEES AND EXPENSES

Fees and Expenses for the Notes

Certain fees and expenses of the Trust will be allocated to each Group based on the Group Percentage of such Group and further allocated to Series 2024-4 based on the Series 2024-4 Group Allocated Percentage.  As of the Closing Date, the Group 1 Percentage will be equal to 100% and the Series 2024-4 Group Allocated Percentage will be equal to 2.82%.  The Servicing Fee will be allocated to Series 2024-4 based on the Series 2024-4 Allocation Percentage.  As of the Closing Date, the Series 2024-4 Allocation Percentage for purposes of calculating the Servicing Fee will be equal to 2.82%. Fees (other than the Supplemental ARR Fee) and expenses of the Asset Representations Reviewer will be allocated to Series 2024-4 based on the Series 2024-4 ARR Series Allocation Percentage.  As of the Closing Date, the Series 2024-4 ARR Series Allocation Percentage will be equal to 5.56%.  The Supplemental ARR Fee due to the Asset Representations Reviewer will be allocated to Series 2024-4 based on the Series 2024-4 Supplemental ARR Series Allocation Percentage.  As of the Closing Date, the Series 2024-4 Supplemental ARR Series Allocation Percentage will be equal to 7.41%.

The following table shows the amount or formula for the fees payable to the Master Collateral Agent, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer, the Servicer and any successor servicer.  On each Payment Date the Servicer will instruct the Paying Agent to make the payments below to the Master Collateral Agent, the Indenture Trustee, the Owner Trustee, the Asset Representations Reviewer and the Servicer from Series 2024-4 Available Funds in the order of priority described under “Description of the Notes—Priority of Payments.”  These fees will not change during the term of this securitization transaction.  The fees to the Master Collateral Agent, Indenture Trustee, Owner Trustee, the Asset Representations Reviewer and the Servicer may be paid monthly, annually or on another schedule as agreed by the Administrator and the Master Collateral Agent, Indenture Trustee, Owner Trustee, Asset Representations Reviewer or Servicer, as applicable.  The fees of any Letter of Credit Provider may be paid monthly, annually or on another schedule as agreed by the Administrator and such Letter of Credit Provider and will be set forth in the related Letter of Credit.

The fees set forth below will be payable from Series 2024-4 Available Funds.

Fee	Amount
Master Collateral Agent fee	$1,666.67 to be paid monthly, allocated to Series 2024-4 based on the Series 2024-4 Group Allocated Percentage

Indenture Trustee fee	$1,250 to be paid monthly

Owner Trustee fee
an annual fee equal to $5,000, payable on the Payment Date occurring in July of each calendar year, which began in July 2021, plus an additional annual fee of $15,000 per Series, payable on the first Payment Date for each such Series and then each calendar year thereafter, allocated to Series 2024-4 based on the Series 2024-4 Group Allocated Percentage

Asset Representations Reviewer fee
(i) $416.67 to be paid monthly, allocated to Series 2024-4 based on the Series 2024-4 ARR Series Allocation Percentage and (ii) $1,666.67 to be paid monthly, based on the Series 2024-4 Supplemental ARR Series Allocation Percentage

Asset Representations Reviewer review fee	$50,000, to be paid in connection with an Asset Representations Review, allocated to Series 2024-4 based on the Series 2024-4 ARR Series Allocation Percentage

Servicing Fee	1/12 of 0.75% of the Pool Balance, to be paid monthly, allocated to Series 2024-4 based on the Series 2024-4 Allocation Percentage

Successor servicing fee
(i) one-time successor servicer engagement fee of $150,000, payable on the first Payment Date following the successor servicer’s assumption of its duties as successor servicer and (ii) a fee equal to the product of the Series 2024-4 Group Allocated Percentage and the excess, if any, of $425,000 over the Servicing Fee, to be paid monthly, in each case, allocated to Series 2024-4 based on the Series 2024-4 Group Allocated Percentage

The Master Collateral Agent fee is paid to the Master Collateral Agent for performance of the Master Collateral Agent’s duties under the Master Collateral Agreement.  The Indenture Trustee fee is paid to the Indenture Trustee for performance of the Indenture Trustee’s duties under the Indenture.  The Owner Trustee fee is paid to the Owner Trustee for performance of the Owner Trustee’s duties under the Trust Agreement.  The Asset Representations Reviewer fee is paid to the Asset Representations Reviewer for performance of the Asset Representations Reviewer’s duties under the Asset Representations Review Agreement.  The Asset Representations Reviewer review fee will be paid to the Asset Representations Reviewer on completion of a review of the ARR Receivables for its performance of the review.  The Trust will pay and reimburse the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer for its fees and reasonable out of pocket expenses incurred under the Master Collateral Agreement, the Indenture, the Trust Agreement and the Asset Representations Review Agreement, respectively.  The Trust also will pay any indemnities owed to the Master Collateral Agent, the Indenture Trustee, Owner Trustee or Asset Representations Reviewer.  Any fees, expenses or indemnities paid to the Master Collateral Agent, the Indenture Trustee, Owner Trustee or Asset Representations Reviewer by the Administrator, on behalf of the Trust, will be reimbursed in the order of priority described under “Description of the Notes—Priority of Payments.” For information about indemnities applicable to the Master Collateral Agent, the Indenture Trustee, the Owner Trustee and the Asset Representations Reviewer, you should read “Master Collateral Agent,” “Indenture Trustee,” “Owner Trustee” and “Asset Representations Reviewer,” respectively.  The Servicing Fee is paid to the Servicer for the servicing of the Receivables under the Transfer and Servicing Agreement.  The Servicer will be responsible for its own expenses under the Transfer and Servicing Agreement.

MONTHLY INVESTOR REPORTS

On or about the 15th day of each month, and in no case later than at least two (2) Business Days before each Payment Date, the Servicer will prepare and deliver an investor report to the Master Collateral Agent, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Marketing Agent and the Depositor.  Each investor report will contain information about payments to be made on the Notes on the Payment Date, the performance of the Receivables during the immediately preceding calendar month and the status of any credit and payment enhancement.  A responsible person of the Servicer will certify the accuracy of the information in each investor report.  The Indenture Trustee will post each investor report on its password protected website located at https://pivot.usbank.com.  The investor report will contain the following information for each Payment Date:

•	Group 1 Available Funds for the related Collection Period,

•	Series 2024-4 Available Funds for the related Collection Period,

•	fees and expenses payable to the Master Collateral Agent, the Indenture Trustee, the Owner Trustee, a Letter of Credit Provider, if any, and the Asset Representations Reviewer,

•	fees and expenses payable to the Master Collateral Agent, the Owner Trustee and the Asset Representations Reviewer allocated to Series 2024-4,

•	Servicing Fee and, if applicable, any supplemental successor servicing fee, payable to the Servicer or any successor servicer,

•	Servicing Fee and, if applicable, any supplemental successor servicing fee, payable to the Servicer or any successor servicer allocated to Series 2024-4,

•	the Pool Balance, the Series Invested Amount for Series 2024-4, the Adjusted Series Invested Amount for Series 2024-4 and the Series 2024-4 Allocation Percentage,

•	the Transferor’s Percentage and the Transferor’s Allocation for such Payment Date,

•
the amount of interest, principal, Additional Interest Amounts and Make-Whole Payments payable and paid on each class of Notes, in each case, expressed as an aggregate amount and per $1,000 of the Note Balance,

•	Compounded SOFR (or the applicable Benchmark) for the Accrual Period immediately preceding the Payment Date,

•	the Priority Principal Payments, if any, including deposits into the Principal Funding Account,

•
the Note Balance of each class of Notes at the beginning of the period and the end of the period and the note factors needed to compute the Note Balance of each class of Notes, in each case giving effect to all payments to be made on the Payment Date,

•	the beginning and ending balance of the Reserve Account and the amount of any withdrawals from or deposits therefrom to be made on the Payment Date,

•	the beginning and ending balance of the Principal Funding Account and the amount of any withdrawals from or deposits therefrom to be made on the Payment Date,

•	if applicable, the amount, if any, drawn on any Letter of Credit and the amount, if any, payable to the Letter of Credit Provider including any interest accrued on the drawn amount;

•
information on the pool composition and the performance of the Receivables for the calendar month immediately preceding the Payment Date, including the Pool Balance and the number of Receivables in the pool at the beginning and end of the Payment Date, and the aggregate amount paid by an Originator, the Marketing Agent, the Servicer or the Parent Support Provider, as applicable, to reacquire or acquire certain Receivables,

•	delinquency and write-off information on the Receivables for the calendar month immediately preceding the Payment Date,

•	the amount of Series 2024-4 Available Funds released to the holder of the Class R Interest, and

•	information on tests used to determine whether an Amortization Event has occurred.

The Servicer, on behalf of the Trust, will file a Form 10-D for the Trust with the SEC within fifteen (15) days after each Payment Date which will include the monthly investor report for that Payment Date and the following information, if applicable:

•	any material change in practices with respect to write-offs and collection and management of delinquent Receivables or any other servicing practices,

•	any material modifications, extensions or waivers to Receivables terms, fees, penalties or payments during the related Collection Period,

•	any material breaches of representations, warranties or covenants contained in the Receivables Transfer Agreements or the Transfer and Servicing Agreement,

•	any material change in the underwriting, origination or acquisition of Receivables

•	a description of any events that triggered a review of the ARR Receivables by the Asset Representations Reviewer during the prior calendar month,

•	if the Asset Representations Reviewer delivered a review report during the prior month, a summary of the report,

•
if the Asset Representations Reviewer resigned or was removed, replaced or substituted, or if a new asset representations reviewer was appointed during the prior calendar month, the identity and experience of the new asset representations reviewer, the date and the circumstances surrounding the change, and

•
information required with respect to any request from a Public Group 1 Noteholder or a Verified Note Owner during the prior calendar month to communicate with other Creditors, as described under “Description of the Notes—Noteholder Communications.”

If any required payments are past due and unpaid, the monthly investor report will indicate any changes to the amount unpaid.  The Servicer will use the monthly investor report to instruct the Master Collateral

Agent on amounts to be withdrawn from the Collection Account and deposited into the Distribution Account and to instruct the Paying Agent on payments to be made to the Noteholders on each Payment Date.  None of the Master Collateral Agent, the Indenture Trustee or the Paying Agent will have any obligation to verify calculations made by the Servicer.

ANNUAL COMPLIANCE REPORTS

The Transfer and Servicing Agreement will provide for delivery by the Servicer to the Trust, the Master Collateral Agent, the Indenture Trustee and the Owner Trustee, no later than ninety (90) days after the end of the calendar year, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Transfer and Servicing Agreement throughout the preceding twelve (12) months (or, in the case of the first certificate, from the Initial Closing Date) in all material respects or, if there has been a material default in the fulfillment of any obligation under the Transfer and Servicing Agreement, describing each default pursuant to Item 1123 of Regulation AB, 17 C.F.R. §229.1123, as required by General Instruction J(2)(g) of Form 10-K.

The Transfer and Servicing Agreement also will require the Servicer to furnish to the Trust, the Master Collateral Agent, the Administrator, the Indenture Trustee and the Owner Trustee, no later than ninety (90) days after the end of the calendar year, any report or information required to facilitate compliance by the Trust with Item 1122 of Regulation AB, 17 C.F.R. §229.1122, as required by General Instruction (J)(2)(f) of Form 10-K.  This report will assess the compliance by the Servicer and any other party participating in the servicing function (as defined in Regulation AB) with certain servicing criteria relating to the servicing of the Receivables during the preceding twelve (12) months (or, in the case of the first certificate, from the Initial Closing Date, which will be a shorter period) described in Item 1122.  If applicable, a summary of all instances of material non-compliance disclosed by the Servicer under Item 1122, if any, steps taken to remedy any material non-compliance and the status of any remedial steps will be included.

The Transfer and Servicing Agreement will provide that a firm or firms of nationally recognized independent accountants will furnish to the Trust, the Master Collateral Agent, the Administrator, the Indenture Trustee and the Owner Trustee annually, no later than ninety (90) days after the end of the calendar year, an attestation to the assessment made by the Servicer and any other party participating in the servicing function as to its compliance in all material respects with the applicable servicing criteria.

The Servicer will file the compliance certificate, any assessment report and any accountant’s attestation, each as set forth in the immediately preceding three paragraphs, with the SEC as exhibits to the Trust’s annual report on Form 10-K within ninety (90) days after the end of the calendar year.  Copies of these statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

In addition, the Indenture will require that the Indenture Trustee, pursuant to Section 313 of the Trust Indenture Act, distribute each year to all Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee in its capacity as Indenture Trustee and any action taken by it that materially affects the Notes and that has not been previously reported.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes (which term “Note,” or “Notes,” as used in this discussion refers solely to the Notes held by parties unaffiliated with the Trust, and “Noteholder” refers to a beneficial owner of such a Note), to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of Morgan, Lewis & Bockius LLP, as Tax Counsel, on the material matters associated with those consequences, subject to the qualifications described in this prospectus. The discussion is limited to prospective purchasers who acquire their Notes at original issuance at their issue price and who beneficially own their Notes as ‘capital assets’ within the meaning of Section 1221 of the Code (generally, property held for investment).  These statements do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor.  Accordingly, each investor is advised to consult its own tax advisor with regard to the U.S. federal, state, local, foreign and any other tax consequences to it of investing in the Notes.

The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive.  The Trust will be provided with an opinion of Tax Counsel regarding the U.S. federal income tax matters discussed below.

The discussion below does not purport to deal with U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, and does not address which forms should be used to report information related to the Notes to the IRS.  For example, it does not discuss the tax treatment of Noteholders that are insurance companies, regulated investment companies or dealers in securities, persons subject to the alternative minimum tax, including corporations subject to the corporate alternative minimum tax on financial statement income, persons subject to the rules of Section 451(b) by reason of filing an applicable financial statement or, except to the extent set forth below, Foreign Owners (as defined below).  Moreover, there are no cases or IRS rulings directly on point with respect to similar transactions in which a trust issued both equity interests and debt instruments with terms similar to those of the Notes.  Further, an opinion of Tax Counsel is not binding on the IRS or the courts.  No ruling on any of the issues discussed below will be sought from the IRS.  As a result, the IRS may disagree with all or one or more parts of the discussion below.  It is suggested that prospective investors consult their own tax advisors in determining the U.S. federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

For purposes of this discussion, a “U.S. Owner” of a Note means any Noteholder that is a U.S. Person.

A “Foreign Owner” of a Note means any Noteholder other than a U.S. Owner and other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Special rules, not addressed in this discussion, may apply to persons purchasing Notes through partnerships (or entities or arrangements treated for U.S. federal income tax purposes as partnerships), and any partnership (or entity or arrangement treated as a partnership for U.S. federal income tax purposes) purchasing Notes and any person purchasing Notes through a partnership should consult their own tax advisors in that regard.

Tax Characterization of the Trust

On the Closing Date, Tax Counsel will deliver its opinion that the Trust will not be classified as an association (or a publicly traded partnership), in either case, taxable as a corporation for U.S. federal income tax purposes.  This opinion will be based on the assumption that the terms of the Trust Agreement and related transaction documents will be complied with by the parties thereto.

If the Trust were taxable as a corporation for U.S. federal income tax purposes, the Trust would be subject to U.S. federal corporate income tax on its taxable income.  The Trust’s taxable income would include all of its income on the Receivables, possibly reduced by its interest expense on the Notes.  Any corporate income tax could materially reduce cash available to make payments on the Notes.

Treatment of the Notes as Indebtedness

The Depositor and any Noteholders will agree, and the Note Owners, by their purchase of Notes, will agree to treat the Notes (other than, in each case, any class of Notes retained by the Depositor, the Trust or persons affiliated with the Depositor or the Trust) as debt for purposes of U.S. federal and state income tax, franchise tax and any other tax imposed on or measured in whole or in part by income.  Tax Counsel will deliver its opinion that the Notes held by parties unaffiliated with the Trust will be classified as debt for U.S. federal income tax purposes.  The discussion below assumes this classification of the Notes is correct.

Tax Consequences to U.S. Owners

OID, Etc.  The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not entitled to interest payments with disproportionate, nominal or no principal payments.  Moreover, except as stated below, the discussion assumes that the interest formula for the Notes meets the requirements for “qualified stated interest” (as described below) under the OID Regulations, and that any OID on the Notes (i.e., any excess of the “stated redemption price at maturity” (as described below) of the Notes over their “issue price” (as described below)) does not exceed a de minimis amount.  For this purpose, a de minimis discount is an amount of discount that is less than an amount equal to 0.25% of the weighted average maturity of the Notes (calculated by treating any projected principal payments received during the year as received at the beginning of the year) multiplied by the stated redemption price at maturity of the relevant class of Notes, all within the meaning of the OID Regulations.  In determining whether any OID on the Notes is de minimis, the Depositor expects to use the Note Prepayment Assumption to determine the weighted average maturity of the Notes.

If a class of Notes is in fact issued at a greater than de minimis discount or is treated as having been issued with OID under the OID Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of such class of Notes (generally equal to the initial Note Balance of such class of Notes as of the date of original issuance thereof plus all interest other than “qualified stated interest payments” payable on such class of Notes prior to or at maturity) over the original issue price thereof (in this case, the initial offering price at which a substantial amount of the class of Notes are sold to the public) will constitute OID.  “Qualified stated interest” is any interest payable at a fixed rate or qualifying variable rate at least annually in cash or other property over the entire term of the Notes.  A U.S. Owner of a Note that was issued with OID must include OID in income over the term of the Note under a constant yield method regardless of when such OID is actually paid.  In general, OID must be included in income in advance of the receipt of the cash representing that income.

In the case of a debt instrument (including a Note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations (such as the Receivables) securing the debt instrument, under Section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a prepayment assumption determined in the manner prescribed by regulations, and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption.  Regulations prescribing the manner to determine the prepayment assumption have yet to be proposed or adopted.  It is unclear whether the requirement to use a prepayment assumption would be applicable to the Notes in the absence of these regulations or whether use of a reasonable prepayment assumption (generally the assumption used to price the debt offering) may be required or permitted without reliance on these regulations.  If the requirement to use a prepayment assumption applies to the Notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate of the Receivables securing the Notes.  In the absence of regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the U.S. Owners regarding OID, if any, will be based on the Note Prepayment Assumption.  However, no representation is or will be made that the Receivables will prepay in accordance with the Prepayment Assumption or that the Notes will prepay in accordance with the Note Prepayment Assumption or in accordance with any other assumption.  Accordingly, U.S. Owners are advised to consult their own tax advisors regarding the impact of any prepayments of the Receivables or the Notes (and the OID Regulations) if the Notes offered hereunder are issued with OID.

For additional information, you should refer to “—Interest Income on the Notes” below.

Interest Income on the Notes.  The interest on the Notes will be taxable to a U.S. Owner as ordinary interest income for U.S. federal income tax purposes when received or accrued in accordance with such U.S. Owner’s usual method of tax accounting.  If the Notes are issued with a de minimis amount of OID, the following rules apply. Under the OID Regulations, absent an election by a U.S. Owner to accrue all income on a Note on a constant yield basis, the U.S. Owner of a Note issued with a de minimis amount of OID must include that de minimis OID in income, on a pro rata basis, as principal payments are made on the Note. Any such amount of de minimis OID includible in income is generally treated as gain recognized on the retirement of the Notes.

Market Discount and Premium on the Notes.  Subject to a statutorily defined de minimis rule for market discount and a required election for premium, absent an exception based on a taxpayer’s unique circumstances, a purchaser who buys a Note for more or less than its Note Balance will be subject to the premium amortization or market discount rules, respectively, of the Code.

Treatment of Make-Whole Payments and Additional Interest Amounts.  If a Make-Whole Payment or an Additional Interest Amount is paid with respect to a Note, we intend to treat any such payment as interest for U.S. federal income tax purposes.  Although there are Treasury regulations that apply to debt instruments that provide for contingent payments, these Treasury regulations do not apply to debt instruments the repayment of which may be accelerated by reason of prepayment on obligations securing that debt instrument or if the likelihood of the contingent payment is sufficiently remote or incidental.  Although Make-Whole Payments and Additional Interest Amounts could be viewed as contingent payments, we do not intend to treat the Notes as subject to the Treasury regulations governing the treatment of contingent payments and will treat a U.S. Owner as taxable for U.S. federal income tax purposes on a Make-Whole Payment or Additional Interest Amount only when such amount is received or accrued according to each U.S. Owner’s method of tax accounting.  Each U.S. Owner should discuss the treatment of Make-Whole Payments or Additional Interest Amounts with its tax advisors.

Sale or Other Disposition.  If a U.S. Owner sells a Note, such U.S. Owner will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and their adjusted tax basis in the Note.  The adjusted tax basis of a Note to a particular U.S.  Owner will generally equal the U.S. Owner’s cost for the Note, increased by any market discount, acquisition discount and OID previously included in income by that U.S. Owner with respect to the Note and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments of principal and in respect of OID previously received by that Noteholder with respect to that Note.  Any resulting gain or loss, and any gain or loss recognized on a prepayment of the Notes, will be capital gain or loss if the Note was held as a capital asset, except for any gain representing accrued interest and accrued market discount, in either case, not previously included in income.  Capital gain or loss will be long term if the Note was held by the U.S. Owner for more than one (1) year and otherwise will be short term.  Noncorporate U.S. Owners may be entitled to preferential income tax rates with respect to certain long-term capital gains.  Except for an annual $3,000 exception applicable to individuals, capital losses may be used only to offset capital gains or certain gains treated as capital gains under the Code.

Net Investment Income.  A tax of 3.8% is imposed on the “net investment income” of certain U.S. individuals, trusts and estates.  Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, less certain deductions.  U.S. Owners should consult their own tax advisors regarding the possible implications of this tax in their particular circumstances.

Benchmark Transition Event.  If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Notes that have an interest rate that adjusts based on Compounded SOFR or the then-current Benchmark, the U.S. federal income tax consequences of such a replacement of the Benchmark are uncertain.  If such a replacement constituted a “significant modification” of the Notes under Treasury regulation section 1.1001-3, the replacement may result in a deemed taxable exchange of the Notes and the realization of gain or loss, as well as other corollary tax consequences.

Tax Consequences to Foreign Owners of the Notes

Except as described below with respect to backup withholding or FATCA, interest paid (or accrued) and/or OID accrued to a Foreign Owner generally will be considered “portfolio interest,” and generally will not be subject to U.S. federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and:

1.    the Foreign Owner is not actually or constructively a “10 percent shareholder” of the Trust or the Depositor (including by reason of holding 10% or more of the Certificates) or a “controlled foreign corporation” with respect to which the Trust or the Depositor is a “related person” within the meaning of the Code;

2.    the Foreign Owner is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

3.    the interest is not contingent interest as described in Section 871(h)(4) of the Code; and

4.    the Foreign Owner does not bear any of certain specified relationships to any Certificateholder.

To qualify for the portfolio interest exemption, the Foreign Owner must provide the applicable trustee or other Person who is otherwise required to withhold U.S. federal income tax with respect to the Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor forms), signed under penalty of perjury, certifying that the beneficial owner of the Note is a Foreign Owner and providing the Foreign Owner’s name and address.  Interest paid to a Foreign Owner is also not subject to U.S. federal withholding tax if such interest is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner and such Foreign Owner submits a properly executed IRS Form W-8ECI (or applicable successor form).  If a Note is held through a securities clearing organization or other financial institution, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the Foreign Owner must provide the securities clearing organization or other financial institution with an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form.  An IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI remains in effect for a period beginning on the date the form is signed and generally ending on the last day of the third succeeding calendar year, absent a change in circumstances causing any information on the form to be incorrect.  However, under certain circumstances, the IRS Form W-8BEN or IRS Form W-8BEN-E can remain in effect indefinitely.  The Foreign Owner must notify the Person to whom it provided the IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or applicable similar or successor form of any changes to the information on the Form or applicable similar or successor form.  If interest paid to a Foreign Owner is not considered portfolio interest and is not effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then it will be subject to U.S. federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.  In order to claim the benefit of any applicable tax treaty, the Foreign Owner must provide the applicable trustee or other Person who is required to withhold U.S. federal income tax with respect to the Notes with an appropriate statement (on IRS Form W-8BEN, IRS Form W-8BEN-E or applicable similar or successor form), signed under penalty of perjury, certifying that the Foreign Owner is entitled to benefits under the treaty.

Except as described below with respect to backup withholding or FATCA, any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a Foreign Owner will be exempt from U.S. federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Owner and (2) in the case of an individual Foreign Owner, the Foreign Owner is not present in the United States for one-hundred eighty-three (183) days or more during the taxable year of disposition.

If interest paid to a Foreign Owner or gain on the sale, redemption, retirement or other taxable disposition of a Note is effectively connected with the conduct of a trade or business within the United States by the Foreign Owner, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such Foreign Owner generally will be subject to U.S. federal income tax on such interest (including OID) or gain at applicable graduated federal income tax rates.  In addition, if the Foreign Owner is a foreign corporation, it may be subject to a branch profits tax equal to 30% of the “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless such Foreign Owner qualifies for a lower rate under an applicable tax treaty.

Backup Withholding

Each Noteholder (other than a Foreign Owner discussed below or an exempt Noteholder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide to the trustee, under penalties of perjury, a certificate (on IRS Form W-9 or applicable successor form) providing the Noteholder’s name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding.  Should a nonexempt Noteholder fail to provide the required certification, amounts otherwise payable to the Noteholder may be subject to backup withholding at the then-applicable rate, and the trustee will be required to withhold and remit the withheld amount to the IRS.  Backup withholding is not an additional tax.  Any amount withheld would be credited against the Noteholder’s U.S. federal income tax liability.  The Trust will be required to report annually to the IRS, and to each related Noteholder of record, the amount of interest paid and OID accrued, if any, on the Notes, except as to exempt Noteholders.

Foreign Owners who have provided the applicable forms or certifications described above under “Tax Consequences to Foreign Owners of the Notes” or who have otherwise established an exemption will not be subject to backup withholding if neither the Trust nor its agent has actual knowledge or reason to know that any information in such forms or certifications is unreliable or that the conditions of the exemption are not satisfied.

Possible Alternative Treatments of the Notes

If, contrary to the opinion of Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for U.S. federal income tax purposes, such Notes might be treated as equity interests in the Trust.  Such treatment could cause the Trust to be treated as having publicly traded equity.  If so treated, the Trust could be taxable as a corporation or publicly traded partnership with the adverse consequences described above (and the taxable corporation or publicly traded partnership would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity).  If the Trust is treated as a partnership (and not a publicly traded partnership) for tax purposes, treatment of the Notes as equity interests in such partnership could have adverse tax consequences to some Noteholders.  For example, income realized by some tax-exempt entities (including pension funds) from such partnership may be treated as “unrelated business taxable income,” income realized by Foreign Owners may be subject to U.S. federal income tax and withholding taxes and cause Foreign Owners to be subject to U.S. federal income tax return filing and withholding requirements, and individual Noteholders might be subject to some limitations on their ability to deduct their share of Trust expenses.

Foreign Account Tax Compliance

In addition to the rules described above regarding the potential imposition of U.S. withholding taxes on payments to non-U.S. Persons, withholding taxes could also be imposed under the FATCA regime.  Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS (or, pursuant to an applicable intergovernmental agreement, to their local tax authorities who will report such information to the IRS) and withhold U.S. federal income tax from certain payments made by them.  Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a 30% withholding tax on U.S. source payments, including interest, OID and (subject to the caveat below) gross proceeds from the sale of any equity or debt instruments of U.S. issuers.  Notwithstanding the foregoing, the IRS has issued proposed regulations, upon which taxpayers may generally rely until the promulgation of final regulations, that exclude gross proceeds from the sale or other disposition of the Notes from the application of the withholding tax imposed under FATCA.  Payments of interest or OID to foreign non-financial entities and gross proceeds (subject to the caveat above) will also be subject to a withholding tax of 30% if the entity does not certify that it does not have any substantial U.S. owner or provide the name, address and TIN of each substantial U.S. owner.  The FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment.  Prospective investors should consult their tax advisors regarding FATCA.

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex, but include (and are not limited to) transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

MATERIAL STATE TAX CONSEQUENCES

The above discussion does not address the tax treatment of the Trust, the Notes or any Noteholders under any state or local tax laws.  The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place in various states and, therefore, many different state and local tax regimes could potentially apply to different portions of these transactions.  Prospective investors are urged to consult with their tax advisors regarding the state and local tax treatment of the Trust, as well as any state and local tax consequences for them from purchasing, holding, and disposing of Notes.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER BENEFIT PLANS

General Investment Considerations for Fiduciaries Investing Plan Assets

Subject to the discussion below, the Notes may be purchased with the assets of Plans, as well as by governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and other Benefit Plans that are not subject to Title I of ERISA or Section 4975 of the Code.

ERISA imposes certain requirements on the fiduciaries of a Plan and on Persons who are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that the investments of a Plan are made in accordance with its governing documents.  The prudence of a particular investment must be determined by the responsible fiduciary of a Plan by taking into account the particular circumstances of the Plan and all of the facts and circumstances of the investment, including, but not limited to, the matters discussed under “Risk Factors” and the fact that in the future there may be no market in which the fiduciary will be able to sell or otherwise dispose of the Notes should it purchase them.  Accordingly, any Person who exercises any authority or control over the management or disposition of a Plan’s assets is considered to be a fiduciary of that Plan.  Under ERISA’s general fiduciary standards, before investing in the Notes, a Plan fiduciary should determine, among other factors:

•	whether the investment is permitted under the Plan’s governing documents,

•	whether the fiduciary has the authority to make the investment,

•	whether the investment is consistent with the Plan’s funding objectives,

•	the tax effects of the investment,

•
whether under the general fiduciary standards of investment prudence and diversification an investment in any Notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, and

•	whether the investment is prudent considering the factors discussed in this prospectus.

In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and Persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in the imposition of significant excise taxes and other penalties and liabilities for these Persons or the fiduciaries of the Plan.

A fiduciary of any Plan should carefully review with its legal and other advisors whether the acquisition, holding or disposition of any Notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code.  Unless otherwise stated, references to the acquisition, holding and disposition of the Notes in this section also refer to the acquisition, holding and disposition of an interest or participation in the Notes.

Prohibited Transactions

Whether or not an investment in the Notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code will also depend on the structure of the Trust and whether the assets of the Trust will be deemed to be “plan assets” of a Plan investing in Notes issued by the Trust.  Under a regulation issued by the U.S. Department of Labor, as modified by Section 3(42) of ERISA, or the “plan assets regulation,” a Plan’s assets may be deemed to include an undivided interest in each of the underlying assets of the Trust if the Plan acquires an “equity interest” in the Trust and none of the exceptions contained in the plan assets regulation are applicable.  In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, the Depositor believes that the Notes will be treated as indebtedness without substantial equity features for purposes of the plan assets regulation.  This assessment is based upon the traditional debt features of the Notes, including the reasonable expectation of the purchasers of the Notes that the Notes will be repaid when due, traditional default remedies, and on the absence of conversion rights, warrants and other typical equity features.

Without regard to whether the Notes are treated as debt for ERISA purposes, the acquisition, holding and disposition of the Notes by or on behalf of a Plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code if the Trust, the Owner Trustee, the Indenture Trustee, the underwriters or any of their respective affiliates, including Cellco, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Code with respect to the Plan.  In this case, exemptions from the prohibited transaction rules could be applicable to the acquisition, holding and disposition of Notes by or on behalf of a plan, depending on the type and circumstances of the Plan fiduciary making the decision to purchase a Note and the relationship of the party in interest to the Plan investor.  Included among these exemptions are:

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers,

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for some transactions between a Plan and a Person that is a party in interest or disqualified person with respect to a Plan solely by reason of providing services to the Plan or having a relationship with a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the Plan involved in the transaction), if the Plan pays no more than, and receives no less than, adequate consideration in connection with the transaction.  However, there can be no assurance that any of the exemptions described above, or any other exemption, will be available with respect to any particular transaction involving the Notes.  Even if the conditions in one or more of these exemptions are met, the scope of relief may not necessarily cover all acts that might be construed as prohibited transactions.  Prospective purchasers that are Plans should consult with their legal advisors regarding the applicability of any exemption.

Any Plan (and any fiduciary acting on behalf of a Plan) that acquires, holds or disposes of Notes of any class will be deemed to have represented that its acquisition, holding or disposition of the Notes does not and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

Benefit Plans Not Subject to ERISA or the Code

Some Benefit Plans, including governmental plans, non-U.S. plans and some church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.  However, these Other Plans may be subject to provisions of Similar Laws.  In addition, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) that are qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction rules in Section 503 of the Code.  Each such Other Plan that is subject to Similar Laws, and each Person acting on behalf of or investing the assets of such Other Plan, that acquires, holds or disposes of Notes will be deemed to have represented that its acquisition, holding and disposition of the Notes does not and will not result in a violation of Similar Laws.

Additional Considerations

Because the Transaction Parties, the underwriters or any of their affiliates may receive certain benefits in connection with the sale or holding of Notes, the Notes may not be purchased with the assets of a Benefit Plan if any of these parties (a) has investment or administrative discretion with respect to the Benefit Plan assets; (b) has authority or responsibility to give, or gives, investment advice with respect to the Benefit Plan assets for a fee; or (c) is an employer maintaining or contributing to the Benefit Plan, unless the acquisition, holding and disposition of the Notes would be covered by an applicable prohibited transaction exemption or will not cause a violation of any Similar Laws.

Prospective Benefit Plan investors in the Notes should consult with their legal advisors concerning the impact of ERISA and the Code or Similar Laws, the availability of exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of the Notes to a Benefit Plan is in no respect a representation by Cellco, the Depositor, the Trust, the Owner Trustee, the Indenture Trustee, the underwriters, any of their affiliates, or any other Person that the investment meets all relevant legal requirements for investments by Benefit Plans generally or by any particular Benefit Plan, or that the investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

AFFILIATIONS AND RELATIONSHIPS AND RELATED TRANSACTIONS

Cellco is the Sponsor of this securitization transaction and the Servicer of and the Marketing Agent for the Receivables.  As the Sponsor, Cellco caused the Depositor to be formed for purposes of participating in securitization transactions.  Cellco is the sole member of the Depositor.  Cellco caused the Depositor to form the Trust that is the issuing entity for this securitization transaction.  Cellco is the Administrator of the Trust and the Custodian of the Receivables files.

The Originators and Verizon Wireless Services, as agent of the Originators, are affiliates of Cellco.  Cellco is a subsidiary of the Parent Support Provider.  The Depositor and the True-up Trust are the initial Certificateholders.

In the ordinary course of business from time to time, Cellco and its affiliates have business relationships and agreements with affiliates of the Owner Trustee, the Master Collateral Agent, the Indenture Trustee and their affiliates, and may have business relationships and agreements with affiliates of any Letter of Credit Provider, in each case, including commercial banking and corporate trust services, committed credit facilities, note purchase agreements, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s length terms and conditions.

The Depositor has acquired certain Receivables from the Additional Transferor, a Delaware statutory trust and affiliate of the Depositor, Cellco and the other Originators.

WHERE YOU CAN FIND MORE INFORMATION ABOUT YOUR NOTES

The Trust

The Indenture Trustee will provide to Noteholders (which will be Cede & Co. as the nominee of DTC unless definitive Notes are issued under the limited circumstances described in this prospectus) unaudited monthly and annual reports concerning the Receivables and certain other matters.  The Indenture Trustee will post each monthly investor report filed on Form 10-D and, upon receipt from the Trust, each annual report on Form 10-K, any current reports on Form 8-K and any amendments to those reports, on its password protected website located at https://pivot.usbank.com.  For additional information, you should refer to “Monthly Investor Reports” and “Annual Compliance Reports.”  Copies of these reports may be obtained at no charge.

The Depositor

The Depositor has filed with the SEC the registration statement under the Securities Act of which this prospectus forms a part.  This prospectus does not contain all the information contained in the registration statement.  The Depositor has satisfied the registrant requirements for use of Form SF-3 contained in General Instruction I.A.1 of Form SF-3.  The SEC maintains a website (http://www.sec.gov) that contains reports, registration statements and other information regarding issuers that file electronically with the SEC using the SEC’s Electronic Data Gathering Analysis and Retrieval system (commonly known as EDGAR).  All reports filed by the Depositor may be found on EDGAR, or any successor electronic filing website, filed under the name of the Depositor and under the SEC Central Index Key set forth on the cover of this prospectus, and all reports filed with respect to the Trust will be filed under registration file number 333-278415-01.  Copies of the transaction documents and the other applicable Series Related Documents relating to the Notes will also be filed with the SEC on EDGAR under the registration number shown above.

For the time period that the Trust is required to report under the Exchange Act, the Depositor, on behalf of the Trust, will file the reports required under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.  These reports include (but are not limited to):

•	Reports on Form 8-K (Current Report) including as exhibits to the Form 8-K, the transaction documents and any other Series Related Documents;

•
Reports on Form 8-K (Current Report) following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

•
Reports on Form 10-D (Asset-Backed Issuer Distribution Report) containing the distribution and pool performance information required on Form 10-D, which are required to be filed fifteen (15) days following each Payment Date; and

•
Report on Form 10-K (Annual Report) containing the items specified in Form 10-K with respect to a fiscal year, and the items required pursuant to Items 1122 and 1123 of Regulation AB of the Exchange Act.

Unless specifically stated in the report, the report and any information included in the report will neither be examined nor reported on by an independent public accountant.

The distribution and pool performance reports filed on Form 10-D will be forwarded to each Noteholder as specified under “Monthly Investor Reports.”

A copy of any report may be obtained by any Noteholder by request to the Master Collateral Agent, the Indenture Trustee or the Depositor.

Static Pool Data

Static pool data with respect to the delinquency, cumulative loss and prepayment data for the Trust with respect to the Master Trust Receivables is presented in Annex A.

LEGAL PROCEEDINGS

Certain legal proceedings involving the Master Collateral Agent are disclosed under “Master Collateral Agent.” Certain legal proceedings involving the Indenture Trustee are disclosed under “Indenture Trustee.”  There are no legal proceedings pending or known to be contemplated by any governmental authorities against the Sponsor, the Depositor, the Owner Trustee, the Indenture Trustee, the Master Collateral Agent, the Trust, the Servicer, the Marketing Agent or any Originator, or of which any of their property is subject, that is material to Noteholders.

UNDERWRITING

Subject to the terms and conditions in the underwriting agreement, the Trust has agreed to sell to Citigroup Global Markets Inc., Barclays Capital Inc., BNP Paribas Securities Corp., Truist Securities, Inc., Academy Securities, Inc., AmeriVet Securities, Inc., R. Seelaus & Co., LLC, Scotia Capital (USA) Inc. and SG Americas Securities, LLC, as underwriters, and the underwriters have agreed to purchase, the entire Note Balance subject to the satisfaction of specific conditions, in the amounts set forth opposite its name below:

Underwriters	Class A-1a Notes	Class A-1b Notes	Class B Notes	Class C Notes
Citigroup Global Markets Inc.	$72,171,000	$61,479,000	$11,445,000	$6,866,000
Barclays Capital Inc.	$57,736,000	$49,183,000	$9,809,000	$5,886,000
BNP Paribas Securities Corp.	$57,737,000	$49,183,000	$9,809,000	$5,886,000
Truist Securities, Inc.	$57,737,000	$49,183,000	$9,809,000	$5,886,000
Academy Securities, Inc.	$8,661,000	$7,378,000	$0	$0
AmeriVet Securities, Inc.	$8,661,000	$7,378,000	$0	$0
R. Seelaus & Co., LLC	$8,661,000	$7,378,000	$0	$0
Scotia Capital (USA) Inc.	$8,661,000	$7,378,000	$0	$0
SG Americas Securities, LLC	$8,661,000	$7,378,000	$0	$0
Total	$288,686,000	$245,918,000	$40,872,000	$24,524,000

The Trust has been advised by the underwriters that they propose initially to offer the Notes to the public at the prices described in this prospectus.  The underwriting discounts and commissions, the selling concessions that the underwriters may allow to certain dealers, and the discounts that the dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the related class of Notes and as an aggregate dollar amount, shall be as follows:

	Underwriting Discount and Commissions	Net Proceeds(1)	Selling Concessions Not to Exceed(2)	Reallowance Not to Exceed
Class A-1a Notes	0.22500%	99.76946%	0.13500%	0.06750%
Class A-1b Notes	0.22500%	99.77500%	0.13500%	0.06750%
Class B Notes	0.32500%	99.65894%	0.19500%	0.09750%
Class C Notes	0.42500%	99.56744%	0.25500%	0.12750%
____________________
(1)	Before deducting expenses, estimated to be $887,396.
(2)	In the event of possible sales to affiliates, one or more of the underwriters may be required to forego a de minimis portion of the selling concession they would otherwise be entitled to receive.

The Notes may be sold, subject to the requirements in the Indenture, directly by the Trust or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Trust or the purchasers of these Notes.  If these Notes are sold through underwriters or broker-dealers, the Trust will be responsible for underwriting discounts or commissions or agent’s commissions.  These Notes may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, varying prices determined at the time of sale or negotiated prices.

The closing of the sale of any class of Notes will be conditioned on the closing of the sale of all other classes of Notes.  After the initial public offering of the Notes, the public offering prices and the concessions may change.

Until the distribution of the Notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the Notes.  As an exception to these rules and in connection with the offering of the Notes, the underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Notes.  Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.  The underwriters also may impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of the Notes sold short in the offering may be reclaimed by the underwriters if Notes are repurchased by the underwriters in stabilizing or covering transactions.  Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may stabilize, maintain or otherwise affect the market price of the Notes which may be higher than the price that might otherwise prevail in the open market.  Any transactions, if commenced, may be discontinued at any time.

Neither the Sponsor nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above may have on the price of the Notes.  In addition, neither the Sponsor nor any of the underwriters make any representation that the underwriters will engage in transactions described above or that any of these transactions, once commenced, will not be discontinued without notice.

The Notes are new issues of securities and there currently is no secondary market for the Notes.  The underwriters for the Notes expect to make a market in the Notes but will not be obligated to do so and may be unwilling or unable to make a market in the Notes due to regulatory developments or otherwise.  There is no assurance that a secondary market for the Notes will develop.  If a secondary market for the Notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your Notes.

Cellco has agreed to indemnify the underwriters against specific liabilities, including civil liabilities under the Securities Act, or to reimburse the underwriters for payments they may be required to make in connection with those liabilities.

In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may engage in various financial advisory, investment banking and commercial banking transactions with Cellco, Verizon Communications and their affiliates and may purchase telecommunications services from Cellco, Verizon Communications and their affiliates in the ordinary course of business.

Each of Cellco, Verizon Communications and their affiliates may invest the funds in their bank accounts in obligations issued by the underwriters or their affiliates.  The Indenture Trustee may, from time to time, upon direction, invest the Series Bank Accounts in investments acquired from or issued by the underwriters.  The Master Collateral Agent may, from time to time, upon direction, invest the Collection Account in investments acquired from or issued by the underwriters.

It is expected that delivery of the Notes will be made against payment therefor on or about the Closing Date. Rule 15c6-1 of the U.S. Securities and Exchange Commission under the Exchange Act generally requires trades in the secondary market to settle in one (1) Business Day, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one (1) Business Day prior to the delivery date thereof will be required to specify an alternate settlement cycle at the time of the trade to avoid a failed settlement.

United Kingdom

Each underwriter will represent, warrant and agree that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the Depositor; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the UK.

Each underwriter will also represent and warrant to, and agree with, the Trust that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK retail investor in the UK. For these purposes:

(a)
the expression “UK retail investor” means a person who is one (or more) of the following: (A) a retail client, as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565 as it forms part of the domestic law of the UK by virtue of the EUWA and as amended; or (B) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (such rules or regulations, as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of the domestic law of the UK by virtue of the EUWA and as amended; or (C) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

European Economic Area

Each underwriter will represent and warrant to, and agree with, the Trust that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EU retail investor in the EEA. For these purposes:

(a)
the expression “EU retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of the EU Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

No action has been or will be taken by the Depositor, the Trust or the underwriters that would permit a public offering of the Notes in any country or jurisdiction where action for that purpose is required.  Accordingly, the Notes may not be offered or sold, directly or indirectly, and neither this prospectus, nor any term sheet, circular, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations.  Persons into whose possession all or any part of such documents come are required by the Trust, the Depositor and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Notes or have in their possession or distribute such documents, in all cases at their own expense.

LEGAL OPINIONS

Morgan, Lewis & Bockius LLP will review or provide opinions on legal matters relating to the Notes and U.S. federal income tax and other matters for the Trust, the Depositor and the Servicer.  Mayer Brown LLP will review or provide opinions on legal matters relating to the Notes and other matters for the underwriters.

AVAILABLE INFORMATION

Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee and the Owner Trustee will mail to each Person who at any time during the related calendar year has been a Noteholder or Certificateholder, respectively, and received any payment on the Notes or Certificates, respectively, held by that Person, a statement containing certain information for the purposes of that Noteholder’s or Certificateholder’s, as applicable, preparation of U.S. federal income tax returns.  The Indenture Trustee will make the foregoing statements available to the Noteholders each month via its Internet website, which is presently located at https://pivot.usbank.com.  See “Certain U.S. Federal Income Tax Consequences” for additional information.

Schedule I

Glossary of Defined Terms

Certain terms used in this prospectus are defined below with respect to Series 2024-4 but not any other Series.  If at any time in this prospectus a lower case term is used that is otherwise defined with respect to Series 2024-4, as it applies to Series 2024-4, such lower case term will be deemed to be the defined term with respect to Series 2024-4.

“AAA” means the American Arbitration Association.

“Accrual Period” means, with respect to each Payment Date, and (i) the Class A-1a Notes, the Class B Notes and the Class C Notes, the period from and including the 20th day of the calendar month immediately preceding that Payment Date to but excluding the 20th day of the calendar month in which that Payment Date occurs (or from and including the Closing Date to but excluding July 20, 2024, for the first Payment Date), calculated on a “30/360” basis and (ii) the Class A-1b Notes, the period from and including the Payment Date immediately preceding the current Payment Date to but excluding the current Payment Date (or from and including the Closing Date to but excluding July 22, 2024, for the first Payment Date), calculated on an “actual/360” basis.

“Acquisition Date” means each date on which Device Payment Plan Agreements are transferred to the Depositor under a Receivables Transfer Agreement and to the Trust under the Transfer and Servicing Agreement.

“Additional Interest Amount” means, with respect to any class of Notes, interest accrued on such class of Notes during the related Accrual Period at the related Additional Interest Rate.

“Additional Interest Rate” means, with respect to (i) the Class A-1a Notes, 0.75%, (ii) the Class A-1b Notes, 0.75%, (iii) the Class B Notes, 0.75% and (iv) the Class C Notes, 0.75%.

“Additional Transferor” means Verizon DPPA Master Trust, a Delaware statutory trust, which was terminated in December 2023.

“Additional Transferor Receivables Transfer Agreement” means the Additional Transferor Receivables Transfer Agreement, dated as of the Initial Closing Date, among the Additional Transferor, the Servicer and the Depositor, as amended.

“Adjusted Series Invested Amount” means, with respect to any Group 1 Series and with respect to any date of determination, an amount equal to the sum of (i) the Discounted Series Invested Amount for such Group 1 Series as of such date and (ii) the Series Incremental Required Invested Amount for such Group 1 Series as of such date.

“Administration Agreement” means the Administration Agreement, dated as of the Initial Closing Date, between the Administrator and the Trust.

“Administrator” means Cellco, as administrator under the Administration Agreement.

“Affiliate Agreement” means, with respect to any Business Device Payment Plan Agreement, the related parent/affiliate agreement, if any, that is entered into between Cellco and the related Affiliated Party, as the same may be amended from time to time.

“Affiliated Party” means, with respect to any Business Device Payment Plan Agreement, (i) the Person that has entered into the related Affiliate Agreement and is identified therein as the “Affiliate” party thereto (or in the case of a business customer that has entered into an Individual Sign Agreement, identified therein with another similar designation) or (ii) the Person that is an affiliate or parent (or in the case of a business

S-I-1

customer that has entered into an Individual Sign Agreement, other authorized individual) of the related Associated Account Agreement Party and is otherwise authorized by such Associated Account Agreement Party to enter into a Device Payment Plan Agreement pursuant to the terms of the related Associated Account Agreement.

“Amortization Events” means, with respect to Series 2024-4, each of the amortization events described under “Description of the Notes—Amortization Period.”

“Amortization Period” means, with respect to Series 2024-4, the period beginning on the Payment Date on or immediately following the occurrence of an Amortization Event and ending on the Final Maturity Date or an earlier date on which the Notes are paid in full.

“Anticipated Redemption Date” means the Payment Date occurring in June 2026.

“APR” means, with respect to a Receivable, the annual percentage rate set forth in the underlying Device Payment Plan Agreement.

“ARR Receivables” means all Receivables that are sixty (60) or more days delinquent.

“ARR Series Allocation Percentage” means, with respect to any Group 1 Series with at least one Class of Publicly Registered Notes and any date of determination, a fraction expressed as a percentage (i) the numerator of which is equal to the Adjusted Series Invested Amount for such Group 1 Series as of such date and (ii) the denominator of which is equal to the aggregate Adjusted Series Invested Amount for all Group 1 Series with at least one Class of Publicly Registered Notes as of such date; provided, however, if any such Group 1 Series is in an amortization period, the numerator used to determine the ARR Series Allocation Percentage for such Group 1 Series will be fixed as of the last day of the revolving period for such Group 1 Series.

“ARRC” means the Alternative Reference Rates Committee.

“Asset Representations Review” means the review of ARR Receivables performed by the Asset Representations Reviewer, as specified under “Receivables—Asset Representations Review.”

“Asset Representations Review Agreement” means the Second Amended and Restated Asset Representations Review Agreement, to be dated on or about April 23, 2024, among the Asset Representations Reviewer, the Trust and the Servicer.

“Asset Representations Reviewer” means Pentalpha Surveillance LLC, a Delaware limited liability company, as asset representations reviewer under the Asset Representations Review Agreement.

“Associated Account Agreement” means, with respect to any Business Device Payment Plan Agreement, the related major account agreement and/or enterprise account agreement or other similar agreement, if any, that is entered into between Cellco (on behalf of its and its controlled and/or managed affiliates) and the related Associated Account Agreement Party, as the same may be amended from time to time.

“Associated Account Agreement Party” means, with respect to any Associated Account Agreement, the Person identified therein as the “Customer” party thereto (or in the case of an Associated Account Agreement that is not a major account agreement or enterprise account agreement, such other similar designation used therein to describe the applicable party thereto).

“Available Subordinated Amount” means, with respect to any Payment Date, an amount equal to the product of (i) the Transferor’s Allocation for such Payment Date and (ii) the Available Subordinated Percentage.

S-I-2

“Available Subordinated Percentage” means, initially, 0%, as such percentage may be increased or decreased by the Administrator on any Payment Date with written notice to the Master Collateral Agent; provided that the Rating Agency Condition with respect to all Group 1 Series must be satisfied with respect to any decrease to the Available Subordinated Percentage as of any date of determination from its then current percentage.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq.

“Benchmark” means, initially, Compounded SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Accrual Period, the timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

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(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plans” means, collectively, Other Plans that are subject to Similar Laws and Plans.

“Business Day” means any day other than (a) a Saturday, Sunday or other day on which banks in New York, New York, Chicago, Illinois, St. Paul, Minnesota or any jurisdiction in which the Corporate Trust Office of the Master Collateral Agent, the Indenture Trustee, the Owner Trustee or any Paying Agent is located are authorized or required to close or (b) a holiday on the Federal Reserve calendar.

“Business Device Payment Plan Agreement” means a Device Payment Plan Agreement that is associated with an account of a Person that is a business customer.

“Business Obligor” means an Obligor under a Business Device Payment Plan Agreement.

“Business Receivable” means a Receivable that is a Business Device Payment Plan Agreement.

“Cellco” means Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership.

“Certificates” means the equity interest in the Trust.

“Certificateholders” means the holders of the Certificates, which will initially be the Depositor and the True-up Trust.

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“CFPB” means the Consumer Financial Protection Bureau.

“Class A Notes” means, collectively, the Class A-1a Notes and Class A-1b Notes.

“Class A-1a Notes” means the $288,686,000 Class A-1a 5.21% asset-backed notes issued by the Trust as part of Series 2024-4.

“Class A-1b Notes” means the $245,918,000 Class A-1b Compounded SOFR (or, upon the occurrence of a Benchmark Transition Event, the appropriate Benchmark Replacement) + 0.55% asset-backed notes issued by the Trust as part of Series 2024-4.

“Class B Notes” means the $40,872,000 Class B 5.40% asset-backed notes issued by the Trust as part of Series 2024-4.

“Class C Notes” means the $24,524,000 Class C 5.60% asset-backed notes issued by the Trust as part of Series 2024-4.

“Class R Interest” means Class R interests issued by the Trust as part of Series 2024-4.

“Clearstream” means Clearstream Banking Luxembourg S.A.

“Closing Date” means on or about June 28, 2024.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the account established with the Master Collateral Agent with respect to Collections.

“Collection Period” means, with respect to Series 2024-4 and any Payment Date, the immediately preceding calendar month.

“Collections” means all cash collections and other cash proceeds (whether in the form of cash, wire transfer or check) in respect of the Receivables (other than recoveries on Written-Off Receivables (including any proceeds from the sale of a wireless device securing a Receivable)).

“Compounded SOFR” has the meaning set forth under “Description of the Notes—Payments of Interest.”

“Consumer Device Payment Plan Agreement” means a Device Payment Plan Agreement that is associated with an account of a Person that is a consumer customer.

“Consumer Obligor” means an Obligor under a Consumer Device Payment Plan Agreement.

“Consumer Receivable” means a Receivable that is a Consumer Device Payment Plan Agreement.

“Controlling Class” means, the Class A Notes, voting together as a single class, as long as any Class A Notes are Outstanding and after the Class A Notes are paid in full, the most senior class of Notes then Outstanding.

"Cosign Agreement" means, with respect to any Business Device Payment Plan Agreement, the related cosign joint liability agreement or other similar agreement, if any, that is entered into between Cellco and the related Cosign Party, as the same may be amended from time to time.

"Cosign Party" means, with respect to any Business Device Payment Plan Agreement, the Person, if any, that has entered into a related Cosign Agreement with Cellco.

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“COVID-19 Pandemic” means the spread of COVID-19 and other variants and strains of coronavirus throughout the world, including throughout the United States.

“Credit Exposure” means (i) with respect to the Trust and any noteholder and any Series of Notes or class thereof at any time, the Outstanding principal amount of all notes of such noteholder under such Series of notes or class thereof that are Outstanding at such time, and (ii) with respect to the Trust and any other creditor and the related loan agreement, credit agreement or other agreement related solely to a Series, at any time, the greater of (A) the then current amount of the commitments or credit limits, as applicable (Outstanding and unused) of such Creditor under such agreement to make Credit Extensions to the Trust at such time, and (B) the Outstanding principal amount of all Credit Extensions of such Creditor under such Series that are Outstanding at such time.

“Credit Extensions” has the meaning set forth under “Summary—Transaction Overview.”

“Credit Payment” means an amount equal to the reduction in the amount owed by an Obligor under a Receivable due to the application of any credits to such Obligor’s account that would have otherwise constituted Collections.

“Creditor Representative” means, with respect to each Series, the representative appointed by such Series to act on its behalf under the Master Collateral Agreement for voting among one or more Series.  For the avoidance of doubt, each Group 1 Creditor Representative is also a Creditor Representative.

“Creditors” means any holder of a Credit Extension.  For the avoidance of doubt, each Group 1 Creditor is also a Creditor.

“Current Upgrade Offer” means each Upgrade Offer under the Current Upgrade Program.

“Current Upgrade Program” means the Upgrade Program that Verizon Wireless began offering in September 2015 and is the Upgrade Program in effect as of the Closing Date with respect to the newest models of certain manufacturers’ wireless devices.

“Custodian” means Cellco, as custodian, under the Transfer and Servicing Agreement.

“Customary Servicing Practices” means the practices and degree of skill and attention that the Servicer exercises with respect to Device Payment Plan Agreements that it services for itself or its affiliates.

“Customer ID” means, with respect to any Device Payment Plan Agreement, the unique identification value assigned to a customer by Verizon, which is associated with the invoicing or billing for the underlying account related to such Device Payment Plan Agreement.

“Customer Tenure” means the number of months the Obligor has had a Verizon Wireless account based on the oldest active account establishment date for such Obligor, which may include periods of up to fifty (50) days of disconnected service, up to ninety (90) days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

“Cutoff Date” means, (a) with respect to each Receivable designated to Group 1 on the related Acquisition Date, (i) the date specified as the Cutoff Date relating to such Receivable (which in any event shall not be later than the related Acquisition Date) in the acquisition notice delivered with respect to such Acquisition Date or the month in which such Acquisition Date occurred, as applicable, or (ii) if no such date is specified as the Cutoff Date relating to such Receivable in the acquisition notice delivered with respect to such Acquisition Date or the month in which such Acquisition Date occurred, as applicable, the end of the day on the last day of the month immediately preceding the month in which the Acquisition Date for such Receivable occurs and (b) with respect to each Receivable designated or re-designated, as applicable, to Group 1 on a Designation Date, (i) the date specified as the Cutoff Date in the designation notice relating to such Receivable (which in any event shall not be later than the related Designation Date), or (ii) if no such date is specified as the Cutoff Date in the designation notice relating to such Receivable, the end of

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the day on the last day of the month immediately preceding the month in which the Designation Date for such Receivable occurs.

“Delinquency Rate” means, for any monthly period, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Principal Balance of the Receivables that are sixty (60) or more days delinquent and the denominator of which is the Pool Balance, in each case as of the end of such calendar month.

“Delinquency Trigger” means, for any monthly period, an event that shall be deemed to have occurred if the Delinquency Rate exceeds the Delinquency Trigger Rate as of the end of such calendar month.

“Delinquency Trigger Rate” means, initially, 5.0%, as modified from time to time as described under “Receivables—Asset Representations Review—Delinquency Trigger.”

“Department of Defense” means the United States Department of Defense.

“Depositor” means Verizon ABS II LLC, a Delaware limited liability company.

“Designation Date” means, with respect to any Receivable, any date subsequent to the related Acquisition Date on which such Receivable is designated or re-designated, as applicable, to Group 1.

“Device Payment Plan Agreement” has the meaning set forth under “Summary—Transaction Overview.”

“Device Payment Program” means the program offered by Verizon under which customers purchase their devices at unsubsidized prices under a Device Payment Plan Agreement.

“Discounted Series Invested Amount” means, with respect to any Group 1 Series and any date of determination, an amount equal to the product of (i) the Series Invested Amount for such Group 1 Series as of such date and (ii) (a) the Pool Balance as of such date, divided by (b) the present value of the remaining unpaid payments, as of such date, for all Receivables included in the Pool Balance, using the discount rate for such Group 1 Series (which discount rate in the case of Series 2024-4 shall be the Series 2024-4 Discount Rate).

“Distribution Account” means the account established with the Indenture Trustee for the purpose of holding and making distributions of Series 2024-4 Available Funds.

“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“DTC” means The Depository Trust Company.

“DTCC” means The Depository Trust & Clearing Corporation.

“Earliest Redemption Date” means the Payment Date occurring in July 2025.

“EEA” means the European Economic Area.

“Eligible Receivable” means any Receivable that satisfies the eligibility criteria for at least one Group 1 Series as of the related Cutoff Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“EU” means the European Union.

“EU Affected Investors” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation.”

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“EU Due Diligence Requirements” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation.”

“EU PRIIPS Regulation” means Regulation (EU) No 1286/2014, as amended.

“EU Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

“EU Securitization Regulation” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation.”

“EUWA” means the European Union (Withdrawal) Act 2018, as amended.

“Event of Default” means, with respect to Group 1, the occurrence of any of the following events:

(i)
failure to pay interest (other than any additional interest amounts, if applicable) due on any Group 1 Credit Extension of the controlling class of any Group 1 Series within thirty-five (35) days after any Payment Date,

(ii)	failure to pay the Outstanding principal amount or make-whole payments (as applicable) on any Group 1 Credit Extension on the related final maturity date,

(iii)
failure by the Trust to observe or perform any material covenant or agreement in any Primary Series Document, or any representation or warranty of the Trust made in any Primary Series Document or in any officer’s certificate delivered in connection with any Primary Series Document is incorrect in any material respect when made, and, in either case, (x) has a material adverse effect on the Group 1 Creditors, and (y) is not cured for a period of ninety (90) days after written notice was given to the Trust by the Master Collateral Agent or to the Trust and the Master Collateral Agent by Creditor Representatives representing Group 1 Series with Credit Extensions comprising at least 25% of the aggregate Outstanding principal amount of all Group 1 Credit Extensions, or

(iv)	a bankruptcy or dissolution of the Trust.

“Excess Concentration Amount” means, with respect to each Group 1 Series and any date of determination, an amount equal to the aggregate Principal Balance of Eligible Receivables that exceed the concentration limits for such Group 1 Series (without duplication) as of such date.  With respect to any date of determination, the Excess Concentration Amount for Series 2024-4 is the Series 2024-4 Excess Concentration Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FATCA” means the Foreign Account Tax Compliance Act as set forth in Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any intergovernmental agreements or implementing legislation, regulations or official guidance with respect thereto, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Final Maturity Date” means with respect to (i) the Class A-1a Notes, June 20, 2029, (ii) the Class A-1b Notes, June 20, 2029, (iii) the Class B Notes, June 20, 2029 and (iv) the Class C Notes, June 20, 2029.

“First Par Redemption Date” means the Payment Date occurring in April 2026.

“First Priority Principal Payment” means, with respect to any Payment Date, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes as of the immediately preceding

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Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the Series 2024-4 Allocated Pool Balance.

“Fitch” means Fitch Ratings, Inc.

“Foreign Owner” has the meaning set forth under “Certain U.S. Federal Income Tax Consequences.”

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” shall mean the website of the FRBNY, currently at https://www.newyorkfed.org/markets/reference-rates/sofr-averages-and-index or at such other page as may replace such page on the FRBNY’s website.

“FSMA” means the Financial Services and Markets Act 2000 (as amended).

“Group 1” means the pool of Receivables that secures the Notes and each other Group 1 Series.

“Group 1 Available Funds” means an amount generally equal to, without duplication, (i) Collections on the Receivables (other than Collections on Written-Off Receivables) for the related Collection Period less any Receivables Transfer Amounts paid by the Trust from Collections for Device Payment Plan Agreements to be acquired by the Trust and designated to Group 1 during the related Collection Period, (ii) amounts paid to the Trust by an Originator or the Servicer (in the case of Receivables transferred by the Additional Transferor or designated to Group 1 on a Designation Date) to reacquire or acquire, as applicable, Receivables that breach representations, (iii) amounts paid to the Trust by the Servicer to acquire certain Receivables modified by the Servicer or certain Receivables for which the Servicer’s covenants were breached, in each case, for the related Collection Period, (iv) amounts paid to the Trust by the Marketing Agent or the related Originator to acquire certain Receivables transferred by the Marketing Agent to a different Obligor, for the related Collection Period, (v) Upgrade Prepayments and Credit Payments paid to the Trust by the Marketing Agent or the related Originator in respect of the Receivables, (vi) any amounts paid to the Trust by the Parent Support Provider under the Parent Support Agreement in respect of the Receivables, (vii) the excess of the proceeds of any sales of Receivables by the Trust over the amount of such proceeds that may be retained or remitted at the direction of the Certificateholder and (viii) the Available Subordinated Amount for such Payment Date.

“Group 1 Credit Extension” has the meaning set forth under “Summary—Transaction Overview.”

“Group 1 Creditor Representative” means, with respect to each Group 1 Series, the representative appointed by such Group 1 Series to act on its behalf under the Master Collateral Agreement (which, in the case of Series 2024-4, will be the Indenture Trustee).

“Group 1 Creditors” has the meaning set forth under “Summary—Transaction Overview.”

“Group 1 Percentage” means the Group Percentage for Group 1.

“Group 1 Series” has the meaning set forth under “Summary—Transaction Overview.”

“Group” has the meaning set forth under “Summary—Transaction Overview.”

“Group Allocated Percentage” means, with respect to any Group 1 Series and any date of determination, an amount equal to the product of (i) the Group 1 Percentage as of such date and (ii) the Series Allocation Percentage for such Group 1 Series as of such date.

“Group Percentage” means, with respect to any Group and any date of determination, a fraction, expressed as a percentage, (i) the numerator of which is equal to the aggregate Principal Balance of all

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Trust DPPAs designated to such Group as of such date and (ii) the denominator of which is equal to the aggregate Principal Balance of all Trust DPPAs as of such date.

“HDC Rule” means the “holder-in-due course rule” of the Federal Trade Commission.

“Indenture” means the Indenture, to be dated as of the Closing Date, between the Trust and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Co., a national banking association, as indenture trustee under the Indenture, or any successor thereto.

"Individual Sign Agreement" means, with respect to any Business Device Payment Plan Agreement, the related cosign agreement (with individual sign indicator selection) or other similar agreement, if any, that is entered into between Cellco and the related Individual Sign Party, as the same may be amended from time to time.

"Individual Sign Party" means, with respect to any Business Device Payment Plan Agreement, the Person, if any, that has entered into a related Individual Sign Agreement with Cellco.

“Ineligible Amount” means, with respect to any Group 1 Series and any date of determination, an amount equal to the aggregate Principal Balance of Receivables that do not satisfy the eligibility criteria for such Group 1 Series as of such date.

“Initial Closing Date” means May 25, 2021.

“IRS” means the United States Internal Revenue Service.

“ISDA” means International Swaps and Derivatives Association, Inc. or any successor thereto.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Letter of Credit” means any letter of credit issued for the benefit of the Notes after the Closing Date.

“Letter of Credit Provider” means, subject to the satisfaction of the Rating Agency Condition, the letter of credit provider under any Letter of Credit issued after the Closing Date.

“LIBOR” means the London Interbank Offered Rate.

“Majority Group 1 Creditor Representatives” means Group 1 Creditor Representatives representing a majority of the aggregate Outstanding principal amount of the Group 1 Credit Extensions, which will be determined based on a fraction, the numerator of which is the aggregate Outstanding principal amount (or, if applicable, the related commitment in the case of a variable funding Group 1 Series) of the Group 1 Credit Extensions of each Group 1 Series represented by such Group 1 Creditor Representatives and the denominator of which is the aggregate Outstanding principal amount (or, if applicable, the related commitment in the case of a variable funding Group 1 Series) of all Group 1 Credit Extensions.

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“Majority Trust Creditor Representatives” means Creditor Representatives representing a majority of the aggregate Outstanding principal amount of the Credit Extensions, which will be determined based on a fraction, the numerator of which is the aggregate Outstanding principal amount (or, if applicable, the related commitment in the case of a variable funding Series) of the Credit Extensions of each Series represented by such Creditor Representatives and the denominator of which is the aggregate Outstanding principal amount (or, if applicable, the related commitment in the case of a variable funding Series) of all Credit Extensions.

“Make-Whole Discount Rate” means, for any date of determination, a per annum rate equal to the sum of 0.15% plus the greater of (i) zero and (ii) the yield on such date on United States Treasury Securities having the closest maturity (month and year) to the First Par Redemption Date; provided that, should more than one United States Treasury Security be quoted as maturing on such date, then the yield of the United States Treasury Security quoted closest to par will be used for the purpose of such calculation.

“Make-Whole Payment” means, with respect to any principal payment on a Payment Date, an amount equal to,

(i)  for each class of Notes other than the Class A-1b Notes, the excess of (a) the sum of the present value of (x) the amount of all future interest payments that would otherwise accrue on the Note Balance of such class of Notes from the Optional Redemption date until the First Par Redemption Date and (y) the principal payment, with each payment under this clause (a) discounted from the First Par Redemption Date to the Optional Redemption date, monthly on a 30/360 day basis at the Make-Whole Discount Rate over (b) the principal payment; and

(ii)  for the Class A-1b Notes, the excess of (a) the sum of the present value of (x) the amount of all future interest payments that would otherwise accrue on the Note Balance of the Class A-1b Notes at an interest rate of Compounded SOFR applicable to that Payment Date plus the spread applicable to the Class A-1b Notes from the Optional Redemption date until the First Par Redemption Date and (y) the principal payment, with each payment under this clause (a) discounted from the First Par Redemption Date to the Optional Redemption date, monthly on an actual/360 day basis at Compounded SOFR applicable to that Payment Date over (b) the principal payment;

provided, that, upon the occurrence of a Benchmark Transition Event, Compounded SOFR used in the calculation of Make-Whole Payments will be replaced by the appropriate Benchmark Replacement as set forth in the Indenture.

“Marketing Agent” means Cellco, as marketing agent, under the Marketing Agent Agency Agreement.

“Marketing Agent Agency Agreement” means the Amended and Restated Marketing Agent Agency Agreement, dated as of September 27, 2016, between the Marketing Agent and the Originators.

“Master Collateral Agent” means U.S. Bank Trust Co., a national banking association, as master collateral agent under the Master Collateral Agreement, or any successor thereto.

“Master Collateral Agreement” means the Master Collateral Agency and Intercreditor Agreement, dated as of the Initial Closing Date, among the Trust, the Master Collateral Agent, the Servicer and the Creditor Representatives from time to time party thereto, as amended.

“Master Trust Receivables” has the meaning set forth under “Static Pool Information.”

“Material Breach” means, with respect to a Receivable, a breach of a representation or warranty that has a material adverse effect on the Group 1 Credit Extensions.

“MiFID II” means Directive 2014/65/EU, as amended.

“Military Lending Act” means the Military Lending Act of 2006 (12 U.S.C. 987).

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“Monthly Remittance Condition” means the satisfaction of the following conditions:

(i)	Verizon Communications’ long-term unsecured debt is rated equal to or higher than “A” by S&P, “A” by Fitch and “Baa2” by Moody’s,

(ii)	Verizon Communications guarantees certain payment obligations of Cellco, as Servicer, as provided in the Parent Support Agreement, and

(iii)	no Servicer Termination Event has occurred.

“Moody’s” means Moody’s Investors Service, Inc.

“NCTUE” means the National Consumer Telecommunications and Utility Exchange.

“Note Balance” means, with respect to any class of Notes, the aggregate Outstanding principal amount of such class of Notes with respect to the related date of determination.

“Note Owners” means the beneficial owners of any Publicly Registered Notes of any Group 1 Series.

“Note Prepayment Assumption” means the assumption that (i) during the Revolving Period the Notes will not prepay, and (ii) after the Revolving Period, prepayments on the Receivables, which will result in prepayments on the Notes, will occur at a rate based on a stated prepayment assumption.

“Noteholder” means any holder of the Notes.

“Notes” has the meaning set forth under “Summary—Transaction Overview.”

“NRSRO” means any nationally recognized statistical rating organization.

“Obligor” means, with respect to any Device Payment Plan Agreement, the Person that (x) has signed the account agreement that relates to such Device Payment Plan Agreement and (y) owes payment under such Device Payment Plan Agreement; provided that, in the case of any Business Device Payment Plan Agreement, (A) for purposes of any discussion in this prospectus regarding the Person that is obligated to make payments under such Device Payment Plan Agreement, (i) if no Affiliated Party exists with respect to such  Device Payment Plan Agreement, such Person under clause (x) above shall be deemed to be the related Associated Account Agreement Party and (ii) if an Affiliated Party exists with respect to such Receivable, (1) such Person under clause (x) above shall be deemed to be such Affiliated Party and (2) except as otherwise set forth in the related Associated Account Agreement, Individual Sign Agreement (if any)  and/or Cosign Agreement (if any), as applicable, the term “Obligor” shall also be deemed to refer to the related Associated Account Agreement Party, Individual Sign Party (if any) and/or Cosign Party (if any), as applicable and (B) for all other purposes, such Person shall be deemed to be the related Person assigned to the related Customer ID for such Device Payment Plan Agreement.

“OID” means original issue discount.

“OID Regulations” means the Treasury regulations relating to OID.

“Optional Redemption” means the optional redemption of the Notes, in whole but not in part, by the Trust, at the election of the Certificateholders.

“Originator Receivables Transfer Agreement” means the Originator Receivables Transfer Agreement, dated as of the Initial Closing Date, between the Originators party thereto and the Depositor, as amended.

“Originators” means, collectively, Cellco and certain other affiliates of Verizon.

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“Other Plan” means any employee benefit plan that is not subject to Title I of ERISA or Section 4975 of the Code.

“Outstanding” means, with respect to any date of determination, (x) all Notes theretofore authenticated and delivered under the Indenture (including the notes of any other Series authenticated and delivered under the related indenture) except: (a) notes of any Series theretofore cancelled by the related note registrar or delivered to the related note registrar for cancellation; (b) notes of any Series or portions thereof the payment for which funds in the necessary amount have been theretofore deposited with the related indenture trustee or paying agent in trust for the applicable noteholders (provided, however, that if such notes are to be redeemed, notice of such redemption has been duly given pursuant to the related indenture); and (c) notes of any Series in exchange for or in lieu of other notes of such Series that have been authenticated and delivered pursuant to the related indenture unless proof satisfactory to the related indenture trustee is presented that any such notes are held by a “Protected Purchaser” (as defined in Section 8-303 of the Uniform Commercial Code as in effect in any relevant jurisdiction); and (y) Credit Extensions outstanding under any other Series; provided that in determining whether the Creditors holding the requisite Outstanding principal amount of the Notes and other Credit Extensions have given any request, demand, authorization, direction, notice, consent or waiver under any Series Related Document, Notes or other Credit Extensions owned by the Trust, the Depositor, the Servicer or their respective Affiliates shall be disregarded and deemed not to be Outstanding.

“Owner Trustee” means Wilmington Trust, National Association, a national banking association, as owner trustee under the Trust Agreement.

“Parent Support Agreement” means the Parent Support Agreement, dated as of the Initial Closing Date, among the Parent Support Provider, the Depositor, the Trust and the Master Collateral Agent.

“Parent Support Provider” means Verizon Communications, as parent support provider under the Parent Support Agreement.

“Paying Agent” means U.S. Bank Trust Co., a national banking association, as note paying agent under the Indenture, or any successor thereto.

“Payment Date” means the 20th day of each month (or, if not a Business Day, the next Business Day) beginning on July 22, 2024.

“Pentalpha” has the meaning set forth under “Asset Representations Reviewer.”

“Person” means a legal person, including a corporation, natural person, joint venture, limited liability company, partnership, trust, business trust, association, government, a department or agency of a government or any other entity.

“Plans” means, collectively, an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code or an entity (including insurance company general accounts) deemed to hold assets of the foregoing.

“Pool Balance” means the aggregate Principal Balance of the Eligible Receivables.

“Pool Balance Deficit” means, with respect to any date of determination, the amount, if any, by which (a) the Required Pool Balance as of such date is greater than (b) the Pool Balance as of such date.

“Primary Series Document” means, with respect to any Group 1 Series, each of (i) the Master Collateral Agreement and (ii) the indenture, any indenture supplement, the credit agreement, the loan agreement or other similar document or documents entered into with respect to such Group 1 Series which provides for the creation and principal terms of such Group 1 Series.

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“Principal Balance” means, with respect to any Device Payment Plan Agreement, the initial amount financed pursuant to such Device Payment Plan Agreement as reduced by any payments made or credits granted in reduction of the principal thereof.

“Principal Funding Account” means the account established with the Indenture Trustee for the purpose of holding and making distributions of certain amounts as set forth under “Description of the Notes—Payments of Principal.”

“Principal Funding Account Limit” means, with respect to any Group 1 Series and with respect to any date, an amount equal to 50% of the aggregate principal balance of the Group 1 Credit Extensions in such Group 1 Series as of such date.

“Priority Principal Payments” means, collectively, the First Priority Principal Payment, the Second Priority Principal Payment, the Third Priority Principal Payment and the Regular Priority Principal Payment.

“PTCE” means a prohibited transaction class exemption under ERISA.

“Publicly Registered Credit Extensions” means the notes of any Series that are registered under and offered in compliance with the requirements of the Securities Act of 1933, as amended.

“Public Group 1 Noteholder” means a holder of any Publicly Registered Notes.

“Publicly Registered Notes” means the notes of any Group 1 Series that are registered under and offered in compliance with the requirements of the Securities Act of 1933, as amended.

“Rating Agency Condition” means, with respect to an action or request, (x) if Moody’s has been engaged to rate any Outstanding Credit Extensions, that Moody’s has either (i) notified the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent and, with respect to actions or requests relating to the Notes, the Indenture Trustee, that the proposed action or request will not result in a downgrade or withdrawal of its then current rating on any of such Credit Extensions or (ii) if the then-current policies of Moody’s prohibit Moody’s from providing such notice, Moody’s does not notify the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent or, with respect to actions or requests relating to the Notes, the Indenture Trustee, that the proposed action or request will result in a downgrade or withdrawal of its then-current rating on any of such Credit Extensions within ten (10) days following any request therefor, (y) if Fitch or any other rating agency (other than Moody’s or S&P) has been engaged to rate any Outstanding Credit Extensions, then Fitch or such other rating agency, as applicable, does not notify the Depositor, the Servicer, the Owner Trustee, the Master Collateral Agent or, with respect to actions or requests relating to the Notes, the Indenture Trustee, that the proposed action or request will result in a downgrade or withdrawal of its then-current rating on any of such Credit Extensions within ten (10) days following any request therefor and (z) if S&P has been engaged to rate any Outstanding Credit Extensions, then S&P has been provided with ten (10) days’ notice of the proposed action or request.

“Receivables” has the meaning set forth under “Summary—Transaction Overview.”

“Receivables Transfer Agreement” means each of the Originator Receivables Transfer Agreement and the Additional Transferor Receivables Transfer Agreement.

“Receivables Transfer Amount” means, with respect to any additional Receivables designated to Group 1 after the Initial Closing Date, an amount equal to the present value of the remaining payments for the remaining installments of those Receivables (as of the applicable Cutoff Date) discounted to present value using a rate approximately equal to the weighted average discount rate of each Group 1 Series, rounded to the nearest hundredth.

“Reconveyance Amount” means an amount equal to the remaining Principal Balance of each affected Receivable at the end of the calendar month immediately preceding the date on which the Receivable is

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reacquired or acquired, as applicable, discounted to present value at a rate approximately equal to the weighted average discount rate for all Group 1 Series.

“Reference Time” has the meaning set forth under “Description of the Notes—Payments of Interest.”

“Regular Priority Principal Payment” means, with respect to any Payment Date, an amount equal to (a) prior to the Amortization Period, the excess, if any, of (x) the product of the Series 2024-4 Allocation Percentage and any Pool Balance Deficit for such Payment Date over (y) the sum of any First Priority Principal Payment, Second Priority Principal Payment and Third Priority Principal Payment for such Payment Date and (b) during the Amortization Period, the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) minus the sum of any First Priority Principal Payment, any Second Priority Principal Payment and any Third Priority Principal Payment for such Payment Date.

“Release Date” means each date on which Receivables are released from the lien of the Master Collateral Agreement.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Requesting Noteholders” means, collectively, Public Group 1 Noteholders and Verified Note Owners representing at least 5% of the aggregate Outstanding principal amount of all Publicly Registered Notes (other than any Publicly Registered Notes held by the Sponsor, the Servicer, or any affiliate of either).

“Required Overcollateralization Amount” means, with respect to any Group 1 Series and any date of determination, an amount equal to (a) the product of (i) the Required Overcollateralization Percentage for such Group 1 Series for such date, expressed as a fraction, and (ii) (x) during the revolving period for such Group 1 Series, the aggregate Outstanding principal amount of any Group 1 Credit Extensions Outstanding in such Group 1 Series as of such date and (y) during the amortization period for such Group 1 Series, the aggregate Outstanding principal amount of any Group 1 Credit Extensions Outstanding in such Group 1 Series as of the last day of the revolving period for such Group 1 Series, divided by (b) the percentage, expressed as a fraction, equal to 100% minus the Required Overcollateralization Percentage for such Group 1 Series.

“Required Overcollateralization Percentage” with respect to any Group 1 Series, the percentage set forth in the related indenture, credit agreement or other similar document.

“Required Pool Balance” means an amount equal to the excess (if any) of (i) the sum of the Adjusted Series Invested Amount for all Group 1 Series over (ii) the sum, for each Group 1 Series, of the following amount for each such Group 1 Series: the lesser of (a) all amounts in the principal funding account for such Group 1 Series and (b) the Principal Funding Account Limit for such Group 1 Series.

“Required Reserve Amount” means, with respect to any Payment Date (i) during the Revolving Period, an amount equal to $6,539,509.54 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

“Reserve Account” means the account established with the Indenture Trustee for the benefit of the Noteholders.

“Reserve Deposit Amount” means, with respect to any Payment Date, the amount necessary to cause the amount available under a Letter of Credit, if any, plus the amount in the Reserve Account to equal the Required Reserve Amount.

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“Revolving Period” means the period beginning on the Closing Date and ending on the date when the Amortization Period begins.

“S&P” means S&P Global Ratings.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Priority Principal Payment” means, with respect to any Payment Date, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes and Class B Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the sum of the Series 2024-4 Allocated Pool Balance and any First Priority Principal Payment for such Payment Date.

“Series 2024-4” means the Group 1 Series of Group 1 Credit Extensions designated as “Series 2024-4”.

“Series 2024-4 Allocated Pool Balance” means, with respect to any date of determination, an amount equal to the product of (i) the Series 2024-4 Allocation Percentage and (ii) the present value of the remaining unpaid payments, as of such date, for all Receivables included in the Pool Balance, using the Series 2024-4 Discount Rate.

“Series 2024-4 Allocation Percentage” means the Series Allocation Percentage for Series 2024-4.

“Series 2024-4 ARR Series Allocation Percentage” means the ARR Series Allocation Percentage for Series 2024-4.

“Series 2024-4 Available Funds” means, with respect to any Payment Date, an amount equal to the sum of (i) the product of the Series 2024-4 Allocation Percentage and the Group 1 Available Funds for the related Collection Period and (ii) any amounts released from the Principal Funding Account with respect to such Payment Date, as set forth under “Description of the Notes—Priority of Payments.”

“Series 2024-4 Concentration Limit” means each test used to calculate the Series 2024-4 Excess Concentration Amount.

“Series 2024-4 Discount Rate” means 10.99%.

“Series 2024-4 Eligible Receivable” means each Receivable that satisfies the eligibility requirements set forth under “Receivables—Criteria for Selecting the Receivables.”

“Series 2024-4 Excess Concentration Amount” has the meaning set forth under “Receivables—Series 2024-4 Concentration Limits.”

“Series 2024-4 Group Allocated Percentage” means the Group Allocated Percentage for Series 2024-4.

“Series 2024-4 Required Overcollateralization Amount” means, with respect to any date of determination, an amount equal to (a) the product of (i) the Series 2024-4 Required Overcollateralization Percentage, expressed as a fraction, and (ii) (x) during the Revolving Period, the Note Balance of the Notes as of such date and (y) during the Amortization Period, the Note Balance of the Notes as of the last day of the Revolving Period, divided by (b) the percentage, expressed as a fraction, equal to 100% minus the Series 2024-4 Required Overcollateralization Percentage.

“Series 2024-4 Required Overcollateralization Percentage” means 8.25%.

“Series 2024-4 Supplemental ARR Series Allocation Percentage” means the Supplemental ARR Series Allocation Percentage for Series 2024-4.

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“Series” has the meaning set forth under “Summary—Transaction Overview.”  Each Group 1 Series is a Series.

“Series Allocation Percentage” means, with respect to any Group 1 Series and any date of determination, a fraction expressed as a percentage (i) the numerator of which is equal to the Adjusted Series Invested Amount for such Group 1 Series as of such date and (ii) the denominator of which is equal to the greater of (a) the aggregate Adjusted Series Invested Amount for all Group 1 Series as of such date and (b) the Pool Balance as of such date; provided, however, if any Group 1 Series is in an amortization period, the numerator used to determine the Series Allocation Percentage for such Group 1 Series will be fixed as of the last day of the revolving period for such Group 1 Series.

“Series Bank Accounts” means, collectively, the Distribution Account, the Principal Funding Account and the Reserve Account.

“Series EHRI” means the fair value of the “eligible horizontal residual interest” under the U.S. Risk Retention Rules that the True-up Trust retains for each Outstanding Series.

“Series Incremental Required Invested Amount” means, with respect to any Group 1 Series and any date of determination, an amount equal to the product of (i) the sum (without duplication) of the (a) the Ineligible Amount for such Group 1 Series as of such date and (b) the Excess Concentration Amount for such Group 1 Series as of such date and (ii) the Series Share for such Group 1 Series as of such date.

“Series Invested Amount” means, with respect to any Group 1 Series and any date of determination, an amount equal to the sum of (i) the aggregate Outstanding principal amount of any Group 1 Credit Extensions in such Group 1 Series as of such date and (ii) the Required Overcollateralization Amount for such Group 1 Series as of such date.

“Series Related Document” means the indenture, loan agreement or other agreement related solely to a Group 1 Series.

“Series Share” means, with respect to any Group 1 Series and any date of determination, a fraction, expressed as a percentage, (i) the numerator of which is equal to the Discounted Series Invested Amount for such Group 1 Series as of such date and (ii) the denominator of which is equal to the greater of (a) the Pool Balance as of such date and (b) the sum of the Discounted Series Invested Amounts for all Group 1 Series as of such date.

“Servicemembers Civil Relief Act” means the U.S. Servicemembers Civil Relief Act, as amended.

“Servicer” means Cellco, as servicer under the Transfer and Servicing Agreement.

“Servicer Termination Event” means the occurrence of any of the events described under “Servicing the Receivables and the Securitization Transaction—Resignation and Termination of Servicer.”

“Servicing Fee” means, with respect to any Payment Date, an amount equal to 1/12 of 0.75% of the Pool Balance at the beginning of the full calendar month immediately preceding that Payment Date.

“Similar Laws” means any federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code.

“SOFR” has the meaning set forth under “Description of the Notes—Payments of Interest.”

“SOFR Adjustment Conforming Changes” shall mean any technical, administrative or operational changes (including changes to the Accrual Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such Compounded SOFR in a

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manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

“SOFR Adjustment Date” has the meaning set forth under “Description of the Notes—Payments of Interest.”

“SOFR Determination Time” has the meaning set forth under “Description of the Notes—Payments of Interest.”

“Sponsor” means Cellco, as sponsor.

“Statistical Calculation Date” means May 19, 2024.

“Supplemental ARR Fee” means an amount equal to $1,666.67 to be paid monthly.

“Supplemental ARR Series Allocation Percentage” means, with respect to any Group 1 Series issued on or after August 11, 2022 with at least one Class of Publicly Registered Notes and any date of determination, a fraction expressed as a percentage (i) the numerator of which is equal to the Adjusted Series Invested Amount for such Group 1 Series as of such date and (ii) the denominator of which is equal to the aggregate Adjusted Series Invested Amount for all Group 1 Series issued on or after August 11, 2022 with at least one Class of Publicly Registered Notes as of such date; provided, however, if any such Group 1 Series is in an amortization period, the numerator used to determine the Supplemental ARR Series Allocation Percentage for such Group 1 Series will be fixed as of the last day of the revolving period for such Group 1 Series.

“Tax Counsel” means Morgan, Lewis & Bockius LLP, as special tax counsel to the Trust.

“Third Priority Principal Payment” means, with respect to any Payment Date, an amount equal to the excess, if any, of (x) the aggregate Note Balance of the Class A Notes, Class B Notes and Class C Notes as of the immediately preceding Payment Date (or, for the initial Payment Date, as of the Closing Date) over (y) the sum of the Series 2024-4 Allocated Pool Balance, any First Priority Principal Payment and any Second Priority Principal Payment for such Payment Date.

“Transaction Parties” means, collectively, the Sponsor, the Depositor, the Servicer, the Marketing Agent, the Originators, the Trust, the Parent Support Provider, the Master Collateral Agent, the Indenture Trustee and the Owner Trustee.

“Transfer and Servicing Agreement” means the Transfer and Servicing Agreement, dated as of the Initial Closing Date, among the Trust, the Depositor, and Cellco, as Servicer, Marketing Agent and Custodian, as amended.

“Transferor’s Allocation” means, with respect to Group 1 and each Payment Date, an amount equal to the product of (x) the Transferor’s Percentage and (y) Group 1 Available Funds for such Payment Date.

“Transferor’s Interest” means, with respect to Group 1, the right of the Certificateholders to receive the Transferor’s Allocation, if any, on each Payment Date.  The amount of the Transferor’s Interest, with respect to any date of determination, is calculated as the product of (x) the Transferor’s Percentage and (y) the Pool Balance with respect to such date of determination.

“Transferor’s Percentage” means, with respect to Group 1, an amount equal to 100% minus the sum of Series Allocation Percentages for all Group 1 Series as of any date.

“Treasury” means the United States Department of the Treasury.

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“True-up Trust” means Verizon DPPA True-up Trust, a Delaware statutory trust beneficially owned by the Originators.

“Trust” has the meaning set forth under “Summary—Transaction Overview.”

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Initial Closing Date, between the Depositor and the Owner Trustee, as amended.

“Trust DPPAs” has the meaning set forth under “Summary—Transaction Overview.”

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“UCITS” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation.”

“U.S. Bank” has the meaning set forth under “Master Collateral Agent and Indenture Trustee.”

“U.S. Bank N.A.” means U.S. Bank National Association.

“U.S. Bank Trust Co.” means U.S. Bank Trust Company, National Association.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“U.S. Owner” has the meaning set forth under “Certain U.S. Federal Income Tax Consequences.”

“U.S. Person” means:

1.	a citizen or resident of the United States;
2.	an entity treated as a corporation for U.S. federal income tax purposes created or organized under the laws of the United States, any state thereof, or the District of Columbia;
3.	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
4.
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons within the meaning of Section 7701(a)(30) of the Code have authority to control all substantial decisions of the trust or (b) the trust was in existence on August 20, 1996 and is eligible to elect, and has made a valid election, to be treated as a U.S. Person despite not meeting the requirements of clause (a).

“U.S. Risk Retention Rules” means the risk retention regulations in Regulation RR of the Exchange Act.

“UK” means the United Kingdom.

“UK Affected Investor” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation.”

“UK Due Diligence Requirements” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation.”

“UK PRIIPS Regulation” means Regulation (EU) No 1286/2014, as it forms part of the domestic law of the UK by virtue of the EUWA as amended.

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“UK Prospectus Regulation” means Regulation (EU) 2017/1129, as it forms part of the domestic law of the UK by virtue of the EUWA and as amended.

“UK Securitization Regulation” has the meaning set forth under “EU Securitization Regulation and UK Securitization Regulation”.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Upgrade Contract” means the integrated contract between an Originator and an Obligor that accepts an Upgrade Offer by purchasing a new qualifying wireless device under a new Device Payment Plan Agreement.

“Upgrade Offer” means each offer, subject to certain terms and conditions, made under the Upgrade Program.

“Upgrade Prepayment” means an amount equal to the remaining balance of the original Trust DPPA included as a Receivable (after giving effect to any prepayment made by the related Obligor in connection with the Upgrade Offer).

“Upgrade Program” means any promotions offered by Verizon Wireless that give Obligors the ability to upgrade their current wireless devices.

“Verified Note Owner” means any Note Owner that has provided to the Master Collateral Agent a written certification (in a form reasonably acceptable to the Master Collateral Agent) that it is a Note Owner, together with one of the following additional forms of documentation of the requesting party’s status as a Note Owner:

•	a trade confirmation,
•	an account statement,
•	a letter from a broker dealer that is reasonably acceptable to the Master Collateral Agent, or
•	any other form of documentation that is reasonably acceptable to the Master Collateral Agent.

“Verizon” means Verizon Communications and its subsidiaries.

“Verizon Communications” means Verizon Communications Inc., a Delaware corporation.

“Verizon Wireless” means the wireless business of Verizon operated by Cellco and other subsidiaries of Verizon Communications, including the Originators, under the Verizon brand.

“Verizon Wireless Services” means Verizon Wireless Services, LLC.

“Written-Off Receivable” means any Receivable that, in accordance with the Customary Servicing Practices, has been charged off or written-off by the Servicer.

“WTNA” means Wilmington Trust, National Association (formerly called M & T Bank, National Association).

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Annex A
Static Pool Data – Master Trust Receivables

This Annex A contains static pool information of the Master Trust Receivables organized by vintage year.  The information in this Annex A consists of summary information about the characteristics of the Master Trust Receivables originated in each vintage year set forth in the tables and about cumulative losses, prepayments, Upgrade Prepayments and delinquencies with respect to vintage pools of the Master Trust Receivables as well as graphical presentation of certain cumulative loss, prepayment, Upgrade Prepayment and delinquency data.  The Receivables described in this prospectus may not perform in a similar manner to the Master Trust Receivables in any vintage origination year.

Terms used in this Annex A have the definitions ascribed to them in the prospectus.  “Consumer Master Trust Receivables” means Consumer Device Payment Plan Agreements that are Master Trust Receivables.  For percentages provided from and after one (1) month since origination, 0.00% represents a number greater than or equal to 0.00% but less than 0.005%.

The following footnotes apply to the charts included in this Annex A:

(1)	Master Trust Receivables reflect their initial Principal Balance. Excludes cancelled Master Trust Receivables. Excludes Master Trust Receivables with balances less than $50.
(2)	Period from January 1, 2024 through March 31, 2024.
(3)	Weighted averages are weighted by the aggregate Principal Balance of the related Master Trust Receivables in the origination year as of the origination date.
(4)	Excludes Master Trust Receivables that have Consumer Obligors who did not have FICO® Scores because they are individuals with minimal or no recent credit history.
(5)
This FICO® Score reflects the FICO® Score 8 of the related Consumer Obligor. The FICO® Score is calculated, with respect to each Consumer Master Trust Receivable on or about the date on which such Consumer Master Trust Receivable was originated.

(6)	Comprised of Obligors whose wireless devices were subject to an upgrade as of the applicable date.
(7)
Includes account level device protection that includes insurance and line level device protection that includes insurance associated with the Master Trust Receivable’s active line either at the time of origination or added within 30 days of origination, while remaining active as of the date that is 30 days following origination.

(8)	Based on the billing addresses of the Obligors.
(9)
Customer Tenure reflects the number of months the Obligor has had a Verizon Wireless account based on the oldest active account establishment date for such Obligor, which may include periods of up to fifty (50) days of disconnected service, up to ninety (90) days of suspended service or longer service suspensions in connection with the Servicemembers Civil Relief Act.

(10)	Represents a number greater than 0.00% but less than 0.01%.
(11)	Includes Master Trust Receivables that are secured by the related wireless device and have a perfected security interest in such wireless device.
(12)
Master Trust Receivable cumulative loss history by percentage of dollar amount equals the aggregate Principal Balance of Master Trust Receivables that have been written-off as a percentage of the aggregate Principal Balance of Master Trust Receivables originated in the vintage with at least twelve (12) months of performance history.  For values denoted with an asterisk, Master Trust Receivable cumulative loss history by percentage of dollar amount equals the aggregate Principal Balance of Master Trust Receivables that have been written-off as a percentage of the aggregate Principal Balance of Master Trust Receivables originated in the vintage with less than twelve (12) months of performance history.

(13)
Includes only Master Trust Receivables where either (i) at least one payment by the Obligor under the related Master Trust Receivable has been received with respect to such Master Trust Receivable, or (ii) the related Obligor has at least one (1) year of Customer Tenure with Verizon Wireless.  See footnote (9) for a description of Customer Tenure.

(14)	Excludes cancelled Master Trust Receivables.
(15)
Master Trust Receivable cumulative prepayment history by percentage of dollar amount equals the aggregate Principal Balance of Master Trust Receivables that were prepaid by the Obligor or that had an Upgrade Offer exercised as a percentage of the aggregate Principal Balance of Master Trust Receivables originated in the vintage with at least twelve (12) months of performance history.  For values denoted with an asterisk, Master Trust Receivable cumulative prepayment history by percentage of dollar amount equals the aggregate Principal Balance of Master Trust Receivables that were prepaid by the Obligor or that had an Upgrade Offer exercised as a percentage of the aggregate Principal Balance of Master Trust Receivables originated in the vintage with less than twelve (12) months of performance history.

(16)
Master Trust Receivable cumulative Upgrade Prepayment history by percentage of dollar amount equals the aggregate Principal Balance of Master Trust Receivables that had an Upgrade Offer exercised as a percentage of the aggregate Principal Balance of Master Trust Receivables originated in the vintage with at least twelve (12) months of performance history.  For values denoted with an asterisk, Master Trust Receivable cumulative Upgrade Prepayment history by percentage of dollar amount equals the aggregate Principal Balance of Master Trust Receivables that had an Upgrade Offer exercised as a percentage of the aggregate Principal Balance of Master Trust Receivables originated in the vintage with less than twelve (12) months of performance history.

(17)	Pool balances for each month of origination in the yearly origination pools are aggregated. Months since origination is a relative time period from each month’s originations.
(18)
A Master Trust Receivable is shown as delinquent if any amount owed under the Obligor account is past due, regardless of whether the amount due on the Master Trust Receivable has been paid in full pursuant to the Servicer’s internal payment waterfall.

(19)	Aggregate Principal Balance shown is the outstanding balance of Master Trust Receivables at the end of each relative period, excluding Master Trust Receivables written-off during the period.
(20)
The period of delinquency is the number of days with unpaid due charges on an account excluding accounts that have been written-off.  Delinquency as shown in the table begins thirty (30) days after billing.  As of the most recent bill for the related account at period end.

(21)
The percentage of >60 day delinquent Master Trust Receivables is calculated as the dollar amount of Master Trust Receivables greater than sixty (60) days delinquent as a percentage of the aggregate Principal Balance.

Vintage Pool Origination Characteristics(1)

	2019	2020	2021	2022	2023	2024(2)
Number of Master Trust Receivables	577,109	4,230,049	17,603,795	26,665,512	23,479,835	4,245,970
Number of accounts	461,749	3,002,625	10,991,856	14,775,180	13,023,506	2,953,280
Aggregate original Principal Balance	$474,524,796	$3,456,598,951	$14,470,951,607	$21,389,777,405	$19,207,032,781	$3,651,289,154
Minimum	$99.99	$58.49	$50.01	$50.01	$50.01	$50.01
Maximum	$1,910.00	$2,000.00	$2,410.00	$2,410.00	$2,410.00	$2,410.00
Average	$822.24	$817.15	$822.04	$802.15	$818.02	$859.94
Average monthly payment	$33.65	$32.17	$30.76	$22.94	$22.73	$23.90
Weighted average remaining installments (in months)(3)	25	26	27	35	36	36
Weighted average FICO® Score of Consumer Obligors under Consumer Master Trust Receivables (3)(4)(5)	711	713	718	724	720	721
Percentage of Consumer Master Trust Receivables with Consumer Obligors without a FICO® Score(5)	4.04%	3.25%	3.55%	3.64%	4.07%	4.04%
Percentage of Master Trust Receivables with customers with smart phones	95.17%	93.35%	92.76%	90.58%	89.13%	90.37%
Percentage of Master Trust Receivables with customers with other wireless devices	4.83%	6.65%	7.24%	9.42%	10.87%	9.63%
Percentage of Master Trust Receivables with customers with upgrade eligibility(6)	57.60%	61.25%	61.57%	57.25%	55.06%	51.33%
Percentage of Master Trust Receivables with device protection that includes insurance(7)	68.07%	62.32%	62.43%	62.27%	61.05%	63.37%
Geographic concentration
First highest geographic concentration (state and %)(8)	CA 11.07%	CA 10.96%	CA 10.48%	CA 9.88%	CA 9.81%	CA 9.94%
Second highest geographic concentration (state and %)(8)	FL 6.16%	FL 6.18%	TX 6.31%	FL 6.26%	FL 6.35%	FL 6.24%
Third highest geographic concentration (state and %)(8)	NY 5.88%	TX 5.79%	FL 6.23%	TX 5.97%	TX 6.17%	TX 6.05%
Weighted average Customer Tenure (in months)(3)(9)	94	100	104	112	110	123
Percentage of Master Trust Receivables with monthly payments	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage of Master Trust Receivables with 0.00% APR	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage of Master Trust Receivables with 36 month original term	5.27%	0.06%	0.00%	90.52%	99.79%	99.84%
Percentage of Master Trust Receivables with 30 month original term	0.00%	27.46%	50.90%	5.91%	0.10%	0.07%
Percentage of Master Trust Receivables with 24 month original term	94.73%	72.49%	49.10%	3.57%	0.11%	0.09%
Percentage of Master Trust Receivables with 6 month original term(10)	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Financing for wireless devices	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Unsecured Master Trust Receivables	57.51%	29.39%	11.46%	9.97%	11.22%	6.97%
Secured Master Trust Receivables(11)	42.49%	70.61%	88.54%	90.03%	88.78%	93.03%
Percentage of Master Trust Receivables that are Business Device Payment Plan Agreements	56.50%	28.41%	11.16%	9.91%	11.18%	6.97%
_______________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Cumulative Loss History After Application of First Payment Filter By Percentage of Dollar Amount(12)(13)

		Origination Vintage
		2019	2020	2021	2022	2023	2024(2)
Months Since Origination	Aggregate Principal Balance of Master Trust Receivables originated ($)(14)	474,524,796	3,456,598,951	14,470,951,607	21,389,777,405	19,207,032,781	3,651,289,154
		%	%	%	%	%	%
	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	3	0.00%	0.00%	0.00%	0.00%	0.00%
	4	0.00%	0.00%	0.01%	0.02%	0.02%*
	5	0.00%	0.00%	0.04%	0.10%	0.13%*
	6	0.00%	0.00%	0.13%	0.26%	0.38%*
	7	0.00%	0.00%	0.24%	0.47%	0.68%*
	8	0.00%	0.01%	0.38%	0.68%	0.99%*
	9	0.00%	0.02%	0.53%	0.90%	1.29%*
	10	0.00%	0.06%	0.68%	1.10%	1.57%*
	11	0.00%	0.09%	0.84%	1.29%	1.83%*
	12	0.00%	0.14%	0.99%	1.47%	2.05%*
	13	0.00%	0.19%	1.14%	1.65%	2.33%*
	14	0.00%	0.24%	1.29%	1.81%	2.59%*
	15	0.00%	0.29%	1.42%	1.96%
	16	0.00%	0.35%	1.55%	2.10%*
	17	0.00%	0.40%	1.67%	2.20%*
	18	0.00%	0.45%	1.77%	2.34%*
	19	0.00%	0.50%	1.87%	2.47%*
	20	0.00%	0.54%	1.96%	2.53%*
	21	0.00%	0.58%	2.04%	2.64%*
	22	0.01%	0.62%	2.11%	2.85%*
	23	0.01%	0.66%	2.17%	3.05%*
	24	0.01%	0.70%	2.22%	3.15%*

___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Cumulative Prepayment History By Percentage of Dollar Amount(15)

		Origination Vintage
		2019	2020	2021	2022	2023	2024(2)
Months Since Origination	Aggregate Principal Balance of Master Trust Receivables originated ($)(14)	474,524,796	3,456,598,951	14,470,951,607	21,389,777,405	19,207,032,781	3,651,289,154
		%	%	%	%	%	%
	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	1	0.00%	0.00%	0.04%	0.09%	0.07%	0.07%*
	2	0.00%	0.00%	0.15%	0.29%	0.24%	0.26%*
	3	0.00%	0.00%	0.29%	0.48%	0.40%
	4	0.00%	0.00%	0.45%	0.69%	0.60%*
	5	0.00%	0.01%	0.65%	0.91%	0.82%*
	6	0.00%	0.07%	0.86%	1.15%	1.06%*
	7	0.00%	0.14%	1.09%	1.39%	1.32%*
	8	0.00%	0.24%	1.34%	1.65%	1.57%*
	9	0.00%	0.35%	1.62%	1.92%	1.81%*
	10	0.00%	0.51%	1.93%	2.19%	2.07%*
	11	0.00%	0.76%	2.26%	2.48%	2.31%*
	12	0.00%	1.02%	2.66%	2.80%	2.57%*
	13	0.00%	1.29%	3.11%	3.17%	2.98%*
	14	0.00%	1.55%	3.53%	3.51%	3.49%*
	15	0.00%	1.84%	3.93%	3.84%
	16	0.00%	2.15%	4.32%	4.28%*
	17	0.01%	2.43%	4.71%	4.67%*
	18	0.03%	2.71%	5.07%	5.07%*
	19	0.08%	3.00%	5.43%	5.40%*
	20	0.15%	3.27%	5.76%	5.81%*
	21	0.26%	3.56%	6.07%	6.27%*
	22	0.42%	3.94%	6.37%	6.81%*
	23	0.58%	4.31%	6.65%	7.29%*
	24	0.68%	4.56%	6.90%	7.64%*
___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Cumulative Upgrade Prepayment History By Percentage of Dollar Amount(16)

		Origination Vintage
		2019	2020	2021	2022	2023	2024(2)
Months Since Origination	Aggregate Principal Balance of Master Trust Receivables originated ($)(14)	474,524,796	3,456,598,951	14,470,951,607	21,389,777,405	19,207,032,781	3,651,289,154
		%	%	%	%	%	%
	0	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	2	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%*
	3	0.00%	0.00%	0.00%	0.00%	0.00%
	4	0.00%	0.00%	0.01%	0.01%	0.00%*
	5	0.00%	0.00%	0.01%	0.01%	0.01%*
	6	0.00%	0.00%	0.02%	0.01%	0.01%*
	7	0.00%	0.00%	0.02%	0.02%	0.02%*
	8	0.00%	0.01%	0.04%	0.03%	0.03%*
	9	0.00%	0.01%	0.05%	0.04%	0.04%*
	10	0.00%	0.03%	0.08%	0.05%	0.05%*
	11	0.00%	0.10%	0.11%	0.07%	0.07%*
	12	0.00%	0.19%	0.18%	0.10%	0.09%*
	13	0.00%	0.27%	0.29%	0.16%	0.12%*
	14	0.00%	0.36%	0.38%	0.21%	0.17%*
	15	0.00%	0.44%	0.46%	0.26%
	16	0.00%	0.53%	0.53%	0.31%*
	17	0.00%	0.60%	0.60%	0.38%*
	18	0.00%	0.64%	0.66%	0.44%*
	19	0.01%	0.68%	0.71%	0.46%*
	20	0.01%	0.70%	0.76%	0.59%*
	21	0.02%	0.72%	0.80%	0.72%*
	22	0.02%	0.75%	0.83%	0.84%*
	23	0.02%	0.80%	0.85%	0.92%*
	24	0.03%	0.84%	0.87%	0.96%*
___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(17)(18)

2019

		End of Month Aggregate Principal Balance(19)	Delinquencies
			31-60 days(20)	61-90 days(20)	91-120 days(20)	121+ days(20)	>60 days Delinquent %(21)
Months Since Origination
	0	$471,378,634	$2,781,544	$82,727	$6,155	$4,300	0.02%
	1	461,578,363	3,035,377	68,790	3,146	1,294	0.02%
	2	442,427,036	6,549,529	68,552	1,750	2,683	0.02%
	3	423,059,899	7,046,294	242,938	3,588	2,666	0.06%
	4	403,853,244	8,525,135	864,220	58,622	3,162	0.23%
	5	384,659,405	8,806,444	1,881,189	345,621	37,331	0.59%
	6	365,430,696	8,341,213	2,752,438	1,110,600	273,518	1.13%
	7	346,306,161	6,566,041	2,338,414	1,106,909	469,381	1.13%
	8	327,221,244	5,113,959	1,448,320	799,824	334,154	0.79%
	9	308,114,150	4,525,221	928,663	558,261	297,214	0.58%
	10	288,883,924	4,175,665	685,400	270,964	168,172	0.39%
	11	269,874,383	3,905,909	585,596	216,355	75,775	0.33%
	12	250,666,701	4,010,767	599,977	181,417	88,546	0.35%
	13	231,372,123	3,633,596	554,002	175,732	83,531	0.35%
	14	212,493,745	3,328,815	519,158	132,303	87,481	0.35%
	15	192,750,506	2,805,013	404,677	116,051	64,248	0.30%
	16	173,251,622	2,156,060	313,017	81,854	53,123	0.26%
	17	153,831,850	1,741,179	215,680	45,362	40,116	0.20%
	18	134,221,055	1,479,807	161,007	15,009	25,834	0.15%
	19	114,502,924	1,311,721	181,585	6,340	16,718	0.18%
	20	94,757,374	1,078,038	165,511	25,515	16,521	0.22%
	21	74,972,301	919,356	136,785	24,257	20,627	0.24%
	22	55,200,381	764,012	126,349	26,704	27,248	0.33%
	23	35,847,888	597,456	115,596	31,104	31,177	0.50%
	24	18,190,771	487,644	93,455	30,366	38,284	0.89%

___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(17)(18)

2020

		End of Month Aggregate Principal Balance(19)	Delinquencies
			31-60 days(20)	61-90 days(20)	91-120 days(20)	121+ days(20)	>60 days Delinquent %(21)
Months Since Origination
	0	$3,421,621,492	$12,218,013	$1,082,565	$270,301	$84,701	0.04%
	1	3,355,632,059	13,160,953	586,737	89,758	31,193	0.02%
	2	3,224,780,593	28,260,999	1,093,787	93,073	19,261	0.04%
	3	3,086,767,064	30,140,290	2,943,947	322,252	31,512	0.11%
	4	2,949,322,822	22,688,180	3,362,546	849,543	95,441	0.15%
	5	2,814,022,355	18,623,211	2,324,807	814,547	265,878	0.12%
	6	2,677,194,817	17,587,103	1,741,358	322,619	229,512	0.09%
	7	2,538,610,043	17,887,564	2,330,707	353,258	95,512	0.11%
	8	2,399,391,742	17,778,825	3,077,736	843,538	246,650	0.17%
	9	2,259,737,365	16,877,697	3,192,705	1,166,416	477,661	0.21%
	10	2,118,235,140	15,367,002	3,389,203	1,291,009	694,570	0.25%
	11	1,974,048,808	14,487,133	3,373,841	1,498,522	936,250	0.29%
	12	1,829,368,296	13,637,445	3,242,387	1,461,735	1,122,392	0.32%
	13	1,685,329,037	12,664,353	3,360,583	1,522,857	1,108,120	0.36%
	14	1,544,533,699	11,534,685	3,144,715	1,618,203	1,231,634	0.39%
	15	1,400,732,490	10,789,292	2,899,030	1,575,629	1,195,112	0.40%
	16	1,257,559,367	9,496,127	2,663,726	1,486,629	1,152,842	0.42%
	17	1,116,567,931	8,841,830	2,333,755	1,389,590	1,089,526	0.43%
	18	977,217,224	8,565,647	2,165,690	1,208,893	1,006,121	0.45%
	19	839,807,611	7,945,582	2,117,241	1,174,544	998,433	0.51%
	20	703,465,763	7,060,293	2,034,357	1,192,203	948,418	0.59%
	21	568,520,807	6,174,772	1,776,787	1,199,540	885,501	0.68%
	22	433,485,938	5,069,207	1,705,600	1,014,721	867,462	0.83%
	23	302,981,614	4,281,648	1,432,154	935,221	686,042	1.01%
	24	187,298,656	3,303,452	1,253,365	829,069	586,548	1.42%

___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(17)(18)

2021

		End of Month Aggregate Principal Balance(19)	Delinquencies
			31-60 days(20)	61-90 days(20)	91-120 days(20)	121+ days(20)	>60 days Delinquent %(21)
Months Since Origination
	0	$14,341,206,733	$22,593,186	$1,860,487	$225,289	$206,247	0.02%
	1	14,050,096,367	26,158,751	869,148	290,339	33,874	0.01%
	2	13,492,075,595	74,716,126	3,191,637	340,987	72,927	0.03%
	3	12,930,973,124	101,255,092	12,995,392	1,459,376	155,219	0.11%
	4	12,370,968,030	95,310,791	24,700,142	6,589,571	694,579	0.26%
	5	11,801,097,269	96,782,089	27,545,944	13,169,590	2,701,802	0.37%
	6	11,225,516,534	95,893,419	31,271,058	13,855,381	5,976,971	0.46%
	7	10,646,364,338	94,456,995	32,299,885	16,496,659	7,520,182	0.53%
	8	10,064,633,947	93,267,341	32,800,038	17,659,851	9,337,614	0.59%
	9	9,478,380,161	91,447,975	32,193,252	17,928,930	9,991,222	0.63%
	10	8,890,817,378	88,073,853	32,664,894	17,949,867	10,386,043	0.69%
	11	8,303,935,503	83,440,809	32,089,043	17,511,336	10,203,527	0.72%
	12	7,710,208,489	78,566,335	29,157,287	16,696,731	9,897,273	0.72%
	13	7,117,715,761	74,313,287	26,337,552	15,870,616	9,482,582	0.73%
	14	6,538,155,333	68,759,104	24,671,767	14,802,238	8,949,382	0.74%
	15	5,963,134,159	61,782,318	22,618,253	13,700,232	8,341,992	0.75%
	16	5,400,905,186	56,842,454	20,538,790	12,492,973	7,785,956	0.76%
	17	4,842,960,136	50,975,779	18,632,494	11,278,821	7,072,136	0.76%
	18	4,296,752,182	45,600,719	16,859,143	10,212,131	6,420,491	0.78%
	19	3,760,993,832	40,736,579	15,117,826	9,254,264	5,683,930	0.80%
	20	3,237,262,345	35,949,155	13,428,044	8,208,938	5,145,358	0.83%
	21	2,725,963,562	31,621,056	11,833,266	7,347,943	4,771,216	0.88%
	22	2,225,575,337	26,912,054	10,208,795	6,432,197	4,296,310	0.94%
	23	1,742,100,496	21,962,013	8,825,949	5,638,527	3,928,880	1.06%
	24	1,294,792,156	18,016,582	7,364,301	4,791,529	3,619,293	1.22%

___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(17)(18)

2022

		End of Month Aggregate Principal Balance(19)	Delinquencies
			31-60 days(20)	61-90 days(20)	91-120 days(20)	121+ days(20)	>60 days Delinquent %(21)
Months Since Origination
	0	$21,322,955,297	$31,870,822	$2,008,409	$531,802	$242,797	0.01%
	1	20,887,815,589	42,915,866	1,507,176	185,747	146,835	0.01%
	2	20,234,395,515	122,948,565	6,358,572	461,944	310,137	0.04%
	3	19,584,027,007	177,860,820	28,695,139	2,990,232	661,465	0.17%
	4	18,935,386,599	168,725,029	56,908,723	16,352,694	2,091,954	0.40%
	5	18,269,006,691	165,481,284	61,745,200	33,412,390	8,858,479	0.57%
	6	17,585,478,867	158,974,542	63,110,554	34,306,625	17,839,484	0.66%
	7	16,894,702,506	151,535,895	60,976,951	35,499,033	19,715,085	0.69%
	8	16,203,616,184	144,821,145	57,489,107	34,281,938	19,670,247	0.69%
	9	15,514,065,883	137,580,679	54,539,365	32,188,251	18,895,253	0.68%
	10	14,828,120,041	130,641,310	50,951,556	30,690,003	17,822,556	0.67%
	11	14,146,260,362	121,788,996	47,702,152	28,698,088	17,761,110	0.67%
	12	13,461,466,372	112,369,820	44,114,438	26,472,714	17,108,088	0.65%
	13	12,776,811,989	108,654,545	41,108,207	24,446,684	16,075,867	0.64%
	14	12,100,983,688	101,460,398	39,209,217	22,710,018	15,114,038	0.64%
	15	11,436,958,544	95,888,513	36,745,483	21,531,109	14,315,145	0.63%
	16	9,508,113,320	79,561,589	31,943,466	18,049,760	11,799,745	0.65%
	17	8,075,213,912	67,158,184	26,216,560	15,284,527	10,206,228	0.64%
	18	6,638,682,639	56,417,864	21,568,677	12,969,908	8,618,463	0.65%
	19	5,308,447,048	46,020,013	17,670,272	10,174,043	7,167,810	0.66%
	20	4,356,252,278	37,803,834	14,300,370	8,507,672	5,935,125	0.66%
	21	3,391,621,313	30,259,259	11,535,571	6,796,846	4,802,358	0.68%
	22	2,400,605,496	22,725,486	8,631,024	5,364,091	3,749,189	0.74%
	23	1,593,802,920	16,350,800	6,298,522	3,768,738	2,979,192	0.82%
	24	983,443,273	9,837,240	3,962,039	2,622,453	2,099,742	0.88%

___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(17)(18)

2023

		End of Month Aggregate Principal Balance(19)	Delinquencies
			31-60 days(20)	61-90 days(20)	91-120 days(20)	121+ days(20)	>60 days Delinquent %(21)
Months Since Origination
	0	$19,178,975,126	$25,685,932	$1,319,247	$113,457	$122,312	0.01%
	1	18,779,823,130	35,672,833	911,903	101,800	81,113	0.01%
	2	18,204,328,890	100,994,740	4,995,084	354,011	223,412	0.03%
	3	17,641,719,139	165,434,111	26,658,631	2,872,083	595,674	0.17%
	4	15,153,597,294	147,528,026	55,919,318	15,179,657	1,948,381	0.48%
	5	12,989,559,903	129,873,770	57,046,701	31,434,930	7,583,695	0.74%
	6	10,910,956,101	108,791,839	51,898,047	29,521,063	14,934,426	0.88%
	7	9,044,424,475	91,309,994	42,912,457	26,231,079	15,311,138	0.93%
	8	7,659,915,647	75,490,828	34,654,049	22,501,055	13,419,354	0.92%
	9	6,392,814,807	62,548,593	28,015,189	17,948,158	11,752,178	0.90%
	10	5,130,465,695	49,681,845	22,308,445	14,031,467	9,434,283	0.89%
	11	3,989,015,691	38,040,482	17,053,875	10,668,384	7,440,390	0.88%
	12	2,965,948,085	26,276,078	12,184,091	7,750,260	5,494,964	0.86%
	13	1,762,177,993	14,960,008	6,823,435	4,650,470	3,542,424	0.85%
	14	812,916,897	7,053,277	3,064,448	1,983,842	1,646,001	0.82%
	15
	16
	17
	18
	19
	20
	21
	22
	23
	24

___________________
See page A-1 for footnotes.

Master Trust Receivable Static Pool Delinquency Categorization By Dollar Amount for Yearly Origination Pools(17)(18)

2024

		End of Month Aggregate Principal Balance(19)	Delinquencies
			31-60 days(20)	61-90 days(20)	91-120 days(20)	121+ days(20)	>60 days Delinquent %(21)
Months Since Origination
	0	$3,644,085,606	$4,557,877	$193,242	$24,394	$30,398	0.01%
	1	2,463,598,882	4,001,840	97,559	18,264	252,521	0.01%
	2	1,177,034,895	5,328,661	281,224	32,042	18,012	0.03%
	3
	4
	5
	6
	7
	8
	9
	10
	11
	12
	13
	14
	15
	16
	17
	18
	19
	20
	21
	22
	23
	24

___________________
See page A-1 for footnotes.

Annex B
Other Group 1 Series Outstanding

Series 2021-2 Asset Backed Notes

Closing Date: November 4, 2021

Notes	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$1,246,700,000	0.99%	30/360	October 21, 2024	April 20, 2028
Class B notes	$76,300,000	1.28%	30/360	October 21, 2024	April 20, 2028
Class C notes	$77,000,000	1.38%	30/360	October 21, 2024	April 20, 2028
Total	$1,400,000,000

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $15,555,555.56 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2021-2 Required Overcollateralization Percentage: 10.00%.

Defined terms used on this Annex B with respect to the Series 2021-2 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2021-2 prospectus dated October 28, 2021.

Loan Series 2021-A

Initial Closing Date: December 16, 2021

Renewal Date: December 12, 2023

Loan Principal Balance as of Renewal Date: $4,500,000,000.00

Loan Series 2021-A Facility Limit as of Renewal Date: $4,500,000,000.00

Required Reserve/LC Amount: with respect to any date of determination (i) during the Loan Series 2021-A Revolving Period, an amount equal to the product of (a) 1.00%  and (b) the Series Invested Amount on such date of determination and (ii) during the Loan Series 2021-A Amortization Period, an amount equal to the amount on deposit in the Loan Series 2021-A Reserve Account as of the immediately preceding Loan Series 2021-A Payment Date, after giving effect to all deposits into and withdrawals from the Loan Series 2021-A Reserve Account on such immediately preceding Loan Series 2021-A Payment Date.

Loan Series 2021-A Required Overcollateralization Percentage as of Renewal Date: 8.75%.

Defined terms used on this Annex B with respect to Loan Series 2021-A and not otherwise defined on this Annex B have the definitions ascribed to them in the Loan Agreement for Loan Series 2021-A dated December 16, 2021, as amended.

Loan Series 2021-B

Initial Closing Date: December 16, 2021

Renewal Date: December 12, 2023

Loan Principal Balance as of Renewal Date: $3,975,000,000.00

Loan Series 2021-B Facility Limit as of Renewal Date: $3,975,000,000.00

Required Reserve/LC Amount: with respect to any date of determination (i) during the Loan Series 2021-B Revolving Period, an amount equal to the product of (a) 1.00%  and (b) the Series Invested Amount on such date of determination and (ii) during the Loan Series 2021-B Amortization Period, an amount equal to the amount on deposit in the Loan Series 2021-B Reserve Account as of the immediately preceding Loan Series 2021-B Payment Date, after giving effect to all deposits into and withdrawals from the Loan Series 2021-B Reserve Account on such immediately preceding Loan Series 2021-B Payment Date.

Loan Series 2021-B Required Overcollateralization Percentage as of Renewal Date: 8.75%.

Defined terms used on this Annex B with respect to Loan Series 2021-B and not otherwise defined on this Annex B have the definitions ascribed to them in the Loan Agreement for Loan Series 2021-B dated December 16, 2021, as amended.

Series 2022-2 Asset Backed Notes

Closing Date: January 25, 2022

Notes	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$710,100,000	1.53%	30/360	January 21, 2025	July 20, 2028
Class B notes	$57,000,000	1.83%	30/360	January 21, 2025	July 20, 2028
Class C notes	$32,900,000	2.01%	30/360	January 21, 2025	July 20, 2028
Total	$800,000,000

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $8,767,123.29 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2022-2 Required Overcollateralization Percentage: 8.75%.

Defined terms used on this Annex B with respect to the Series 2022-2 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2022-2 prospectus dated January 19, 2022.

Series 2022-4 Asset Backed Notes

Closing Date: May 25, 2022

Notes	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$488,200,000	3.40%	30/360	May 20, 2025	November 20, 2028
Class B notes	$42,100,000	3.64%	30/360	May 20, 2025	November 20, 2028
Class C notes	$19,700,000	3.89%	30/360	May 20, 2025	November 20, 2028
Total	$550,000,000

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $6,027,397.26 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2022-4 Required Overcollateralization Percentage: 8.75%.

Defined terms used on this Annex B with respect to the Series 2022-4 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2022-4 prospectus dated May 19, 2022.

Series 2022-6 Asset Backed Notes

Closing Date: August 11, 2022

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$479,240,000	3.67%	30/360	July 21, 2025	January 22, 2029
Class B notes	$41,430,000	3.91%	30/360	July 21, 2025	January 22, 2029
Class C notes	$19,250,000	4.16%	30/360	July 21, 2025	January 22, 2029
Total	$539,920,000
____________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes and the Class C Notes.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $5,916,931.51 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2022-6 Required Overcollateralization Percentage: 8.75%.

Defined terms used on this Annex B with respect to the Series 2022-6 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2022-6 prospectus dated August 2, 2022.

Series 2022-7 Asset Backed Notes

Closing Date: November 23, 2022

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$623,707,000	5.23%	30/360	November 20, 2024	November 22, 2027
Class A-1b notes	$267,303,000	Compounded SOFR + 0.85%(2)	Actual/360	November 20, 2024	November 22, 2027
Class B notes	$68,120,000	5.48%	30/360	November 20, 2024	November 22, 2027
Class C notes	$40,870,000	5.72%	30/360	November 20, 2024	November 22, 2027
Total	$1,000,000,000
____________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes.

(2)  The Class A-1b notes accrue interest at a floating rate based on a spread over a benchmark, which initially is compounded SOFR. However, the benchmark may change in certain situations, as described in the VZMT 2022-7 prospectus.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $10,899,182.56 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2022-7 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2022-7 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2022-7 prospectus dated November 17, 2022.

Series 2023-1 Asset Backed Notes

Closing Date: January 26, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$891,010,000	4.49%	30/360	January 20, 2026	January 22, 2029
Class B notes	$68,120,000	4.74%	30/360	January 20, 2026	January 22, 2029
Class C notes	$40,870,000	4.98%	30/360	January 20, 2026	January 22, 2029
Total	$1,000,000,000
__________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $10,899,182.56 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-1 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-1 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-1 prospectus dated January 20, 2023.

Series 2023-2 Asset Backed Notes

Closing Date: April 25, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$891,010,000	4.89%	30/360	April 21, 2025	April 13, 2028
Class B notes	$68,120,000	5.13%	30/360	April 21, 2025	April 13, 2028
Class C notes	$40,870,000	5.38%	30/360	April 21, 2025	April 13, 2028
Total	$1,000,000,000
__________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $10,899,182.56 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-2 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-2 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-2 prospectus dated April 18, 2023.

Series 2023-3 Asset Backed Notes

Closing Date: April 25, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$267,300,000	4.73%	30/360	April 20, 2028	April 21, 2031
Class B notes	$20,440,000	4.97%	30/360	April 20, 2028	April 21, 2031
Class C notes	$12,260,000	5.22%	30/360	April 20, 2028	April 21, 2031
Total	$300,000,000
__________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $3,269,754.77 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-3 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-3 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-3 offering memorandum dated April 18, 2023.

Series 2023-4 Asset Backed Notes

Closing Date: June 30, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$537,800,000	5.16%	30/360	June 22, 2026	June 20, 2029
Class A-1b notes	$175,000,000	Compounded SOFR + 0.85%(2)	Actual/360	June 22, 2026	June 20, 2029
Class B notes	$54,500,000	5.40%	30/360	June 22, 2026	June 20, 2029
Class C notes	$32,700,000	5.65%	30/360	June 22, 2026	June 20, 2029
Total	$800,000,000
__________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes.

(2)  The Class A-1b notes accrue interest at a floating rate based on a spread over a benchmark, which initially is compounded SOFR. However, the benchmark may change in certain situations, as described in the VZMT 2023-4 prospectus.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $8,719,346.05 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-4 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-4 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-4 prospectus dated June 27, 2023.

Series 2023-5 Asset Backed Notes

Closing Date: September 20, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$265,070,000	5.61%	30/360	September 22, 2025	September 8, 2028
Class A-1b notes	$113,600,000	Compounded SOFR + 0.68%(2)	Actual/360	September 22, 2025	September 8, 2028
Class B notes	$28,950,000	5.85%	30/360	September 22, 2025	September 8, 2028
Class C notes	$17,380,000	6.09%	30/360	September 22, 2025	September 8, 2028
Total	$425,000,000
__________________
(1)  The Depositor or one or more of its affiliates initially retained the Class B Notes.

(2)  The Class A-1b notes accrue interest at a floating rate based on a spread over a benchmark, which initially is compounded SOFR. However, the benchmark may change in certain situations, as described in the VZMT 2023-5 prospectus.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $4,632,152.59 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-5 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-5 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-5 prospectus dated September 12, 2023.

Series 2023-6 Asset Backed Notes

Closing Date: September 20, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$556,880,000	5.35%	30/360	September 20, 2028	September 22, 2031
Class B notes	$42,580,000	5.59%	30/360	September 20, 2028	September 22, 2031
Class C notes	$25,540,000	5.84%	30/360	September 20, 2028	September 22, 2031
Total	$625,000,000
__________________
(1)     The Depositor or one or more of its affiliates initially retained the Class B Notes and the Class C Notes.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $6,811,989.10 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-6 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-6 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-6 offering memorandum dated September 12, 2023.

Series 2023-7 Asset Backed Notes

Closing Date: November 20, 2023

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$434,610,000	5.67%	30/360	November 20, 2026	November 20, 2029
Class A-1b notes	$100,000,000	Compounded SOFR + 0.95%(2)	Actual/360	November 20, 2026	November 20, 2029
Class B notes	$40,870,000	5.96%	30/360	November 20, 2026	November 20, 2029
Class C notes	$24,520,000	6.21%	30/360	November 20, 2026	November 20, 2029
Total	$600,000,000
__________________
(1)  The Depositor or one or more of its affiliates initially retained the Class C Notes.

(2)  The Class A-1b notes accrue interest at a floating rate based on a spread over a benchmark, which initially is compounded SOFR. However, the benchmark may change in certain situations, as described in the VZMT 2023-7 prospectus.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $6,539,509.54 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2023-7 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2023-7 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2023-7 prospectus dated November 9, 2023.

Series 2024-1 Asset Backed Notes

Closing Date: January 18, 2024

Notes(1)	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$835,260,000	5.00%	30/360	December 22, 2025	December 20, 2028
Class A-1b notes	$278,500,000	Compounded SOFR + 0.65%(2)	Actual/360	December 22, 2025	December 20, 2028
Class B notes	$85,150,000	5.24%	30/360	December 22, 2025	December 20, 2028
Class C notes	$51,090,000	5.49%	30/360	December 22, 2025	December 20, 2028
Total	$1,250,000,000
__________________
(1)     The Depositor or one or more of its affiliates initially retained the Class B Notes.

(2)  The Class A-1b notes accrue interest at a floating rate based on a spread over a benchmark, which initially is compounded SOFR. However, the benchmark may change in certain situations, as described in the VZMT 2024-1 prospectus.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $13,623,978.20 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2024-1 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2024-1 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2024-1 prospectus dated January 9, 2024.

Series 2024-2 Asset Backed Notes

Closing Date: January 18, 2024

Notes	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$668,260,000	4.83%	30/360	December 20, 2028	December 22, 2031
Class B notes	$51,090,000	5.08%	30/360	December 20, 2028	December 22, 2031
Class C notes	$30,650,000	5.32%	30/360	December 20, 2028	December 22, 2031
Total	$750,000,000

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $8,174,386.92 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2024-2 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2024-2 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2024-2 offering memorandum dated January 9, 2024.

Series 2024-3 Asset Backed Notes

Closing Date: April 23, 2024

Notes	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A-1a notes	$604,635,000	5.34%	30/360	April 20, 2027	April 22, 2030
Class A-1b notes	$175,000,000	Compounded SOFR + 0.58%(1)	Actual/360	April 20, 2027	April 22, 2030
Class B notes	$59,605,000	5.54%	30/360	April 20, 2027	April 22, 2030
Class C notes	$35,760,000	5.73%	30/360	April 20, 2027	April 22, 2030
Total	$875,000,000
__________________
(1)     The Class A-1b notes accrue interest at a floating rate based on a spread over a benchmark, which initially is compounded SOFR. However, the benchmark may change in certain situations, as described in the VZMT 2024-3 prospectus.

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $9,536,784.74 (which is approximately 1.00% of the Series Invested Amount as of the Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2024-3 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2024-3 Asset Backed Notes and not otherwise defined on this Annex B have the definitions ascribed to them in the VZMT 2024-3 prospectus dated April 16, 2024.

Series 2024-5 Asset Backed Notes

Expected Closing Date: On or about June 28, 2024

Notes	Initial Note Balance	Interest Rate	Accrual Method	Anticipated Redemption Date	Final Maturity Date
Class A notes	$512,329,000	5.00%	30/360	June 20, 2029	June 21, 2032
Class B notes	$39,169,000	5.25%	30/360	June 20, 2029	June 21, 2032
Class C notes	$23,502,000	5.49%	30/360	June 20, 2029	June 21, 2032
Total	$575,000,000

Required Reserve Amount: with respect to any Payment Date (i) during the Revolving Period, an amount equal to $6,267,029.97 (which is approximately 1.00% of the Series Invested Amount as of the Expected Closing Date) and (ii) during the Amortization Period, an amount equal to the amount on deposit in the Reserve Account as of the immediately preceding Payment Date, after giving effect to all deposits into and withdrawals from the Reserve Account on such immediately preceding Payment Date.

Series 2024-5 Required Overcollateralization Percentage: 8.25%.

Defined terms used on this Annex B with respect to the Series 2024-5 Asset Backed Notes and not otherwise defined on this Annex B will have the definitions ascribed to them in the VZMT 2024-5 offering memorandum.

You should rely only on the information contained in or incorporated by reference into this prospectus.  Cellco has not authorized anyone to give you different information.  You should not rely on the accuracy of the information in this prospectus for any date other than as of the date stated on the front cover of this prospectus.  Cellco is not offering the Notes in any jurisdiction where their offer is not permitted.

Dealer prospectus delivery obligation.  Until ninety (90) days following the date of this prospectus, all dealers that effect transactions in these Notes, whether or not participating in the offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

________________

Verizon ABS II LLC
Depositor

Cellco Partnership d/b/a
Verizon Wireless
Sponsor and Servicer

PROSPECTUS
________________

JOINT BOOKRUNNERS

Citigroup
Barclays
BNP PARIBAS
Truist Securities

CO-MANAGERS

Academy Securities
AmeriVet Securities
R. Seelaus & Co., LLC
Scotiabank
SOCIETE GENERALE

Verizon Master Trust

Series 2024-4 Asset-Backed Notes

$288,686,000
Class A-1a 5.21%
Asset Backed Notes

$245,918,000
Class A-1b Compounded SOFR + 0.55%
Asset Backed Notes

$40,872,000
Class B 5.40%
Asset Backed Notes

$24,524,000
Class C 5.60%
Asset Backed Notes